Filed Pursuant to Rule 424(b)(3)

Registration No. 333-285896
PROSPECTUS
LINCOLN BAIN CAPITAL TOTAL CREDIT FUND
SHARES OF BENEFICIAL INTEREST
Class A Shares
Class D Shares
Class I Shares
Class IS Shares
September 15, 2025

Lincoln Bain Capital Total Credit Fund (the “Fund”) is a newly organized Delaware statutory trust that is registered under the Investment Company Act of 1940, as amended (the “1940 Act”), as a non-diversified,
closed-end
management investment company that is operated as an interval fund. The Fund is offering through this Prospectus four separate classes of shares of beneficial interest (“Shares”) designated as Class A (“Class A Shares”), Class D (“Class D Shares”), Class I (“Class I Shares”), and Class IS (“Class IS Shares”). The Fund’s investment adviser is Lincoln Financial Investments Corporation (the “Adviser” or “Lincoln”) and the Fund’s
sub-adviser
is BCSF Advisors, LP (the
“Sub-Adviser”
or “Bain” and together with the Adviser, the “Advisers”).
Investment Objective
. The Fund’s investment objective is to seek high risk-adjusted returns across various market cycles with a focus on current income. There can be no assurance that the Fund will achieve its investment objective.
Interval Fund.
The Fund is designed primarily for long-term investors and not as a trading vehicle. The Fund is an “interval fund” (discussed below) pursuant to which it, subject to applicable law, will conduct quarterly repurchase offers for between 5% and 25% of the Fund’s outstanding Shares at net asset value (“NAV”). Under normal market conditions, the Fund currently intends to offer to repurchase 5% of its outstanding Shares at NAV on a quarterly basis. In connection with any given repurchase offer, it is possible that a repurchase offer may be oversubscribed, with the result that Fund shareholders (“Shareholders”) may only be able to have a portion of their Shares repurchased. The Fund does not currently intend to list its Shares for trading on any national securities exchange. The Shares are, therefore, not readily marketable. Even though the Fund will make quarterly repurchase offers to repurchase a portion of the Shares to try to provide liquidity to Shareholders, you should consider the Shares to have limited liquidity. See “
Types of Investments and Related Risks—Other Risks Relating to the Fund—
Closed-end
Interval Fund; Liquidity Risks
” and “
Types of Investments and Related Risks—Other Risks Relating to the Fund—
Repurchase Offers Risks
” beginning on page 59 of this Prospectus.
The Fund’s Board of Trustees (the “Board”) will establish the deadline by which the Fund must receive repurchase requests in response to a repurchase offer. Quarterly repurchases will occur in the months of March, June, September, and December. Quarterly repurchase offers shall commence within two full calendar quarters after the effective date of the Registration Statement of which this Prospectus forms a part. Written notification of each quarterly repurchase offer (the “Repurchase Offer Notice”) will be sent to Shareholders at least 21 calendar days before the repurchase request deadline (
i.e.,
the date by which Shareholders must tender their Shares in response to a repurchase offer to be included in such repurchase) (the “Repurchase Request Deadline”); however, the Fund will seek to provide such Repurchase Offer Notice earlier but no more than 42 calendar days before the Repurchase Request Deadline. The NAV will be calculated on the repurchase pricing date, which will be no later than the 14th calendar day (or the next business day if the 14th calendar day is not a business day) after the Repurchase Request Deadline (the “Repurchase Pricing Date”). The Fund will distribute payment to Shareholders within seven calendar days after the Repurchase Pricing Date. See “
Share Repurchase Program
” beginning on page 9 of this Prospectus.

Principal Investment Strategies
. The Fund seeks to achieve its investment objective by primarily investing in a globally varied portfolio of liquid and illiquid credit investments. These investments may include, among other things, directly originated loans, secured and unsecured floating and fixed rate syndicated loans and securities, corporate bonds (both investment grade and below investment grade), debt and equity of collateralized loan obligations (“CLOs”) and other credit-focused vehicles, asset-backed securities, real estate loans, asset-based lending, specialty finance, opportunistic credit, other credit investments, equity co-investments,
credit-backed derivatives, exchange-traded funds (“ETFs”), and cash and cash equivalents. Under normal circumstances, credit investments will represent at least 80% of the Fund’s net assets, plus borrowings for investment purposes.
The Fund will seek to capitalize on investments across a number of different credit and income focused investment strategies pursued by the
Sub-Adviser.
These strategies seek to also capitalize on market inefficiencies and relative value opportunities throughout the entire global credit spectrum, including (i) corporate direct lending, (ii) asset based finance, including, but not limited to, lending with respect to real estate, transportation, aviation, infrastructure, power and royalty assets, CLO debt and equity and other asset-backed securities, (iii) opportunistic credit and (iv) liquid credit investments.
The Fund may invest a substantial portion of its assets in credit instruments that are rated below investment grade by credit rating agencies or that have no credit rating at all and would be rated below investment grade if they were rated. Credit instruments that are rated below investment grade (commonly referred to as “high yield” securities or “junk bonds”) are regarded as having predominantly speculative characteristics with respect to the issuer’s capacity to pay interest and repay principal. Because of the risks associated with investing in high yield securities, an investment in the Fund should be considered speculative.
Unlisted
Closed-End
Fund.
An investment in the Fund is subject to, among others, the following risks:

•
There is not expected to be any secondary trading market in the Shares. Thus, an investment in the Fund may not be suitable for investors who may need the money they invest within a specified timeframe. The Fund’s Shares should be viewed as a long-term investment within a multi-asset personal portfolio and should not be viewed individually as a complete investment program.

•
Shareholders should not expect to be able to sell their Shares in a secondary market transaction regardless of how the Fund performs. An investment in the Fund is considered to be of limited liquidity.

•
Unlike most
closed-end
funds, the Shares are not listed on any securities exchange. The Fund will provide limited liquidity through quarterly offers to repurchase a limited amount of the Fund’s Shares (at least 5%).

•
An investor may be charged a sales load of up to 3.00% on the amounts it invests in Class A Shares and 3.50% on the amounts it invests in Class D Shares. If you pay the maximum aggregate sales load of 3.50%, you must experience a total return on your net investment of 3.63% in order to recover these expenses.

•	There is no assurance that quarterly distributions paid by the Fund will be maintained at any targeted level or that distributions will be paid at all.

•
The Fund’s distributions may be funded from unlimited amounts of offering proceeds or borrowings, which may constitute a return of capital and reduce the amount of capital available to the Fund for investment. Any capital returned to Shareholders through distributions will be distributed after payment of fees and expenses, as well as any applicable sales load.

•
A return of capital to Shareholders is a return of a portion of their original investment in the Fund, and reduces the tax basis of their investment. As a result of such reduction in tax basis, Shareholders may be subject to tax in connection with the sale of Fund Shares, even if such Shares are sold at a loss relative to their original investment.

•
The Fund’s distributions may arise as a result of expense reimbursements provided by the Adviser, which are subject to repayment by the Fund. Shareholders should understand that any such distributions are not based on the Fund’s investment performance and can only be sustained if the Fund achieves positive investment performance in future periods and/or the Adviser continues to make such expense reimbursements. Shareholders should also understand that the Fund’s future repayments will reduce the distributions that a Shareholder would otherwise receive.

Investing in Shares involves a high degree of risk. See “Types of Investments and Related Risks” beginning on page 23 of this Prospectus and “Types of Investments and Related Risks—Risks Relating to Investment Strategies, Fund Investments, and the Fund’s Investment Program—
Use of Leverage: Risk of Borrowing by the Fund
” beginning on page 47 of this Prospectus.

The date of this Prospectus is September 15, 2025.

	Per Class A Share	Per Class D Share	Per Class I Share	Per Class IS Share	Total (1)
Public Offering Price	At current NAV, plus sales load	At current NAV, plus sales load	At current NAV	At current NAV	Unlimited
Sales Load (% of Offering Price) (1)	3.00%	3.50%	—	—	Up to 3.50%
Proceeds to the Fund (Before Expenses) (2)	Amount invested at current NAV	Amount invested at current NAV	Amount invested at current NAV	Amount invested at current NAV	Unlimited

(1)
Generally, the stated minimum initial investment by an investor in the Fund is $2,500 with respect to Class A and Class D Shares, $1,000,000 with respect to Class I Shares, and $25,000 with respect to Class IS Shares, which stated minimums may be reduced for certain investors. Investors purchasing Class A Shares may be charged a front-end
sales load of up to 3.00% of the investor’s purchase. Investors purchasing Class D Shares may be charged a front-end
sales load of up to 3.50% of the investor’s purchase. The table assumes the maximum sales load is charged. Class I and Class IS Shares are not subject to front-end
sales loads. While Class I Shares and Class IS Shares are not charged a front-end
sales load, if you purchase Class I Shares or Class IS Shares through certain Financial Intermediaries (as defined below), such Financial Intermediaries may directly charge you transaction or other fees in such amount as they may determine. Please consult your Financial Intermediary for additional information. See “
Purchase of Shares
and “
Plan of Distribution.”

(2)
The Adviser will also bear certain ongoing offering costs associated with the Fund’s continuous offering through August 1, 2027. Pursuant to an amended and restated expense limitation agreement (the “Expense Limitation Agreement”) between the Fund and the Adviser, the Fund will be obligated to reimburse the Adviser for any such payments, subject to certain limitations. See “
Fund Expenses
.”

Structure
. The Fund does not currently intend to list its Shares for trading on any securities exchange and does not expect any secondary market to develop for its Shares. Shareholders of the Fund are not able to have their Shares redeemed or otherwise sell their Shares on a daily basis because the Fund is an unlisted closed-end
fund. To provide some liquidity to Shareholders, the Fund is structured as an “interval fund” and conducts periodic repurchase offers for a portion of its outstanding Shares, as described below. An investment in the Fund is suitable only for long-term investors who can bear the risks associated with the limited liquidity of the Shares.
Adviser and
Sub-Adviser.
The investment adviser to the Fund is Lincoln. The
sub-adviser
to the Fund is Bain. The Adviser and the
Sub-Adviser
are each registered as an investment adviser with the U.S. Securities and

Exchange Commission (the “SEC”) under the Investment Advisers Act of 1940, as amended (the “Advisers Act”). The Adviser oversees the allocation of the Fund’s assets across strategies and the
Sub-Adviser
is responsible for selecting portfolio securities for the Fund.
Securities Offered.
The Fund is offering its Shares on a continuous basis. While Class I Shares and Class IS Shares are not charged a front-end
sales load, if you purchase Class I or Class IS Shares through certain Financial Intermediaries, such Financial Intermediaries may directly charge you transaction fees or other fees in such amount as they may determine. Please consult your Financial Intermediary for additional information. The minimum initial investment with respect to Class A and Class D Shares is $2,500 for all accounts. With respect to Class I Shares, the minimum initial investment is $1,000,000 for all accounts. The minimum initial investment with respect to Class IS Shares is $25,000 for all accounts. For all share classes, subsequent investments may be made with at least $500, except for purchases made pursuant to the Fund’s dividend reinvestment plan or as otherwise permitted by the Fund. The Fund reserves the right to waive investment minimums. Shares are being offered through Lincoln Financial Distributors, Inc. (the “Distributor”) at an offering price equal to the Fund’s then-current NAV per Share, plus any applicable sales load.
This Prospectus provides the information that a prospective investor should know about the Fund before investing. Investors are advised to read this Prospectus carefully and to retain it for future reference. Additional information about the Fund, including a statement of additional information about the Fund, dated September 15, 2025 (the “Statement of Additional Information”), has been filed with the SEC and is incorporated by reference in its entirety into this Prospectus. The Statement of Additional Information and the Fund’s annual and semi-annual reports and other information filed with the SEC, can be obtained upon request and without charge by writing to the Fund at Lincoln Bain Capital Total Credit Fund, 150 N. Radnor-Chester Road, Radnor, PA 19087, by calling toll-free
855-456-0067
or by visiting the Fund’s website at
h
.
t
.
t
.
p
.
s://www.lincolnfinancial.com/public/general/privatemarketfunds/funds.
Investors may request the Fund’s Statement of Additional Information, annual and semi-annual reports and other information about the Fund or make Shareholder inquiries by calling
855-456-0067.
The Statement of Additional Information, other material incorporated by reference into this Prospectus and other information about the Fund is also available on the SEC’s website at
h
.
t
.
t
.
p://www.sec.gov
. The address of the SEC’s website is provided solely for the information of prospective investors and is not intended to be an active link. The Adviser and the Fund rely on exemptive relief to, among other things, (i) designate multiple classes of Shares; (ii) impose on certain of the classes an early repurchase fee and schedule for waivers of such fee; and (iii) impose class specific annual asset-based distribution fees on the assets of the various classes of Shares to be used to pay for expenses incurred in fostering the distribution of the Shares of the particular class. The Fund, the Adviser and
Sub-Adviser
have sought exemptive relief to expand the Fund’s ability to co-invest
alongside affiliates in privately negotiated investments. Under the co-investment
exemptive relief, the Fund, the Adviser and the
Sub-Adviser
would be required to comply with certain conditions that would not otherwise apply. There can be no assurance that such co-investment
exemptive order will be obtained.
Shares are not deposits or obligations of, and are not guaranteed or endorsed by, any bank or other insured depository institution, and Shares are not insured by the Federal Deposit Insurance Corporation, the Board of Governors of the Federal Reserve System or any other government agency.
Neither the SEC nor any state securities commission has approved or disapproved these securities or determined if this Prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

SUMMARY OF TERMS
This is only a summary and does not contain all of the information that a prospective investor should consider before investing in the Fund. Before investing, a prospective investor in the Fund should carefully read the more detailed information appearing elsewhere in this Prospectus and the Statement of Additional Information.

THE FUND	The Fund is a newly organized Delaware statutory trust that is registered under the 1940 Act as a non-diversified,
closed-end
management investment company. The Fund is operated as an “interval fund” (as described below).

The Fund offers four separate classes of Shares designated as Class A Shares, Class D Shares, Class I Shares, and Class IS Shares, all of which are offered by this Prospectus. The Fund may offer additional classes of Shares in the future.

THE ADVISER	Lincoln Financial Investments Corporation (“Lincoln”) serves as the Fund’s investment adviser. The Adviser is registered as an investment adviser with the SEC under the Advisers Act.

THE SUB-ADVISER	BCSF Advisors, LP (the
“Sub-Adviser”
or “Bain” and together with the Adviser, the “Advisers”) serves as the Fund’s sub-adviser.
The
Sub-Adviser
is registered as an investment adviser with the SEC under the Advisers Act.

Under a resource sharing agreement (the “Resource Sharing Agreement”) between the
Sub-Adviser
and Bain Capital Credit, LP (“Bain Capital Credit”), Bain Capital Credit provides the
Sub-Adviser
with experienced investment professionals (including the Portfolio Managers) and access to the resources of Bain Capital Credit. These resources and personnel enable the
Sub-Adviser
to fulfill its obligations under the
Sub-Advisory
Agreement. Through the Resource Sharing Agreement, the
Sub-Adviser
intends to capitalize on the significant deal origination, credit underwriting, due diligence, investment structuring, execution, portfolio management and monitoring experience of Bain Capital Credit’s investment professionals. See “
Risk Factors—Risks Relating to Our Business and Structure
—
Types of Investments and Related Risks—Other Risks Relating to the Fund
–
Dependence Upon Key Personnel of Bain Capital Credit and the
Sub-Adviser
” below.

INVESTMENT OBJECTIVE	The Fund’s investment objective is to seek high risk-adjusted returns across various market cycles with a focus on current income. There can be no assurance that the Fund will achieve its investment objective.

INVESTMENT OPPORTUNITIES AND STRATEGIES
The Fund seeks to achieve its investment objective by primarily investing in a globally varied portfolio of liquid and illiquid credit investments. These investments may include, among other things, directly originated loans, secured and unsecured floating and fixed rate syndicated loans and securities, corporate bonds (both investment grade and below investment grade), debt and equity of collateralized loan obligations (“CLOs”) and other credit focused vehicles, asset-backed securities, real estate loans, asset-based lending, specialty finance, opportunistic credit, other credit investments, equity co-investments,
credit-backed derivatives, exchange-traded funds (“ETFs”), and cash and cash equivalents. Under normal circumstances, at least 80% of the Fund’s portfolio, including borrowings for investment purposes, will represent credit investments.

The Fund will seek to capitalize on investments across a number of different credit and income focused investment strategies pursued by the
Sub-Adviser.
These strategies seek to also capitalize on market inefficiencies and relative value opportunities throughout the entire global credit spectrum.

The Fund targets a wide range of investment opportunities, and will focus primarily on the following investment types:

Corporate Direct Lending
. The Fund expects to invest in loans to middle market companies. The term “middle market” refers to companies with between $10.0 million and $150.0 million in annual earnings before interest, taxes, depreciation and amortization (“EBITDA”). However, the Fund may, from time to time, invest in larger or smaller companies. These investments will include senior secured floating-rate loans, as well as junior capital opportunities, such as second-lien loans, mezzanine debt and preferred equity, among others.

Asset Based Finance
. The Fund expects to invest in asset-based finance, including, but not limited to, lending with respect to real estate, transportation, aviation, infrastructure, power and royalty assets, CLO debt and equity and other asset-backed securities. Asset-backed securities include, but are not limited to, residential mortgage-backed securities, commercial real estate-backed securities, collateralized mortgage obligations, aircraft leasing transactions and infrastructure transactions. Asset based finance may also include, among other things, significant risk transfers and loans and related debt instruments supported by consumer finance (such as loans or debt securities backed by credit card receivables or residential real estate loans), fund finance, or commercial finance (such as equipment leasing).

Opportunistic Credit
. The Fund expects to invest in opportunistic credit investments, including mispriced assets during periods of market dislocation, the debt of distressed or stressed companies that may require a restructuring, and other distressed or stressed credit opportunities, which may include rescue financings, capital solution investments (including via equity investments) and debtor-in-possession (“DIP”) financing. Distressed debt opportunities are generally less liquid and trade at substantial discounts to par.

More Liquid Investments
. The Fund expects to invest in syndicated bank loans, high-yield debt, exchange-traded funds, cash and cash equivalents. Syndicated bank loans, or leveraged loans, typically pay a floating rate of interest. Loans may be senior or subordinated and are generally secured by collateral of the issuer. High-yield bonds are corporate bonds rated below investment-grade. These investments may be secured or unsecured and typically pay fixed cash interest. The Fund may also invest in equity or equity-like securities (including, without limitation, preferred and common stock, publicly listed and privately placed equity, warrants and convertibles), as well as derivatives and hedges.

LEVERAGE	The Fund expects to borrow money in connection with its investment activities—
i.e.
, the Fund expects to utilize leverage. The Fund may use leverage opportunistically and may choose to increase or decrease its leverage, or use different types or combinations of leveraging instruments, at any time based on the Fund’s assessment of market conditions and the investment environment. There can be no assurance that the Fund will use leverage or that its leveraging strategy will be successful during any period in which it is employed. The Fund will be limited in its ability to borrow (or guarantee other obligations) by the 1940 Act requirement that a registered investment company must satisfy an “asset coverage” requirement of 300% of its indebtedness (or 200% with respect to preferred equity), including amounts borrowed, measured at the time the investment company incurs the indebtedness. This requirement means that the value of the investment company’s total indebtedness may not exceed 33% the value of its total assets (including the indebtedness) and the combined value of preferred stock and indebtedness may not exceed 50%. The Fund currently expects to employ leverage representing approximately
20-33%
of the Fund’s total assets.

BOARD OF TRUSTEES	The Board, including a majority of the members of the Board (each, a “Trustee”) that are considered independent and are not “interested persons” (as defined in the 1940 Act) of the Fund, the Adviser or the
Sub-Adviser
(collectively, the “Independent Trustees”), oversees the Fund’s management and operations. See “
Management of the Fund
.”

INVESTMENT MANAGEMENT FEE AND INCENTIVE FEE
Investment Management Fee.
Pursuant to the investment management agreement, dated as of February 28, 2025 (the “Investment Management Agreement”), by and between the Fund and the Adviser, and in consideration of the advisory services provided by the Adviser to the Fund, the Adviser is entitled to an investment management fee (the “Investment Management Fee”) measured as of the end of each month at an annual rate of 1.00% of the Fund’s gross assets (i.e., gross of fund leverage). The Investment Management Fee is payable monthly in arrears based on the average daily value of the Fund’s gross assets. The Investment Management Fee and Incentive Fee (as defined below) paid to the Adviser will be paid out of the Fund’s assets. The Investment Management Fee is paid before giving effect to any repurchase of Shares in the Fund effective as of that date and will decrease the net profits or increase the net losses of the Fund.

Incentive Fee.
Pursuant to the Investment Management Agreement, and in further consideration of the advisory services provided by the Adviser to the Fund, the Adviser is entitled to an incentive fee, calculated and payable quarterly in arrears, of 15% of the Fund’s
“Pre-Incentive
Fee Net Investment Income” for the immediately preceding quarter for each class of Shares, subject to a preferred return, or “hurdle,” of 1.50% of NAV (6.00% annualized) and a
“catch-up”
feature (the “Incentive Fee”). For this purpose,
“Pre-Incentive
Fee Net Investment Income” means each Share class’s allocable share of (a) interest income, dividend income and any other income accrued during the fiscal quarter, minus (b) each Share class’s operating expenses for the quarter and the distribution and/or shareholder servicing fees (if any) applicable to each share class accrued during the fiscal quarter. See “
Investment Management Fee and Incentive Fee
.”

Sub-Advisory Fee

In addition, pursuant to the
sub-advisory
agreement between the Adviser and Bain (the
“Sub-Advisory
Agreement”), the Adviser pays Bain 50% of the aggregate amount of the Investment Management Fee and Incentive Fee (the
“Sub-Advisory
Fee”) monthly or quarterly, respectively, in arrears based upon the Fund’s Investment Management Fee and Incentive Fee. The
Sub-Advisory
Fee will be paid by the Adviser out of the Investment Management Fee and Incentive Fee.

The Fund, the Adviser and its affiliates may share facilities common to each, which may include, without limitation, legal and accounting personnel, with appropriate proration of expenses between them. The
Sub-Adviser
or one or more of its affiliates is obligated to pay all expenses incurred by the
Sub-Adviser
in connection with its services under the
Sub-Advisory
Agreement.

The Board will periodically review the Investment Management Agreement and
Sub-Advisory
Agreement to determine, among other things, whether the fees payable under such agreements are reasonable in light of the services provided. If the
Sub-Advisory
Agreement is not continued by the Board or is terminated by the Board or the Adviser, the Investment Management Agreement shall be terminated at the time the
Sub-Advisory
Agreement is terminated.

The Adviser and the Fund have entered into the Expense Limitation Agreement under which the Adviser has agreed contractually to pay, absorb or reimburse certain expenses of the Fund to limit the Fund’s operating expenses (with the exclusions set forth below, the “Operating Expenses”), calculated and reimbursed on a
Class-by-Class
basis in respect of each of Class A, Class D, Class I, and Class IS with the exception of (i) interest, taxes, dividends tied to short sales, and brokerage commissions; (ii) underlying fund fees and expenses; (iii) other expenses attributable to, and incurred as a result of, the Fund’s investments; (iv) Incentive Fees; and (v) extraordinary expenses (including litigation expenses) not incurred in the ordinary course of the Fund’s business (as determined in the discretion of the Adviser), to no more than 2.85%, 2.50%, 2.00%, and 2.25% for Class A, Class D, Class I, and Class IS Shares, respectively, on an annualized basis, of the Fund’s average daily net assets (the “Operating Expense Limit”). In consideration of the Adviser’s agreement to reimburse certain of the Fund’s expenses, the Fund has agreed to repay the Adviser in the amount of any Fund expenses reimbursed in respect of each of Class A, Class D, Class I, and Class IS subject to the limitation that a reimbursement (a “Reimbursement Amount”) will be made only if and to the extent that the Fund is able to effect such payments to the Adviser and remain in compliance with: (i) the Operating Expense Limit in effect at the time the waiver or payment of the Reimbursement Amount occurred and (ii) the Operating Expense Limit in effect at the time such reimbursement is sought. The Expense Limitation Agreement will remain in effect through August 1, 2027, unless and until the Board approves its modification or termination. Thereafter, the Expense Limitation Agreement shall renew automatically for one year terms unless the Adviser provides written notice of termination of the Agreement to the Fund at least ten (10) days prior to the end of the then current term. See “
Fund Expenses—Expense Limitation Agreement
” for additional information.

ADMINISTRATION EXPENSES	Pursuant to an amended and restated administration agreement (the “Administration Agreement”) between the Fund and The Lincoln National Life Insurance Company (the “Administrator”), the Administrator provides or procures administrative, support, shareholder and corporate-level services on behalf of the Fund.

The Administrator is reimbursed for its costs to provide or procure the administrative and support services and is paid a fee for shareholder services and corporate-level services. The Administration Agreement may be terminated by either party without penalty upon 60 days’ written notice to the other party.

DISTRIBUTIONS	The Fund’s distribution policy is to make quarterly distributions of the Fund’s net investment income to Shareholders, commencing with the second full calendar quarter after the date of inception. The Fund intends to pay any realized net capital gains to its Shareholders on an annual basis. See “
Distributions
.”

The Board reserves the right to change the Fund’s distribution policy from time to time.

DIVIDEND REINVESTMENT PLAN	The Fund will operate under a dividend reinvestment plan (“DRP”) administered by State Street Bank and Trust Company (the “Transfer Agent”). Pursuant to the DRP, the Fund’s income, dividends, capital gains or other distributions (each, a “Distribution” and collectively, “Distributions”), net of any applicable U.S. withholding tax, are reinvested in the same class of Shares of the Fund.

Shareholders automatically participate in the DRP, unless and until an election is made to withdraw from the DRP on behalf of such participating Shareholder. A Shareholder who does not wish to have Distributions automatically reinvested may terminate its participation in the DRP by written instruction to that effect to the Transfer Agent. Shareholders who elect not to participate in the DRP will receive all Distributions in cash paid to the Shareholder of record (or, if the Shares are held in street or other nominee name, then to such nominee). Such written instructions must be received by the Transfer Agent at least thirty (30) days prior to the record date of the Distribution or the Shareholder will receive such Distribution in Shares through the DRP. Under the DRP, the Fund’s Distributions to Shareholders are reinvested in full and fractional Shares. See “
Distributions—Dividend Reinvestment Plan
.”

PURCHASES OF SHARES	The Fund’s Shares are offered on a daily basis. Shares are being offered through the Distributor at an offering price equal to the Fund’s then-current NAV per Share, plus any applicable sales load. Please see “
Purchase of Shares
” and “
Plan of Distribution
” for purchase instructions and additional information.

The minimum initial investment with respect to Class A and Class D Shares is $2,500 for all accounts. With respect to Class I Shares, the minimum initial investment is $1,000,000 for all accounts. The minimum initial investment with respect to Class IS Shares is $25,000 for all accounts. For all share classes, subsequent investments may be made with at least $500, except for purchases made pursuant to the Fund’s DRP or as otherwise permitted by the Fund. The Fund reserves the right to waive investment minimums. See “Plan of Distribution”
—Purchase Terms
.”

PLAN OF DISTRIBUTION	The Distributor, located at 130 N. Radnor-Chester Rd., Radnor, PA 19087, serves as the Fund’s principal underwriter and acts as the Distributor of the Fund’s Shares on a best efforts basis, subject to various conditions. The Fund’s Shares are offered for sale through the Distributor at a price equal to the then-current NAV per Share plus any applicable sales load. The Distributor also may enter into selling agreements with other Financial Intermediaries (as defined below) for the sale and distribution of the Fund’s Shares.

The Distributor is not required to sell any specific number or dollar amount of the Fund’s Shares, but will use its best efforts to solicit orders for the sale of the Shares from Financial Intermediaries. Shares of the Fund will not be listed on any securities exchange and the Distributor will not act as a market maker in Fund Shares.

The Adviser or its affiliates, in the Adviser’s or such affiliate’s discretion and from their own resources, may pay additional compensation to broker-dealers and other financial intermediaries and their agents that have made arrangements with the Fund and are authorized to buy and sell Shares of the Fund (collectively, “Financial Intermediaries”) in connection with the sale of Shares (the “Additional Compensation”). In return for the Additional Compensation, the Fund may receive certain marketing advantages, including access to a Financial Intermediary’s representatives, placement on a list of investment options offered by Financial Intermediaries, or the ability to assist in training and educating the Financial Intermediary’s representatives. The Additional Compensation may differ among Financial Intermediaries in amount or in the manner of calculation. Payments of Additional Compensation may be fixed dollar amounts, be based on the aggregate value of outstanding Shares held by Shareholders introduced by the Financial Intermediary, or determined in some other manner. The receipt of Additional Compensation by a selling broker or dealer may create potential conflicts of interest between an investor and its Financial Intermediary who is recommending the Fund over other potential investments.

ERISA PLANS AND OTHER TAX-EXEMPT ENTITIES	Investors subject to the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), and other tax-exempt
entities, including employee benefit plans, individual retirement accounts (“IRAs”), 401(k) plans and Keogh plans, may purchase Shares. Because the Fund is registered as an investment company under the 1940 Act, the underlying assets of the Fund will not be considered to be “plan assets” of the ERISA plans investing in the Fund for purposes of ERISA’s fiduciary responsibility and prohibited transaction rules. Thus, neither the Fund, the Adviser nor the
Sub-Adviser
will be a fiduciary within the meaning of ERISA with respect to the assets of any ERISA plan that becomes a Shareholder, solely as a result of the ERISA plan’s investment in the Fund. See “
ERISA Considerations
.”

UNLISTED CLOSED-END INTERVAL FUND STRUCTURE	The Fund has been organized as a continuously offered,
non-diversified
closed-end
management investment company that is operated as an interval fund.
Closed-end
funds differ from
open-end
funds (commonly known as mutual funds) in that investors in
closed-end
funds do not have the right to redeem their shares on a daily basis. Unlike most closed-end
funds, which typically list their shares on a securities exchange, the Fund does not currently intend to list the Shares for trading on any securities exchange, and the Fund does not expect any secondary market to develop for the Shares in the foreseeable future. Therefore, an investment in the Fund is not a liquid investment. To provide some liquidity to Shareholders, the Fund is structured as an “interval fund” and conducts quarterly repurchase offers for a limited amount of the Fund’s Shares (at least 5%).

An investment in the Fund is suitable only for investors who can bear the risks associated with the limited liquidity of the Shares and should be viewed as a long-term investment. See
“Types of Investments and Related Risks—Other Risks Relating to the Fund—
Closed-end
Interval Fund; Liquidity Risks
”
and
“Types of Investments and Related Risks—Other Risks Relating to the Fund—
Repurchase Offers Risks
.”

The Fund believes that a
closed-end
structure is most appropriate for the Fund given the long-term nature of the Fund’s strategy. The Fund’s NAV per Share may be volatile. As the Shares are not traded, Shareholders will not be able to dispose of their Shares in the Fund, except through repurchases conducted through the share repurchase program, no matter how the Fund performs.

SHARE CLASSES	The Fund currently offers four different classes of Shares: Class A, Class D, Class I, and Class IS Shares. An investment in any Share class of the Fund represents an investment in the same assets of the Fund. However, the purchase restrictions, sales loads, and ongoing fees and expenses for each Share class are different. The fees and expenses for the Fund are set forth in “
Summary of Fees and Expenses
.” Since Shares are only available through Financial Intermediaries, if you are eligible to invest in more than one class of Shares, your Financial Intermediary may help determine which Share class is most appropriate for you. When selecting a Share class, you should consider which Share classes are available to you, how much you intend to invest, how long you expect to own Shares and the total costs and expenses associated with a particular Share class. See “
Summary of Fees and Expenses
,” “
Purchases of Shares
,” and “
Plan of Distribution
.”

Each investor’s financial considerations are different. You should speak with your financial intermediary to help you decide which Share class is best for you based on your particular circumstances. Not all financial intermediaries offer all classes of Shares. If your financial intermediary offers more than one class of Shares, you should carefully consider which class of Shares to purchase and should address any questions you may have with your Financial Intermediary before investing.

VALUATIONS	The Board is responsible for the oversight of the valuation of the Fund’s portfolio investments for which market quotations are not readily available, as determined in good faith pursuant to the Fund’s valuation policy and consistently applied valuation process. Pursuant to Rule
2a-5
under the 1940 Act, the Board has designated the Adviser as its valuation designee to perform fair valuation determinations for the Fund with respect to all Fund investments.

The Board has delegated the
day-to-day
responsibility of implementing the portfolio valuation process set forth in the Fund’s valuation policy to the Adviser and has authorized the Adviser to engage independent third-party pricing service providers and independent third-party valuation service providers.

Portfolio securities and other assets for which market quotes are readily available are valued at market value. In circumstances where market quotes are not readily available, the Board has adopted methods for determining the fair value of such securities and other assets. The Fund determines NAV per Share in accordance with the methodology described in the Fund’s valuation policy. Valuations of Fund investments are disclosed in reports publicly filed with the SEC.

The Fund calculates the NAV of each class of its Shares on a daily basis. In addition, the Fund intends to publicly report the NAV per Share of each class of the Fund on its website on a daily basis. For information on the Fund’s daily NAV, please call the Fund toll-free at
855-456-0067
or visit the Fund’s website at
h
.
t
.
t
.
p
.
s://www.lincolnfinancial.com/public/general/privatemarketfunds/funds
. Information contained on the Fund’s website is not incorporated by reference into this Prospectus, and you should not consider such information to be part of this Prospectus. As valuation designee, the Adviser is responsible for assessment and management of valuation risks, establishment and application of fair value methodologies, testing of fair value methodologies, and overseeing pricing services, as set forth in Rule
2a-5
under the 1940 Act. The Adviser has adopted valuation procedures to govern the valuation of all Fund investments and is responsible for maintaining records in accordance with
Rule 31a-4
under the 1940 Act.

The Adviser will provide the Board with periodic reports, no less than quarterly, that discuss, among other things, the fair valuation of the Fund’s assets, as applicable. The Adviser is responsible for the accuracy, reliability and completeness of any market or fair market valuation determinations made with respect to the Fund’s assets. See “
Determination of Net Asset Value
.”

SHARE REPURCHASE PROGRAM	The Shares have no history of public trading, nor is it intended that the Shares will be listed on a public exchange at this time. No secondary market is expected to develop for the Fund’s Shares.

The Fund is an “interval fund,” a type of fund which, to provide some liquidity to Shareholders, makes quarterly repurchase offers for between 5% and 25% of the Fund’s outstanding Shares at NAV, pursuant to
Rule 23c-3
under the 1940 Act, unless such offers are suspended or postponed in accordance with regulatory requirements (as discussed below). Under normal market conditions, the Fund currently intends to offer to repurchase 5% of its outstanding Shares at NAV on a quarterly basis. The offer to purchase Shares is a fundamental policy that may not be changed without the vote of the holders of a majority of the Fund’s outstanding voting securities (as defined in the 1940 Act). Written notification of each quarterly repurchase offer (the “Repurchase Offer Notice”) will be sent to Shareholders at least 21 calendar days before the repurchase request deadline (
i.e.,
the date by which Shareholders can tender their Shares in response to a repurchase offer) (the “Repurchase Request Deadline”); however, the Fund will seek to provide such Repurchase Offer Notice earlier but no more than 42 calendar days before the

Repurchase Request Deadline. The NAV will be calculated on the repurchase pricing date, which will be no later than the 14th calendar day (or the next business day if the 14th calendar day is not a business day) after the Repurchase Request Deadline (the “Repurchase Pricing Date”). The Fund’s NAV may fluctuate between the date you submit your repurchase request and the Repurchase Request Deadline and may also fluctuate to the extent there is any delay between the

Repurchase Request Deadline and the Repurchase Pricing Date. The Fund will distribute payment to Shareholders within seven calendar days after the Repurchase Pricing Date. The Fund’s Shares are not listed on any securities exchange, and the Fund anticipates that no secondary market will develop for its Shares. Accordingly, you may not be able to sell Shares when and/or in the amount that you desire. Thus, the Shares are appropriate only as a long-term investment. If a repurchase offer is oversubscribed and the Fund determines not to repurchase additional Shares beyond the repurchase offer amount, or if Shareholders tender an amount of Shares greater than that which the Fund is entitled to purchase, the Fund will repurchase the Shares tendered on a pro rata basis, and Shareholders will have to wait until the next repurchase offer to make another repurchase request. In addition, the Fund’s repurchase offers may subject the Fund and Shareholders to special risks. See “
Share Repurchase Program,”
“Types of Investments and Related Risks—Other Risks Relating to the Fund—
Closed-end
Interval Fund; Liquidity Risks
”
and
“Types of Investments and Related Risks—Other Risks Relating to the Fund—Repurchase Offers Risks
.”

SUMMARY OF TAXATION	The Fund intends to elect to be treated for U.S. federal income tax purposes, and intends to qualify annually, as a regulated investment company (“RIC”) under Subchapter M of the Internal Revenue Code of 1986, as amended (the “Code”). As a RIC, the Fund generally will not be subject to corporate-level U.S. federal income taxes on any net ordinary income or capital gains that is currently distributed as dividends for U.S. federal income tax purposes to Shareholders, as applicable. To qualify for and maintain its treatment as a RIC for U.S. federal income tax purposes, the Fund is required to meet certain specified source-of-income
and asset diversification requirements, and is required to distribute dividends for U.S. federal income tax purposes of an amount at least equal to 90% of the sum of its net ordinary income and realized net short-term capital gains in excess of realized net long-term capital losses each tax year to Shareholders, as applicable. See “
Tax Aspects
” and “
Distributions
.”

FISCAL YEAR	For accounting purposes, the Fund’s fiscal year is the 12-month period ending on March 31.

REPORTS TO SHAREHOLDERS
As soon as practicable after the end of each calendar year, a statement on Form
1099-DIV
identifying the sources of the distributions paid by the Fund to Shareholders for tax purposes will be furnished to Shareholders subject to Internal Revenue Service (“IRS”) reporting.

In addition, the Fund will prepare and transmit to Shareholders an unaudited semi-annual and an audited annual report within 60 days after the close of the period for which the report is being made, or as otherwise required by the 1940 Act.

RISK FACTORS	Investing in the Fund involves risks, including the risk that a Shareholder may receive little or no return on their investment or that a Shareholder may lose part or all of their investment. Below is a summary of some of the principal risks of investing in the Fund. For a more complete discussion of the risks of investing in the Fund, see “
Types of Investments and Related Risks
.” Shareholders should consider carefully the following principal risks and other risks described in this Prospectus before investing in the Fund:

•	Unlike most closed-end funds, the Fund’s Shares will not be listed on any securities exchange;

•
Although the Fund intends to implement a quarterly share repurchase program, there is no guarantee that an investor will be able to sell all of the Shares that the investor desires to sell. The Fund should therefore be considered to offer limited liquidity;

•	The Fund is exposed to risks associated with changes in interest rates;

•
The Fund’s distributions may be funded from offering proceeds or borrowings, which may constitute a return of capital and reduce the amount of capital available to the Fund for investment. Any capital returned to Shareholders through distributions will be distributed after payment of fees and expenses, as well as any applicable sales load;

•
Because bank loans are not typically registered under the federal securities laws like stocks and bonds, investors in loans have less protection against improper practices than investors in registered securities;

•
The Fund’s investments in securities and other obligations of companies that are experiencing distress involve a substantial degree of risk, require a high level of analytical sophistication for successful investment and require active monitoring;

•
The Fund may invest a portion of its assets in securities and credit instruments associated with real assets, including infrastructure, aviation and real estate, which have historically experienced substantial price volatility;

•	The Fund may invest a portion of its assets in securities and credit instruments of companies in the real estate industry, which has historically experienced substantial price volatility;

•
Below investment grade instruments (also known as “high-yield” securities or “junk bonds”) have predominantly speculative characteristics and may be particularly susceptible to economic downturns, which could cause losses;

•	Certain investments will be exposed to the credit risk of the counterparties with whom the Fund deals;

•	The valuation of securities or instruments that lack a central trading place (such as fixed-income securities or instruments) may carry greater risk than those that trade on an exchange;

•	Derivative investments have risks, including the imperfect correlation between the value of such instruments and the underlying assets of the Fund;

•
The Fund may be materially adversely affected by market, economic and political conditions and natural and man-made
disasters, including pandemics, epidemics, wars, military conflicts and supply chain disruptions, globally and in the jurisdictions and sectors in which the Fund invests;

•
Non-U.S.
securities may be traded in undeveloped, inefficient and less liquid markets and may experience greater price volatility and changes in value. Changes in foreign currency exchange rates may adversely affect the U.S. dollar value of and returns on foreign denominated investments;

•
CLOs may present risks similar to those of other types of debt obligations and, in fact, such risks may be of greater significance in the case of CLOs depending upon the Fund’s ranking in the capital structure. In certain cases, losses may equal the total amount of the Fund’s principal investment. Investments in structured vehicles, including equity and junior debt securities issued by CLOs, involve risks, including credit risk and market risk;

•
The Fund may borrow money, including through the use of preferred shares, which magnifies the potential for gain or loss on amounts invested, subjects the Fund to certain covenants with which it must comply and may increase the risk of investing with the Fund; and

•
To qualify and remain eligible for the special tax treatment accorded to RICs and their shareholders under the Code, the Fund must meet certain source-of-income,
asset diversification and annual distribution requirements, and failure to do so could result in the loss of RIC status.

Accordingly, the Fund should be considered a speculative investment that entails substantial risks, and a prospective investor should invest in the Fund only if they can sustain a complete loss of their investment.

SUMMARY OF FEES AND EXPENSES
The following table illustrates the aggregate fees and expenses that the Fund expects to incur and that Shareholders can expect to bear directly or indirectly.

	Class A	Class D	Class I	Class IS
SHAREHOLDER TRANSACTION FEES
Maximum sales load imposed on purchases (1)	3.00%	3.50%	None	None
Maximum early repurchase fee (2)	2.00%	2.00%	2.00%	2.00%

ESTIMATED ANNUAL FUND EXPENSES (3) (as a percentage of average net assets attributable to Shares)
Investment Management Fee (4)	1.33%	1.33%	1.33%	1.33%
Incentive Fee (5)	0.00%	0.00%	0.00%	0.00%
Interest payments on borrowed funds and securities sold short (6)	2.10%	2.10%	2.10%	2.10%
Other expenses (7)	1.00%	1.00%	1.00%	1.00%
Distribution Fees (12b-1) (8)	0.60%	0.25%	None	None
Shareholder Services Fee (9)	0.25%	0.25%	None	0.25%
Total annual fund expenses	5.28%	4.93%	4.43%	4.68%

Expense reimbursement (10)	(0.33%)	(0.33%)	(0.33%)	(0.33%)
Total annual fund expenses after expense reimbursement (10)	4.95%	4.60%	4.10%	4.35%

(1)
Investors purchasing Class A Shares may be charged a
front-end
sales load of up to 3.00% of the investor’s purchase. Investors purchasing Class D Shares may be charged a front-end
sales load of up to 3.50% of the investor’s purchase. The table assumes the maximum sales load is charged. The Distributor may, in its discretion, waive all or a portion of the sales load for certain investors. While Class I and Class IS Shares do not charge a front-end
sales load, if you purchase Class I or Class IS Shares through certain Financial Intermediaries, such Financial Intermediaries may directly charge you transaction or other fees in such amount as they may determine. Please consult your financial firm for additional information. See “
Purchase of Shares
” and “
Plan of Distribution
.”

(2)
A 2.00% early repurchase fee payable to the Fund will be charged with respect to the repurchase of an investor’s Shares at any time prior to the day immediately preceding the one-year
anniversary of an investor’s purchase of the Shares (on a “first in-first
out” basis) (“Early Repurchase Fee”). An Early Repurchase Fee payable by an investor may be waived by the Fund, in circumstances where the Board determines that doing so is in the best interests of the Fund and that will not discriminate unfairly against any investor. The Early Repurchase Fee will be retained by the Fund for the benefit of the remaining investors. See “
Share Repurchase Program.
”

(3)
Assuming estimated average net assets for the Fund of $100 million plus leverage of $33 million during the Fund’s first twelve months of operations. Actual expenses will depend on the number of Shares the Fund sells in this offering and the amount of leverage the Fund employs, if any. There can be no assurance that the Fund will obtain $100 million of inflows during the following twelve months or be able to obtain leverage. In order to illustrate the costs associated with the Fund’s intended leveraging strategy, and the fees and expenses the Fund will bear as it implements it leveraging strategy, the table below sets forth the Fund’s expenses with respect to each class of Shares if the Fund does not use leverage:
ESTIMATED ANNUAL FUND EXPENSES (WITH NO LEVERAGE)
(as a percentage of average net assets attributable to Shares)

	Class A	Class D	Class I	Class IS
Investment Management Fee (4)	1.00%	1.00%	1.00%	1.00%
Incentive Fee (5)	0.00%	0.00%	0.00%	0.00%
Interest payments on borrowed funds and securities sold short (6)	0.00%	0.00%	0.00%	0.00%
Other expenses (7)	1.00%	1.00%	1.00%	1.00%
Distribution Fees (12b-1) (8)	0.60%	0.25%	None	None
Shareholder Services Fee (9)	0.25%	0.25%	None	0.25%
Total annual fund expenses	2.85%	2.50%	2.00%	2.25%

Expense reimbursement (10)	(0.00%)	(0.00%)	(0.00%)	(0.00%)
Total annual fund expenses after expense reimbursement (10)	2.85%	2.50%	2.00%	2.25%

(4)
The Management Fee paid by the Fund is calculated at the annual rate of 1.00% of the Fund’s gross assets, which includes assets purchased with borrowed money. The table above assumes that the Fund borrows money for investment purposes at an average amount of 33% of its net assets (i.e., gross assets are expected to be 133% of net assets). If the Fund borrows to a lesser extent or not at all, the Management Fee would decrease as a percentage of Fund net assets. See Summary of Terms—Leverage.

(5)
The Fund may have net investment income that could result in the payment of an incentive fee in the first year of investment operations. The Incentive Fee is 15% of the Fund’s
Pre-Incentive
Fee Net Investment Income in excess of the Hurdle Amount (defined below). The Fund expects the Incentive Fee the Fund pays to increase to the extent the Fund earns greater income. The Incentive Fee, calculated and payable quarterly in arrears, is determined for each share class as follows: (i) no Incentive Fee is payable for any calendar quarter in which the class’s
Pre-Incentive
Fee Net Investment Income does not exceed 1.50% of that class’s beginning-of-quarter
NAV (the “Hurdle Amount”); (ii) 100% of the class’s
Pre-Incentive
Fee Net Investment Income that exceeds the Hurdle Amount but is less than 1.765% of NAV (the
“Catch-Up
Amount”) is payable to the Adviser, so that the cumulative Incentive Fee for the quarter equals 15% of the class’s total
Pre-Incentive
Fee Net Investment Income once the
Catch-Up
Amount is reached; and (iii) 15% of the class’s
Pre-Incentive
Fee Net Investment Income that exceeds 1.765% of NAV in the quarter is payable to the Adviser. As one cannot predict whether the Fund will meet the necessary performance targets, the tables above assume no incentive fee. Once fully invested, incentive fees may accrue to the extent the Fund earns net investment income. For example, if the Fund achieves net investment income of 1.5% of NAV for a quarter, no incentive fees would be payable because the Hurdle Amount was not exceeded. If instead the Fund achieved net investment income of 2.5% of net assets in a quarter, an incentive fee equal to approximately 0.375% of Fund net assets would be payable. See “Investment Management Fee and Incentive Fee—Incentive Fee” for more information concerning the incentive fees.

(6)
These expenses represent estimated interest payments the Fund expects to incur in connection with its expected credit facility and short sales during the current fiscal year. See
Summary of Terms—Leverage
. The amount shown in the table above is based on the assumption that the Fund borrows money for investment purposes at an average amount of 33% of its net assets.

(7)
Other expenses are based on estimated amounts for the current fiscal year and include accounting, custody, transfer agency, legal, valuation agent, pricing vendor and auditing fees of the Fund and fees payable to the Independent Trustees, as well as payments to the Administrator to provide or procure administrative and support services and corporate-level services under the Administration Agreement with The Lincoln National Life Insurance Company.

(8)
Class A Shares will pay to the Distributor a distribution fee that will accrue at an annual rate equal to 0.60% of the aggregate NAV as of the beginning of the first calendar day of each applicable month attributable to Class A Shares. Class D Shares will pay to the Distributor a distribution fee that will accrue at an annual rate equal to 0.25% of the aggregate NAV as of the beginning of the first calendar day of each applicable month attributable to Class D Shares (as applicable, the “Distribution Fee”). See “
Plan of Distribution
”.

(9)
Class A, Class D, and Class IS Shares charges a shareholder services fee of up to 0.25% per year (the “Shareholder Services Fee”) under the Administration Agreement with The Lincoln National Life Insurance Company. Such services include, but are not limited to, responding to operational inquiries from Shareholders; processing purchase, redemption and exchange orders with the Fund’s transfer agent; and providing Shareholders with automatic investment services, including investments in Fund.

(10)
The Adviser and the Fund have entered into the Expense Limitation Agreement under which the Adviser has agreed contractually to pay, absorb or reimburse certain expenses of the Fund to limit the Fund’s Operating Expenses, calculated and reimbursed on a
Class-by-Class
basis in respect of each of Class A, Class D, Class I, and Class IS with the exception of (i) interest, taxes, dividends tied to short sales, and brokerage commissions; (ii) underlying fund fees and expenses; (iii) other expenses attributable to, and incurred as a result of, the Fund’s investments; (iv) Incentive Fees; and (v) extraordinary expenses (including litigation expenses) not incurred in the ordinary course of the Fund’s business (as determined in the discretion of the Adviser), to no more than 2.85%, 2.50%, 2.00%, and 2.25% for Class A, Class D, Class I, and Class IS Shares, respectively, on an annualized basis, of the Fund’s average daily net assets (the “Operating Expense Limit”).

In consideration of the Adviser’s agreement to reimburse certain of the Fund’s expenses, the Fund has agreed to repay the Adviser a Reimbursement Amount in respect of each of Class A, Class D, Class I, and Class IS for three years after a reimbursement, subject to the limitation that a reimbursement will be made only if and to the extent that the Fund is able to effect such payments to the Adviser and remain in compliance with: (i) the Operating Expense Limit in effect at the time the waiver or payment of the Reimbursement Amount occurred and (ii) the Operating Expense Limit in effect at the time such reimbursement is sought. The Expense Limitation Agreement will remain in effect through August 1, 2027, unless and until the Board approves its modification or termination. Thereafter, the Expense Limitation Agreement shall renew automatically for one year terms unless the Adviser provides written notice of termination of the Agreement to the Fund at least ten (10) days prior to the end of the then current term. See “
Fund Expenses—Expense Limitation Agreement
” for additional information.
Example:
The following example demonstrates the projected dollar amount of total expenses that would be incurred over various periods with respect to a hypothetical investment in Shares. In calculating the following expense amounts, the Fund has assumed its direct and indirect annual operating expenses would remain at the percentage levels set forth in the table above (except that the example incorporates the expense reimbursement arrangement for only the two years).
An investor would pay the following expenses on a $1,000 investment, assuming a 5.0% annual return:

	1 Year	3 Years	5 Years	10 Years
Class A	$78	$178	$280	$532
Class D	$80	$172	$268	$509
Class I	$41	$128	$219	$452
Class IS	$44	$135	$230	$472
The example above excludes the Early Repurchase Fee, which would apply if Shares were repurchased within one year of their purchase. While the example assumes a 5.0% annual return, as required by the SEC, the Fund’s performance will vary and may result in a return greater or less than 5.0%. The Fund pays an Incentive Fee on returns exceeding an annual rate of 6.00%. If the Fund achieves sufficient returns to trigger an incentive fee, both returns to Fund Shareholders and expenses would be higher. The example assumes the maximum sales load is charged on Class A and Class D Shares. For a more complete description of the various fees and expenses borne directly and indirectly by the Fund, see “
Fund Expenses
” and “
Investment Management Fee and Incentive Fee
.”
This example should not be considered a
representation
of future expenses, and actual expenses (including the cost of debt, if any, and other expenses) may be greater or less than those shown
.

THE FUND
The Fund is a newly organized
non-diversified,
closed-end
management investment company that is registered under the 1940 Act. The Fund is structured as an “interval fund” and continuously offers its Shares. The Fund was organized as a Delaware statutory trust on December 12, 2024 and has limited operating history. The principal office of the Fund is located at 1301 South Harrison Street, Fort Wayne, Indiana 46802 and its telephone number is
855-456-0067.
The Fund’s investment objective is to seek high risk-adjusted returns across various market cycles with a focus on current income. There can be no assurance that the Fund will achieve its investment objective. The Fund’s investment objective may be changed without Shareholder approval.
The Fund seeks to achieve its investment objective by primarily investing in a globally varied portfolio of liquid and illiquid credit investments. These investments may include, among other things, directly originated loans, secured and unsecured floating and fixed rate syndicated loans and securities, corporate bonds (both investment grade and below investment grade), debt and equity of CLOs and other credit-focused vehicles, asset-backed securities, real estate loans, asset-based lending, specialty finance, opportunistic credit, other credit investments, equity co-investments,
credit-backed derivatives, ETFs, and cash and cash equivalents. Under normal circumstances, at least 80% of the Fund’s portfolio, including borrowings for investment purposes, will represent credit investments.
For a further discussion of the Fund’s principal investment strategies, see “
Investment Objective, Opportunities and Strategies
.”
The Adviser maintains an Investment Committee, which oversees the allocation of the Fund’s assets, the amount of leverage used by the Fund and various other investment matters, including providing a framework, maintaining oversight of risk and performance metrics and evaluating the investment process. See “
The Adviser
”.
The
Sub-Adviser
is responsible for
day-to-day
management of the Fund’s portfolio. See “
The
Sub-Adviser
.”
Responsibility for overseeing the Fund’s investment program, management, and operation is vested in the Board.

THE ADVISER
Lincoln Financial Investments Corporation, an investment adviser registered with the SEC under the Advisers Act, serves as the Fund’s adviser. A discussion regarding the basis for the Board’s approval of the Investment Management Agreement will be available in the Fund’s first annual or semi-annual report on Form
N-CSR.
As of December 31, 2024, the Adviser had approximately $116.4 billion in assets under management. The Adviser is located at 150 N. Radnor-Chester Road, Radnor, PA 19087 and is a wholly owned subsidiary of The Lincoln National Life Insurance Company (“Lincoln Life”). Lincoln Life is an insurance company organized under Indiana law and is a wholly-owned subsidiary of Lincoln National Corporation (“LNC”). LNC is a publicly-held insurance holding company organized under Indiana law. Through its subsidiaries, LNC provides nationwide insurance and financial services.
THE
SUB-ADVISER
BCSF Advisors, LP (the
“Sub-Adviser”
or “Bain”), an investment adviser registered with the SEC under the Advisers Act, serves as the Fund’s sub-adviser.
As of December 31, 2024, the
Sub-Adviser
had approximately $3.3 billion in assets under management. As of December 31, 2024, Bain Capital Credit, LP, the
Sub-Adviser’s
ultimate beneficial owner, had approximately $52.6 billion in assets under management. The
Sub-Adviser’s
principal place of business is 200 Clarendon Street, Boston, MA 02116.
USE OF PROCEEDS
The proceeds from the sale of Shares, not including the amount of any applicable sales loads paid by investors and net of the Fund’s fees and expenses, are invested by the Fund to pursue its investment program and strategies.
The Fund has already commenced investment operations and expects to invest the proceeds obtained by it to pursue its investment program after receipt thereof, investing the proceeds first in more liquid instruments, then in other strategies as opportunities become available to the Fund. Certain investments may be delayed if suitable opportunities are unavailable or for other reasons, such as market volatility and lack of liquidity. Pending utilization, the Fund may hold uninvested capital in the form of cash and cash equivalents, including money market investments.

INVESTMENT OBJECTIVE, OPPORTUNITIES AND STRATEGIES
Investment Objective
The Fund’s investment objective is to seek high risk-adjusted returns across various market cycles with a focus on current income. There can be no assurance that the Fund will achieve its investment objective.
Investment Opportunities and Strategies
The Fund seeks to achieve its investment objective by primarily investing in a globally varied portfolio of liquid and illiquid credit investments. These investments may include, among other things, directly originated loans, secured and unsecured floating and fixed rate syndicated loans and securities, corporate bonds (both investment grade and below investment grade), debt and equity of CLOs and other credit focused vehicles, asset-backed securities, real estate loans, asset-based lending, specialty finance, opportunistic credit, other credit investments, equity co-investments,
credit-backed derivatives, exchange-traded funds ETFs, and cash and cash equivalents. Under normal circumstances, at least 80% of the Fund’s portfolio, including borrowings for investment purposes, will represent credit investments.
The Fund will seek to capitalize on investments across a number of different credit and income focused investment strategies pursued by the
Sub-Adviser.
These strategies seek to also capitalize on market inefficiencies and relative value opportunities throughout the entire global credit spectrum.
The Fund targets a wide range of investment opportunities, and will focus primarily on the following investment types:
Corporate Direct Lending
. The Fund expects to invest in loans to middle market companies. The term “middle market” refers to companies with between $10.0 million and $150.0 million in annual earnings before interest, taxes, depreciation and amortization (“EBITDA”). However, the Fund may, from time to time, invest in larger or smaller companies. These investments may include senior secured floating-rate loans, as well as junior capital opportunities, such as second-lien loans, mezzanine debt and preferred equity, among others.
Asset Based Finance
. The Fund expects to invest in asset-based finance, including, but not limited to, lending with respect to real estate, transportation, aviation, infrastructure, power and royalty assets, CLO debt and equity and other asset-backed securities. Asset-backed securities include, but are not limited to, residential mortgage-backed securities, commercial real estate-backed securities, collateralized mortgage obligations, aircraft leasing transactions and infrastructure transactions. Asset based finance may also include, among other things, significant risk transfers and loans and related debt instruments supported by consumer finance (such as loans or debt securities backed by credit card receivables or residential real estate loans), fund finance, commercial finance (such as equipment leasing).
Opportunistic Credit
. The Fund expects to invest in opportunistic credit investments, including mispriced assets during periods of market dislocation, the debt of distressed or stressed companies that may require a restructuring, and other distressed or stressed credit opportunities, which may include rescue financings, capital solution investments (including via equity investments) and debtor-in-possession
(“DIP”) financing. Distressed debt opportunities are generally less liquid and trade at substantial discounts to par.
More Liquid Investments
. The Fund expects to invest in syndicated bank loans, high yield debt, exchange-traded funds, and cash and cash equivalents. Syndicated bank loans, or leveraged loans, typically pay a floating rate of interest. Loans may be senior or subordinated and are generally secured by collateral of the issuer. High-yield bonds are corporate bonds rated below investment-grade. These investments may be secured or unsecured and typically pay fixed cash interest. The Fund may also invest in equity or equity-like securities (including, without limitation, preferred and common stock, publicly listed and privately placed equity, warrants and convertibles), as well as derivatives and hedges.

The Fund’s 80% policy with respect to investments in credit investments is not fundamental and may be changed by the Board without Shareholder approval. Shareholders will be provided with sixty (60) days’ notice in the manner prescribed by the SEC before the Fund makes any change to this policy. The Fund’s investments in derivatives, other investment companies, and other instruments designed to obtain indirect exposure to credit investments are counted towards the 80% investment policy to the extent such instruments have similar economic characteristics to the investments included within that policy.
Other Investment Strategies
The Fund may also invest in notes, bills, debentures, convertible and preferred securities, government and municipal obligations and other credit instruments with similar economic characteristics. In addition, from time to time, the Fund may invest in or hold common stock and other equity securities incidental to the purchase or ownership of a credit investment or in connection with a reorganization of a borrower. The Fund may engage in short sales. The Fund may use derivatives to gain investment exposure to credit instruments, provide downside protection and to dampen volatility. In particular, the Fund expects to seek to hedge all or a portion of the Fund’s foreign currency risk through the use of foreign currency forward contracts. Derivative instruments used by the Fund will be counted toward the Fund’s 80% policy. As a result, the market value of a derivative instrument that provides the Fund with indirect exposure to the applicable investments and asset classes will be counted toward the Fund’s 80% policy. Derivatives may allow the Fund to increase or decrease the level of risk to which the Fund is exposed more quickly and efficiently than transactions in other types of instruments. The Fund may invest in securities of other investment companies, including ETFs, to the extent that these investments are consistent with the Fund’s investment objective, strategies and policies and permissible under the 1940 Act or any applicable exemption therefrom. The Fund may invest in other investment companies to gain broad market or sector exposure, including during periods when it has large amounts of uninvested cash or when the Fund believes share prices of other investment companies offer attractive values.
Other Characteristics
Foreign Instruments.
The Fund expects to make investments in
non-U.S.
entities. The Fund reserves the right to purchase securities that are foreign currency denominated. Some
non-U.S.
securities may be less liquid and more volatile than securities of comparable U.S. issuers. Factors considered in determining whether an issuer may be deemed to be from a particular foreign country or geographic region include, among others, the issuer’s principal trading market, the country in which the issuer was legally organized, and whether the issuer derives a substantial portion of its operations or assets from a particular country or region or derives a substantial portion of its revenue or profits from businesses, investments or sales outside of the United States.
Illiquid and Restricted Securities.
The Fund invests in instruments that, at the time of investment, are illiquid (generally, those securities that cannot be disposed of within seven days in the ordinary course of business at approximately the value at which the Fund has valued the securities). The Fund may also invest, without limit, in securities that are unregistered (but are eligible for purchase and sale by certain qualified institutional buyers) or are held by control persons of the issuer and securities that are subject to contractual restrictions on their resale.
Cash and Short-Term Investments.
The Fund may invest its cash balances in money market instruments, U.S. government securities, commercial paper, certificates of deposit, repurchase agreements and other high-quality debt instruments maturing in one year or less, among other instruments. In addition, and in response to adverse market, economic or political conditions, the Fund may invest in high-quality fixed income securities, money market instruments and money market funds or may hold significant positions in cash or cash equivalents for defensive purposes.
Overview of Investment Process
The Fund is principally managed by Bain’s Credit team, with three Portfolio Managers. Bain’s Credit team benefits from the perspectives and expertise of groups across various Bain Capital, LP (“Bain Capital”) business units. The Portfolio Management team provides
day-to-day
management of the Fund, with substantial input from the Asset Allocation team. The Asset Allocation team consists of the Portfolio Management team and multiple senior leaders from across the platform and is charged with setting strategic asset allocation and risk exposure for the Fund. Portfolio construction is conducted with input from investment teams across the Credit platform. Portfolio Managers collectively determine investment selection, sector allocation, and risk exposure, for which the Risk and Oversight Committee provides additional support and monitoring. Given the Fund’s broad mandate, Portfolio Managers rely on investment recommendations from other Bain Capital teams.
Investment opportunities are sourced through the appropriate teams, which follow their own rigorous processes to analyze and approve investments. While the Fund will only participate in investments that are approved by those teams, Portfolio Management has full discretion on which deals are included in the portfolio.
Idea Generation and
Bottom-Up
Fundamental Analysis
. Bain Capital Credit’s large and experienced investment teams generate investment opportunities through their long-standing relationships with companies, sponsors and broader market participants. As one of 12 business units at Bain Capital, Bain Capital Credit benefits from the power of the global Bain Capital platform to generate and evaluate investment ideas. Bain’s diligence process begins with fundamental bottom-up
analysis that focuses on both the individual investment opportunity as well as the broader industry dynamics that shape the investment. Bain believes that broader industry analysis is highly relevant to making successful credit investments and therefore has built one of the largest industry focused credit teams.
Industry specialists conduct detailed quantitative and qualitative analysis at both the industry and issuer level using proprietary research, onsite visits with management teams and sponsors, third party independent research and interviews, industry conferences, channel checks, and conversations with industry specialists, among other tools. Bain’s approach to making investments generally involves evaluating the following investment characteristics: market definition, market size and growth prospects, competitive analysis, historical financial performance, margin analysis and cost structure, quality of earnings, capital structure, access to capital markets, and regulatory, tax, and legal matters. Bain also places significant emphasis on the quality and track record of the controlling shareholders and management teams. Bain’s depth of sponsor relationships and deep experience with banks also provide an advantage in terms of sourcing and securing deals. The ultimate goal is to establish a well-rounded and thoughtful opinion of a particular industry, issuer, and/or specific deal. It is the depth and quality of this analysis that is central to Bain’s diligence process.
Investment Approval
. The Portfolio Managers have discretion to select investments for the Fund from across the Bain Credit platform. The team recommending an investment will typically create a credit pack or memo, full model, and capital structure legal analysis. The approval process for a specific investment varies and is determined by the type and geographic location of the investment. In general, to be approved the investment must be presented to a credit committee consisting of senior investment professionals. This flexible approach provides a rigorous investment decision making process that Bain expects to enable the Fund to be nimble across a variety of market environments while still maintaining high credit underwriting standards
Dynamic Asset Allocation
. The credit markets are continuously evolving, so the Fund is designed to be dynamic. The Asset Allocation team, along with the Portfolio Management team, follows a top-down
framework intended to inform our positioning over the credit cycle. The Asset Allocation team meets frequently to discuss multiple factors, which generally fall into the following three categories: macroeconomic environment, relative value, and risk management. Through an assessment and discussion of these investment factors, the team determines strategic asset allocation and risk exposure. The Portfolio Management team is then charged with day-to-day
management of the strategy.
Additionally, Bain’s Risk and Oversight Committee conducts regular analyses on the exposure of the Fund to macroeconomic risks. The Portfolio Managers meet periodically with the Risk and Oversight Committees to discuss the portfolio positioning and any inherent macro level risks.

Risk Management
. The Portfolio Management team is primarily responsible for portfolio risk, looking first and foremost at individual credit risk. The Portfolio Management Team continuously updates its views on credits and maintain a vast database of quantitative and qualitative issuer information. In order to maintain a holistic view of market risks, the Portfolio Management team constantly engages in dialogue with groups across Bain Capital, which facilitates timely decisions around asset class and sector rotation. In addition, the Portfolio Managers monitor risk by looking at a wide variety of metrics across the portfolios to determine overall risk exposure at the deal level, industry level, and fund level, including but not limited to: issuer concentration, industry concentration, asset class mix, leverage, asset spreads, asset ratings distributions, and asset durations, among others.
To complement portfolio risk monitoring, Bain conducts a proprietary analysis to assess financial system risk, relative and absolute asset class valuations, performance monitoring, and fundamental economic trends at the macro level. This analysis is distributed internally to investment professionals and highlights important trends and potential concerns in the market. Portfolios are also monitored via a series of reports, including daily risk and daily fund performance reports.
Finally, the Risk and Oversight Committee is responsible for monitoring and reviewing risk management, including portfolio risk, counterparty risk, and firm-wide risk issues. Portfolio Managers meet with the Risk and Oversight Committee on a periodic and ad-hoc
basis. Many factors of risk are considered including counterparty exposure, asset allocation, investor base, and returns.

TYPES OF INVESTMENTS AND RELATED RISKS
Prospective investors should carefully consider the risk factors described below, before deciding on whether to make an investment in the Fund. The risks set out below are not the only risks the Fund faces. Additional risks and uncertainties not currently known to the Fund or that the Fund currently deems to be immaterial also may materially adversely affect the Fund’s business, financial condition and/or operating results. If any of the following events occur, the Fund’s business, financial condition, and results of operations could be materially adversely affected. In such case, the NAV of the Fund’s Shares could decline, and investors may lose all or part of their investment.
Risks Relating to Investment Strategies, Fund Investments, and the Fund’s Investment Program
Nature of the Fund’s Investments
. The Fund has a very broad mandate with respect to the type and nature of investments in which it participates. While some of the loans in which the Fund will invest may be secured, the Fund expects to also invest in debt and equity securities that are either unsecured and subordinated to substantial amounts of senior indebtedness, or a significant portion of which may be unsecured. In such instances, the ability of the Fund to influence an issuer’s affairs, especially during periods of financial distress or following an insolvency is likely to be substantially less than that of senior creditors. For example, under terms of subordination agreements, senior creditors are typically able to block the acceleration of the debt or other exercises by the Fund of its rights as a creditor. Accordingly, the Fund may not be able to take the steps necessary to protect its investments in a timely manner or at all. In addition, the debt securities in which the Fund will invest may not be protected by financial covenants or limitations upon additional indebtedness, may have limited liquidity and may not be rated by a credit rating agency.
The borrowers of loans constituting the Fund’s assets may seek the protections afforded by bankruptcy, insolvency and other debtor relief laws. Bankruptcy proceedings are unpredictable as described further below in “Investments in Restructurings.” Additionally, the numerous risks inherent in the insolvency process create a potential risk of loss by the Fund of its entire investment in any particular investment. Insolvency laws may, in certain jurisdictions, result in a restructuring of the debt without the Fund’s consent under the “cramdown” provisions of applicable insolvency laws and may also result in a discharge of all or part of the debt without payment to the Fund.
Debt securities are also subject to other risks, including (i) the possible invalidation of an investment transaction as a “fraudulent conveyance,” (ii) the recovery of liens perfected or payments made on account of a debt in the period before an insolvency filing as a “preference,” (iii) equitable subordination claims by other creditors, (iv) so called “lender liability” claims by the issuer of the obligations (see “Risks Related to Investments in Loans”) and (v) environmental liabilities that may arise with respect to collateral securing the obligations. Additionally, adverse credit events with respect to any issuer, such as missed or delayed payment of interest and/or principal, bankruptcy, receivership, or distressed exchange, can significantly diminish the value of the Fund’s investment in any such company. The Fund’s investments may be subject to early redemption features, refinancing options, pre-payment
options or similar provisions which, in each case, could result in the issuer repaying the principal on an obligation held by the Fund earlier than expected. Accordingly, there can be no assurance that the Fund’s investment objective will be realized.
In addition, during periods of market disruption, borrowers of loans constituting the Fund’s assets may be more likely to seek to draw on unfunded commitments the Fund has made, and the Fund’s risk of being unable to fund such commitments is heightened during such periods.
Market Risk
. The success of the Fund’s activities will be affected by general economic and market conditions, such as interest rates, availability of credit, credit defaults, inflation rates, economic uncertainty, changes in laws (including laws relating to taxation of the Fund’s investments), trade barriers, currency exchange controls, disease outbreaks, pandemics, and national and international political, environmental and socioeconomic circumstances (including wars, terrorist acts or security operations). In addition, the current U.S. political environment and the resulting uncertainties regarding actual and potential shifts in U.S. foreign investment, trade, taxation, economic, environmental and other policies under the current Administration, as well as the impact of geopolitical tension, such as a deterioration in the bilateral relationship between the U.S. and China, an escalation in conflict between Russia and Ukraine, significant conflict between Israel and Hamas in the Middle East or other systemic issuer or industry-specific economic disruptions, could lead to disruption, instability and volatility in the global markets. Unfavorable economic conditions also would be expected to increase the Fund’s funding costs, limit the Fund’s access to the capital markets or result in a decision by lenders not to extend credit to the Fund.
Economic sanctions may be, and have been, imposed against certain countries, organizations, companies, entities and/or individuals. Economic sanctions and other similar governmental actions or developments could, among other things, effectively restrict or eliminate the Fund’s ability to purchase or sell certain foreign securities or groups of foreign securities, and thus may make the Fund’s investments in such securities less liquid or more difficult to value. Such sanctions may also cause a decline in the value of securities issued by the sanctioned country or companies located in or economically tied to the sanctioned country. In addition, as a result of economic sanctions and other similar governmental actions or developments, the Fund may be forced to sell or otherwise dispose of foreign investments at inopportune times or prices.
Current and historic market turmoil has illustrated that market environments may, at any time, be characterized by uncertainty, volatility and instability. Serious economic disruptions may result in governmental authorities and regulators enacting significant fiscal and monetary policy changes, including by providing direct capital infusions into companies, introducing new monetary programs and considerably increasing or lowering interest rates, which, in some cases resulted in negative interest rates.
As global systems, economies and financial markets are increasingly interconnected, events that once had only local impact are now more likely to have regional or even global effects. Events that occur in one country, region or financial market will, more frequently, adversely impact issuers in other countries, regions or markets. These impacts can be exacerbated by failures of governments and societies to adequately respond to an emerging event or threat. These types of events quickly and significantly impact markets in the U.S. and across the globe leading to extreme market volatility and disruption. The extent and nature of the impact on supply chains or economies and markets from these events is unknown, particularly if a health emergency or other similar event, such as the
COVID-19
pandemic, persists for an extended period of time. The value of the Fund’s investments may decrease as a result of such events, particularly if these events adversely impact the operations and effectiveness of the Adviser, the
Sub-Adviser
or key service providers or if these events disrupt systems and processes necessary or beneficial to the investment advisory or other activities on behalf the Fund.
The Fund’s investment strategy and the availability of opportunities satisfying the Fund’s risk-adjusted return parameters relies in part on observable trends and conditions in the financial markets and in some cases the improvement of such conditions. Trends and historical events do not imply, forecast or predict future events and, in any event, past performance is not necessarily indicative of future results. There can be no assurance that the assumptions made or the beliefs and expectations currently held by the
Sub-Adviser
will prove correct and actual events and circumstances may vary significantly.
Many of the issuers in which the Fund will make investments may be susceptible to economic slowdowns or recessions and may be unable to repay the loans made to them during these periods. Therefore, non-performing
assets may increase and the value of the Fund’s portfolio may decrease during these periods as the Fund is required to record the investments at their current fair value. Adverse economic conditions also may decrease the value of collateral securing the Fund’s loans and the value of its equity investments. Economic slowdowns or recessions could lead to financial losses in the Fund’s portfolio and a decrease in revenues, net income and assets. Unfavorable economic conditions also could increase the Fund’s and the issuers’ funding costs, limit the Fund’s and the issuers’ access to the capital markets or result in a decision by lenders not to extend credit to the Fund or the issuers. These events could prevent the Fund from increasing investments and harm its operating results.

An issuer’s failure to satisfy financial or operating covenants imposed by the Fund or other lenders could lead to defaults and, potentially, acceleration of the time when the loans are due and foreclosure on its secured assets, which could trigger cross-defaults under other agreements and jeopardize the issuer’s ability to meet its obligations under the debt that the Fund holds. The Fund may incur additional expenses to the extent necessary to seek recovery upon default or to negotiate new terms with a defaulting issuer. In addition, if one of the issuers were to go bankrupt, depending on the facts and circumstances, including the extent to which the Fund will actually provide significant managerial assistance to that issuer, a bankruptcy court might subordinate all or a portion of the Fund’s claim to that of other creditors.
The prices of financial instruments in which the Fund may invest can be highly volatile. General fluctuations in the market prices of securities may affect the value of the investments held by the Fund. Instability in the securities markets may also increase the risks inherent in the Fund’s investments.
Availability of Suitable Investments Risk
. While the
Sub-Adviser
believes that many attractive investments of the type in which the Fund expects to invest are currently available, there can be no assurance that such investments will continue to be available or that available investments will continue to meet the Fund’s investment criteria. Furthermore, the Fund may be unable to find a sufficient number of attractive investment opportunities to meet its investment objective. Past performance is not indicative of future performance.
Market Disruptions Risk
. The U.S. capital markets have experienced extreme volatility and disruption following the conflicts between Russia and Ukraine and in the Middle East. Disruptions in the capital markets have increased the spread between the yields realized on risk-free and higher risk securities, resulting in illiquidity in parts of the capital markets. These and future market disruptions and/or illiquidity would be expected to have an adverse effect on the Fund’s business, financial condition, results of operations and cash flows. Unfavorable economic conditions also would be expected to increase the Fund’s funding costs, limit the Fund’s access to the capital markets or result in a decision by lenders not to extend credit to the Fund. During periods of market disruption, portfolio companies may be more likely to seek to draw on unfunded commitments the Fund has made, and the risk of being unable to fund such commitments is heightened during such periods. These events have limited and could continue to limit the Fund’s investment originations, limit the Fund’s ability to grow and have a material negative impact on the Fund’s operating results and the fair values of the Fund’s debt and equity investments.
Non-Diversified
Status
. The Fund is a
“non-diversified”
investment company for purposes of the 1940 Act, which means that it is not subject to percentage limitations under the 1940 Act on the percentage of its assets that may be invested in the securities of any one issuer. The Fund’s NAV may therefore be subject to greater volatility than that of an investment company that is subject to such a limitation on diversification. In addition, while the Fund is a
“non-diversified”
fund for purposes of the 1940 Act, the Fund has elected and intends to qualify each taxable year to be treated as a RIC under the Code. To qualify as a RIC under the Code, the Fund must, among other things: diversify its holdings so that, at the end of each quarter of each taxable year, (A) at least 50% of the market value of the Fund’s assets is represented by cash, cash items, U.S. government securities, securities of other RICs and other securities, with such other securities of any one issuer limited for the purposes of this calculation to an amount not greater than 5% of the value of the Fund’s total assets and 10% of the outstanding voting securities of such issuer and (B) not more than 25% of the market value of the Fund’s total assets is invested in the securities (other than U.S. government securities and the securities of other regulated investment companies) of (1) any one issuer, (2) any two or more issuers that the Fund controls and that are determined to be engaged in the same business or similar or related trades or businesses, or (3) any one or more “qualified publicly traded partnerships”. The Fund intends to distribute at least annually all or substantially all of its investment company taxable income and net capital gains as dividends to Shareholders; however, this policy may be changed at any time by the Fund.
Credit Risk
. One of the fundamental risks associated with the Fund’s investments is credit risk, which is the risk that an issuer will be unable to make principal and interest payments on its outstanding debt obligations when due. The Fund’s return to investors would be adversely impacted if an issuer of debt in which the Fund invests becomes unable to make such payments when due.
Although the Fund may make investments that the
Sub-Adviser
believes are secured by specific collateral, the value of which may initially exceed the principal amount of such investments or the Fund’s fair value of such investments, there can be no assurance that the liquidation of any such collateral would satisfy the borrower’s obligation in the event of non-payment
of scheduled interest or principal payments with respect to such investment, or that such collateral could be readily liquidated. The Fund may also invest in leveraged loans, high yield securities, marketable and non-marketable
common and preferred equity securities and other unsecured investments, each of which involves a higher degree of risk than senior secured loans. Furthermore, the Fund’s right to payment and its security interest, if any, may be subordinated to the payment rights and security interests of a senior lender, to the extent applicable. Certain of these investments may have an interest-only payment schedule, with the principal amount remaining outstanding and at risk until the maturity of the investment. In addition, loans may provide for payments-in-kind,
which have a similar effect of deferring current cash payments. In such cases, an issuer’s ability to repay the principal of an investment may depend on a liquidity event or the long-term success of the company, the occurrence of which is uncertain.
With respect to the Fund’s investments in any number of credit products, if the borrower or issuer breaches any of the covenants or restrictions under the credit agreement that governs loans of such issuer or borrower, it could result in a default under the applicable indebtedness as well as the indebtedness held by the Fund. Such default may allow the creditors to accelerate the related debt and may result in the acceleration of any other debt to which a cross-acceleration or cross-default provision applies. This could result in an impairment or loss of the Fund’s investment or a pre-payment
(in whole or in part) of the Fund’s investment.
Similarly, while the Fund will generally target investments in companies it believes are of high quality, these companies could still present a high degree of business and credit risk. Companies in which the Fund invests could deteriorate as a result of, among other factors, an adverse development in their business, a change in the competitive environment or the continuation or worsening of the current (or any future) economic and financial market downturns and dislocations. As a result, companies that the Fund expected to be stable or improve may operate, or expect to operate, at a loss or have significant variations in operating results, may require substantial additional capital to support their operations or maintain their competitive position, or may otherwise have a weak financial condition or experience financial distress. In addition, exogenous factors such as fluctuations of the equity markets also could result in warrants and other equity securities or instruments owned by the Fund becoming worthless.
Credit Spread Risk
. Credit spread risk is the risk that credit spreads (i.e., the difference in yield between securities that is due to differences in their credit quality) may increase when the market expects below-investment-grade bonds to default more frequently. Widening credit spreads may quickly reduce the market values of below-investment-grade and unrated securities. In recent years, the U.S. capital markets experienced extreme volatility and disruption following the spread of
COVID-19,
the conflict between Russia and Ukraine, significant conflict between Israel and Hamas in the Middle East and other economic disruptions, which increased the spread between yields realized on risk-free and higher risk securities, resulting in illiquidity in parts of the capital markets. Central banks and governments played a key role in reintroducing liquidity to parts of the capital markets. Future exits of these financial institutions from the market may reintroduce temporary illiquidity. These and future market disruptions and/or illiquidity would be expected to have an adverse effect on the Fund’s business, financial condition, results of operations and cash flows.
Risks Related to Investments in Loans
. The Fund invests in loans, either through primary issuances or in secondary transactions, including potentially on a synthetic basis. The value of the Fund’s loans may be detrimentally affected to the extent a borrower defaults on its obligations. There can be no assurance that the value assigned by the Adviser can be realized upon liquidation, nor can there be any assurance that any related collateral will retain its value. Furthermore, circumstances could arise (such as in the bankruptcy of a borrower)

that could cause the Fund’s security interest in the loan’s collateral to be invalidated. Also, much of the collateral will be subject to restrictions on transfer intended to satisfy securities regulations, which will limit the number of potential purchases if the Fund intends to liquidate such collateral. The amount realizable with respect to a loan may be detrimentally affected if a guarantor, if any, fails to meet its obligations under a guarantee. Finally, there may be a monetary, as well as a time cost involved in collecting on defaulted loans and, if applicable, taking possession of various types of collateral.
The portfolio may include first lien senior secured, second and third lien loans and any other loans.
Direct Lending
. The Fund will invest in directly originated senior secured loans, including unitranche loans, of performing middle market companies (“Senior Capital Debt Securities”).
The value of the Fund’s assets is volatile and may fluctuate due to a variety of factors that are inherently difficult to predict and are outside of the Advisers’ control, including prevailing credit spreads, general economic conditions, financial market conditions, domestic or international economic or political events, developments or trends in any particular industry, changes in interest rates, or the financial condition of the obligors of the Fund’s assets. In particular, the market for Senior Capital Debt Securities has experienced periods of volatility in the supply of, and demand for, such loans, resulting in volatility in, among other things, spreads, interest rate floors, purchase price discounts, leverage, covenants, structure, and other terms. Because loans are privately syndicated and loan agreements are privately negotiated and customized, loans are not purchased or sold as easily as publicly traded securities. In addition, historically the trading volume in the loan market, especially in the middle market, has been small relative to the high-yield debt securities market.
The obligors of the Fund’s assets will primarily be privately owned middle market businesses. There is generally no publicly available information about these businesses. Some obligors may not meet net income, cash flow, and other coverage tests typically imposed by lenders. Numerous factors may affect an obligor’s ability to repay its related obligations, including the failure to meet its business plan, a downturn in its industry, and continuing negative economic conditions. A deterioration in an obligor’s financial condition and prospects may be accompanied by deterioration in the collateral securing the Fund’s assets or the recuring revenue of the obligor. Such deterioration might impair the ability of such obligor to obtain refinancing or force it to seek to have the Fund’s asset restructured.
Senior Capital Debt Securities are generally considered speculative in nature and may end up in default for a variety of reasons. A defaulted asset may become subject to either substantial workout negotiations or a restructuring, which may entail, among other things, a substantial reduction in the interest rate, a substantial write-down of principal, and a substantial change in the terms, conditions, and covenants with respect to such defaulted asset. In addition, such negotiations or restructuring may be quite extensive, protracted, and costly over time, and therefore may result in substantial uncertainty with respect to the ultimate recovery on such defaulted asset. The liquidity of a defaulted asset will be limited, and to the extent that a defaulted asset is sold, it is highly unlikely that the proceeds from such sale will be equal to the amount of unpaid principal and interest thereon.
Loans to middle market businesses generally carry both higher interest rates and more inherent risks than loans to larger, publicly traded businesses. These middle market companies generally have more limited access to capital and higher financing costs, may be in a weaker financial position, may need more capital to expand or compete, and may be unable to obtain financing from public capital markets or from traditional sources, such as commercial banks. Middle market businesses typically have narrower product lines and smaller market shares than larger businesses. Therefore, they tend to be more vulnerable to competitors’ actions and market conditions, as well as general economic downturns. These businesses may also experience substantial variations in operating results. Typically, the success of a middle market business also depends on the management talents and efforts of one or two persons or a small group of persons. The death, disability, or resignation of one or more of such persons could have a material adverse impact on the obligor and its ability to repay its obligations. In addition, middle market businesses often need substantial additional capital to expand or compete and will often have borrowed money from other lenders and may need additional capital to survive any economic downturns. Accordingly, loans made to middle market companies involve higher risks than loans made to companies that have larger businesses, greater financial resources, or that are otherwise able to access traditional credit sources.
There can be no assurance as to the levels of defaults or the amount or timing of recoveries that may be experienced with respect to the Fund’s assets. Any increase in default levels or decrease in recovery rates, or delays in receipt of recoveries, could adversely affect distributions, if any, to the Fund.
There can be no assurance that the
Sub-Adviser
will correctly evaluate the nature and magnitude of the various factors that could negatively impact the value or performance of Senior Capital Debt Securities. These risks could be exacerbated to the extent that the portfolio is concentrated in one or more particular types of assets.
Bank Loans and Participations
. The Fund’s investment program may include bank loans and participations. These obligations are subject to unique risks, including (i) the possible avoidance of an investment transaction as a “preferential transfer,” “fraudulent conveyance” or “fraudulent transfer,” among other avoidance actions, under relevant bankruptcy, insolvency and/or creditors’ rights laws;
(ii) so-called
“lender liability” claims by the issuer of the obligations; (iii) environmental liabilities that may arise with respect to collateral securing the obligations; (iv) limitations on the ability of the Fund to directly enforce its rights with respect to participations; and (v) the contractual nature of participations where the Fund takes on the credit risk of the agent bank rather than the actual borrower.
The Fund may acquire interests in loans either directly (by way of assignment) or indirectly (by way of participation). The purchaser of an assignment typically succeeds to all the rights and obligations of the assigning institution and becomes a contracting party under the loan agreement with respect to the loan; however, its rights can be more restricted than those of the assigning institution. Participation in a portion of a loan typically results in a contractual relationship only with the institution participating out the interest and not with the obligor. The Fund would, in such a case, have the right to receive payments of principal and interest to which it is entitled only from the institution selling the participation, and not directly from the obligor, and only upon receipt by such institution of such payments from the obligor. As the owner of a participation, the Fund generally will have no right to enforce compliance by the obligor with the terms of the loan agreement or to vote on amendments to the loan agreement, nor any rights of set-off
against the obligor, and the Fund may not directly benefit from collateral supporting the loan in which it has purchased the participation. In addition, in the event of the insolvency of the selling institution, the Fund may be treated as a general creditor of such selling institution, and may not have any exclusive or senior claim with respect to the selling institution’s interest in, or the collateral with respect to, the applicable loan. Consequently, the Fund will assume the credit risk of both the obligor and the institution selling the participation to the Fund. As a result, concentrations of participations from any one selling institution subject the Fund to an additional degree of risk with respect to defaults by such selling institution. In addition, because bank loans are not typically registered under the federal securities laws like stocks and bonds, investors in loans have less protection against improper practices than investors in registered securities.
In March 2023, several financial institutions experienced a larger-than-expected decline in deposits and two banks, Silicon Valley Bank (“SVB”) and Signature Bank, were placed into receivership. Given the interconnectedness of the banking system, the Federal Reserve invoked the systemic risk exception, temporarily transferred all deposits—both insured and uninsured—and substantially all the assets of the two banks into respective bridge banks and guaranteed depositors’ full access to their funds.
This type of systemic risk event and/or resulting government actions can negatively impact the Fund, for example, through less credit being available to issuers or uncertainty regarding safety of deposits at other institutions. These risks also may adversely affect financial intermediaries, such as clearing agencies, clearing houses, banks, securities firms, and exchanges, with which the Fund interacts.

Direct Origination
. A significant portion of the Fund’s investments may be originated. The results of the Fund’s operations depend on several factors, including the availability of opportunities for the origination or acquisition of target investments, the level and volatility of interest rates, the availability of adequate short and long-term financing, conditions in the financial markets, and economic conditions. Further, the Fund’s inability to raise capital and the risk of portfolio company defaults may materially and adversely affect the Fund’s investment originations, business, liquidity, financial condition, results of operations, and ability to make distributions to its Shareholders. In addition, competition for originations of, and investments in, the Fund’s target investments may lead to the price of such assets increasing or the decrease of interest income from loans originated by the Fund, which may further limit its ability to generate desired returns. Also, as a result of this competition, desirable investments in the Fund’s target investments may be limited in the future, and the Fund may not be able to take advantage of attractive investment opportunities from time to time, as the Fund can provide no assurance that the
Sub-Adviser
will be able to identify and make investments that are consistent with the Fund’s investment objective.
First Lien Senior Secured Loans
. It is expected that when the Fund makes a senior secured term loan investment in an issuer, it will generally take a security interest in substantially all of the available assets of the issuer, including the equity interests of its domestic subsidiaries, which the Fund expects to help mitigate the risk that it will not be repaid. However, there is a risk that the collateral securing the Fund’s loans may decrease in value over time, may be difficult to sell in a timely manner, may be difficult to appraise and may fluctuate in value based upon the success of the business and market conditions, including as a result of the inability of the issuer to raise additional capital, and, in some circumstances, the Fund’s lien could be subordinated to claims of other creditors. In addition, deterioration in an issuer’s financial condition and prospects, including its inability to raise additional capital, may be accompanied by deterioration in the value of the collateral for the loan. Consequently, the fact that a loan is secured does not guarantee that the Fund will receive principal and interest payments according to the loan’s terms, or at all, or that it will be able to collect on the loan should it be forced to enforce its remedies.
Second Lien Senior Secured Loans and Junior Debt Investments
. Second and third lien loans are subject to the same investment risks generally applicable to senior loans described above. The Fund’s second lien senior secured loans will be subordinated to first lien loans and the Fund’s junior debt investments, such as mezzanine loans, generally will be subordinated to both first lien and second lien loans and have junior security interests or may be unsecured. As such, to the extent the Fund holds second lien senior secured loans and junior debt investments, holders of first lien loans may be repaid before the Fund in the event of a bankruptcy or other insolvency proceeding. Therefore, second and third lien loans are subject to additional risk that the cash flow of the related obligor and the property securing the second or third lien loan may be insufficient to repay the scheduled payments to the lender after giving effect to any senior secured obligations of the related obligor. This may result in an above average amount of risk and loss of principal. Second and third lien loans are also expected to be more illiquid than senior loans.
Unsecured Loans
. Unsecured loans are subject to the same investment risks generally applicable to loans described above but are subject to additional risk that the assets and cash flow of the related obligor may be insufficient to repay the scheduled payments to the lender after giving effect to any secured obligations of the obligor. Unsecured loans will be subject to certain additional risks to the extent that such loans may not be protected and such loans are not secured by collateral, financial covenants or limitations upon additional indebtedness. Unsecured loans are also expected to be a more illiquid investment than senior loans for this reason.
Other Risks Related to Loans
. Under the agreements governing most syndicated loans, should a holder of an interest in a syndicated loan wish to call a default or exercise remedies against a borrower, it could not do so without the agreement of at least a majority of the other lenders. Actions could also be taken by a majority of the other lenders, or in some cases, a single agent bank, without the consent of all lenders. Each lender would nevertheless be liable to indemnify the agent bank for its ratable share of expenses or other liabilities incurred in such connection and, generally, with respect to the administration and any renegotiation or enforcement of the syndicated loans. Moreover, an assignee or participant in a loan may not be entitled to certain gross-up
payments in respect of withholding taxes and other indemnities that otherwise might be available to the original holder of the loan.
Furthermore, the
Sub-Adviser
expects to invest a portion of the Fund’s assets in bank loans and participations. The special risks associated with these obligations include (i) the possible invalidation of an investment transaction as a fraudulent conveyance under relevant creditors’ rights laws, (ii) adverse consequences resulting from participating in such instruments with other institutions with lower credit quality and (iii) limitations on the ability of the Fund or the Adviser to directly enforce the Fund’s rights with respect to participations. The Fund will seek to balance the magnitude of these and other risks identified by it against the potential investment gain prior to entering into each such investment. Successful claims by third parties arising from these and other risks, absent bad faith, may be borne by the Fund. Bank loans are frequently traded on the basis of standardized documentation which is used in order to facilitate trading and market liquidity. There can be no assurance, however, that future levels of supply and demand in bank loan trading will provide an adequate degree of liquidity or that the current level of liquidity will continue or that the same documentation will be used in the future. The settlement of trading in bank loans often requires the involvement of third parties, such as administrative or syndication agents, and there presently is no central clearinghouse or authority which monitors or facilitates the trading or settlement of all bank loan trades. Often, settlement may be delayed based on the actions of any third party or counterparty, and adverse price movements may occur in the time between trade and settlement, which could result in adverse consequences for the Fund.
In recent years, a number of judicial decisions in the United States have upheld the right of borrowers to sue lending institutions on the basis of various evolving legal theories (collectively termed “lender liability”). Generally, lender liability is founded upon the premise that an institutional lender has violated a duty (whether implied or contractual) of good faith and fair dealing owed to a borrower or has assumed a degree of control over the borrower resulting in a creation of a fiduciary duty owed to the borrower or its other creditors or shareholders. Because of the nature of certain of the Fund’s investments, the Fund could be subject to allegations of lender liability.
The Fund may acquire interests in bank loans either directly (by way of sale or assignment) or indirectly (by way of participation). The purchaser of an assignment typically succeeds to all the rights and obligations of the assigning institution and becomes a contracting party under the credit agreement with respect to the debt obligation; however, its rights can be more restricted than those of the assigning institution. Participation interests in a portion of a debt obligation typically result in a contractual relationship only with the institution participating out the interest and not with the borrower. In purchasing participations, the Fund typically will not have the right to vote on matters requiring a vote of holders of the underlying debt and may have no right to enforce compliance by the borrower with the terms of the loan agreement, or any rights of set-off
against the borrower, and the Fund may not directly benefit from the collateral supporting the debt obligation in which it has purchased the participation. As a result, if the Fund were to hold a participation, it would assume the credit risk of both the borrower and the institution selling the participation to the Fund. In certain circumstances, investing in the form of participation may be the most advantageous or only route for the Fund to make or hold any such investment, including in light of limitations relating to local laws or the willingness of administrative agents or borrowers to allow the Fund to become a direct lender.
Finally, loans may become
non-performing
for a variety of reasons.
Non-performing
debt obligations may require substantial workout negotiations, restructuring or bankruptcy filings that may entail a substantial reduction in the interest rate, deferral of payments and/or a substantial write-down of the principal of a loan or conversion of some or all of the debt to equity. Additional costs associated with these activities may reduce returns.
Unitranche Loans
. Unitranche loans provide leverage levels comparable to a combination of first lien and second lien or subordinated loans. From the perspective of a lender, in addition to making a single loan, a unitranche loan may allow the lender to choose to participate in the “first out” tranche, which will generally receive priority with respect to payments of principal, interest and any other amounts due, or to choose to participate only in the “last out” tranche, which is generally paid after the “first out” tranche is paid. The Fund expects to participate in “first out” and “last out” tranches of unitranche loans and make single unitranche loans.
DIP Loans
. The Fund may invest in
debtor-in-possession
(“DIP”) loans. DIP loans involve a fundamental credit risk based on the borrower’s ability to make principal and interest payments and the inherent risks in the bankruptcy process. DIP loans are subject to a court approval process in which parties-in-interest
may be heard but there can be no assurance that the Fund would be successful in obtaining favorable results. If the calculations of the
Sub-Adviser
as to the outcome or timing of a reorganization are inaccurate, a company that has filed for bankruptcy may not be able to make payments on a DIP loan on time or at all. In addition, DIP loans may be privately negotiated transactions, each of which has individualized terms. These positions may be illiquid and difficult to value. DIP loans may be subject to price volatility due to various factors including, but not limited to, changes in interest rates, market perception of the creditworthiness of the borrower and general market liquidity.
Investments in Middle-Market Companies
. Investments in middle-market companies such as those that the Fund may invest in, while often presenting greater opportunities for growth, may also entail larger risks than are customarily associated with investments in large companies. Middle-market companies may have more limited product lines, capitalization, markets and financial resources, and may be dependent on a smaller management group. As a result, such companies may be more vulnerable to general economic trends and to specific changes in markets and technology. In addition, future growth may be dependent on additional financing, which may not be available on acceptable terms when required. Furthermore, there is ordinarily a more limited marketplace for the sale of interests in smaller, private companies, which may make realizations of gains more difficult, by requiring sales to other private investors. In addition, the relative illiquidity of investments held by closed-end
funds generally, and the somewhat greater illiquidity of
closed-end
fund investments in middle-market companies, could make it difficult for the Fund to react quickly to negative economic or political developments.
Investments in Less Established Companies
. The Fund may invest a portion of its assets in the securities of less established companies. Certain of the investments may be in businesses with little or no operating history. Investments in such early-stage growth companies may involve greater risks than are generally associated with investments in more established companies. To the extent there is any public market for the securities held by the Fund, such securities may be subject to more abrupt and erratic market price movements than those of larger, more established companies. Less established companies tend to have lower capitalizations and fewer resources and are, therefore, often more vulnerable to financial failure. Such companies also may have shorter operating histories on which to judge future performance and in many cases, if operating, will have negative cash flow. There can be no assurance that any such losses will be offset by gains (if any) realized on the Fund’s other investments. In addition, less mature companies could be deemed to be more susceptible to irregular accounting or other fraudulent practices. In the event of fraud by any company in which the Fund invests, the Fund may suffer a partial or total loss of capital invested in that company.
The Fund may invest in issuers that: (i) have little or no operating history, (ii) offer services or products that are not yet ready to be marketed, (iii) are operating at a loss or have significant fluctuations in operating results, (iv) are engaged in a rapidly changing business or (v) need substantial additional capital to set up internal infrastructure, hire management and personnel, support expansion or achieve or maintain a competitive position. Such issuers may face intense competition, including competition from companies with greater financial resources, more extensive capabilities and a larger number of qualified managerial and technical personnel.
Investments in Special Situations.
The Fund may provide financing to companies involved in (or the target of) acquisition attempts or tender offers or companies involved in work-outs, liquidations, spin-offs, reorganizations, bankruptcies, and similar transactions. In any investment transaction involving any such type of business enterprise, there exists the risk that the transaction in which such business enterprise is involved either will be unsuccessful, will take considerable time or will result in a distribution of cash or a new security the value of which will be less than the purchase price paid by the Fund of the security or other financial instrument in respect of which such distribution is received. Similarly, if such an anticipated transaction does not in fact occur, the Fund may lose all or a material portion of its investment. All of these events could have a material adverse effect on the value of the investments.
High Yield Debt
. The Fund expects to invest in debt securities that may be classified as “higher-yielding” (and, therefore, higher-risk) debt securities (also known as “junk bonds”). In most cases, such debt will be rated below “investment grade” or will be unrated and will face both ongoing uncertainties and exposure to adverse business, financial or economic conditions and the issuer’s failure to make timely interest and principal payments. The market for high yield securities (junk bonds) has experienced periods of volatility and reduced liquidity. High yield securities (junk bonds) may or may not be subordinated to certain other outstanding securities and obligations of the issuer, which may be secured by all or substantially all of the issuer’s assets. High yield securities (junk bonds) may also not be protected by financial covenants or limitations on additional indebtedness. The market values of certain of these debt securities may reflect individual corporate developments. General economic recession or a major decline in the demand for products and services in the industry in which the borrower operates would likely have a materially adverse impact on the value of such securities or could adversely affect the ability of the issuers of such securities to repay principal and pay interest thereon and increase the incidence of default of such securities. In addition, adverse publicity and investor perceptions, whether or not based on fundamental analysis, may also decrease the value and liquidity of these high yield debt securities (junk bonds).
Distressed Credit Investments
. The Fund’s distressed credit investments (e.g., investments in defaulted, out-of-favor
or distressed bank loans and debt and equity securities) are inherently speculative and are subject to a high degree of risk. Companies experiencing financial distress are often those operating at a loss or with substantial variations in operating results from period to period. Companies experiencing financial distress may be involved in insolvency proceedings and have the need for substantial additional capital to support continued operations or to improve their financial condition and may have very high amounts of leverage. Distressed companies typically are in default under, or have a significant risk of an inability to service, their debt obligations, especially during an economic downturn or periods of rising interest rates, may not have access to more traditional methods of financing and may be unable to repay debt by refinancing. Investments in distressed companies may be premised on a turnaround strategy. If turnarounds are not achieved, these companies could experience failures or substantial declines in value, and the Fund may not be able to divest itself of such unprofitable investments in a timely fashion or at all. Additionally, turnarounds may not be achieved within the contemplated investment horizons.
The value of distressed instruments tends to be more volatile and may have an increased price sensitivity to changing interest rates and adverse economic and business developments than other securities or instruments. Distressed credit investments are often more sensitive to company-specific developments and changes in economic conditions than other securities. Furthermore, distressed debt instruments are often unsecured and may be subordinated to senior debt. Accordingly, an investment in the Fund should only be considered by persons who can afford a loss of their entire investment.
Mezzanine Investments
. Most of the Fund’s mezzanine investments (if any) are expected to be unsecured and made in companies whose capital structures have significant indebtedness ranking ahead of the investments, all or a significant portion of which may be secured. While the investments may benefit from the same or similar financial and other covenants as those enjoyed by the indebtedness ranking ahead of the investments and may benefit from cross-default provisions and security over the issuer’s assets, some or all of such terms may not be part of particular investments. Moreover, the ability of the Fund to influence an issuer’s affairs, especially during periods of financial distress or following an insolvency, is likely to be substantially less than that of senior creditors. Mezzanine investments generally are subject to various risks, including, without limitation: (i) a subsequent characterization of an investment as a “fraudulent conveyance”; (ii) the recovery as a “preference” of liens perfected or payments made on account of a debt in the 90 days before a bankruptcy filing; (iii) equitable subordination claims by other creditors;
(iv) so-called
“lender liability” claims by the issuer of the obligations; and (v) environmental liabilities that may arise with respect to collateral securing the obligations.
Syndication
. The Fund may originate certain of its investments with the expectation of later syndicating a portion of such investments to third parties. Prior to such syndication, or if such syndication is not successful, the Fund’s exposure to the originated investment may exceed the exposure that the
Sub-Adviser
intended to have over the long-term or would have had had the Fund purchased such investment in the secondary market rather than originating it.
Use of Collateral
. Collateral for private credit investments may include a wide range of assets, including, but not limited to, assets and/or net income of companies, real estate, revenue streams, equity interests, fund interests, royalties of various types, rights to litigation proceeds, trade receivables, and derivative exposure to loans. To the extent the
Sub-Adviser
originates loans based partly upon the adequacy of the borrower’s collateral, an incorrect valuation of such collateral may result in unforeseen losses. The inherent uncertainty of the value of collateral may result in values that differ significantly from the values that can ultimately be obtained for such collateral. Even if collateral is initially valued correctly, changes in market conditions, regulations or other circumstances, or changes directly related to such collateral, may materially adversely affect the value thereof. In addition, there can be no assurance that such collateral could be readily liquidated. In the event of bankruptcy of a borrower, the Fund could experience delays or limitations with respect to its ability to realize the benefits of the collateral securing an investment.
Under certain circumstances, collateral securing an investment may be released without the consent of the lender. Moreover, the lender’s security interest (with respect to investments in secured debt) may be unperfected for a variety of reasons, including the failure to make required filings by lenders and, as a result, the Fund may not have priority over other creditors as anticipated. First priority lien investments made by the lender may, in certain cases, provide a first priority lien over some, but not all, of the assets of the relevant borrower. The Fund may also invest in second-lien debt, high-yield securities, marketable and non-marketable
common and preferred equity securities and other unsecured instruments each of which involves a higher degree of risk than senior first-lien secured debt, including the re-use
and subsequent loss of collateral by the borrower. Furthermore, the Fund’s right to payment and its security interest, if any, may be subordinated to the payment rights and security interests of senior lenders (with respect to some or all of the assets of an issuer in which the Fund invests). Certain of these investments may have an interest-only payment schedule, with the principal amount remaining outstanding and at risk until the maturity of the investment. In such cases, the ability of the issuer to repay the principal in respect of the Fund’s investment may be dependent upon a liquidity event or the long-term success of the company, the occurrence of which is uncertain.
The terms of any derivative hedging arrangements entered into by the Fund may provide that related collateral given to, or received by, the Fund may be pledged, lent, re-hypothecated,
or otherwise
re-used
by the collateral taker for its own purposes. If collateral received by the Fund is reinvested or otherwise re-used,
the Fund is exposed to the risk of loss on that investment. Should such a loss occur, the value of the collateral will be reduced, and the Fund will have less protection if the counterparty defaults. Similarly, if the counterparty reinvests or otherwise re-uses
collateral received from the Fund and suffers a loss as a result, it may not be in a position to return that collateral to the Fund should the relevant transaction complete, be unwound or otherwise terminate and the Fund is exposed to the risk of loss of the amount of collateral provided to the counterparty.
Asset-Backed Securities
. Asset-backed securities (“ABS”) are a form of structured debt obligation. In addition to the general risks associated with credit or debt securities discussed herein, ABS are subject to additional risks. While traditional fixed-income securities typically pay a fixed rate of interest until maturity, when the entire principal amount is due, an ABS represents an interest in a pool of assets, such as automobile loans, credit card receivables, unsecured consumer loans or student loans, that has been securitized and provides for monthly payments of interest, at a fixed or floating rate, and principal from the cash flow of these assets. This pool of assets (and any related assets of the issuing entity) is the only source of payment for the ABS. The ability of an

ABS issuer to make payments on the ABS, and the timing of such payments, is therefore dependent on collections on these underlying assets. The recoveries on the underlying collateral (if any) may not, in some cases, be sufficient to support payments on these securities, which may result in losses to investors in an ABS. In many circumstances, ABS are not secured by an interest in the related collateral. Credit card receivables, for example, are generally unsecured and the debtors are entitled to the protection of a number of state and federal consumer loan laws, many of which give such debtors the right to set off certain amounts owed on the credit cards, thereby reducing the balance due.
Generally, obligors may prepay the underlying assets in full or in part at any time, subjecting the Fund to prepayment risk related to the ABS it holds. While the expected repayment streams on ABS are determined by the contractual amortization schedules for the underlying assets, an investor’s yield to maturity on an ABS is uncertain and may be reduced by the rate and speed of prepayments of the underlying assets, which may be influenced by a variety of economic, social and other factors. Any prepayments, repurchases, purchases or liquidations of the underlying assets could shorten the average life of the ABS to an extent that cannot be fully predicted. Some ABS may be structured to include a period of rapid amortization triggered by events such as a significant rise in the default rate of the underlying collateral, a sharp drop in the credit enhancement level because of credit losses on the underlying assets, a specified regulatory event or the bankruptcy of the originator. A rapid amortization event will cause any revolving period to end earlier than expected and all collections on the underlying assets will be used to pay principal to investors earlier than expected. In general, the senior most securities will be paid prior to any payments being made on the subordinated securities, and if such payments are made earlier than expected, the Fund’s yield on such ABS may be negatively affected.
Mortgage-Backed Securities
. The Fund may from time to time to invest in pools or tranches of mortgage-backed securities (including commercial mortgage-backed securities (“CMBS”). The collateral underlying mortgage-backed securities generally consists of commercial mortgages or real property that has a residential, multifamily or commercial use, such as retail space, office buildings, warehouse property and hotels. CMBS have been issued in a variety of issuances, with varying structures including senior and subordinated classes. The commercial mortgages underlying CMBS generally have shorter maturities than residential mortgages, allow all or a substantial portion of the loan balance to be paid at maturity, commonly known as a “balloon payment,” and are usually non-recourse
against the commercial borrower. Investments in CMBS are subject to various risks and uncertainties, including credit, market, interest rate, structural and legal risks. These risks may be magnified by volatility in the credit and commercial real estate markets. The investment characteristics of CMBS differ from traditional debt securities in a number of respects, and are similar to the characteristics of structured credit products in which investors participate through a trust or other similar conduit arrangement. Commercial mortgage loans are obligations of the borrowers thereunder and are not typically insured or guaranteed by any other person or entity. While the Fund intends to vigorously analyze and underwrite its CMBS investments from a fundamental real estate perspective, there can be no assurance that underwriting practices will yield their desired results, and there can be no assurance that the Fund will be able to effectively achieve its investment objective or that expected returns will be achieved.
In general, if prevailing interest rates fall significantly below the interest rates on the related mortgage loans, the rate of prepayment on the underlying mortgage loans would be expected to increase. Conversely, if prevailing interest rates rise to a level significantly above the interest rates on the related mortgages, the rate of prepayment would be expected to decrease, which could reduce the returns on certain mortgage-backed securities in which the Fund may invest. In addition, rising rates may increase the frequency of defaults on certain floating-rate mortgage-backed securities.
Credit Agency Risk
. Credit ratings are determined by credit rating agencies and are only the opinions of such entities. Ratings assigned by a rating agency are not absolute standards of credit quality and do not evaluate market risk or the liquidity of securities. In addition, rating agencies attempt to evaluate the safety of principal and interest payments and do not evaluate the risks of fluctuations in market value. Therefore, such credit ratings may not fully reflect the true risks of an investment. Also, rating agencies may fail to make timely changes to their credit ratings in response to subsequent events and an obligor’s current financial condition may be better or worse than a rating indicates. Any shortcomings or inefficiencies in credit rating agencies’ processes for determining credit ratings may adversely affect the credit ratings of securities held by the Fund or such credit rating agencies ability to evaluate creditworthiness, and, as a result, may adversely affect those securities’ perceived or actual credit risk.
Collateralized Loan Obligations
. In the case of most CLOs, the structured finance securities are issued in multiple tranches, offering investors various maturity and credit risk characteristics, often categorized as senior, mezzanine and subordinated/equity according to their degree of risk. If there are defaults or the relevant collateral otherwise underperforms, scheduled payments to senior tranches of such securities take precedence over those of mezzanine tranches, and scheduled payments to mezzanine tranches have a priority in right of payment to subordinated/equity tranches.
In light of the above, CLOs may therefore present risks similar to those of other types of debt obligations and, in fact, such risks may be of greater significance in the case of CLOs depending upon the Fund’s ranking in the capital structure. In certain cases, losses may equal the total amount of the Fund’s principal investment. Investments in structured vehicles, including equity and junior debt securities issued by CLOs, involve risks, including credit risk and market risk. Changes in interest rates and credit quality may cause significant price fluctuations.
In addition to the general risks associated with investing in debt securities, CLO securities carry additional risks, including: (i) the possibility that distributions from collateral assets will not be adequate to make interest or other payments; (ii) the quality of the collateral may decline in value or default; (iii) investments in CLO equity and junior debt tranches will likely be subordinate in right of payment to other senior classes of CLO debt; and (iv) the complex structure of a particular security may not be fully understood at the time of investment and may produce disputes with the issuer or unexpected investment results. Additionally, changes in the collateral held by a CLO may cause payments on the instruments held by the Fund to be reduced, either temporarily or permanently. CLOs also may be subject to prepayment risk. Further, the performance of a CLO may be adversely affected by a variety of factors, including the security’s priority in the capital structure of the issuer thereof, the availability of any credit enhancement, the level and timing of payments and recoveries on and the characteristics of the underlying receivables, loans or other assets that are being securitized, remoteness of those assets from the originator or transferor, the adequacy of and ability to realize upon any related collateral and the capability of the servicer of the securitized assets. There are also the risks that the trustee of a CLO does not properly carry out its duties to the CLO, potentially resulting in loss to the CLO. In addition, the complex structure of the security may produce unexpected investment results, especially during times of market stress or volatility.
Investing in securities of CLOs involves the possibility of investments being subject to potential losses arising from material misrepresentation or omission on the part of borrowers whose loans make up the assets of such entities. Such inaccuracy or incompleteness may adversely affect the valuation of the receivables or may adversely affect the ability of the relevant entity to perfect or effectuate a lien on the collateral securing its assets. The CLOs in which the Fund invests will rely upon the accuracy and completeness of representations made by the underlying borrowers to the extent reasonable, but cannot guarantee such accuracy or completeness. The quality of the Fund’s investments in CLOs is subject to the accuracy of representations made by the underlying borrowers. In addition, the Fund is subject to the risk that the systems used by the originators of CLOs to control for accuracy are defective. Under certain circumstances, payments to the Fund may be reclaimed if any such payment or distribution is later determined to have been a fraudulent conveyance or a preferential payment.
To the extent underlying default rates with respect to the securities in which the Fund invests occur or otherwise increase, the performance of the Fund’s investments may be adversely affected. The rate of defaults and losses on debt instruments will be affected by a number of factors, including global, regional and local economic conditions in the area where the borrower operates, the financial circumstances of the borrower as well as the general market conditions. A decline in global markets (or any particular sub-market
thereof) may result in

higher delinquencies and/or defaults as borrowers may not be able to repay or refinance their outstanding debt obligations when due for a variety of reasons, which may adversely affect the performance of the Fund’s investments.
CLOs typically will have no significant assets other than the assets underlying such CLOs, including, but not limited to, secured loans, leveraged loans, project finance loans, unsecured loans, cash collateralized letters of credit and other asset-backed obligations, and/or instruments (each of which may be listed or unlisted and in bearer or registered form) that serve as collateral. Payments on the CLO securities are and will be payable solely from the cash flows from the collateral, net of all management fees and other expenses.
The failure by a CLO in which the Fund invests to satisfy financial covenants, including with respect to adequate collateralization and/or interest coverage tests, could lead to a reduction in its payments to the Fund. In the event that a CLO fails certain tests, holders of CLO senior debt may be entitled to additional payments that would, in turn, reduce the payments the Fund would otherwise be entitled to receive. Separately, the Fund may incur expenses to the extent necessary to seek recovery upon default or to negotiate new terms, which may include the waiver of certain financial covenants, with a defaulting CLO or any other investment the Fund may make. If any of these occur, it could materially and adversely affect the Fund’s returns.
Issuers may be subject to management, administration and incentive or performance fees. Payment of such additional fees will adversely impact on the returns achieved by the Fund.
The Fund may hold securities that are in a first loss or subordinated position with respect to realized losses on the collateral of its issuers. The leveraged nature of CLOs, in particular, magnifies the adverse impact of loan defaults. CLO investments represent a leveraged investment with respect to the underlying loans. Therefore, changes in the market value of the CLO investments could be greater than the change in the market value of the underlying loans, which are subject to credit, liquidity and interest rate risk.
The Fund’s investments and the assets that collateralize them may prepay more quickly than expected and have an impact on the value of the Fund. Prepayment rates are influenced by changes in interest rates and a variety of factors beyond the Fund’s control and consequently cannot be accurately predicted. Early prepayments give rise to increased re-investment
risk, as the Fund or a CLO collateral manager might realize excess cash from prepayments earlier than expected. If the Fund or a CLO collateral manager is unable to reinvest such cash in a new investment with an expected rate of return at least equal to that of the investment repaid, this may reduce net income and the fair value of that asset.
The Fund is expected to rely on CLO collateral managers to administer and review the portfolios of collateral they manage. The actions of the CLO collateral managers may significantly affect the return on investments. The ability of each CLO collateral manager to identify and report on issues affecting its securitization portfolio on a timely basis could also affect the return on investments, as the Fund may not be provided with information on a timely basis in order to take appropriate measures to manage its risks. The Fund is also expected to rely on CLO collateral managers to act in the best interests of a CLO it manages. If any CLO collateral manager were to act in a manner that was not in the best interest of the CLOs (e.g., gross negligence, with reckless disregard or in bad faith), this could adversely impact the overall performance of investments.
There could in the future be circumstances when uncertainty exists with respect to the roles of certain parties in respect of the issuers of the securities in which the Fund invests. Various issues may arise for which there may not be a clear answer in the transaction documents of such issuers, such as, for example only, whether the trustee is obligated to actively search for breaches of representations and warranties, whether holders of the issuer’s securities should be allowed access to all deal documents and whether principal forgiveness should be treated as a realized loss. The manner in which these open issues are resolved, specifically those which impact the receipt and allocation of underlying cash flows and losses, could adversely impact the Fund’s current and future investments in issuers.

The failure of servicers to effectively service the loans underlying certain of the investments held by the Fund could materially and adversely affect the Fund. Most securitizations of loans require a servicer to manage collections on each of the underlying loans. Both default frequency and default severity of loans may depend upon the quality of the servicer. If servicers are not vigilant in encouraging borrowers to make their monthly payments, the borrowers may be far less likely to make these payments, which could result in a higher frequency of default. If servicers take longer to liquidate non-performing
assets, loss severities may tend to be higher than originally anticipated. The failure of servicers to effectively service the receivables underlying certain assets in the Fund’s investments could negatively impact the value of its investments and its performance. Servicer quality is of prime importance in the default performance of certain personal loans. Servicers may go out of business which would require a transfer of servicing to another servicer. Such transfers take time and loans may become delinquent because of confusion or lack of attention. Servicers may be required to advance interest on delinquent loans to the extent the servicer deems those advances recoverable. In the event the servicer does not advance, interest may be interrupted even on more senior securities. Servicers may also advance more than is in fact recoverable once a defaulted loan is disposed, and the loss to the Fund may be greater than the outstanding principal balance of that loan (greater than 100% loss severity). For securitizations with corporate loans, the collateral manager’s role in reinvestment of principal amortization in performing credits and with respect to loans that default, as well as its ability to actively manage the portfolio through trading, will have a significant impact on the value of the underlying collateral and the performance of its securitization. If the collateral manager reinvests proceeds into loans which then default, does not sell loans before such loans default close to the original purchase price or does not effectively contribute to a restructuring process to maximize value of the loan the securitization owns, the collateral manager could materially and adversely impact the Fund’s investments.
The Fund’s investment strategy with respect to certain investments (or types of investments) may be based, in part, upon the premise that interests in issuers and/or an issuer’s underlying collateral that are otherwise performing may from time to time be available for participation by the Fund at “discounted” rates or at “undervalued” prices. Purchasing debt instruments and/or other interests at what may appear to be “undervalued” or “discounted” levels is no guarantee that these investments will generate attractive risk-adjusted returns to the Fund or will not be subject to further reductions in value. For reasons not necessarily attributable to any of the risks set forth herein (for example, supply/demand imbalances or other market forces), the prices of the debt instruments and other securities in which the Fund invests may decline substantially. In particular, purchasing debt instruments or other assets at what may appear to be “undervalued” or “discounted” levels is no guarantee that these assets will not be trading at even lower levels at a time of valuation or at the time of sale. It may not be possible to predict such “spread widening” risk. Additionally, the perceived discount in pricing from previous environments described herein may still not reflect the true value of the collateral assets underlying debt instruments in which the Fund invests.
The fair value of investments may be significantly affected by changes in interest rates. Investments in senior-secured loans through CLOs are sensitive to interest rate levels and volatility. Although CLOs are generally structured to mitigate the risk of interest rate mismatch, there may be some difference between the timing of interest rate resets on the assets and liabilities of a CLO. Such a mismatch in timing could have a negative effect on the amount of funds distributed to CLO investors, including the Fund. In addition, CLOs may not be able to enter into hedge agreements, even if it may otherwise be in the best interests of the CLO to hedge such interest rate risk. Furthermore, in the event of a significant rising interest rate environment and/or economic downturn, loan defaults may increase and result in credit losses that may adversely affect the Fund’s cash flow, fair value of its assets and operating results.
The senior-secured loans underlying CLOs typically have floating interest rates. A rising interest rate environment may increase loan defaults, resulting in losses for the CLOs and the Fund. Further, a general rise in interest rates will increase the financing costs of the CLOs. However, since many of the senior secured loans within these CLOs have floors based on the Secured Overnight Financing Rate (“SOFR”) or another reference rate, there may not be corresponding increases in investment income constraining distributions to investors in these CLOs. CLOs typically obtain financing at a floating rate based on SOFR or another reference rate.

CLOs are typically actively managed by an investment manager, and as a result the interests therein are traded, subject to credit rating agency and other constraints, by such investment manager. The aggregate return on the CLO equity securities will depend in part upon the ability of each investment manager to actively manage the issuer’s portfolio of assets. Additionally, CLOs may be negatively impacted by rating agency actions, and if the securities issued by, or the portfolio securities of, a CLO are downgraded, the Fund’s investment may decline in value. It is possible that an affiliate of the Fund may participate (in certain instances) in the review and approval of the initial collateral selection of the Fund’s issuers as well as any collateral additions to the portfolio. In times of market stress, valuation of CLO securities may reflect wide bid-ask
spreads from numerous valuation sources and be subject to good faith valuations. However, the exercise of control over an issuer could expose the assets of the Fund to claims by such issuer, its investors and its creditors. While the
Sub-Adviser
intends to manage the Fund in a manner that will minimize the exposure of these risks, the possibility of successful claims cannot be precluded.
Between the closing date and the effective date of a CLO, the CLO collateral manager will generally expect to purchase additional collateral obligations for the CLO. During this period, the price and availability of these collateral obligations may be adversely affected by a number of market factors, including price volatility and availability of investments suitable for the CLO, which could hamper the ability of the collateral manager to acquire a portfolio of collateral obligations that will satisfy specified concentration limitations and allow the CLO to reach the target initial par amount of collateral prior to the effective date. An inability or delay in reaching the target initial par amount of collateral may adversely affect the timing and amount of interest or principal payments received by the holders of the CLO debt securities and distributions on the CLO equity securities and could result in early redemptions which may cause CLO debt and equity investors, including the Fund, to receive less than face value of their investment.
Risks Related to Investing in Data Centers.
 The Fund may invest in data centers. Such investments are subject to operating risks common to the data center industry, which include changes in tenant demands or preferences, a decline in the technology industry, such as a decrease in the use of mobile or web-based commerce,
industry slowdowns, business layoffs or downsizing, relocation of businesses, increased costs of complying with existing or new government regulations and other factors; a downturn in the market for data center space generally such as oversupply of or reduced demand for space; increased competition, including from tenants choosing to develop their own data centers; and the rapid development of new technologies or the adoption of new industry standards that render tenants’ current products and services or facilities obsolete or unmarketable. To the extent that any of these or other adverse conditions occur, they are likely to impact market rents for, and cash flows from, the Fund’s data center investments, which could have a material adverse effect on the Fund.
Royalties Risk
. The Fund may invest in royalties, either directly purchasing the asset generating royalties or providing loans secured by royalties. Investments in royalties incorporate a number of general market risks along with risks specific to various underlying royalty strategies, such as oil and gas, music/entertainment and healthcare, among others. Included in those risks are volatility in commodities, regulatory changes, delays in government approvals, patent defense and enforcement, product liabilities, product pricing and the dependence on third parties to market or distribute the product. The market performance of the target products, therefore, may be diminished by any number of factors that are beyond the Fund’s control.
Interest Rate Risk
. General interest rate fluctuations and changes in credit spreads on floating rate loans may have a substantial negative impact on the Fund’s investments and investment opportunities and, accordingly, may have a material adverse effect on the Fund’s rate of return on invested capital, the Fund’s net investment income and the Fund’s NAV. Certain of the Fund’s debt investments will have variable interest rates that reset periodically based on benchmarks such as SOFR and the prime rate, so an increase in interest rates may make it more difficult for issuers to service their obligations under the debt investments that the Fund will hold. In addition, to the extent the Fund borrows money to make investments, its returns will depend, in part, upon the difference between the rate at which it borrows funds and the rate at which it invests those funds. As a result, there can be no assurance that a significant change in market interest rates will not have a material adverse effect on the Fund’s net investment income to the extent it uses debt to finance its investments. In periods of rising interest rates, the Fund’s cost of funds would increase, which could reduce its net investment income. In general, rising interest rates will negatively impact the price of a fixed rate debt instrument and falling interest rates will have a positive effect on price. Adjustable-rate instruments also react to interest rate changes in a similar manner, although generally to a lesser degree (depending, however, on the characteristics of the reset terms, including the index chosen, frequency of reset and reset caps or floors, among other factors). From time to time, the Fund may be exposed to medium- to long-term spread duration securities. Longer spread duration securities have a greater adverse price impact to increases in interest rates. Interest rate sensitivity is generally more pronounced and less predictable in instruments with uncertain payment or prepayment schedules.
If general interest rates rise, there is a risk that the portfolio companies in which the Fund holds floating rate securities will be unable to pay escalating interest amounts, which could result in a default under their loan documents. Rising interest rates could also cause portfolio companies to shift cash from other productive uses to the payment of interest, which may have a material adverse effect on their business and operations and could, over time, lead to increased defaults. In addition, rising interest rates may increase pressure on the Fund to provide fixed rate loans to the Fund’s portfolio companies, which could adversely affect the Fund’s net investment income, as increases in the cost of borrowed funds would not be accompanied by increased interest income from such fixed-rate investments.
Inflation Risk
. Inflation risk is the risk that the value of certain assets or income from the Fund’s investments will be worth less in the future as inflation decreases the value of money. As inflation increases, the real value of investments and distributions can decline. In addition, during any periods of rising inflation, the dividend rates or borrowing costs associated with the Fund’s use of leverage would likely increase, which would tend to further reduce returns to Shareholders.
Real Assets Investments Risk
. The Fund may invest a portion of its assets in securities and credit instruments associated with real assets, including infrastructure and aviation, which have historically experienced substantial price volatility. The value of companies engaged in these industries is affected by, among other things: (i) changes in general economic and market conditions; (ii) the destruction of real assets, catastrophic events (such as earthquakes, floods, hurricanes, tornadoes, man-made
disasters, and terrorist acts) and other public crises and relief responses; (iii) changes in environmental, governmental and other regulations; (iv) risks related to local economic conditions, overbuilding and increased competition; (iv) increases in property taxes and operating expenses; (vi) changes in zoning laws; (vii) casualty and condemnation losses; (viii) surplus capacity and depletion concerns; (ix) the availability of financing; and (x) changes in interest rates and leverage. In addition, the availability of attractive financing and refinancing typically plays a critical role in the success of these investments. As a result, such investments are subject to credit risk because borrowers may be delinquent in payment or default. Borrower delinquency and default rates may be significantly higher than estimated. The
Sub-Adviser’s
assessment, or a rating agency’s assessment, of borrower credit quality may prove to be overly optimistic. The value of securities in these industries may go through cycles of relative under-performance and over-performance in comparison to equity securities markets in general.
Real Estate Investments Risk
. The Fund may invest a portion of its assets in securities and credit instruments of companies in the real estate industry, which has historically experienced substantial price volatility. The value of companies engaged in the real estate industry is affected by, among other things: (i) changes in general economic and market conditions; (ii) changes in the value of real estate properties; (iii) risks related to local economic conditions, overbuilding and increased competition; (iv) increases in property taxes and operating expenses; (v) changes in zoning laws; (vi) casualty and condemnation losses; (vii) variations in rental income, neighborhood values or the appeal of property to tenants; (viii) the availability of financing; and (ix) changes in interest rates and leverage. In addition, the availability of attractive financing and refinancing typically plays a critical role in the success of real estate investments. As a result, such investments are subject to credit risk because borrowers may be delinquent in payment or default. Borrower delinquency and default rates may be significantly higher than estimated. The
Sub-Adviser’s
assessment, or a rating agency’s assessment, of borrower

credit quality may prove to be overly optimistic. The value of securities in this industry may go through cycles of relative under-performance and over-performance in comparison to equity securities markets in general.
The Fund’s investments in mortgage loans secured by real estate will be subject to risks of delinquency, loss, taking title to collateral and bankruptcy of the borrower. The ability of a borrower to repay a loan secured by real estate is typically dependent primarily upon the successful operation of such property rather than upon the existence of independent income or assets of the borrower. If the net operating income of the property is reduced or is not increased, depending on the borrower’s business plan, the borrower’s ability to repay the loan may be impaired. If a borrower defaults or declares bankruptcy and the underlying asset value is less than the loan amount, the Fund will suffer a loss. In this manner, real estate values could impact the value of the Fund’s mortgage loan investments. Therefore, the Fund’s investments in mortgage loans will be subject to the risks typically associated with real estate. The Fund may invest in commercial real estate loans, which are secured by commercial property and are subject to risks of loss that may be greater than similar risks associated with loans made on the security of single-family residential property.
Legislative, regulatory and enforcement actions seeking to prevent or restrict foreclosures or providing forbearance relief to borrowers of residential mortgage loans may adversely affect the value of certain mortgage loan investments. Legislative or regulatory initiatives by federal, state or local legislative bodies or administrative agencies, if enacted or adopted, could delay foreclosure or the exercise of other remedies, provide new defenses to foreclosure, or otherwise impair the ability of the loan servicer to foreclose or realize on a defaulted mortgage loan. While the nature or extent of limitations on foreclosure or exercise of other remedies that may be enacted cannot be predicted, any such governmental actions that interfere with the foreclosure process or are designed to protect customers could increase the costs of such foreclosures or exercise of other remedies in respect of mortgage loans, delay the timing or reduce the amount of recoveries on defaulted mortgage loans held by the Fund, and consequently, could adversely impact the yields and distributions the Fund may receive in respect of its ownership of mortgage loans.
Preferred Stock
. Preferred stock generally has a preference as to dividends and upon the event of liquidation over an issuer’s common stock, but it ranks junior to debt securities in an issuer’s capital structure. Preferred stock generally pays dividends in cash (or additional shares of preferred stock) at a defined rate, but unlike interest payments on debt securities, preferred stock dividends are payable only if declared by the issuer’s board of directors. Dividends on preferred stock may be cumulative, meaning that, in the event the issuer fails to make one or more dividend payments on the preferred stock, no dividends may be paid on the issuer’s common stock until all unpaid preferred stock dividends have been paid. Preferred stock may also be subject to optional or mandatory redemption provisions.
Convertible Securities
. Convertible securities (including contingent convertible securities) are bonds, debentures, notes, preferred stocks or other securities that may be converted into or exchanged for a specified amount of common stock of the same or a different issuer within a particular period of time at a specified price or formula. A convertible security generally entitles its holder to receive interest or a dividend until the convertible security matures or is redeemed or converted. Convertible securities generally: (i) have higher yields than the dividends on the underlying common stocks, but lower yields than non-convertible
securities of a comparable duration; (ii) are less volatile in price than the underlying common stock due to their fixed-income characteristics; (iii) have a significant option component to their value which is directly impacted by the prevailing market volatility and interest rates; and (iv) provide the potential for capital appreciation if the market price of the underlying common stock increases.
The value of a convertible security is a function of its “investment value” (determined by its yield in comparison with the yields of other securities of comparable maturity and quality that do not have a conversion feature) and its “conversion value” (the security’s worth, at market value, if converted into the underlying common stock). The investment value of a convertible security is influenced by changes in interest rates (with investment value declining as interest rates increase) as well as market volatility (with the conversion value increasing as market volatility increases). The credit standing of the issuer and other factors may also have an effect on investment value. The conversion value of a convertible security is determined by the market price of the underlying common stock. If the conversion value is low relative to the investment value, the price of the convertible security is governed principally by its investment value. To the extent that the market price of the underlying common stock approaches or exceeds the conversion price, the price of the convertible security will be increasingly influenced by its conversion value. A convertible security generally will sell at a premium over its conversion value by the extent to which investors place value on the right to acquire the underlying common stock while holding a fixed-income security. Generally, the amount of the premium decreases (as with an option) as the convertible security approaches maturity.
A convertible security may be subject to redemption at the option of the issuer. If a convertible security held by the Fund is called for redemption, the Fund will be required either to permit the issuer to redeem the security or convert it into the underlying common stock. Either of these actions could have an adverse effect on the value of the Fund’s position.
The Fund may also invest in contingent convertible securities. Contingent convertible securities are a form of hybrid debt security that are intended to either convert into equity or have their principal written down upon the occurrence of certain “triggers.” In certain circumstances, the principal of contingent convertible securities may be written down to zero even when the underlying equity may retain value. The value of contingent convertible securities is unpredictable and will be influenced by many factors including, without limitation: (i) the creditworthiness of the issuer and/or fluctuations in such issuer’s applicable capital ratios; (ii) supply and demand for the contingent convertible securities; (iii) general market conditions and available liquidity; and (iv) economic, financial and political events that affect the issuer, its particular market or the financial markets in general. Investments in contingent convertible securities may be considered speculative.
Limited Amortization Requirements
. The Fund may invest in loans that have limited mandatory amortization requirements. While these loans may obligate an issuer to repay the loan out of asset sale proceeds, with annual excess cash flow or by refinancing upon maturity, repayment requirements may be subject to substantial limitations that would allow an issuer to retain such asset sale proceeds or cash flow, thereby extending the expected weighted average life of the investment. In addition, a low level of amortization of any debt over the life of the investment may increase the risk that an issuer will not be able to repay or refinance the loans held by the Fund when it matures.
Securities on a When-Issued or Forward Commitment Basis
. The Fund may purchase securities on a “when-issued” basis and may purchase or sell securities on a “forward commitment” basis to acquire the security or to hedge against anticipated changes in interest rates and prices. When such transactions are negotiated, the price is fixed at the time the commitment is made, but delivery and payment for the securities take place at a later date. When-issued securities and forward commitments may be sold prior to the settlement date, but the Fund will enter into when-issued and forward commitments only with the intention of actually receiving or delivering the securities, as the case may be. If the Fund disposes of the right to acquire a when-issued security prior to its acquisition or disposes of its right to deliver or receive against a forward commitment, it might incur a gain or loss. There is always a risk that the securities may not be delivered and that the Fund may incur a loss. Settlements in the ordinary course, which may take substantially more than five business days, are not treated by the Fund as when-issued or forward commitment transactions. The settlements of secondary market purchases of senior loans in the ordinary course, on a settlement date beyond the period expected by loan market participants are subject to delayed compensation. Furthermore, the purchase of a senior loan in the secondary market is typically negotiated and finalized pursuant to a binding trade confirmation, and therefore, the risk of non-delivery
of the security to the Fund is reduced or eliminated when compared with such risk when investing in when-issued or forward commitment securities.
Equity Investments
. When the Fund invests in senior secured loans or mezzanine loans, it may acquire equity securities as well. In addition, the Fund may invest directly in the equity securities of issuers. The Fund’s goal is ultimately to dispose of such equity interests and realize gains upon its disposition of such interests. However, the equity interests received may not appreciate in value and, in fact, may decline in value. Accordingly, the Fund may not be able to realize gains from its equity interests, and any gains that it does realize on the disposition of any equity interests may not be sufficient to offset any other losses experienced.
The value of the Fund’s portfolio may be affected by changes in the equity markets generally. Equity markets may experience significant short-term volatility and may fall sharply at times. Different markets may behave differently from each other and U.S. equity markets may move in the opposite direction from one or more foreign stock markets. Adverse events in any part of the equity or fixed-income markets may have unexpected negative effects on other market segments. The prices of individual equity securities generally do not all move in the same direction at the same time and a variety of factors can affect the price of a particular company’s securities. These factors may include, but are not limited to, poor earnings reports, a loss of customers, litigation against the company, general unfavorable performance of the company’s sector or industry, or changes in government regulations affecting the company or its industry.
Investments in Publicly Traded Companies
. The Fund’s investment portfolio may contain securities or instruments issued by publicly-held companies. Such investments may subject the Fund to risks that differ in type or degree from those involved with investments in privately-held companies. Such risks include, without limitation, greater volatility in the valuation of such companies, increased obligations to disclose information regarding such companies, limitations on the ability of the Fund to dispose of such securities or instruments at certain times, increased likelihood of Shareholder litigation against such companies’ board members (which may include personnel of the Adviser or
Sub-Adviser)
and increased costs associated with each of the aforementioned risks.
In addition, in respect of the Fund’s publicly traded debt investments, the Fund will not obtain financial covenants or other contractual rights, including management rights, that it might otherwise be able to obtain in making privately-negotiated investments. Moreover, the Fund may not have the same access to information in connection with investments in public securities, either when investigating a potential investment or after making an investment, as compared to privately-negotiated investments. Furthermore, the Fund may be limited in its ability to make investments, and to sell existing investments, in public securities because the Adviser or
Sub-Adviser
may be deemed to have material, nonpublic information regarding the issuers of those securities or as a result of other internal policies.
Prepayment Risk
. Prepayment risk relates to the early repayment of principal on a loan or debt security. Loans are generally callable at any time, and certain loans may be callable at any time at no premium to par. The
Sub-Adviser
is generally unable to predict the rate and frequency of such repayments. Whether a loan is called will depend both on the continued positive performance of the issuer and the existence of favorable financing market conditions that allow such issuer the ability to replace existing financing with less expensive capital. As market conditions change frequently, the
Sub-Adviser
will often be unable to predict when, and if, this may be possible for each of the Fund’s issuers. Having the loan or other debt instrument called early may have the effect of reducing the Fund’s actual investment income below its expected investment income if the capital returned cannot be invested in transactions with equal or greater yields.
Investments in Highly Leveraged Issuers
. The Fund’s investments are expected to include investments in issuers whose capital structures have significant leverage (including substantial leverage senior to the Fund’s investments), a considerable portion of which may be at floating interest rates. The leveraged capital structure of such issuers will increase their exposure to adverse economic factors such as rising interest rates, downturns in the economy or further deteriorations in the financial condition of the issuer or its industry. This leverage may result in more serious adverse consequences to such companies (including their overall profitability or solvency) in the event these factors or events occur than would be the case for less leveraged issuers. In using leverage, these issuers may be subject to terms and conditions that include restrictive financial and operating covenants, which may impair their ability to finance or otherwise pursue their future operations or otherwise satisfy additional capital needs. Moreover, rising interest rates may significantly increase the issuers or project’s interest expense, or a significant industry downturn may affect a company’s ability to generate positive cash flow, in either case causing an inability to service outstanding debt. The Fund’s investments may be among the most junior financing in an issuer’s capital structure. In the event such issuer cannot generate adequate cash flow to meet debt obligations, the company may default on its loan agreements or be forced into bankruptcy resulting in a restructuring or liquidation of the company, and the Fund, particularly in light of the subordinated and/or unsecured position of the Fund’s investments, may suffer a partial or total loss of capital invested in the company, which could adversely affect the return of the Fund.
Investments in Restructurings
. The Fund may invest in restructurings that involve, or otherwise invest in the debt securities of, companies that are experiencing or are expected to experience severe financial difficulties. These severe financial difficulties may never be overcome and may cause such companies to become subject to bankruptcy proceedings. The return on investment sought or targeted by the Fund in any investment in a restructuring may depend upon the restructuring progressing in a particular manner or resulting in a particular outcome (including regarding the conversion or repayment of the Fund’s investments). There can be no assurance that any such outcome, development or result will occur or be successful and, as a result, the premise underlying the Fund’s investment may never come to fruition and the Fund’s returns may be adversely affected. Investments in restructurings could, in certain circumstances, subject the Fund to certain additional potential liabilities that may exceed the value of the Fund’s original investment therein. For instance, under certain circumstances, payments to the Fund and distributions to Shareholders may be reclaimed if any such payment or distribution is later determined to have been a fraudulent conveyance, preferential payment or similar transaction under applicable bankruptcy and insolvency laws. Furthermore, investments in restructurings may be adversely affected by statutes relating to, among other things, fraudulent conveyances, voidable preferences, lender liability and the court’s discretionary power to disallow, subordinate or disenfranchise particular claims or characterize investments made in the form of debt as equity contributions. For certain restructurings, the Fund may utilize blocker corporations, which may incur federal and state income taxes. In restructurings, whether constituting liquidation (both in and out of bankruptcy) and other forms of corporate reorganization, there exists the risk that the restructuring either will be unsuccessful (due to, for example, failure to obtain requisite approvals), will be delayed (for example, until various liabilities, actual or contingent, have been satisfied) or will result in a distribution of cash or a new security or instrument the value of which will be less than the purchase price to the Fund of the security in respect to which such distribution was made. The Fund may not be “hedged” against market fluctuations, or, in liquidation situations, may not accurately value the assets of the company being liquidated. This can result in losses, even if the proposed restructuring is consummated. Under certain circumstances, a lender that has inappropriately exercised control of the management and policies of a debtor may have its claims subordinated or disallowed, or may be found liable for damages suffered by parties as a result of such actions.
When a company seeks relief under the U.S. Bankruptcy Code (or has a petition filed against it), an automatic stay prevents all entities, including creditors, from foreclosing or taking other actions to enforce claims, perfect liens or reach collateral securing such claims. Creditors who have claims against the company prior to the date of the bankruptcy filing must petition the court to permit them to take any action to protect or enforce their claims or their rights in any collateral. Such creditors may be prohibited from doing so if the court concludes that the value of the property in which the creditor has an interest will be “adequately protected” during the proceedings. If the Bankruptcy Court’s assessment of adequate protection is inaccurate, a creditor’s collateral may be wasted without the creditor being afforded the opportunity to preserve it. Thus, even if the Fund holds a secured claim, it may be prevented from collecting the liquidation value of the collateral securing its debt, unless relief from the automatic stay is granted by the Bankruptcy Court. Bankruptcy proceedings are inherently litigious, time consuming, highly complex and driven extensively by facts and circumstances, which can result in challenges in predicting outcomes. The equitable power of bankruptcy judges also can result in uncertainty as to the ultimate resolution of claims.
Security interests held by creditors are closely scrutinized and frequently challenged in bankruptcy proceedings and may be invalidated for a variety of reasons. For example, security interests may be set aside because, as a technical matter, they have not been perfected properly under the Uniform Commercial Code or other applicable law. If a security interest is invalidated, the secured creditor loses the value of the collateral and because loss of the secured status causes the claim to be treated as an unsecured claim, the holder of such claim will almost certainly experience a significant loss of its investment. There can be no assurance that the security interests securing the Fund’s claims will not be challenged vigorously and found defective in some respect, or that the Fund will be able to prevail against any such challenge.
Moreover, debt may be disallowed or subordinated to the claims of other creditors if the creditor is found guilty of certain inequitable conduct resulting in harm to other parties with respect to the affairs of a company filing for protection from creditors under the U.S. Bankruptcy Code. Creditors’ claims may be treated as equity if they are deemed to be contributions to capital, or if a creditor attempts to control the outcome of the business affairs of a company prior to its filing under the U.S. Bankruptcy Code. Serving on an official or unofficial creditors’ committee, for example, increases the possibility that the Fund will be deemed an “insider” or a “fiduciary” of an issuer it has so assisted and may increase the possibility that the Bankruptcy Court would invoke the doctrine of “equitable subordination” with respect to any claim or equity interest held by the Fund in such issuer and subordinate any such claim or equity interest in whole or in part to other claims or equity interests in such issuer. Claims of equitable subordination may also arise outside of the context of the Fund’s committee activities. If a creditor is found to have interfered with a company’s affairs to the detriment of other creditors or shareholders, the creditor may be held liable for damages to injured parties. While the Fund will attempt to avoid taking the types of action that would lead to equitable subordination or creditor liability, there can be no assurance that such claims will not be asserted or that the Fund will be able to successfully defend against them. In addition, if representation of a creditors’ committee of an issuer causes the Fund, the Adviser, or the
Sub-Adviser
to be deemed an affiliate of such issuer, the securities of such issuer held by the Fund may become restricted securities, which are not freely tradable.
While the challenges to liens and debt described above normally occur in a bankruptcy proceeding, the conditions or conduct that would lead to an attack in a bankruptcy proceeding could in certain circumstances result in actions brought by other creditors of the debtor, shareholders of the debtor or even the debtor itself in other state or U.S. federal proceedings, including pursuant to state fraudulent transfer laws. As is the case in a bankruptcy proceeding, there can be no assurance that such claims will not be asserted or that the Fund will be able to defend against them successfully. To the extent the Fund assumes an active role in any legal proceeding involving the debtor, the Fund may be prevented from disposing of securities or instruments issued by the debtor due to the Fund, the Adviser, or the
Sub-Adviser’s
possession of material,
non-public
information concerning the debtor.
From time to time, the Fund may invest in or extend loans to companies that have filed for protection under Chapter 11 of the U.S. Bankruptcy Code. These debtor-in-possession
or “DIP” loans are most often revolving working-capital facilities put into place at the outset of a Chapter 11 case to provide the debtor with both immediate cash and the ongoing working capital that will be required during the reorganization process. While such loans are generally less risky than many other types of loans as a result of their seniority in the debtor’s capital structure and because their terms have been approved by a federal bankruptcy court order, it is possible that the debtor’s reorganization efforts may fail and the proceeds of the ensuing liquidation of the DIP lender’s collateral might be insufficient to repay in full the DIP loan.
In addition, issuers located in
non-U.S.
jurisdictions may be involved in restructurings, bankruptcy proceedings and/or reorganizations that are not subject to laws and regulations that are similar to the U.S. Bankruptcy Code and the rights of creditors afforded in U.S. jurisdictions. To the extent such
non-U.S.
laws and regulations do not provide the Fund with equivalent rights and privileges necessary to promote and protect its interest in any such proceeding, the Fund’s investments in any such issuer may be adversely affected. For example, bankruptcy law and process in a
non-U.S.
jurisdiction may differ substantially from that in the United States, resulting in greater uncertainty as to the rights of creditors, the enforceability of such rights, reorganization timing and the classification, seniority and treatment of claims. In certain developing countries, although bankruptcy laws have been enacted, the process for reorganization remains highly uncertain.

Securities of Other Investment Companies Risk
. Under Section 12(d)(1) of the 1940 Act, subject to the Fund’s own more restrictive limitations, if any, the Fund’s investment in securities issued by other investment companies (including business development companies (“BDC”)), subject to certain exceptions, currently is limited to: (1) 3% of the total voting stock of any one investment company; (2) 5% of the Fund’s total assets with respect to any one investment company; and (3) 10% of the Fund’s total assets in the aggregate (such limits do not apply to investments in money market funds). Exemptions in the 1940 Act or the rules thereunder may allow the Fund to invest in another investment company in excess of these limits. In particular, Rule
12d1-4
under the 1940 Act allows the Fund to acquire the securities of another investment company, excess of the limitations imposed by Section 12 of the 1940 Act, subject to certain limitations and conditions on the Fund and the Adviser, including limits on control and voting of acquired funds’ shares, evaluations and findings by the Investment Manager and limits on most three-tier fund structures. Investments by the Fund in private funds that are excluded from the definition of “investment company” pursuant to Sections 3(c)(1) or 3(c)(7) of the 1940 Act generally are not subject to the Section 12(d)(1) limits described above.
When investing in the securities of other investment companies, the Fund will be indirectly exposed to all the risks of such investment companies’ portfolio securities. In addition, as a shareholder in an investment company, the Fund would indirectly bear its pro rata share of that investment company’s advisory fees, incentive fees and other operating expenses. Fees and expenses incurred indirectly by the Fund as a result of its investment in shares of one or more other investment companies generally are referred to as “acquired fund fees and expenses” and are reflected as a separate line item in the Fund’s prospectus fee table. See “
Summary of Fees and Expenses
.” For certain investment companies, such as BDCs, these expenses may be significant. In addition, the shares of closed-end
management investment companies may involve the payment of substantial premiums above, while the sale of such securities may be made at substantial discounts from, the value of such issuer’s portfolio securities. Historically, shares of closed-end
funds, including BDCs, have frequently traded at a discount to their NAV, which discounts have, on occasion, been substantial and lasted for sustained periods of time.
Certain money market funds that operate in accordance with Rule
2a-7
under the 1940 Act float their NAV while others seek to reserve the value of investments at a stable NAV (typically $1.00 per share). An investment in a money market fund, even an investment in a fund seeking to maintain a stable NAV per share, is not guaranteed, and it is possible for the Fund to lose money by investing in these and other types of money market funds. Certain money market funds are subject to mandatory liquidity fees if daily net redemptions exceed 5% of their net assets and may also impose a discretionary liquidity fee of up to 2% on redemptions if that fee is determined to be in the best interests of the money market fund. Such fees, if imposed, will reduce the amount the Fund receives on redemptions.
ETF Risk
. The risks of investment in an ETF typically reflect the risks of the types of instruments in which the ETF invests. If the Fund invests in ETFs, Shareholders will bear indirectly their proportionate share of the ETF’s fees and expenses, as well as their share of the Fund’s fees and expenses. As a result, an investment by the Fund in an ETF could cause the Fund’s total operating expenses (taking into account indirect expenses such as the fees and expenses of the ETF) to be higher and, in turn, performance to be lower than if the Fund were to invest directly in the instruments underlying the ETF. The trading in an ETF may be halted if the trading in one or more of the ETF’s underlying securities is halted. In addition, ETFs are susceptible to market trading risks, such as the risks of discounts to net asset value, high spreads and trading disruptions.
Non-Performing
Investments
. The Fund’s portfolio may include investments whose underlying collateral are
“non-performing”
and that are typically highly leveraged, with significant burdens on cash flow and, therefore, involve a high degree of financial risk. During an economic downturn or recession, securities of financially troubled or operationally troubled issuers are more likely to go into default than securities or instruments of other issuers. Securities or instruments of financially troubled issuers and operationally troubled issuers are less liquid and more volatile than securities or instruments of companies not experiencing financial difficulties. Investment, directly or indirectly in financially and/or operationally troubled issuers involves a high degree of credit and market risk. These difficulties may never be overcome and may cause borrowers to become subject to bankruptcy or other similar administrative proceedings. There is a possibility that the Fund may incur substantial or total losses on its investments and in certain circumstances, the Fund may be subject to certain additional potential liabilities that may exceed the value of the Fund’s original investment therein.
Risks of Certain
Non-U.S.
Investments
. The Fund expects to invest a portion of its assets outside of the United States.
Non-U.S.
securities or instruments involve certain factors not typically associated with investing in U.S. securities or instruments, including risks relating to (i) currency exchange matters, including fluctuations in the rate of exchange between the U.S. dollar and the various
non-U.S.
currencies in which the Fund’s
non-U.S.
investments are denominated, and costs associated with conversion of investment principal and income from one currency into another; (ii) differences in conventions relating to documentation, settlement, corporate actions, stakeholder rights and other matters; (iii) differences between the U.S. and
non-U.S.
securities markets, including higher rates of inflations, higher transaction costs and potential price volatility in, and relative illiquidity of, some
non-U.S.
securities markets; (iv) the absence of uniform accounting, auditing and financial reporting standards, practices and disclosure requirements and less governmental supervision and regulation in some countries; (v) certain economic, social and political risks, including potential exchange control regulations and restrictions on
non-U.S.
investment and repatriation of capital, the risks of political, economic or social instability, including the risk of sovereign defaults, and the possibility of expropriation or confiscatory taxation and adverse economic and political development; (vi) the possible imposition of
non-U.S.
taxes on income and gains recognized with respect to such securities or instruments; (vii) differing, and potentially less well developed or well-tested laws regarding creditor’s rights (including the rights of secured parties), corporate governance, fiduciary duties and the protection of investors; (viii) difficulty in enforcing contractual obligations; (ix) differences in the legal and regulatory environment or enhanced legal and regulatory compliance risk; (x) reliance on a more limited number of commodity inputs, service providers and/or distribution mechanisms; (xi) political hostility to investments by foreign or private investment fund investors; and (xii) less publicly available information.
In addition, the Fund’s investments in the debt of issuers located in certain
non-U.S.
jurisdictions may be adversely affected as a result of the ownership or control of an equity stake in such issuers by the Adviser, the
Sub-Adviser
and/or their respective affiliates. For example, in certain circumstances, the Fund could be subject to German “equity substitution rules” (similar to equitable subordination in the United States) if an issuer in which the Fund holds a debt investment and in which the Adviser, the
Sub-Adviser
and/or their respective affiliates hold an equity investment was to become insolvent. In such case, among other things, (i) the Fund may not be able to enforce its rights with respect to collateral, if any, (ii) the debt held by the Fund may be subordinated and (iii) the receiver may be entitled to reclaim amounts paid to the Fund within one year of the filing for commencement of insolvency proceedings or thereafter. The laws of other
non-U.S.
jurisdictions in which the Fund may seek to invest may have rules similar to Germany’s “equity substitution rules” discussed above, and the consequences to the Fund with respect to such rules may be more or less severe. Moreover, additional laws and regulations in
non-U.S.
jurisdictions in which the Fund may invest may affect the Fund’s investments in such jurisdictions in a manner that differs adversely from the results that would occur under U.S. laws and regulations applied to similar facts.
Additionally, the Fund may be less influential than other market participants in jurisdictions where it or the
Sub-Adviser
do not have a significant presence. The Fund may be subject to additional risks, which include possible adverse political and economic development, possible seizure or nationalization of
non-U.S.
deposits and possible adoption of governmental restrictions which might adversely affect the payment of principal and interest to investors located outside the country of the issuer, whether from currency blockage or otherwise. Furthermore, some of the securities may be subject to brokerage taxes levied by governments, which has the effect of increasing the cost of such investment and reducing the realized gain or increasing the realized loss on such securities at the time of sale. While the
Sub-Adviser
intends, where deemed appropriate, to seek to manage the Fund in a manner that will minimize exposure to the foregoing risks and will take these factors into consideration in making investment decisions for the Fund, there can be no assurance that adverse developments with respect to such risks will not adversely affect the assets of the Fund that are held in certain countries.

Foreign Currency Risks
. A significant portion of the Fund’s investments (and the income and gains received by the Fund in respect of such investments) may be denominated in currencies other than the U.S. dollar. However, the books of the Fund will be maintained, and contributions to and distributions from the Fund will generally be made, in U.S. dollars. Accordingly, changes in foreign currency exchange rates and exchange controls may materially adversely affect the value of the investments and the other assets of the Fund. For example, any significant depreciation in the exchange rate of the Euro, or any other currency in which the Fund makes investments, against the U.S. dollar, could adversely affect the value of dividends or proceeds on investments denominated in the Euro or such other currencies. In addition, the Fund will incur costs, which may be significant, in connection with the conversion of various currencies.
Currency Hedging Risk
. The
Sub-Adviser
expects to seek to hedge all or a portion of the Fund’s foreign currency risk. For example, the Fund may enter into foreign currency forward contracts to reduce the Fund’s exposure to foreign currency exchange rate fluctuations in the value of foreign currencies. In a foreign currency forward contract, the Fund agrees to receive or deliver a fixed quantity of one currency for another, at a pre-determined
price at a future date. Forward foreign currency contracts are marked-to-market
at the applicable forward rate. There is no guarantee that it will be practical to hedge currency risks or that any efforts to do so will be successful. The use of foreign currency forward contracts is a highly specialized activity that involves investment techniques and risks different from those associated with investments in more traditional securities and instruments, and there is no guarantee that the Fund’s use of foreign currency forward contracts will achieve their intended result. If the
Sub-Adviser
is incorrect in its expectation of the timing or level of fluctuation in securities prices, currency prices or other variables, the use of foreign currency forward contracts could result in losses to the Fund, which in some cases may be significant. A lack of correlation between changes in the value of foreign currency forward contracts and the value of the portfolio assets (if any) being hedged could also result in losses to the Fund.
Use of Leverage: Risk of Borrowing by the Fund
.
The Fund expects to employ leverage through a variety of instruments and/or facilities. The Fund’s willingness to use leverage, and the extent to which leverage is used at any time, will depend on many factors, including the
Sub-Adviser’s
assessment of the yield curve environment, interest rate trends, market conditions and other factors. The Fund may incur permanent, Fund-level leverage including through, but not limited to, asset-backed facilities, revolvers, bonds, privately placed notes, subscription facilities, short-sales or other instruments. Borrowings by the Fund will further diminish returns (or increase losses on capital) to the extent overall returns are less than the Fund’s cost of funds. Such debt exposes the Fund to refinancing, recourse and other risks. As a general matter, the presence of leverage can accelerate losses.
Subject to prevailing market conditions, the Fund may add financial leverage if, immediately after such borrowing, it would have asset coverage (as defined in the 1940 Act) of 300% or more on any senior security represented by indebtedness and 200% or more on preferred stock and debt, collectively. For example, if the Fund has $100 in net assets, it may utilize leverage through obtaining debt of up to $50, resulting in $150 in total assets (or 300% asset coverage). The Fund may seek to obtain leverage through preferred stock. The Fund may use leverage opportunistically and may choose to increase or decrease its leverage, or use different types or combinations of leveraging instruments, at any time based on the Fund’s assessment of market conditions and the investment environment. The Fund currently expects to employ leverage representing approximately
20-33%
of the Fund’s net assets.
The Advisers expect that the Fund’s borrowings may ultimately be secured with a security interest in investments. In times of adverse market conditions, the Fund may be required to post additional collateral that could affect the Fund’s liquidity. Incurrence of indebtedness at the Fund level (or entity through which it invests) may have consequences to the Fund and Shareholders, including, but not limited to: (i) greater fluctuations in the NAV of the Fund’s assets; (ii) use of cash flow for debt service, Distributions, or other purposes (and prospective investors should specifically note in this regard that, for the avoidance of doubt, in connection with one or more credit facilities entered into by the Fund, Distributions to Shareholders may be subordinated to payments required in connection with any indebtedness contemplated thereby); (iii) to the extent that Fund revenues are required to meet principal payments, Shareholders may be allocated income (and therefore tax liability) in excess of cash distributed; and (iv) in certain circumstances, the Fund may be required to dispose of investments at a loss or otherwise on unattractive terms in order to service its debt obligations or meet its debt covenants. There can be no assurance that the Fund will have sufficient cash flow to meet its debt service obligations. As a result, the Fund’s exposure to foreclosure and other losses may be increased due to the illiquidity of its investments.
In addition, the Fund may need to refinance its outstanding debt as it matures. There is a risk that the Fund may not be able to refinance existing debt or that the terms of any refinancing may not be as favorable as the terms of any then existing loan agreements. If prevailing interest rates or other factors at the time of refinancing result in higher interest rates upon refinancing, then the interest expense relating to that refinanced indebtedness would increase. These risks could adversely affect the Fund’s financial condition and cash flows and the return on its investments.
With respect to any asset-backed facility entered into by the Fund (or an affiliate thereof), a decrease in the market value of the Fund’s investments would increase the effective amount of leverage and could result in the possibility of a violation of certain financial covenants pursuant to which the Fund must repay the borrowed funds to the lender. Liquidation of the Fund’s investments at an inopportune time in order to satisfy such financial covenants could adversely impact the performance of the Fund and could, if the value of its investments had declined significantly, cause the Fund to lose all or a substantial amount of its capital. In the event of a sudden, precipitous drop in the value of the Fund’s assets, the Fund might not be able to dispose of assets quickly enough to pay off its debt resulting in a foreclosure or other total loss of some or all of the pledged assets. Fund-level debt facilities typically include other covenants such as, but not limited to, covenants against the Fund incurring or being in default under other recourse debt, including certain Fund guarantees of asset level debt, which, if triggered could cause adverse consequences to the Fund if it is unable to cure or otherwise mitigate such breach.
Effects of Leverage
. The table below assumes that borrowings represent approximately 33% of the Fund’s net assets as of August 1, 2025 and the Fund bears expenses relating to such borrowings at an annual effective interest rate of 6% (based on interest rates for such borrowings as of a recent date). The table below also assumes that the annual return that the Fund’s portfolio must experience (net of expenses not related to borrowings) in order to cover the costs of such leverage would be approximately 1.98%. These figures are estimates based on current market conditions, used for illustration purposes only. Actual expenses associated with borrowings used by the Fund may vary frequently and may be significantly higher or lower than the rate used for the example above.
The following table is furnished in response to requirements of the SEC. It is designed to illustrate the effects of the Fund’s leverage due to senior securities on corresponding Share total return, assuming investment portfolio total returns (consisting of income and changes in the value of investments held in the Fund’s portfolio) of
-10%,
-5%,
0%, 5% and 10%. These assumed investment portfolio returns are hypothetical figures and are not necessarily indicative of the investment portfolio returns expected to be experienced by the Fund. Your actual returns may be greater or less than those appearing below.

Assumed Return on Portfolio (Net of Expenses not related to borrowings)	(10.00%)	(5.00%)	0.00%	5.00%	10.00%
Corresponding Share Total Return	(17.88%)	(10.42%)	(2.96%)	4.51%	11.97%
Corresponding Share total return is composed of two elements — the Share dividends paid by the Fund (the amount of which is largely determined by the net investment income of the Fund after paying interest expenses on the Fund’s borrowings) and gains or losses on the value of the securities the Fund owns.
Change of Law Risk
. Government counterparties or agencies may have the discretion to change or increase regulation of a portfolio investment’s operations or implement laws or regulations affecting the portfolio investment’s operations, separate from any contractual rights it may have. A portfolio investment also could be materially and adversely affected as a result of statutory or regulatory changes or judicial or administrative interpretations of existing laws and regulations that impose more comprehensive or stringent requirements on such portfolio company. Governments have considerable discretion in implementing regulations and tax reform, including, for example, the possible imposition or increase of taxes on income earned by a portfolio company or gains recognized by the Fund on its investment in such portfolio company, that could impact a portfolio company’s business as well as the Fund’s return on investment with respect to such portfolio company.
Force Majeure Risk
. Issuers may be affected by force majeure events (
e.g.,
events beyond the control of the party claiming that the event has occurred, including, without limitation, acts of God, fire, flood, earthquakes, outbreaks of an infectious disease, pandemic or any other serious public health concern, war, terrorism and labor strikes). Some force majeure events may adversely affect the ability of a party (including an issuer or a counterparty to the Fund or an issuer) to perform its obligations until it is able to remedy the force majeure event. In addition, the cost to an issuer or the Fund of repairing or replacing damaged assets resulting from such force majeure event could be considerable. Certain force majeure events (such as war or an outbreak of an infectious disease) could have a broader negative impact on the world economy and international business activity generally, or in any of the countries in which the Fund may invest specifically. Additionally, a major governmental intervention into industry, including the nationalization of an industry or the assertion of control over one or more issuers or its assets, could result in a loss to the Fund, including if its investment in such issuer is canceled, unwound or acquired (which could be without what the Fund considers to be adequate compensation). Any of the foregoing may therefore adversely affect the performance of the Fund and its investments.
Terrorist Activities
. Terrorist attacks have caused instability in the world financial markets and may generate global economic instability. The continued threat of terrorism and the impact of military or other action could adversely affect the Fund’s financial results.
Volatility of Commodity Prices
. The performance of certain of the Fund’s investments may be substantially dependent upon prevailing prices of electricity, oil, natural gas, natural gas liquids, coal and other commodities (such as metals) and the differential between prices of specific commodities that are a primary factor in the profitability of certain conversion activities such as petroleum refining (“crack spread”) and power generation (“spark spread”). Commodity prices have been, and are likely to continue to be, volatile and subject to wide fluctuations in response to factors including but not limited to: (i) relatively minor changes in the supply of and demand for electricity or such other commodities; (ii) market uncertainty and the condition of various economies (including interest rates, levels of economic activity, the price of securities and the participation by other investors in the financial markets); (iii) political conditions in the United States and other project locations; (iv) the extent of domestic production and importation of oil, natural gas, natural gas liquids, coal or metals in certain relevant markets; (v) the foreign supply of oil, natural gas and metals; (vi) the prices of foreign imports; (vii) the level of consumer demand; (viii) the price and availability of alternative electric generation options; (ix) the price of steel and the outlook for steel production; (x) pandemics, wars, sanctions and weather conditions; (xi) the competitive position of electricity, ethanol/biodiesel, oil, gas or coal as a source of energy as compared with other energy sources; (xii) the industry-wide or local refining, transportation or processing capacity for natural gas or transmission capacity for electric energy; (xiii) the effect of United States and
non-U.S.
federal, state and local regulation on the production, transportation and sale of electric energy and other commodities; (xiv) breakthrough technologies (such as improved storage or clean coal technologies) or government subsidies, tax credits or other support that allow alternative fuel generation projects to produce more reliable electric energy or lower the cost of such production compared to natural gas fueled electric generation projects; (xv) with respect to the price of oil, actions of the Organization of Petroleum Exporting Countries; or (xvi) the expected consumption of coking coal in steel production. While the
Sub-Adviser
will endeavor to take into account existing and anticipated future applicable greenhouse gas regulation in its investment decisions, changes in the regulation of greenhouse gases could adversely impact an investment or make future investments undesirable.

Regulatory Approvals
. The Fund may invest in portfolio companies that represent they have obtained all material United States federal, state, local or
non-U.S.
approvals, if any, required as of the date thereof to acquire and operate their facilities. In addition, the Fund may be required to obtain the consent or approval of applicable regulatory authorities in order to acquire or hold certain ownership positions in portfolio companies. A portfolio company could be materially and adversely affected as a result of statutory or regulatory changes or judicial or administrative interpretations of existing laws and regulations that impose more comprehensive or stringent requirements on such portfolio company. For example, in the case of oil and gas drilling, handling and transportation, such activities are extensively regulated, and statutory and regulatory requirements may include those imposed by energy, zoning, environmental, health, safety, labor and other regulatory or political authorities. Moreover, additional regulatory approvals, including without limitation, renewals, extensions, transfers, assignments, reissuances or similar actions, may become applicable in the future due to a change in laws and regulations, a change in the companies’ customers or for other reasons. There can be no assurance that a portfolio company will be able to (i) obtain all required regulatory approvals that it does not have at the time of the Fund’s investment or that it may be required to have in the future; (ii) obtain any necessary modifications to existing regulatory approvals; or (iii) maintain required regulatory approvals. Delay in obtaining or failure to obtain and maintain in full force and effect any regulatory approvals, or amendments thereto, or delay or failure to satisfy any regulatory conditions or other applicable requirements could prevent operation of a facility or sales to or from third parties or could result in fines or additional costs to a portfolio company. Regulatory changes in a jurisdiction where a portfolio investment is located may make the continued operation of the portfolio investment infeasible or economically disadvantageous and any expenditures made to date by such portfolio investment may be wholly or partially written off. The locations of the portfolio investments may also be subject to government exercise of eminent domain power or similar events. Any of these changes could significantly increase the regulatory-related compliance and other expenses incurred by the portfolio investments and could significantly reduce or entirely eliminate any potential revenues generated by one or more of the portfolio investments, which could materially and adversely affect returns to the Fund.
Political and Societal Challenges
. Energy and energy-related infrastructure projects may be subject to siting requirements. Siting of energy projects is also frequently subject to regulation by applicable state, county and local authorities. For example, proposals to site an energy plant or engage in drilling activities in a particular location may be challenged by a number of parties, including special interest groups based on alleged security concerns, disturbances to natural habitats for wildlife and adverse aesthetic impacts, including the common “not in my backyard” phenomenon. Concerns regarding some of the techniques used in the extraction of shale gas in order to enhance recovery, such as the use of natural gas hydraulic fracturing (also known as “fracking”) may also arise, which may require governmental permits or approvals and which have recently been the subject of heightened environmental concerns and public opposition in some jurisdictions (as more fully described below). The failure of any portfolio investment to receive, renew or maintain any required permits or approvals or any inability to satisfy any requirement of any permits or approvals may result in increased compliance costs, the need for additional capital expenditures or a suspension of project operations, which could materially and adversely affect returns to the Fund.
Environmental Matters
. Environmental laws, regulations and regulatory initiatives play a significant role in the electric power industry and can have a substantial impact on investments in this industry. For example, global initiatives to minimize pollution have played a major role in the increase in demand for natural gas and alternative energy sources, creating numerous new investment opportunities. Conversely, required expenditures for environmental compliance have adversely impacted investment returns in a number of segments of the industry. The electric power industry will continue to face considerable oversight from environmental regulatory authorities and significant influence from non-governmental
and special interest groups, and the
Sub-Adviser
will seek to evaluate carefully the expected impact of environmental compliance on all potential investments. The Fund may invest in portfolio companies that are subject to changing and increasingly stringent environmental and health and safety laws, regulations and permit requirements. There can be no guarantee that all costs and risks regarding compliance with environmental and health and safety laws and regulations can be identified. New and more stringent environmental and health and safety laws, regulations and permit requirements or stricter interpretations of current laws or regulations could impose substantial additional costs on portfolio companies or potential investments. Compliance with such current or future environmental and health and safety requirements does not ensure that the operations of the portfolio companies will not cause injury to the environment or people under all circumstances or that the portfolio companies will not be required to incur additional unforeseen environmental or health and safety expenditures. In particular, the oil and gas industry, for example, is subject to environmental hazards, such as oil spills, natural gas leaks and ruptures, discharges of petroleum products and hazardous substances and historic disposal activities. These environmental hazards could expose the Fund’s investments to material liabilities for property damages, personal injuries or other environmental harm, including costs of investigating and remediating contaminated properties. Moreover, failure to comply with any regulatory or legal requirements could have a material adverse effect on a portfolio company, and there can be no assurance that portfolio companies will at all times comply with all applicable environmental and health and safety laws, regulations and permit requirements. Past practices or future operations of portfolio companies could also result in material personal injury or property damage claims. Any noncompliance with these laws and regulations could subject the Fund and its properties to material administrative, civil or criminal penalties or other liabilities. Certain environmental laws and regulations may require that an owner or operator of an asset address prior environmental contamination, which could involve substantial cost. Such laws and regulations often impose liability without regard to whether the owner or operator knew of, or was responsible for, the release or presence of environmental contamination. The Fund may therefore be exposed to substantial risk of loss as a result of environmental claims against portfolio companies. Community and environmental groups may protest about the development or operation of power generation assets which may induce government action to the detriment of the Fund. Some of the most onerous environmental requirements regulate air emissions of pollutants and greenhouse gases; these requirements may particularly affect companies in the energy sector, and in particular in its power generation fragment.
Derivatives Risks
. Generally, derivatives are financial contracts whose value depends on, or is derived from, the value of an underlying asset, reference rate or index, and may relate to individual debt or equity instruments, interest rates, currencies or currency exchange rates, commodities, related indexes and other assets. The Fund may, directly or indirectly, use various derivative instruments including, but not limited to, options contracts, futures contracts, forward contracts, options on futures contracts, indexed securities, credit default swaps, interest rate swaps and other swap agreements primarily for hedging and risk management purposes. The Fund may treat reverse repurchase agreements and similar financing transactions as derivatives. The Fund also may use derivative instruments for investment purposes and/or to approximate or achieve the economic equivalent of an otherwise permitted investment (as if the Fund directly invested in the securities, loans or claims of the subject portfolio company) or if such instruments are related to an otherwise permitted investment. The Fund’s use of derivative instruments involves investment risks and transaction costs to which the Fund would not be subject absent the use of these instruments and, accordingly, may result in losses greater than if they had not been used. The use of derivative instruments may have risks including, among others, leverage risk, market risk, volatility risk, duration mismatch risk, correlation risk, counterparty risk, market liquidity risk, fund liquidity risk and legal and operational risk. When used for hedging or synthetic investment purposes, an imperfect or variable degree of correlation between price movements of the derivative instrument and the underlying investment sought to be hedged or tracked may prevent the Fund from achieving the intended hedging effect or expose the Fund to the risk of loss. Derivative instruments, especially when traded in large amounts by the Fund or other investors with a concentrated exposure, may not be liquid in all circumstances, so that in volatile markets the Fund may not be able to close out a position without incurring a loss. In addition, daily limits on price fluctuations and speculative position limits on exchanges on which the Fund may conduct its transactions in derivative instruments may prevent prompt liquidation of positions, subjecting the Fund to the potential of greater losses. Exchange-traded derivatives may experience increased settlement risk when trade volumes dramatically increase such that a futures commission merchant or options exchange may not be able to reconcile their positions in the ordinary course. This could cause a delay in calculation of the NAV of the Fund and result in losses. Derivative instruments that may be purchased or sold by the Fund may include instruments not traded on an exchange. Derivative instruments not traded on exchanges are also not subject to the same type of government regulation as exchange traded instruments, and many of the protections afforded to participants in a regulated environment may not be available in connection with such transactions. In addition, significant disparities may exist between “bid” and “asked” prices for derivative instruments that are not traded on an exchange. Additionally, when a company defaults or files for protection from creditors (e.g., U.S. chapter 11 proceedings), the use of derivative instruments presents special risks associated with the potential imbalance between the derivatives market and the underlying securities market. In such a situation, physical certificates representing such securities may be required to be delivered to settle trades and the potential shortage of such actual certificates relative to the number of derivative instruments may cause the price of the actual certificated debt securities to rise, which may adversely affect the holder of such derivative instruments. The risk of nonperformance by the counterparty on such an instrument may be greater and the ease with which the Fund can dispose of or enter into closing transactions with respect to such an instrument may be less than in the case of an exchange traded instrument. The stability and liquidity of derivative investments depend in large part on the creditworthiness of the parties to the transactions. If there is a default by the counterparty to such a transaction, the Fund will under most normal circumstances have contractual remedies pursuant to the agreements related to the transaction. However, exercising such contractual rights may involve delays or costs which could result in a loss to the Fund. Furthermore, there is a risk that any of such counterparties could become insolvent. It should be noted that in purchasing derivative instruments, the Fund typically will not have the right to vote on matters requiring a vote of holders of the underlying investment. Moreover, derivative instruments, and the terms relating to the purchase, sale or financing thereof, are also typically governed by complex legal agreements. As a result, there is a higher risk of dispute over interpretation or enforceability of the agreements. It should also be noted that the regulation of derivatives is evolving in the United States and in other jurisdictions and is expected to increase, which could impact the Fund’s ability to transact in such instruments and the liquidity of such instruments. The
Sub-Adviser
may cause the Fund to take advantage of investment opportunities with respect to derivative instruments that are neither presently contemplated nor currently available, but which may be developed in the future, to the extent such opportunities are both consistent with the Fund’s investment objective and legally permissible. Any such investments may expose the Fund to unique and presently indeterminate risks, the impact of which may not be capable of determination until such instruments are developed and/or the
Sub-Adviser
determines to make such an investment.
Options and Futures Risk
. The Fund may utilize options and futures contracts and
so-called
“synthetic” options or other derivatives written by broker-dealers or other permissible intermediaries. Options transactions may be effected on securities exchanges or in the over-the-counter
(“OTC market”). When options are purchased OTC, the Fund’s portfolio bears the risk that the counterparty that wrote the option will be unable or unwilling to perform its obligations under the option contract. Options may also be illiquid and, in such cases, the Fund may have difficulty closing out its position. OTC options also may include options on baskets of specific securities.
The Fund may purchase call and put options on specific securities, and may write and sell covered or uncovered call and put options for hedging purposes in pursuing its investment objective. A put option gives the purchaser of the option the right to sell, and obligates the writer to buy, the underlying security at a stated exercise price, typically at any time prior to the expiration of the option. A call option gives the purchaser of the option the right to buy, and obligates the writer to sell, the underlying security at a stated exercise price, typically at any time prior to the expiration of the option. A covered call option is a call option with respect to which the seller of the option owns the underlying security. The sale of a call option exposes the seller during the term of the option to possible loss of opportunity to realize appreciation in the market price of the underlying security or to possible continued holding of a security that might otherwise have been sold to protect against depreciation in the market price of the security. In the sale of a put, losses may be significant and, in the sale of a call, losses can be unlimited.
The Fund may close out a position when writing options by purchasing an option on the same security with the same exercise price and expiration date as the option that it has previously written on the security. In such a case, the Fund will realize a profit or loss if the amount paid to purchase an option is less or more than the amount received from the sale of the option.

Purchasing a futures contract creates an obligation to take delivery of the specific type of financial instrument at a specific future time at a specific price for contracts that require physical delivery, or net payment for cash-settled contracts. Engaging in transactions in futures contracts involves risk of loss to the Fund. No assurance can be given that a liquid market will exist for any particular futures contract at any particular time. All terms of futures contracts are set forth in the rules of the exchange on which the futures contracts are traded. Many futures exchanges and boards of trade limit the amount of fluctuation permitted in futures contract prices during a single trading day. Once the daily limit has been reached in a particular contract, no trades may be made that day at a price beyond that limit or trading may be suspended for specified periods during the trading day. Futures contract prices could move to the limit for several consecutive trading days with little or no trading, preventing prompt liquidation of futures positions and potentially subjecting the Fund to substantial losses. Successful use of futures also is subject to the
Sub-Adviser’s
ability to predict correctly the direction of movements in the relevant market, and, to the extent the transaction is entered into for hedging purposes, to determine the appropriate correlation between the transaction being hedged and the price movements of the futures contract. Futures contracts may be subject to price swings in daily settlements with exchanges and clearing houses.
Credit Derivatives
. The Fund may engage in trading or investing in credit derivative contracts, which are contracts that transfer price, spread and/or default risks of debt and other instruments from one party to another, both for bona fide hedging of existing long and short positions, but also for independent profit opportunities. Such instruments may include one or more credits. The market for credit derivatives may be relatively illiquid, and there are considerable risks that may make it difficult either to buy or sell the contracts as needed or at reasonable prices. There are also risks with respect to credit derivatives in determining whether an event will trigger payment under the contract and whether such payment will offset the loss or payment due under another instrument. Generally, a credit event means bankruptcy, a failure to pay, the acceleration of an obligation or modified restructuring of a credit obligation or instrument.
The Fund may be either the buyer or seller in these transactions. If the Fund is a buyer of credit protection and no credit event occurs, the Fund may recover nothing. Worse still, if a credit event occurs, the Fund, as a buyer, typically will receive full notional value for a reference obligation that may have little or no value. Buyers of credit derivatives carry the risk of non-performance
by the seller due to an inability to pay.
As a seller of credit protection, the Fund would typically receive a fixed rate of income throughout the term of the contract, which typically is between one month and five years, provided that no credit event occurs. If a credit event occurs, the seller may pay the buyer the full notional value of the reference obligations. Sellers of credit derivatives carry the inherent price, spread and default risks of the underlying instruments.
Credit default swaps involve greater risks than if the Fund had invested in the reference obligation directly. In addition to general market risks, credit default swaps are subject to liquidity risk and credit risk. A buyer of credit protection also may lose its investment and recover nothing should no credit event occur. If a credit event were to occur, the value of the reference obligation received by the seller, coupled with the periodic payments previously received, may be less than the full notional value it pays to the buyer, resulting in a loss of value to the Fund. Further, in certain circumstances, the buyer can receive the notional value of a credit default swap only by delivering a physical security to the seller, and is at risk if such deliverable security is unavailable or illiquid. Such a delivery “crunch” is a distinct risk of these investments.
The credit derivatives market is a rapidly evolving market. As a result, different participants in the credit derivatives markets may have different practices or interpretations with respect to applicable terms and definitions, and ambiguities concerning such terms or definitions, may be interpreted or resolved in ways that are adverse to the Fund. Additionally, there may be circumstances and market conditions (including the possibility of a large number of buyers of credit default swaps being required to deliver the same physical security in the same time frame) that have not yet been experienced that could have adverse effects on the Fund’s investments.

The regulation of derivatives in the United States and other countries is a rapidly changing area of law and is subject to ongoing modification by governmental and judicial action. Accordingly, the impact of this evolving regulatory regime on the Fund is difficult to predict, but it could be substantial and adverse.
Interest Rate Swaps Risk
. The Fund may enter into interest rate swap agreements with another party to receive or pay interest (e.g., an exchange of fixed rate payments for floating rate payments) to protect itself from interest rate fluctuations. This type of swap is an agreement that obligates two parties to exchange a series of cash flows at specified intervals based upon or calculated by reference to a specified interest rate(s) for a specified amount. The payment flows are usually netted against each other, with the difference being paid by one party to the other. Interest rate swap agreements are subject to general market risk, liquidity risk, counterparty risk and interest rate risk.
Corporate Bond Risk
. Corporate bonds are debt obligations issued by corporations and other business entities. Corporate bonds may be either secured or unsecured. Collateral used for secured debt includes real property, machinery, equipment, accounts receivable, stocks, bonds or notes. If a bond is unsecured, it is known as a debenture. Bondholders, as creditors, have a prior legal claim over common and preferred stockholders as to both income and assets of the corporation for the principal and interest due them and may have a prior claim over other creditors if liens or mortgages are involved. Interest on corporate bonds may be fixed or floating, or the bonds may be zero coupons. Interest on corporate bonds is typically paid semi-annually and is fully taxable to the bondholder. Corporate bonds contain elements of both interest-rate risk and credit risk and are subject to the risks associated with other debt securities, among other risks. The market value of a corporate bond generally may be expected to rise and fall inversely with interest rates and may also be affected by the credit rating of the corporation, the corporation’s performance and perceptions of the corporation in the marketplace. Depending on the nature of the seniority provisions, a senior corporate bond may be junior to other credit securities of the issuer. The market value of a corporate bond may be affected by factors directly related to the issuer, such as investors’ perceptions of the creditworthiness of the issuer, the issuer’s financial performance, perceptions of the issuer in the marketplace, performance of management of the issuer, the issuer’s capital structure and use of financial leverage and demand for the issuer’s goods and services. There is a risk that the issuers of corporate bonds may not be able to meet their obligations on interest or principal payments at the time called for by an instrument. Corporate bonds of below investment grade quality are often high risk and have speculative characteristics and may be particularly susceptible to adverse issuer-specific developments.
Counterparty Risk
. The Fund is exposed to the risk that third parties that may owe the Fund, or its issuers, money, securities or other assets will not perform their obligations. These parties include trading counterparties, clearing agents, exchanges, clearing houses, custodians, prime brokers, administrators and other intermediaries. These parties may default on their obligations to the Fund or its issuers, due to bankruptcy, lack of liquidity, operational failure or other reasons. This risk may arise, for example, from entering into swap or other derivative contracts under which counterparties have long-term obligations to make payments to the Fund or its issuers, or executing securities, futures, currency or commodity trades that fail to settle at the required time due to non-delivery
by the counterparty or systems failure by clearing agents, exchanges, clearing houses or other intermediaries. Also, any practice of rehypothecation of securities of the Fund or its issuers held by counterparties could result in the loss of such securities upon the bankruptcy, insolvency or failure of such counterparties. In addition, any of the Fund’s cash held with a prime broker, custodian or counterparty may not be segregated from the prime broker’s, custodian’s or counterparty’s own cash, and the Fund therefore may rank as an unsecured creditor in relation thereto. The inability to recover the Fund’s assets could have a material impact on the performance of the Fund. The consolidation and elimination of counterparties resulting from the disruption in the financial markets has generally increased the concentration of counterparty risk and has decreased the number of potential counterparties.
Payment-in-Kind
(“PIK”) Income Risk
. The Fund may hold investments that result in PIK income or PIK dividends. PIK income creates the risk that incentive fees will be paid to the Adviser and, indirectly, the
Sub-Adviser
based on
non-cash
accruals that ultimately may not be realized, while neither the Adviser nor

Sub-Adviser
will be under any obligation to reimburse the Fund for these fees. PIK income may have a negative impact on liquidity, as it represents a non-cash
component of the Fund’s taxable income that may require cash distributions to Shareholders in order to maintain the Fund’s ability to be subject to tax as a RIC. PIK income has the effect of generating investment income at a compounding rate, thereby further increasing the incentive fees payable to the Adviser and, indirectly, the
Sub-Adviser.
Similarly, all things being equal, the deferral associated with PIK income also increases the loan-to-value
ratio at a compounding rate. The market prices of PIK securities generally are more volatile than the market prices of interest-bearing securities and are likely to respond to a greater degree to changes in interest rates than interest-bearing securities having similar maturities and credit quality. Because PIK income results in an increase
in the size of the PIK securities held, the Fund’s exposure to potential losses increases when a security pays PIK income.
Other Risks Relating to the Fund
Senior Management Personnel of the Adviser and the
Sub-Adviser
. Since the Fund has no employees, it depends on the investment expertise, skill and network of business contacts of the Adviser and
Sub-Adviser.
The
Sub-Adviser
evaluates, negotiates, structures, executes, monitors and services the Fund’s investments. The Fund’s future success depends to a significant extent on the continued service and coordination of the Adviser and the
Sub-Adviser
and their respective senior management teams. The departure of any members of the Adviser’s or
Sub-Adviser’s
senior management team could have a material adverse effect on the Fund’s ability to achieve its investment objective.
The
Sub-Adviser
has entered into the Resource Sharing Agreement with Bain Capital Credit, pursuant to which Bain Capital Credit provides the
Sub-Adviser
with experienced investment professionals (including the Portfolio Managers) and access to the resources of Bain Capital Credit so as to enable the
Sub-Adviser
to fulfill its obligations under the
Sub-Advisory
Agreement. Through the Resource Sharing Agreement, the
Sub-Adviser
intends to capitalize on the significant deal origination, credit underwriting, due diligence, investment structuring, execution, portfolio management and monitoring experience of Bain Capital Credit’s investment professionals. There can be no assurance that Bain Capital Credit will perform its obligations under the Resource Sharing Agreement. The Resource Sharing Agreement may be terminated by either party on 60 days’ notice, which if terminated may have a material adverse consequence on the Fund’s operations.
The Fund’s ability to achieve its investment objective depends on the
Sub-Adviser’s
ability to identify, analyze, invest in, finance and monitor companies that meet the Fund’s investment criteria. The
Sub-Adviser’s
capabilities in managing the investment process, providing competent, attentive and efficient services to the Fund, and facilitating access to financing on acceptable terms depend on the employment of investment professionals in an adequate number and of adequate sophistication to match the corresponding flow of transactions. To achieve the Fund’s investment objective, the Adviser and/or
Sub-Adviser
may need to hire, train, supervise and manage new investment professionals to participate in the Fund’s investment selection and monitoring process. The Adviser and/or
Sub-Adviser
may not be able to find investment professionals in a timely manner or at all. Failure to support the Fund’s investment process could have a material adverse effect on the Fund’s business, financial condition and results of operations.
In addition, the Investment Management Agreement and
Sub-Advisory
Agreements have termination provisions that allow the parties to terminate the agreements without penalty. The Investment Management Agreement may be terminated at any time, without penalty, by the Adviser upon 60 days’ notice to the Fund. The
Sub-Advisory
Agreement may be terminated at any time by the Adviser or the
Sub-Adviser
on 60 days’ notice or at any time upon the mutual consent of the parties. Further, if the
Sub-Advisory
Agreement terminates, the Investment Management Agreement will also terminate concurrently. If the Investment Management Agreement or
Sub-Advisory
Agreement is terminated, it may materially adversely affect the quality of the Fund’s investment opportunities. In addition, in the event the Investment Management Agreement or
Sub-Advisory
Agreement is terminated, it may be difficult for the Fund to replace the Adviser and
Sub-Adviser.
Furthermore, the termination of the Investment Management Agreement or
Sub-Advisory
Agreement may adversely impact the terms of the

Fund’s or its subsidiaries’ financing facilities or any financing facility into which the Fund or its subsidiaries may enter in the future, which could have a material adverse effect on the Fund’s business and financial condition.
Dependence Upon Key Personnel of Bain Capital Credit and the
Sub-Adviser.
The Fund’s ability to achieve its investment objective will depend on its ability to manage its business and to grow investments and earnings. This will depend, in turn, on the financial and managerial expertise of the
Sub-Adviser,
including with resources utilized from Bain Capital Credit. Although the
Sub-Adviser
has attempted to foster a team approach to investing, the loss of key individuals employed by Bain Capital Credit or the
Sub-Adviser
could have a material adverse effect on the Fund’s financial condition, performance and ability to achieve its investment objective. If these individuals do not maintain their employment or other existing relationships with Bain Capital Credit or the
Sub-Adviser
and do not develop new relationships with other sources of investment opportunities available to the Fund, the Fund may not be able to grow its investment portfolio.
Bain Capital Credit’s and the
Sub-Adviser’s
investment professionals have substantial responsibilities in connection with the management of other Bain Capital Credit clients. The personnel of Bain Capital Credit may be called upon to provide managerial assistance to the Fund’s portfolio companies. These demands on their time, which may increase as the number of investments grow, may distract them or slow the Fund’s rate of investment. The employees of the
Sub-Adviser
and other Bain Capital Credit investment professionals expect to devote such time and attention to the conduct of the Fund’s business as such business shall reasonably require. However, there can be no assurance, for example, that the members of the
Sub-Adviser
or such investment professionals will devote any minimum number of hours each week to the Fund’s affairs or that they will continue to be employed by Bain Capital Credit. Subject to certain remedies, in the event that certain employees of the
Sub-Adviser
cease to be actively involved with the Fund, the Fund will be required to rely on the ability of Bain Capital Credit to identify and retain other investment professionals to conduct the Fund’s business. The Board intends to evaluate the commitment and performance of the
Sub-Adviser
in conjunction with the annual approval of the
Sub-Advisory
Agreement and Administration Agreement.
Under the Resource Sharing Agreement, Bain Capital Credit has agreed to provide the
Sub-Adviser
with experienced investment professionals necessary to fulfill its obligations under the
Sub-Advisory
Agreement. The Resource Sharing Agreement, however, may be terminated by either party on 60 days’ notice. The fund cannot assure Shareholders that Bain Capital Credit will fulfill its obligations under the Resource Sharing Agreement. The Fund also cannot assure Shareholders that the
Sub-Adviser
will enforce the Resource Sharing Agreement if Bain Capital Credit fails to perform, that such agreement will not be terminated by either party or that the Fund will continue to have access to the investment professionals of Bain Capital Credit and its affiliates or their information and deal flow. The
Sub-Adviser,
Bain Capital Credit and/or their affiliates will enter into employment contracts with and provide life insurance for their key personnel.
Further, the Fund depends upon Bain Capital Credit and the
Sub-Adviser
to maintain their relationships with private equity sponsors, placement agents, investment banks, management groups and other financial institutions, and the Fund expects to rely to a significant extent upon these relationships to provide the Fund with potential investment opportunities. If they fail to maintain such relationships, or to develop new relationships with other sources of investment opportunities, the Fund will not be able to grow its investment portfolio. In addition, individuals with whom the senior professionals of Bain Capital Credit and the
Sub-Adviser
have relationships are not obligated to provide the Fund with investment opportunities, and the Fund cannot assure you that these relationships will generate investment opportunities for the Fund in the future.
Key Personnel Risk
. The Adviser and
Sub-Adviser
depend on the diligence, skill and network of business contacts of certain professionals. The Adviser and
Sub-Adviser
also depend, to a significant extent, on access to other investment professionals and the information and deal flow generated by these investment professionals in the course of their investment and portfolio management activities. The Fund’s success depends on the continued

service of such personnel. The investment professionals associated with the Adviser and
Sub-Adviser
are actively involved in other investment activities not concerning the Fund and will not be able to devote all of their time to the Fund’s business and affairs. The departure of any of the senior managers of the Adviser and/or
Sub-Adviser,
or of a significant number of the investment professionals or partners of the Adviser’s and/or
Sub-Adviser’s
affiliates, could have a material adverse effect on the Fund’s ability to achieve its investment objective. Individuals not currently associated with the Adviser or
Sub-Adviser
may become associated with the Fund and the performance of the Fund may also depend on the experience and expertise of such individuals. In addition, there is no assurance that the Adviser or
Sub-Adviser
will remain the Fund’s investment advisers or that the Adviser or
Sub-Adviser
will continue to have access to the investment professionals and partners of its affiliates and the information and deal flow generated by the investment professionals of its affiliates.
Bain Relationships
. The Fund expects that Bain will depend on its existing relationships with private equity sponsors, investment banks and commercial banks, and the Fund expects to rely to a significant extent upon these relationships for purposes of potential investment opportunities. If Bain fails to maintain its existing relationships or develop new relationships with other sources or sponsors of investment opportunities, the Fund may not be able to expand its investment portfolio. In addition, individuals with whom Bain has relationships are not obligated to provide the Fund with investment opportunities and, therefore, there is no assurance that such relationships will generate investment opportunities for the Fund.
The Adviser’s Incentive Fee Risk
. The Investment Management Agreement and
Sub-Advisory
Agreement entitles the Adviser and
Sub-Adviser,
respectively, to receive incentive compensation on income regardless of any capital losses. In such case, the Fund may be required to pay the Adviser, and indirectly the
Sub-Adviser,
incentive compensation for a fiscal quarter even if there is a decline in the value of the Fund’s portfolio or if the Fund incurs a net loss for that quarter.
Any Incentive Fee payable by the Fund that relates to its net investment income may be computed and paid on income that may include interest that has been accrued but not yet received. If a portfolio company defaults on a loan that is structured to provide accrued interest, it is possible that accrued interest previously included in the calculation of the Incentive Fee will become uncollectible. Neither the Adviser nor
Sub-Adviser
is under any obligation to reimburse the Fund for any part of the Incentive Fee it received that was based on accrued income that the Fund never received as a result of a default by an entity on the obligation that resulted in the accrual of such income, and such circumstances would result in the Fund’s paying an Incentive Fee on income it never received.
The Incentive Fee payable by the Fund to the Adviser, and indirectly the
Sub-Adviser,
may create an incentive for them to make investments on the Fund’s behalf that are risky or more speculative than would be the case in the absence of such compensation arrangement. The way in which the Incentive Fee payable to the Adviser, and indirectly the
Sub-Adviser,
is determined may encourage them to use leverage to increase the return on the Fund’s investments. In addition, the fact that the Management Fee is payable based upon the Fund’s gross assets, which would include any borrowings for investment purposes, may encourage the Adviser and/or
Sub-Adviser
to seek to use leverage to make additional investments. Under certain circumstances, the use of leverage may increase the likelihood of default, which would disfavor Shareholders. Such a practice could result in the Fund’s investing in more speculative securities than would otherwise be in its best interests, which could result in higher investment losses, particularly during cyclical economic downturns.
Shares Not Listed; No Market for Shares
. The Fund has been organized as a
closed-end
management investment company.
Closed-end
funds differ from
open-end
management investment companies (commonly known as mutual funds) because investors in a closed-end
fund do not have the right to redeem their shares on a daily basis. Unlike most closed-end
funds, which typically list their shares on a securities exchange, the Fund does not currently intend to list the Shares for trading on any securities exchange, and the Fund does not expect any secondary market to develop for the Shares in the foreseeable future. Therefore, an investment in the Fund, unlike an investment in a typical closed-end
fund, is not a liquid investment.

Closed-end
Interval Fund; Liquidity Risks
. The Fund is a
non-diversified,
closed-end
management investment company structured as an “interval fund” and designed primarily for long-term investors. The Fund is not intended to be a typical traded investment. There is no secondary market for the Fund’s Shares and the Fund expects that no secondary market will develop. An investor should not invest in the Fund if the investor needs a liquid investment.
Closed-end
funds differ from
open-end
management investment companies, commonly known as mutual funds, in that investors in a closed-end
fund do not have the right to redeem their shares on a daily basis at a price based on NAV. Although the Fund, as a fundamental policy, will make quarterly offers to repurchase between 5% and 25% of its outstanding Shares at NAV, the number of Shares tendered in connection with a repurchase offer may exceed the number of Shares the Fund has offered to repurchase, in which case not all of your Shares tendered in that offer will be repurchased. In connection with any given repurchase offer, it is likely that the Fund may offer to repurchase only the minimum amount of 5% of its outstanding Shares. Hence, you may not be able to sell your Shares when and/or in the amount that you desire.
Competition for Investment Opportunities
. The Fund competes for investments with other
closed-end
funds and investment funds, as well as traditional financial services companies such as commercial banks and other sources of funding. Moreover, alternative investment vehicles, such as hedge funds, have begun to invest in areas in which they have not traditionally invested. As a result of these new entrants, competition for investment opportunities may intensify. Many of the Fund’s competitors are substantially larger and may have considerably greater financial, technical and marketing resources than the Fund. For example, some competitors may have a lower cost of capital and access to funding sources that are not available to the Fund. In addition, some of the Fund’s competitors may have higher risk tolerances or different risk assessments than it has. These characteristics could allow the Fund’s competitors to consider a wider variety of investments, establish more relationships and pay more competitive prices for investments than it is able to do. The Fund may lose investment opportunities if it does not match its competitors’ pricing. If the Fund is forced to match its competitors’ pricing, it may not be able to achieve acceptable returns on its investments or may bear substantial risk of capital loss. A significant increase in the number and/or the size of the Fund’s competitors could force it to accept less attractive investment terms. Furthermore, many of the Fund’s competitors have greater experience operating under, or are not subject to, the regulatory restrictions that the 1940 Act imposes on it as a closed-end
fund.
Limitations on Transactions with Affiliates Risk
. The 1940 Act limits the Fund’s ability to enter into certain transactions with certain of its affiliates. As a result of these restrictions, the Fund may be prohibited from buying or selling any security directly from or to any portfolio company that is considered its affiliate under the 1940 Act. However, the Fund may under certain circumstances purchase any such portfolio company’s securities in the secondary market, which could create a conflict for the Adviser or Subadviser between the Fund’s interests and the interests of the portfolio company, in that the ability of the Adviser or
Sub-adviser,
as applicable, to recommend actions in the Fund’s best interests might be impaired. The Fund, the Adviser and
Sub-Adviser
have sought exemptive relief to expand the Fund’s ability to co-invest
alongside affiliates in privately negotiated investments. Under the exemptive relief, the Fund, the Adviser and the
Sub-Adviser
are required to comply with certain conditions that would not otherwise apply. There can be no assurance that such co-investment
exemptive order will be obtained.
“Best-Efforts” Offering Risk
. This offering is being made on a best efforts basis, whereby the Distributor is only required to use its best efforts to sell the Shares and has no firm commitment or obligation to purchase any of the Shares. To the extent that a limited number of Shares are sold in this offering, the opportunity for the allocation of the Fund’s investments among various issuers and industries may be decreased, and the returns achieved on those investments may be reduced as a result of allocating all of the Fund’s expenses over a smaller capital base.
Inadequate Return Risk
. No assurance can be given that the returns on the Fund’s investments will be commensurate with the risk of investment in its Shares.
Inadequate Network of Broker-Dealer Risk
. The success of the Fund’s continuous public offering, and correspondingly the Fund’s ability to implement its investment objective and strategies, depends upon the ability of the Distributor to establish, operate and maintain a network of selected broker-dealers and other Financial Intermediaries to sell the Shares. If the Distributor fails to perform, the Fund may not be able to raise adequate proceeds through the Fund’s continuous public offering to implement the Fund’s investment objective and strategies. If the Fund is unsuccessful in implementing its investment objective and strategies, an investor could lose all or a part of his or her investment in the Fund.
Registration under the U.S. Commodity Exchange Act
. Registration with the Commodity Futures Trading Commission as a “commodity pool operator” or any change in the Fund’s operations necessary to maintain the Adviser’s ability to rely upon exemption from registration as such could adversely affect the Fund’s ability to implement its investment program, conduct its operations and/or achieve its objective and subject the Fund to certain additional costs, expenses and administrative burdens.
Repurchase Offers Risks
. As described under “Share Repurchase Program,” the Fund is an “interval fund” and, to provide some liquidity to Shareholders, makes quarterly offers to repurchase between 5% and 25% of its outstanding Shares at NAV, pursuant to Rule
23c-3
under the 1940 Act. The Fund believes that these repurchase offers are generally beneficial to the Fund’s Shareholders, and generally are funded from available cash or sales of portfolio securities. However, the repurchase of Shares by the Fund decreases the assets of the Fund and, therefore, may have the effect of increasing the Fund’s expense ratios. Repurchase offers and the need to fund repurchase obligations may also affect the ability of the Fund to be fully invested or force the Fund to maintain a higher percentage of its assets in liquid investments, which may harm the Fund’s investment performance. Moreover, diminution in the size of the Fund through repurchases may result in untimely sales of portfolio securities, and may limit the ability of the Fund to participate in new investment opportunities. If the Fund uses leverage, repurchases of Shares may compound the adverse effects of leverage in a declining market. In addition, if the Fund borrows money to finance repurchases, interest on that borrowing will negatively affect Shareholders who do not tender their Shares by increasing Fund expenses and reducing any net investment income. Certain Shareholders may from time to time own or control a significant percentage of the Fund’s Shares. Repurchase requests by these Shareholders of these Shares of the Fund may cause repurchases to be oversubscribed, with the result that Shareholders may only be able to have a portion of their Shares repurchased in connection with any repurchase offer. If a repurchase offer is oversubscribed and the Fund determines not to repurchase additional Shares beyond the repurchase offer amount, or if Shareholders tender an amount of Shares greater than that which the Fund is entitled to purchase, the Fund will repurchase the Shares tendered on a pro rata basis, and Shareholders will have to wait until the next repurchase offer to make another repurchase request. Shareholders will be subject to the risk of NAV fluctuations during that period. Thus, there is also a risk that some Shareholders, in anticipation of proration, may tender more Shares than they wish to have repurchased in a particular quarterly period, thereby increasing the likelihood that proration will occur. The NAV of Shares tendered in a repurchase offer may fluctuate between the date a Shareholder submits a repurchase request and the Repurchase Request Deadline, and to the extent there is any delay between the Repurchase Request Deadline and the Repurchase Pricing Date. The NAV on the Repurchase Request Deadline or the Repurchase Pricing Date may be higher or lower than on the date a Shareholder submits a repurchase request. See “Share Repurchase Program.”
Distribution Payment Risk
. The Fund cannot assure investors that the Fund will achieve investment results that will allow the Fund to make a specified level of cash distributions or year-to-year
increases in cash distributions. All distributions will be paid at the discretion of the Board and may depend on the Fund’s earnings, the Fund’s net investment income, the Fund’s financial condition, maintenance of the Fund’s RIC status, compliance with applicable regulations and such other factors as the Board may deem relevant from time to time.
In the event that the Fund encounters delays in locating suitable investment opportunities, all or a substantial portion of the Fund’s distributions may constitute a return of capital to Shareholders. To the extent that the Fund pays distributions that constitute a return of capital for U.S. federal income tax purposes, it will lower an investor’s tax basis in his or her Shares. A return of capital generally is a return of an investor’s investment, rather than a return of earnings or gains derived from the Fund’s investment activities, and generally results in a reduction of the tax basis in the Shares. As a result from such reduction in tax basis, Shareholders may be subject to tax in connection with the sale of Fund Shares, even if such Shares are sold at a loss relative to the Shareholder’s original investment.
Risks Associated with the Fund’s Distribution Policy
. The Fund intends to make regular distributions. Currently, in order to maintain a relatively stable level of distributions, the Fund may pay out less than all of its net investment income to the extent consistent with maintaining its ability to be subject to tax as a “regulated investment company.” or “RIC” under the Code, pay out undistributed income from prior months, return capital in addition to current period net investment income or borrow money to fund distributions. The distributions for any full or partial calendar year might not be made in equal amounts, and one distribution may be larger than the other. The Fund will make a distribution only if authorized by the Board and declared by the Fund out of assets legally available for these distributions. This distribution policy may, under certain circumstances, have certain adverse consequences to the Fund and its Shareholders because it may result in a return of capital, which would reduce the NAV of the Shares and, over time, potentially increase the Fund’s expense ratios. If a distribution constitutes a return of capital, it means that the Fund is returning to Shareholders a portion of their investment rather than making a distribution that is funded from the Fund’s earned income or other profits. The Fund’s distribution policy may be changed at any time by the Board.
There is a possibility that the Fund may make total distributions during a calendar or taxable year in an amount that exceeds the Fund’s net investment company taxable income and net capital gains for the relevant taxable year. In such situations, if a distribution exceeds the Fund’s current and accumulated earnings and profits (as determined for U.S. federal income tax purposes), a portion of each distribution paid with respect to such taxable year would generally be treated as a return of capital for U.S. federal income tax purposes, thereby reducing the amount of a Shareholder’s tax basis in such Shareholder’s Shares. When a Shareholder sells Shares, the amount, if any, by which the sales price exceeds the Shareholder’s tax basis in the Shares may be treated as a gain subject to tax. Because a return of capital reduces a Shareholder’s tax basis in their Shares, it generally will increase the amount of such Shareholder’s gain or decrease the amount of such Shareholder’s loss when such Shareholder sells their Shares. To the extent that the amount of any return of capital distribution exceeds a Shareholder’s tax basis in their Shares, such excess generally will be treated as gain from a sale or exchange of the Shares.
If the Fund elects to issue preferred Shares and/or notes or other forms of indebtedness, its ability to make distributions to its Shareholders may be limited by the asset coverage requirements and other limitations imposed by the 1940 Act and the terms of the Fund’s preferred Shares, notes or other indebtedness.
Tax Risk Associated with Fund Distributions
. Even if a Shareholder chooses to “opt out” of the DRP, the Fund will have the ability to declare a large portion of a dividend in Shares instead of in cash in order to satisfy its RIC requirements. As long as a portion of this dividend is paid in cash and certain requirements are met, the entire distribution will be treated as a dividend for U.S. federal income tax purposes. As a result, a Shareholder generally will be subject to tax on 100% of the fair market value of the dividend on the date the dividend is received by the Shareholder in the same manner as a cash dividend, even though most of the dividend was paid in Shares.
Investment Dilution Risk
. The Fund’s investors do not have preemptive rights to any Shares the Fund may issue in the future. The Fund’s amended and restated declaration of trust (the “Declaration of Trust”) authorizes it to issue an unlimited number of Shares. The Board may make certain amendments to the Declaration of Trust. After an investor purchases Shares, the Fund may sell additional Shares in the future or issue equity interests in private offerings. To the extent the Fund issues additional equity interests after an investor purchases its Shares, such investor’s percentage ownership interest in the Fund will be diluted.
Anti-Takeover Risk
. The Declaration of Trust and the Fund’s amended and restated bylaws (the “Bylaws”), as well as certain statutory and regulatory requirements, contain certain provisions that may have the effect of discouraging a third party from attempting to acquire the Fund. Subject to the limitations of the 1940 Act, the

Board may, without Shareholder action, authorize the issuance of Shares in one or more classes or series, including preferred shares; and the Board may, without Shareholder action, make certain amendments to the Declaration of Trust. These anti-takeover provisions may inhibit a change of control in circumstances that could give Shareholders the opportunity to realize a premium over the value of the Shares.
Conflicts of Interest Risk
. The Adviser is an entity in which the Fund’s Interested Trustee (as described below) and officers and members of the Adviser’s investment committee may have indirect ownership and economic interests. Certain of the Fund’s Trustees and officers, members of the Adviser’s investment committee and
Sub-Adviser
personnel who manage the Fund also serve as officers or principals of other investment managers affiliated with the Adviser or
Sub-Adviser
that currently, and may in the future, manage investment funds with investment objectives similar to the Fund’s investment objective. In addition, certain of the Fund’s officers and Trustees, members of the Adviser’s investment committee, or
Sub-Adviser
personnel who manage the Fund serve or may serve as officers, trustees or principals of entities that operate in the same or related line of business as the Fund or of investment funds managed by the Fund’s affiliates. Accordingly, the Fund may not be made aware of and/or given the opportunity to participate in certain investments made by other investment funds, even if they are managed by advisers affiliated with the Adviser or the
Sub-Adviser.
However, the Adviser and
Sub-Adviser
intend to allocate investment opportunities in a fair and equitable manner in accordance with their respective investment allocation policies, consistent with each fund’s or separate account’s investment objective and strategies and legal and regulatory requirements.
Potential Conflicts of Interest Risk—Allocation of Investment Opportunities
. The
Sub-Adviser
has adopted allocation procedures that are intended to treat each fund they advise in a manner that, over a period of time, is fair and equitable. The
Sub-Adviser
and its affiliates currently provide investment advisory and administration services and may provide in the future similar services to other entities (collectively, “Advised Funds”). Certain existing Advised Funds have, and future Advised Funds may have, investment objectives similar to those of the Fund, and such Advised Funds will invest in asset classes similar to those targeted by the Fund. Certain other existing Advised Funds do not, and future Advised Funds may not, have similar investment objectives, but such Advised Funds may from time to time invest in asset classes similar to those targeted by the Fund.
In serving in multiple capacities, employees of Bain Capital Credit and the
Sub-Adviser
will have obligations to other Advised Funds , the fulfillment of which may not be in the best interests of, or may be adverse to the interests of, the Fund and its Shareholders. Although the professional staff of Bain Capital Credit will devote as much time to the Fund’s management as appropriate to enable the
Sub-Adviser
to perform its duties in accordance with the
Sub-Advisory
Agreement, Bain Capital Credit has, and will continue to have, management responsibilities for other Advised Funds. There is a potential that the Fund will compete with these Advised Funds, for capital and investment opportunities. As a result, Bain Capital Credit and the Portfolio Managers will face conflicts in the allocation of investment opportunities among the Fund and the other Advised Funds and may make certain investments that are appropriate for the Fund but for which the Fund receives a relatively small allocation of such investment or no allocation at all. The
Sub-Adviser
and Bain Capital Credit intends to allocate investment opportunities among eligible Advised Funds in a manner that is fair and equitable over time and consistent with its allocation policy. However, the Fund can offer no assurance that such opportunities will be allocated to the Fund fairly or equitably in the short-term or over time, and the Fund may not be given the opportunity to participate in investments made by other Advised Funds managed by the
Sub-Adviser
or an investment manager affiliated with the
Sub-Adviser,
including Bain Capital Credit. In allocating investment opportunities, the
Sub-Adviser
will consider factors it believes in its sole discretion to be relevant, which may include the following:

•	investment objectives and investment focus;

•	expected life cycle;

•	prospective portfolio company’s geography, nature of its business and scale;

•	transaction sourcing (and with respect to an investment opportunity originated by a third-party, the relationship of an Advised Fund to such third-party);

•	liquidity and reserves (including whether an Advised Fund is able to commit to invest all capital required to consummate a particular investment opportunity);

•	diversification (including the actual, relative or potential exposure of an Advised Fund to the type of investment opportunity in terms of its existing portfolio);

•	lender covenants and other limitations;

•	amount of capital available for investment, as well as projected future capacity for investment;

•	targeted rate of return and hold period;

•	the size, liquidity and anticipated duration of the prospective portfolio company;

•	stage of development of the prospective investment and anticipated holding period of the prospective investment;

•	appropriate leverage levels for the prospective portfolio company;

•	stage of the investment process of the Fund and the other Advised Funds (i.e., whether the relevant entities are in their “ramp-up period”);

•	portfolio composition and investment concentration parameters (including parameters such as geography, industry, issuer, volatility, leverage or other similar risk metric);

•	the suitability as a follow-on investment for a current investment;

•	the potential availability of future follow-on investments in such prospective investment;

•	the availability of other suitable investments;

•	timing necessary to execute an investment;

•	risk considerations;

•	the centrality of an investment to investment strategy;

•	cash flow considerations;

•	asset class restrictions;

•	industry and other allocation targets;

•	minimum and maximum investment size requirements;

•	tax and accounting implications;

•	whether an investment opportunity requires additional consents or authorizations from an Advised Fund, investors or third parties;

•	legal, contractual or regulatory constraints; and

•	any other relevant limitations imposed by or conditions set forth in the applicable offering documents and organizational documents of the Fund and each Advised Fund.
If the
Sub-Adviser
recommends a particular level of investment for the Fund, and the aggregate amount recommended by the
Sub-Adviser
for the Fund and for other participating Advised Funds exceeds the amount of the investment opportunity, subject to applicable law, investments made pursuant to exemptive relief will generally be allocated among the participants pro rata based on capital available for investment in the asset class being allocated and the respective governing documents of such Advised Funds. The Fund expects that available capital for its investments will be determined based on the amount of cash on-hand,
existing commitments and reserves, if any, the targeted leverage level, targeted asset mix and diversification requirements and other investment policies and restrictions set by the Board or as imposed by applicable laws, rules, regulations or interpretations. In instances when investments are not made pursuant to exemptive relief, allocations among the

Fund and other Advised Funds, subject to applicable law and regulation, will be made in accordance with the
Sub-Adviser’s
trade allocation practice, which is generally pro rata based on order size. There can be no assurance that the Fund will able to participate in all investment opportunities that are suitable for it.
In the event investment opportunities are allocated among the Fund and the other Advised Funds, the Fund may not be able to structure its investment portfolio in the manner desired. Furthermore, the Fund and the other Advised Funds may make investments in securities where the prevailing trading activity may make impossible the receipt of the same price or execution on the entire volume of securities purchased or sold by the Fund and the other Advised Funds. When this occurs, the various prices may be averaged, and the Fund will be charged or credited with the average price. Thus, the effect of the aggregation may operate on some occasions to the disadvantage of the Fund. In addition, under certain circumstances, the Fund may not be charged the same commission or commission equivalent rates in connection with a bunched or aggregated order.
Subject to applicable law and the conditions of any applicable co-investment
exemptive relief. it is likely that the other Advised Funds may make investments in the same or similar securities at different times and on different terms than the Fund. The Fund and the other Advised Funds may make investments at different levels of a borrower’s capital structure or otherwise in different classes of a borrower’s securities, to the extent permitted by applicable law. Such investments may inherently give rise to conflicts of interest or perceived conflicts of interest between or among the various classes of securities that may be held by such entities. Conflicts may also arise because portfolio decisions regarding the Fund may benefit the other Advised Funds. For example, the sale of a long position or establishment of a short position by the Fund may impair the price of the same security sold short by (and therefore benefit) one or more Advised Funds, and the purchase of a security or covering of a short position in a security by the Fund may increase the price of the same security held by (and therefore benefit) one or more Advised Funds.
Applicable law, including the 1940 Act, may at times prevent the Fund from being able to participate in investments that it otherwise would participate in, and may require the Fund to dispose of investments at a time when it otherwise would not dispose of such investment, in each case, in order to comply with applicable law.
The 1940 Act contains prohibitions and restrictions relating to certain transactions between registered investment companies and certain affiliates (including any investment advisers or sub-advisers),
principal underwriters and certain affiliates of those affiliates or underwriters. Because the Fund is a registered investment company, the Fund is not generally permitted to make loans to companies controlled by the Advisers or other funds managed by the Advisers or their affiliates. The Fund is also not permitted to make any co-investments
with the Advisers or their affiliates (including any fund managed by Bain or its affiliates) without exemptive relief from the SEC, subject to certain exceptions. The Fund has applied for exemptive relief from the SEC that would permit the Fund and certain present and future funds advised by Bain-controlled investment advisers to co-invest
in suitable negotiated investments.
Co-investments
made under the exemptive relief would be subject to compliance with the conditions and other requirements contained in the exemptive relief, which could limit the Fund’s ability to participate in a co-investment
transaction.
The Adviser, the
Sub-Adviser,
or their respective affiliates and clients may pursue or enforce rights with respect to a borrower in which the Fund has invested, and those activities may have an adverse effect on the Fund. As a result, prices, availability, liquidity and terms of the Fund’s investments may be negatively impacted by the activities of the Adviser, the
Sub-Adviser
or their respective affiliates or their clients, and transactions for the Fund may be impaired or effected at prices or terms that may be less favorable than would otherwise have been the case.
The
Sub-Adviser
may have a conflict of interest in deciding whether to cause the Fund to incur leverage or to invest in more speculative investments or financial instruments, thereby potentially increasing the Investment Management and incentive fee payable by the Fund and, accordingly, the fees received by the
Sub-Adviser.
Certain other Advised Funds pay the
Sub-Adviser
or its affiliates greater performance-based compensation,

which could create an incentive for the
Sub-Adviser
or an affiliate to favor such investment fund or account over the Fund.
Potential Conflicts of Interest Risk—Allocation of Personnel
. The Fund’s executive officers, and the employees of the Adviser or
Sub-Adviser,
serve or may serve as officers, directors or principals of entities that operate in the same or a related line of business as the Fund or of investment funds or accounts managed by the Adviser, the
Sub-Adviser
or their respective affiliates. As a result, they may have obligations to investors in those entities, the fulfillment of which might not be in the best interests of the Fund or its Shareholders. Additionally, certain personnel of the Adviser and
Sub-Adviser
and their respective management may face conflicts in their time management and commitments.
Potential Conflicts of Interest Risk—Lack of Information Barriers
. By reason of the various activities of the Advisers and their affiliates, the Advisers and such affiliates may acquire confidential or material non-public
information or otherwise be restricted from purchasing certain potential Fund investments that otherwise might have been purchased or be restricted from selling certain Fund investments that might otherwise have been sold at the time.
Portfolio Fair Value Risk
. Under the 1940 Act, the Fund is required to carry its portfolio investments at market value or, if there is no readily available market value, at fair value. There is not a public market for the securities of the privately held companies in which the Fund may invest. Many of the Fund’s investments are not exchange-traded, but are, instead, traded on a privately negotiated OTC secondary market for institutional investors. The Adviser, as valuation designee, is responsible for the valuation of the Fund’s portfolio investments and implementing the portfolio valuation process set forth in the Adviser’s and the Fund’s valuation policy. Valuations of Fund investments are disclosed quarterly in reports publicly filed with the SEC. See “
Determination of Net Asset Value
.”
A high proportion of the Fund’s investments relative to its total investments are valued at fair value. Certain factors that may be considered in determining the fair value of the Fund’s investments include dealer quotes for securities traded on the OTC secondary market for institutional investors, the nature and realizable value of any collateral, the portfolio company’s earnings and its ability to make payments on its indebtedness, the markets in which the portfolio company does business, comparison to selected publicly-traded companies, discounted cash flow and other relevant factors. The factors and methodologies used for the valuation of such securities are not necessarily an indication of the risks associated with investing in those securities nor can it be assured that the Fund can realize the fair value assigned to a security if it were to sell the security. Such valuations, and particularly valuations of private securities and private companies, are inherently uncertain, and they often reflect only periodic information received by the Adviser about such companies’ financial condition and/or business operations, which may be on a lagged basis and can be based on estimates. Determinations of fair value may differ materially from the values that would have been used if an exchange-traded market for these securities existed. Investments in private companies are typically governed by privately negotiated credit agreements and covenants, and reporting requirements contained in the agreements may result in a delay in reporting their financial position to lenders, which in turn may result in the Fund’s investments being valued on the basis of this reported information. Further, the Fund is offered on a daily basis and calculates a daily NAV per Share. The Adviser seeks to evaluate on a daily basis material information about the Fund’s portfolio companies; however, for the reasons noted herein, the Adviser may not be able to acquire and/or evaluate properly such information on a daily basis. Due to these various factors, the Adviser’s fair value determinations could cause the Fund’s NAV on a valuation day to materially differ from what it would have been had such information been fully incorporated. As a result, investors who purchase Shares may receive more or less Shares and investors who tender their Shares may receive more or less cash proceeds than they otherwise would receive.
Portfolio Turnover Risk
. The Fund’s annual portfolio turnover rate may vary greatly from year to year, as well as within a given year. However, portfolio turnover rate is not considered a limiting factor in the execution of investment decisions for the Fund. High portfolio turnover may result in the realization of net short-term capital gains by the Fund which, when distributed to the Fund and, ultimately, Shareholders, will be taxable as ordinary income. In addition, a higher portfolio turnover rate results in correspondingly greater brokerage commissions and other transactional expenses that are borne by the Fund.
Cybersecurity Risks
. Cybersecurity incidents and cyber-attacks have been occurring globally at a more frequent and severe level and will likely continue to increase in frequency in the future. The Advisers face various security threats on a regular basis, including ongoing cyber security threats to and attacks on their information technology infrastructure that are intended to gain access to their proprietary information, destroy data or disable, or degrade or sabotage their systems. These security threats could originate from a wide variety of sources, including unknown third parties outside of the Advisers. Although neither the Adviser nor
Sub-Adviser
is currently aware that it has been subject to cyber-attacks or other cyber incidents which, individually or in the aggregate, have materially affected its operations or financial condition, there can be no assurance that the various procedures and controls utilized to mitigate these threats will be sufficient to prevent disruptions to its systems.
The Advisers’ and issuers’ information and technology systems may be vulnerable to damage or interruption from computer viruses, network failures, computer and telecommunication failures, infiltration by unauthorized persons and security breaches, usage errors by their respective professionals, power outages and catastrophic events such as fires, tornadoes, floods, hurricanes and earthquakes.
In addition, the Fund will heavily rely on the Advisers’ and third parties’ financial, accounting, information and other data processing systems. Any failure or interruption of those systems, including as a result of the termination of an agreement with any third- party service providers, could cause delays or other problems in the Fund’s activities. If any of these systems do not operate properly or are disabled for any reason or if there is any unauthorized disclosure of data, whether as a result of tampering, a breach of its network security systems, a cyber-incident or attack or otherwise, the Fund and/or the Advisers could suffer substantial financial loss, increased costs, a disruption of their businesses, liability to their investors, regulatory intervention or reputational damage. In addition, the Advisers operates in a business that is highly dependent on information systems and technology. The information systems and technology that the Advisers rely on may not continue to be able to accommodate their growth, and the cost of maintaining such systems may increase from its current level. Such a failure to accommodate growth, or an increase in costs related to such information systems, could have a material adverse effect on the Fund and/or the Advisers.
A cybersecurity incident could have numerous material adverse effects, including on the operations, liquidity and financial condition of the Fund. Cyber threats and/or incidents could cause financial costs from the theft of Fund assets (including proprietary information and intellectual property) as well as numerous unforeseen costs, including, but not limited to: litigation costs, preventative and protective costs, remediation costs and costs associated with reputational damage, any one of which could have a materially adverse effect on the Fund. There can be no guarantee that the Fund will be able to prevent or mitigate such incidents. If systems and measures to manage risks relating to these types of events, are compromised, become inoperable for extended periods of time or cease to function properly, the Advisers, the Fund and/or an issuer may have to make a significant investment to fix or replace them. The failure of these systems and/or of disaster recovery plans for any reason could cause significant interruptions in the Adviser’s, the Fund’s and/or an issuer’s operations and result in a failure to maintain the security, confidentiality or privacy of sensitive data, including personal information relating to potential investors and Shareholders (and the beneficial owners of potential investors and Shareholders).
In addition, the Fund or the Advisers may not be in a position to verify the risks or reliability of third parties with which the Fund’s and the Advisers’ operations interface with and/or depend on third parties, including the Fund’s administrator and other service providers. The Fund may suffer adverse consequences from actions, errors or failure to act by such third parties, and will have obligations, including indemnity obligations, and limited recourse against them.

Risks Relating to Fund’s RIC Status
. Although the Fund intends to elect to be treated as a RIC under Subchapter M of the Code, no assurance can be given that the Fund will be able to qualify for and maintain RIC status. If the Fund qualifies as a RIC under the Code, the Fund generally will not be subject to corporate-level federal income taxes on its income and capital gains that are timely distributed (or deemed distributed) as dividends for U.S. federal income tax purposes to its Shareholders. To qualify as a RIC under the Code and to be relieved of federal taxes on income and gains distributed as dividends for U.S. federal income tax purposes to the Fund’s Shareholders, the Fund must, among o the
r things, meet certain
source-of-income,
asset diversification and distribution requirements. The distribution requirement for a RIC is satisfied if the Fund distributes dividends each tax year for U.S. federal income tax purposes of an amount generally at least equal to 90% of the sum of its net ordinary income and net short-term capital gains in excess of net long-term capital losses, if any, to the Fund’s Shareholders.
RIC-Related
Risks of Investments Generating
Non-Cash
Taxable Income
. Certain of the Fund’s investments will require the Fund to recognize taxable income in a tax year in excess of the cash generated on those investments during that year. In particular, the Fund expects to invest in loans and other debt instruments that will be treated as having “market discount” and/or original issue discount (“OID”) (such as debt instruments with PIK interest or, in certain cases, increasing interest rates or issued with equity or warrants) for U.S. federal income tax purposes. Because the Fund may be required to recognize income in respect of these investments before, or without receiving, cash representing such income (e.g., PIK interest), the Fund may have difficulty satisfying the annual distribution requirements applicable to RICs and avoiding Fund-level U.S. federal income and/or excise taxes. Accordingly, the Fund may be required to sell assets, including at potentially disadvantageous times or prices, raise additional debt or equity capital, make taxable distributions of Shares or debt securities, or reduce new investments, to obtain the cash needed to make these income distributions. If the Fund liquidates assets to raise cash, the Fund may realize additional gain or loss on such liquidations. In the event the Fund realizes additional net capital gains from such liquidation transactions, Shareholders may receive larger capital gain distributions than it or they would in the absence of such transactions.
Instruments that are treated as having OID for U.S. federal income tax purposes may have unreliable valuations because their continuing accruals require judgments about the collectability of the deferred payments and the value of any collateral. Loans that are treated as having OID generally represent a significantly higher credit risk than coupon loans. Accruals on such instruments may create uncertainty about the source of Fund distributions to Shareholders. OID creates the risk of non-refundable
cash payments to the Adviser based on accruals that may never be realized. In addition, the deferral of PIK interest also reduces a loan’s loan-to-value
ratio at a compounding rate.
Uncertain Tax Treatment
. The Fund may invest a portion of its net assets in below investment grade instruments. Investments in these types of instruments may present special tax issues for the Fund. U.S. federal income tax rules are not entirely clear about issues such as when the Fund may cease to accrue interest, OID or market discount, when and to what extent deductions may be taken for bad debts or worthless instruments, how payments received on obligations in default should be allocated between principal and income and whether exchanges of debt obligations in a bankruptcy or workout context are taxable. These and other issues will be addressed by the Fund to the extent necessary in connection with the Fund’s intention to distribute sufficient income each tax year to minimize the risk that it becomes subject to U.S. federal income or excise tax.

MANAGEMENT OF THE FUND
Trustees
Pursuant to the Declaration of Trust and the Fund’s Bylaws, as amended from time-to-time,
the Fund’s business and affairs are overseen by the Board, which has overall responsibility for overseeing the Fund’s management and operations. The Board consists of four members, three of whom are considered Independent Trustees and one of whom is an Interested Trustee. The Trustees are subject to removal or replacement in accordance with Delaware law and the Declaration of Trust. The Statement of Additional Information provides additional information about the Trustees.
The Board, including the Independent Trustees, oversees the Fund’s management and operations. After an initial two-year
term, the Board will review on an annual basis the Investment Management Agreement and
Sub-Advisory
Agreement to determine, among other things, whether the fees payable under such agreements are reasonable in light of the services provided.
Portfolio Managers
Below is biographical information relating to the Fund’s Portfolio Managers, who are employees of Bain Capital:
Nate Whittier
. Mr. Whittier joined Bain Capital in 2013. Since 2023, he has been a Partner, a Risk & Oversight Committee member, and Portfolio Manager in Liquid and Structured Credit based in Bain Capital’s Boston office. Prior to his current role, he was Director from 2019 through 2022. He is also responsible for risk management and portfolio analytics across the firm’s strategies.
John Wright
. Mr. Wright joined Bain Capital in 2000. Since 2014, he has been a Partner and has been Global Head of Credit since 2023. He is based in the Boston office. Mr. Wright is a Portfolio Manager, Credit Committee member and oversees the firm’s Liquid, Structured and Private Credit investment strategies. Prior to his current role, Mr. Wright was the
Co-Head
of Liquid and Structured Credit and has led the firm’s CLO business since 2016. Mr. Wright received a Bachelor of Arts from Tufts University and is a CFA
®
charterholder.
Michael A. Ewald
. Mr. Ewald joined Bain Capital in 1998. Since 2009 he has been a Partner, Global Head of the Private Credit Group, Portfolio Manager for the Middle Market Credit and Senior Direct Lending strategies and a Credit Committee member. He also serves as CEO of Bain Capital Specialty Finance, Inc., a registered business development company. He is based in Bain Capital’s Boston office. Previously, Mr. Ewald was an Associate Consultant at Bain & Company and an analyst at Credit Suisse First Boston in the Regulated Industries group. Mr. Ewald received an MBA from the Amos Tuck School of Business at Dartmouth College and a B.A. from Tufts University.
The Statement of Additional Information provides additional information about the portfolio managers’ compensation, other accounts managed by the portfolio managers, and the portfolio managers’ ownership of Shares in the Fund.
Control Persons and Principal Holders of Securities
A control person generally is a person who beneficially owns more than 25% of the voting securities of a company or has the power to exercise control over the management or policies of such company. An affiliate of each of the Adviser and
Sub-Adviser
have provided the initial investment for the Fund. For so long as the affiliates have a greater than 25% interest in the Fund, each may be deemed to be a “control person” of the Fund for purposes of the 1940 Act.

Administrative Services
Pursuant to the Administration Agreement, the Administrator provides or procures administrative, support, shareholder and corporate-level services on behalf of the Fund. The Administrator is reimbursed for its costs to provide or procure the administrative and support services. For the shareholder services, Class A, Class D, and Class IS Shares of the Fund pay the Administrator a monthly fee at an annual rate of 0.25% of the net assets of the Fund. Shareholder services include, but are not limited to, responding to operational inquiries from Shareholders; processing purchase, redemption and exchange orders with the Fund’s transfer agent; and providing Shareholders with automatic investment services, including investments in Fund. For the corporate-level services, Class A, Class D, Class I, and Class IS Shares of the Fund pay the Administrator a monthly fee at an annual rate of 0.05% of the net assets of the Fund. Corporate-level services include anti-money laundering and fraud prevention; cybersecurity, privacy, and data security; disaster recovery and business continuity; litigation and insurance support; services related to regulatory duties, such as duties of confidentiality and disclosure; risk management services; and internal audit consulting services. The Fund bears all expenses that are incurred in its operation and not specifically assumed by the Administrator, the Adviser, or other service providers. The Administration Agreement may be terminated by either party without penalty upon
60-days’
written notice to the other party.
Indemnification
The Investment Management Agreement and
Sub-Advisory
Agreement provide that, absent breach of fiduciary duty with respect to receipt of compensation for services (in which case any award of damages shall be limited to the period and the amount set forth in Section 36(b)(3) of the 1940 Act), willful misfeasance, bad faith or gross negligence in the performance of its duties, or reckless disregard of its obligations and duties under the Agreement, the Adviser, the
Sub-Adviser,
their respective members and officers, managers, partners, agents, employees, and controlling persons, and any other person or entity affiliated with the Adviser or
Sub-Adviser,
as the case may be, are entitled to indemnification from the Fund for any damages, liabilities, costs and expenses (including reasonable attorneys’ fees and other expenses) arising out of or otherwise based upon the performance of any of their respective duties or obligations under the Investment Management Agreement and
Sub-Advisory
Agreement or otherwise as an investment adviser or
sub-adviser
of the Fund.
Custodian and Transfer Agent
State Street Bank and Trust Company, which has its principal office at One Congress Street, Boston, MA 02114, serves as custodian, transfer agent, and dividend paying agent for the Fund.

FUND EXPENSES
The Advisers bear all of their own respective costs incurred in providing investment advisory and sub-advisory
services to the Fund. As described below, however, the Fund bears all other expenses incurred in the business and operation of the Fund.
Pursuant to the Investment Management Agreement, expenses borne directly by the Fund include the costs incurred in:

•	the maintenance of the Fund’s corporate existence;

•	the maintenance of the Fund’s own books, records and procedures;

•	dealing with the Fund’s Shareholders;

•	the payment of dividends;

•	the transfer of Shares, including issuance, redemption and repurchase of Shares;

•	preparation of share certificates;

•	reports and notices to Shareholders;

•	calling and holding of Shareholders’ meetings;

•	miscellaneous office expenses;

•	brokerage costs (including, without limitation, brokers’ commissions or transactions costs chargeable to the Fund in connection with portfolio securities transactions to which the Fund is a party);

•	the Fund’s proportionate share of expenses related to co-investments;

•	custodian fees;

•	legal and accounting fees;

•	taxes;

•	federal and state registration fees;

•	costs of valuation service providers retained by the Fund or the Adviser; and

•	payment for portfolio pricing services to a pricing agent, if any.
In conducting its own business and affairs, the Fund may utilize its Trustees, officers and employees, may utilize the facilities and personnel of the Adviser and its affiliates and may enter into agreements with third parties, either affiliated or non-affiliated, to
perform any of these functions. The Fund has entered into an Administrative Agreement with The Lincoln National Life Insurance Company to perform certain of these functions. See “
Management of the Fund—Administrative Services
.”
In the conduct of the respective businesses of the Fund, the Adviser and its affiliates, and in the performance of the Investment Management Agreement, the Fund, the Adviser and its affiliates may share facilities common to each, which may include, without limitation, legal and accounting personnel, with appropriate proration of expenses between them. Directors, officers and employees of the Adviser or its affiliates may be directors, trustees and/or officers of any of the investment companies overseen by the Adviser. Directors, officers and employees of the Adviser or its affiliates who are directors, trustees, and/or officers of these investment companies shall not receive any compensation from such investment companies for acting in such dual capacity.
Except as otherwise described in this Prospectus, the Advisers will be reimbursed by the Fund, as applicable, for any of the above expenses that they pay on behalf of the Fund.

Expense Limitation Agreement
The Adviser and the Fund have entered into the Expense Limitation Agreement under which the Adviser has agreed contractually to pay, absorb or reimburse certain expenses of the Fund to limit the Fund’s Operating Expenses, calculated and reimbursed on a
Class-by-Class
basis in respect of each of Class A, Class D, Class I, and Class IS with the exception of (i) interest, taxes, dividends tied to short sales, and brokerage commissions; (ii) underlying fund fees and expenses; (iii) other expenses attributable to, and incurred as a result of, the Fund’s investments; (iv) Incentive Fees; and (v) extraordinary expenses (including litigation expenses) not incurred in the ordinary course of the Fund’s business (as determined in the discretion of the Adviser), to no more than 2.85%, 2.50%, 2.00%, and 2.25% for Class A, Class D, Class I, and Class IS Shares, respectively, on an annualized basis, of the Fund’s average daily net assets (the “Operating Expense Limit”).
In consideration of the Adviser’s agreement to reimburse certain of the Fund’s expenses, the Fund has agreed to repay the Adviser a Reimbursement Amount in respect of each of Class A, Class D, Class I, and Class IS for three years after a reimbursement, subject to the limitation that a reimbursement will be made only if and to the extent that the Fund is able to effect such payments to the Adviser and remain in compliance with: (i) the Operating Expense Limit in effect at the time the waiver or payment of the Reimbursement Amount occurred and (ii) the Operating Expense Limit in effect at the time such reimbursement is sought. The Expense Limitation Agreement will remain in effect through August 1, 2027, unless and until the Board approves its modification or termination. Thereafter, the Expense Limitation Agreement shall renew automatically for one year terms unless the Adviser provides written notice of termination of the Agreement to the Fund at least ten (10) days prior to the end of the then current term.
Organization and Offering Costs
Organizational costs include, among other things, the cost of organizing the Fund as a Delaware statutory trust, including the cost of legal services and other fees pertaining to the Fund’s organization. These costs are expensed as incurred by the Fund and will be paid by the Adviser on behalf of the Fund.
The Fund’s initial offering costs include, among other things, legal, printing, and other expenses pertaining to this offering. All organizational and offering costs of the Fund paid by the Adviser shall be included in the Reimbursement Amount.

INVESTMENT MANAGEMENT FEE AND INCENTIVE FEE
Pursuant to the Investment Management Agreement, and in consideration of the advisory services provided by the Adviser to the Fund, the Adviser is entitled to an Investment Management Fee and Incentive Fee. Pursuant to the
Sub-Advisory
Agreement, and in consideration of the
sub-advisory
services provided by the
Sub-Adviser
to the Fund, the
Sub-Adviser
is entitled to a
Sub-Advisory
Fee. The Investment Management Fee and Incentive Fee paid to the Adviser will be paid out of the Fund’s assets and the
Sub-Advisory
Fee will be paid out of the Investment Management Fee and Incentive Fee.
Investment Management Fee
The Investment Management Fee is measured as of the end of each month at an annual rate of 1.00% of the Fund’s gross assets (i.e., gross of fund leverage). The Investment Management Fee is payable monthly in arrears based upon the average daily value of the Fund’s gross assets. The Investment Management Fee is paid before giving effect to any repurchase of Shares in the Fund effective as of that date and will decrease the net profits or increase the net losses of the Fund.
Incentive Fee
The Incentive Fee is calculated and payable quarterly in arrears at a rate of 15% of each class’s
“Pre-Incentive
Fee Net Investment Income” for the immediately preceding quarter, subject to a preferred return, or “hurdle,” of 1.50% of NAV (6.00% annualized) and a
“catch-up”
feature. For this purpose,
“Pre-Incentive
Fee Net Investment Income” means each class’s allocable share of (a) interest income, dividend income and any other income accrued during the fiscal quarter, minus (b) each share class’s operating expenses for the quarter and the distribution and/or shareholder servicing fees (if any) applicable to each share class accrued during the fiscal quarter.
The incentive fee in each calendar quarter is paid to the Adviser as follows:

•	No incentive fee in any calendar quarter in which the applicable class’s Pre-Incentive Fee Net Investment Income does not exceed the hurdle of 1.50% (6.00% annualized) of NAV of the class;

•
100% of the applicable class’s
Pre-Incentive
Fee Net Investment Income with respect to that portion of such
Pre-Incentive
Fee Net Investment Income, if any, that exceeds the hurdle but is less than or equal to 1.765% (7.06% annualized) of the class’s NAV in any calendar quarter. This portion of the Fund’s
Pre-Incentive
Fee Net Investment Income (which exceeds the hurdle but is less than or equal to 1.765% (7.06% annualized) of NAV) is the
“catch-up.”
The
“catch-up”
is meant to provide the Adviser with 15% of the applicable class’s
Pre-Incentive
Fee Net Investment Income as if a hurdle did not apply if
Pre-Incentive
Fee Net Investment Income meets or exceeds 1.765% (7.06% annualized) of the class’s NAV in any calendar quarter; and

•
15% of the amount of the applicable class’s
Pre-Incentive
Fee Net Investment Income, if any, that exceeds 1.765% (7.06% annualized) of the class’s NAV in any calendar quarter is payable to the Adviser (that is, once the hurdle is reached and the catch-up
is achieved, 15% of all
Pre-Incentive
Fee Net Investment Income thereafter is paid to the Adviser).

•	The following chart shows how the Incentive Fee would vary based on different amounts of Pre-Incentive Fee Net Investment Income:

Income Per Quarter, % of Beginning Net Assets	Incentive Fee Payable to Investment Adviser	Effective Split of Incremental Income
≤ 1.50%	0%	100% to Shareholders
> 1.50% up to 1.765%	100% of income in this band	0% to Shareholders / 100% to Adviser
> 1.765%	15% of income above 1.765%	85% to Shareholders / 15% to Adviser

Thus, whenever quarterly
pre-incentive-fee
net investment income exceeds 1.765% of beginning net assets, the Adviser receives an Income Fee equal to 15% of that income for the quarter; income below the hurdle accrues entirely to Shareholders.
No Incentive Fee is payable to the Adviser on capital gains, whether realized or unrealized. In addition, the amount of the Incentive Fee is not affected by any realized or unrealized losses that the Fund may suffer.
Sub-Advisory
Fee
The Adviser pays Bain a
Sub-Advisory
Fee of 50% of each of the Investment Management Fee and the Incentive Fee (the
“Sub-Advisory
Fee”), which is payable monthly or quarterly, as applicable, in arrears and accrued daily based upon the Fund’s Investment Management Fee and Incentive Fee. The
Sub-Advisory
Fee will be paid out of the Investment Management Fee and Incentive Fee.
Approval of the Investment Management Agreement and
Sub-Advisory
Agreement
Board approval of the Investment Management Agreement was made in accordance with, and on the basis of an evaluation satisfactory to the Board, as required by Section 15(c) of the 1940 Act and the applicable rules and regulations thereunder, including consideration of, among other factors, (i) the nature, quality and extent of the services to be provided by the Adviser under the Investment Management Agreement; (ii) comparative information with respect to advisory fees by other comparable investment companies; and (iii) information about the services to be performed by the Adviser and its personnel providing such services under the Investment Management Agreement. A discussion regarding the basis for the Board’s approval of the Investment Management Agreement will be available in the Fund’s first annual or semi-annual report on Form
N-CSR.
The Investment Management Agreement will continue in effect from year to year after an initial two-year
term so long as such continuance is approved annually by the Board or by vote of a majority of the outstanding voting securities of the Fund; provided that in either event the continuance is also approved by a majority of the Independent Trustees by vote cast in person at a meeting called for the purpose of voting on such approval, or otherwise as permitted by applicable law or regulation. The Investment Management Agreement is terminable , upon
60-days’
prior written notice by the Fund or by the Adviser. The Investment Management Agreement also provides that it will terminate automatically in the event of its “assignment,” as defined by the 1940 Act and the rules thereunder. Further, if the
Sub-Advisory
Agreement is not continued by the Board or is terminated by the Board or the Adviser, the Investment Management Agreement shall be terminated at the time the
Sub-Advisory
Agreement is terminated.
Board approval of the
Sub-Advisory
Agreement was made in accordance with, and on the basis of an evaluation satisfactory to the Board, as required by Section 15(c) of the 1940 Act and the applicable rules and regulations thereunder, including consideration of, among other factors, (i) the nature, quality and extent of the services provided by Bain under the
Sub-Advisory
Agreement; (ii) comparative information with respect to advisory fees paid by other comparable investment companies; and (iii) information about the services performed by Bain and its personnel providing such services under the
Sub-Advisory
Agreement. A discussion regarding the basis for the Board’s approval of the
Sub-Advisory
Agreement will be available in the Fund’s first annual or semi-annual report on
Form N-CSR.
The
Sub-Advisory
Agreement will continue in effect from year to year after an initial two year term so long as such continuance is approved annually by the Board or by vote of a majority of the outstanding voting securities of the Fund; provided that in either event the continuance is also approved by a majority of the Independent Trustees by vote cast in person at a meeting called for the purpose of voting on such approval or otherwise as permitted by applicable law or regulation. The
Sub-Advisory
Agreement is terminable without penalty,
inter alia
, upon 60 days’ prior written notice by the Fund, the Adviser or the
Sub-Adviser.
The
Sub-Advisory
Agreement also provides that it will terminate automatically in the event of its “assignment,” as defined by the 1940 Act and the rules thereunder.

DETERMINATION OF NET ASSET VALUE
The Fund’s NAV per Share will be determined daily by the Adviser as of the close of business on each day the New York Stock Exchange (the “NYSE”) is open for trading or at such other times as the Board may determine. In accordance with the procedures approved by the Board, the NAV per outstanding Share is determined, on a class-specific basis, by dividing the value of total assets minus liabilities by the total number of Shares outstanding.
The Board has designated the Adviser as its Valuation Designee to perform fair valuation determinations for the Fund with respect to all Fund investments. The Board oversees the Adviser in its role as Valuation Designee. The Adviser, as Valuation Designee, has formed a separate valuation committee (the “Valuation Committee”) for determining the fair value of the Fund’s investments. The Valuation Committee oversees the implementation of the Fund’s Pricing and Valuation Procedures (the “Valuation Procedures”) and may consult with representatives from the Fund’s outside legal counsel and other third-party consultants in their discussions and deliberations. The Valuation Committee is composed of individuals affiliated with the Adviser.
The Adviser, including through the Valuation Committee, conducts the valuation determinations, provides primary day-to-day
oversight of valuation of the Fund’s investments and acts in accordance with the Valuation Procedures as approved by the Board. The Fund’s investment portfolio is valued in accordance with the Valuation Procedures. The Fund accounts for its investments in accordance with U.S. Generally Accepted Accounting Principles (GAAP), and fair values its investment portfolio in accordance with the provisions of the FASB ASC Topic 820 Fair Value Measurements and Disclosures of the Financial Accounting Standards Board’s Accounting Standards Codification, as amended (“ASC 820”), as applicable, which defines fair value, establishes a framework for measuring fair value, and requires enhanced disclosures about fair value measurements.
ASC 820 defines fair value as “the price that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date.” Fair value is a market-based measurement, not an entity-specific measurement. For some assets and liabilities, observable market transactions or market information might be available. For other assets and liabilities, observable market transactions and market information might not be available. However, the objective of a fair value measurement in both cases is the same—to estimate the price at which an orderly transaction to sell the asset or transfer the liability would take place between market participants at the measurement date under current market conditions (that is, an exit price at the measurement date from the perspective of a market participant that holds the asset or owes the liability).
ASC 820 establishes a hierarchal disclosure framework which ranks the observability of inputs used in measuring financial instruments at fair value. The observability of inputs is impacted by a number of factors, including the type of financial instrument, the characteristic specific to the financial instrument and the state of the marketplace, including the existence and transparency of transactions between market participants. Financial instruments with readily available quoted prices, or for which fair value can be measured from quoted prices in active markets, will generally have a higher degree of market price observability and a lesser degree of judgment applied in determining fair value.
The three-level hierarchy for fair value measurement is defined as follows:
Level
 1
—inputs to the valuation methodology are readily available market quotations. These are quoted prices (unadjusted) available in active markets for identical investments that the Fund can access at the measurement date, provided that a quotation will not be “readily available” if it is not reliable. The types of financial instruments included in Level 1 generally include unrestricted securities, including equities and derivatives, listed in active markets. The Adviser does not adjust the quoted price for these investments, even in situations where the Fund holds a large position and a sale could reasonably impact the quoted price.
Level
 2
—inputs to the valuation methodology are either directly or indirectly observable as of the reporting date and are those other than quoted prices in active markets. The type of financial instruments in this category generally includes less liquid and restricted securities listed in active markets, securities traded in other than active markets, government and agency securities, and certain OTC derivatives where the fair value is based on observable inputs.
Level
 3
—inputs to the valuation methodology are unobservable and significant to overall fair value measurement. The inputs into the determination of fair value require significant management judgment or estimation. Financial instruments that are included in this category generally include illiquid loans and investments in privately held entities, non-investment
grade residual interests in securitizations, CLOs, and certain OTC derivatives where the fair value is based on unobservable inputs.
In certain cases, the inputs used to measure fair value may fall into different levels of the fair value hierarchy. In such cases, an investment’s level within the fair value hierarchy is based on the lowest level of input that is materially significant to the overall fair value measurement. The Adviser’s assessment of the significance of a particular input to the fair value measurement in its entirety requires judgment and considers factors specific to the investment.
The Adviser values securities/instruments traded in active markets on the measurement date by multiplying the closing price of such traded securities/instruments by the quantity of Shares or amount of the instrument held. The Adviser values Level 2 securities (those that are not actively traded but whose fair value can be determined based on other observable market data) using a price provided by an approved independent pricing service.
The Fund expects that it will hold a high proportion of Level 3 investments relative to its total investments, which is directly related to the Fund’s investment philosophy and target portfolio. The valuation approach may vary by security/instrument but may include discounted cash flow analysis, comparable public market valuations and comparable transaction valuations. Factors that might materially impact the value of an investment (
e.g
., operating results, financial condition, achievement of milestones, economic and/or market events and recent sales prices) may be considered. The factors and methodologies used for the valuation of such securities are not necessarily an indication of the risks associated with investing in those securities nor can it be assured that the Fund can realize the fair value assigned to a security if it were to sell the security. Because such valuations are inherently uncertain, they often reflect only periodic information received by the Adviser about such companies’ financial condition and/or business operations, which may be on a lagged basis and therefore fluctuate over time and can be based on estimates. Determinations of fair value may differ materially from the values that would have been used if an exchange-traded market for these securities existed.
The Adviser may engage one or more independent valuation or pricing firms to perform procedures, including providing input about calculation models or providing assurance on the concluded fair values for individual Level 3 investments held by the Fund. Such independent third-party pricing services and independent third-party valuation services may be utilized by the Adviser to verify valuation models pursuant to the Fund’s valuation policy at such timing intervals as the Adviser may deem appropriate.
The Adviser seeks to evaluate on a daily basis material information about the Fund’s portfolio companies; however, for the reasons noted herein, the Adviser may not be able to acquire and/or evaluate properly such information on a daily basis. Due to these various factors, the Fund’s fair value determinations can cause the Fund’s NAV to materially understate or overstate the value of its investments at any point in time. As a result, investors who purchase Shares may receive more or less Shares and investors who tender their Shares may receive more or less cash proceeds than they otherwise would receive.
If the Adviser reasonably believes an opinion from an independent valuation or pricing firm is inaccurate or unreliable, the Adviser’s Valuation Committee will determine a good-faith fair valuation for the impacted investment. The Adviser’s Valuation Committee, who is solely responsible for the determination of the fair value of the Fund’s investments, will consider all available information at its disposal prior to making a valuation determination, including information or opinions from third-party firms.

In addition, the Fund intends to publicly report the NAV per Share of each class of the Fund on its website on a daily basis. For information on the Fund’s daily NAV per Share, please call the Fund toll-free at
855-456-0067
or visit the Fund’s website at
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s://www.lincolnfinancial.com/public/general/privatemarketfunds/funds
. Information contained on the Fund’s website is not incorporated by reference into this Prospectus, and you should not consider such information to be part of this Prospectus. The Board is responsible for overseeing the determination, in good faith, of the fair value of the Fund’s portfolio investments. The Adviser is responsible for the accuracy, reliability or completeness of any market or fair market valuation determinations made with respect to the Fund’s assets.

CONFLICTS OF INTEREST
The Fund’s executive officers and Trustees, and the employees of the Adviser or
Sub-Adviser,
serve or may serve as officers, trustees or principals of entities that operate in the same or a related line of business as the Fund or of other funds managed, advised, or sponsored by Lincoln, Bain, or their respective affiliates (“Other Managed Funds”). As a result, they may have obligations to investors in those entities, the fulfillment of which might not be in the best interests of the Fund or its Shareholders. Moreover, notwithstanding the difference in principal investment objectives between the Fund and the Other Managed Funds, such Other Managed Funds, including potential new pooled investment vehicles or managed accounts not yet established (whether managed or sponsored by the Advisers or their affiliates), have, and may from time to time have, overlapping investment objectives with the Fund and, accordingly, invest in, whether principally or secondarily, asset classes similar to those targeted by the Fund. To the extent the Fund or the Other Managed Funds have overlapping investment objectives, the scope of opportunities otherwise available to the Fund may be adversely affected and/or reduced.
The Advisers are entities in which certain of the Fund’s Trustees and officers may have indirect ownership and
/
or economic interests. Certain of the Fund’s Trustees and officers also serve as officers or principals of other investment managers affiliated with the Advisers that currently, and may in the future, manage Other Managed Funds. In addition, certain of the Fund’s officers and Trustees serve or may serve as officers, trustees or principals of entities that operate in the same or related line of business as the Fund does or of Other Managed Funds. Accordingly, to the extent consistent with applicable law and/or the terms of any co-investment
exemptive relief, the Fund may not be made aware of and/or given the opportunity to participate in certain investments made by Other Managed Funds. However, the
Sub-Adviser
intends to allocate investment opportunities in a fair and equitable manner over time in accordance with its investment allocation policy, as described herein.
The results of the Fund’s investment activities may differ significantly from the results achieved by the Other Managed Funds. It is possible that one or more of such Other Managed Funds will achieve investment results that are substantially more or less favorable than the results achieved by the Fund. Moreover, it is possible that the Fund will sustain losses during periods in which one or more affiliates of the Adviser and/or
Sub-Adviser
achieve significant profits on their trading for proprietary or other accounts. The opposite result is also possible.
The Advisers, their affiliates and their clients may pursue or enforce rights with respect to an issuer in which the Fund has invested, and those activities may have an adverse effect on the Fund. As a result, prices, availability, liquidity, and terms of the Fund’s investments may be negatively impacted by the activities of the Advisers and their affiliates or their clients, and transactions for the Fund may be impaired or effected at prices or terms that may be less favorable than would otherwise have been the case.
The
Sub-Adviser
may enter into transactions and invest in securities, instruments, and currencies on behalf of the Fund in which customers of its affiliates, to the extent permitted by applicable law, serve as the counterparty, principal, or issuer. In such cases, such party’s interests in the transaction could be adverse to the interests of the Fund, and such party may have no incentive to assure that the Fund obtains the best possible prices or terms in connection with the transaction. In addition, the purchase, holding and sale of such investments by the Fund may enhance the profitability of the Advisers or their affiliates. One or more affiliates may also create, write or issue derivatives for their customers, the underlying securities, currencies or instruments of which may be those in which the Fund invests, or which may be based on the performance of the Fund. The Fund may, subject to applicable law, purchase investments that are the subject of an underwriting or other distribution by one or more Adviser or
Sub-Adviser
affiliates and may also enter into transactions with other clients of an affiliate where such other clients have interests adverse to those of the Fund.
Applicable law, including the 1940 Act, may at times prevent the Fund from being able to participate in investments that it otherwise would participate in and may require the Fund to dispose of investments at a time when it otherwise would not dispose of such investment, in each case, in order to comply with applicable law.

The 1940 Act contains prohibitions and restrictions relating to certain transactions between registered investment companies and certain affiliates (including any investment advisers), principal underwriters and certain affiliates of those affiliates or underwriters. Because the Fund is a registered investment company, the Fund is not generally permitted to make loans to companies controlled by the Advisers or other funds managed by the Advisers or their affiliates. The Fund is also not permitted to make any co-investments
with the
Sub-Adviser
or its affiliates (including any fund managed by the
Sub-Adviser
or its affiliates) without exemptive relief from the SEC, subject to certain exceptions. The Fund, the Adviser and the
Sub-Adviser
are seeking exemptive relief that would permit the Fund and certain co-investment
affiliates to
co-invest
in suitable negotiated investments.
Co-investments
made under the exemptive relief would be subject to compliance with the conditions and other requirements contained in the exemptive relief, which could limit the Fund’s ability to participate in a co-investment
transaction.
The Fund will be required to establish business relationships with its counterparties based on the Fund’s own credit standing. Neither the Advisers nor any of their affiliates will have any obligation to allow its credit to be used in connection with the Fund’s establishment of its business relationships, nor is it expected that the Fund’s counterparties will rely on the credit of the Advisers or their affiliates in evaluating the Fund’s creditworthiness.
By reason of the various activities of the
Sub-Adviser
and its affiliates, the
Sub-Adviser
and such affiliates may acquire confidential or material
non-public
information or otherwise be restricted from purchasing certain potential Fund investments that otherwise might have been purchased or be restricted from selling certain Fund investments that might otherwise have been sold at the time.
The
Sub-Adviser
has adopted policies and procedures designed to prevent conflicts of interest from influencing proxy voting decisions made on behalf of advisory clients, including the Fund, and to help ensure that such decisions are made in accordance with its fiduciary obligations to clients. Nevertheless, notwithstanding such proxy voting policies and procedures, actual proxy voting decisions may have the effect of favoring the interests of other clients, provided that the
Sub-Adviser
believes such voting decisions to be in accordance with their fiduciary obligations.

SHARE REPURCHASE PROGRAM
The Fund does not currently intend to list its Shares on any securities exchange and does not expect any secondary market for them to develop in the foreseeable future. Therefore, Shareholders should expect that they will be unable to sell their Shares for an indefinite time or at a desired price. No Shareholder will have the right to require the Fund to repurchase such Shareholder’s Shares or any portion thereof. Because no public market exists for the Shares, and none is expected to develop in the foreseeable future, Shareholders will not be able to liquidate their investment, other than through the Fund’s share repurchase program, or, in limited circumstances, as a result of transfers of Shares to other investors.
To provide Shareholders with limited liquidity, the Fund is structured as an “interval fund” and intends to conduct quarterly repurchase offers for between 5% and 25% of the Fund’s outstanding Shares at NAV, pursuant to
Rule 23c-3
under the 1940 Act, unless such offer is suspended or postponed in accordance with regulatory requirements (as discussed below). Under normal market conditions, the Fund currently intends to repurchase 5% of its outstanding Shares at NAV on a quarterly basis. In connection with any given repurchase offer, it is likely that the Fund may offer to repurchase only 5% of its outstanding Shares. Quarterly repurchases shall commence within two calendar quarters after the effective date of the Registration Statement of which this Prospectus forms a part. The offer to purchase Shares is a fundamental policy that may not be changed without the vote of the holders of a majority of the Fund’s outstanding voting securities (as defined in the 1940 Act). Repurchase Offer Notices will be sent to Shareholders at least 21 calendar days before the Repurchase Request Deadline; however, the Fund will seek to provide such written notification earlier but no more than 42 calendar days before the Repurchase Request Deadline. The Board will establish the Repurchase Request Deadline for each repurchase offer, but such date may be revised by the Fund’s officers, in their sole discretion, based on factors such as market conditions, the level of the Fund’s assets and Shareholder servicing considerations provided that the Board is notified of this change and the reasons for it. The NAV will be calculated on the Repurchase Pricing Date, which will be no later than 14 calendar days after the Repurchase Request Deadline or the next business day if the fourteenth calendar day is not a business day. The Fund’s NAV may fluctuate between the date you submit your repurchase request and the Repurchase Request Deadline and may also fluctuate to the extent there is any delay between the Repurchase Request Deadline and the Repurchase Pricing Date. The Fund will distribute payment to Shareholders within seven calendar days after the Repurchase Pricing Date. Thus, the Shares are appropriate only as a long-term investment. In addition, the Fund’s repurchase offers may subject the Fund and Shareholders to special risks. See “
Types of Investments and Related Risks—Other Risks Relating to the Fund—
Closed-end
Interval Fund; Liquidity Risks
” and “
Types of Investments and Related Risks—Other Risks Relating to the Fund—
Repurchase Offers Risks
.”
Determination of Repurchase Offer Amount
The Board, in its sole discretion, will determine the number of Shares that the Fund will offer to repurchase (the “Repurchase Offer Amount”) for a given Repurchase Request Deadline. The Repurchase Offer Amount, however, will be between 5% and 25% of the total number of Shares outstanding on the Repurchase Request Deadline. Under normal market conditions, the Fund currently intends to repurchase 5% of its outstanding Shares at NAV on a quarterly basis.
If Shareholders tender for repurchase more than the Repurchase Offer Amount for a given repurchase offer, the Fund will repurchase the Shares on a pro rata basis. However, the Fund may accept all Shares tendered for repurchase by Shareholders who own less than one hundred Shares and who tender all of their Shares, before prorating other amounts tendered.
Notice to Shareholders
No less than 21 days and no more than 42 days before each Repurchase Request Deadline, the Fund shall send to each Shareholder of record and to each beneficial owner of the Shares that are the subject of the repurchase offer a Repurchase Offer Notice. The Repurchase Offer Notice will contain information Shareholders should consider in deciding whether to tender their Shares for repurchase. The Repurchase Offer Notice also will include detailed instructions on how to tender Shares for repurchase, state the Repurchase Offer Amount and identify the dates of the Repurchase Request Deadline, the scheduled Repurchase Pricing Date, and the date the repurchase proceeds are scheduled for payment. The notice also will set forth the NAV that has been computed no more than seven days before the date of notification, and how Shareholders may ascertain the NAV after the notification date.
Repurchase Price
The repurchase price of the Shares will be the Fund’s NAV as of the close of regular trading on the NYSE on the Repurchase Pricing Date. You may call
855-456-0067
or visit the Fund’s website at
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s://www.lincolnfinancial.com/public/general/privatemarketfunds/funds to learn the Fund’s NAV. Information contained on the Fund’s website is not incorporated by reference into this Prospectus, and you should not consider such information to be part of this Prospectus. The Repurchase Offer Notice also will provide information concerning the NAV, such as the NAV as of a recent date or a sampling of recent NAVs, and a toll-free number for information regarding the repurchase offer.
Early Repurchase Fee
Repurchases of Shares from Shareholders by the Fund will be paid in cash as described below. The Fund does not impose any charges in connection with repurchases of Shares except with respect to Shares held for less than one year. An early repurchase fee (the “Early Repurchase Fee”) payable to the Fund will be charged with respect to the repurchase of a Shareholder’s Shares at any time prior to the day immediately preceding the one-year
anniversary of a Shareholder’s purchase of the Shares. The Early Repurchase Fee will equal 2.00% of the NAV of the Shares repurchased less than one year from the date of purchase. Once Shareholders have held Shares for a year, no fee will be assessed in association with a Share repurchase. The Early Repurchase Fee is payable to the Fund and not to the Advisers. An Early Repurchase Fee payable by a Shareholder may be waived by the Fund, in circumstances where the Board determines that doing so is in the best interests of the Fund and will not discriminate unfairly against any Shareholder.
Repurchase Amounts and Payment of Proceeds
Shares tendered for repurchase by Shareholders prior to any Repurchase Request Deadline will be repurchased subject to the Repurchase Offer Amount established for that Repurchase Request Deadline. Shareholders may withdraw or modify their request to tender their Shares for repurchase at any time prior to the Repurchase Request Deadline. Payment pursuant to the repurchase offer will be made by check to the Shareholder’s address of record, or credited directly to a predetermined bank account on the Purchase Payment Date, which will be no more than seven calendar days after the Repurchase Pricing Date. The Board may establish other policies for repurchases of Shares that are consistent with the 1940 Act, regulations thereunder and other pertinent laws.
If Shareholders tender for repurchase more than the Repurchase Offer Amount for a given repurchase offer, the Fund may, but is not required to, repurchase an additional amount of Shares not to exceed 2% of the outstanding Shares of the Fund on the Repurchase Request Deadline. If the Fund determines not to repurchase more than the Repurchase Offer Amount, or if Shareholders tender Shares in an amount exceeding the Repurchase Offer Amount plus 2% of the outstanding Shares on the Repurchase Request Deadline, the Fund will repurchase the Shares on a pro rata basis. However, the Fund may accept all Shares tendered for repurchase by Shareholders who own less than one hundred Shares and who tender all of their Shares, before prorating other amounts tendered.
Suspension or Postponement of Repurchase Offers
The Fund may postpone or suspend repurchase offers. A postponement or suspension may occur only if approved by a vote of a majority of the Board, including a majority of the Independent Trustees. The Fund or your

Financial Intermediary will send you a notice if there is a suspension or postponement of a repurchase offer and if a repurchase offer is renewed after a suspension or postponement. A suspension or postponement may be done only in limited circumstances. These circumstances include the following:

•	The repurchase of Shares would cause the Fund to lose its status as a RIC under Subchapter M of the Code;

•	During an emergency that makes it impractical for the Fund to dispose of securities it owns or to determine the NAV of the Fund’s Shares;

•	During other periods that the SEC permits the suspension or postponement of offers by the Fund for the protection of its Shareholders; or

•
During any period in which the NYSE or any other market on which the Fund’s portfolio securities are traded is closed (other than customary weekend or holiday closings) or trading in those markets is restricted.

DESCRIPTION OF CAPITAL STRUCTURE
The following description is based on relevant portions of the Delaware Statutory Trust Act, as amended, and on the Declaration of Trust and the Fund’s bylaws, as may be amended from time-to-time.
This summary is not intended to be complete. Please refer to the Delaware Statutory Trust Act, as amended, and the Declaration of Trust and the Fund’s bylaws, copies of which have been filed as exhibits to the Registration Statement of which this Prospectus forms a part, for a more detailed description of the provisions summarized below.
Shares of Beneficial Interest
The Declaration of Trust authorizes the Fund’s issuance of an unlimited number of Shares of beneficial interest, no par value. There is currently no market for Shares and the Fund does not expect that a market for Shares will develop in the foreseeable future. Pursuant to the Declaration of Trust and as permitted by Delaware law, Shareholders are entitled to the same limitation of personal liability extended to stockholders of private corporations organized for profit under the General Corporation Law of the State of Delaware, as amended, and therefore generally will not be personally liable for the Fund’s debts or obligations.
Shares
Under the terms of the Declaration of Trust, all Shares, when consideration for Shares is received by the Fund, will be fully paid and nonassessable. Distributions may be paid to Shareholders if, as and when authorized and declared by the Board. Shares will have no preference, preemptive, appraisal, conversion, exchange, or redemption rights, and will be freely transferable, except where their transfer is restricted by law or contract. The Declaration of Trust provides that the Board shall have the power to repurchase or redeem Shares. In the event of the Fund’s dissolution, after the Fund pays or adequately provides for the payment of all claims and obligations of the Fund, and upon the receipt of such releases, indemnities and refunding agreements deemed necessary by the Board, each Share will be entitled to receive, according to its respective rights, a pro rata
portion of the Fund’s assets available for distribution, subject to any preferential rights of holders of the Fund’s outstanding preferred shares, if any. Each whole Share will be entitled to one vote as to any matter on which it is entitled to vote, and each fractional Share will be entitled to a proportionate fractional vote. Shareholders shall be entitled to vote on all matters on which a vote of Shareholders is required by the 1940 Act, the Declaration of Trust, or a resolution of the Board. There will be no cumulative voting in the election or removal of Trustees. Under the Declaration of Trust, the Fund is not required to hold annual meetings of Shareholders. The Fund only expects to hold Shareholder meetings to the extent required by the 1940 Act or pursuant to special meetings called by the Board or a majority of Shareholders. Investors may buy Shares of the Fund through Financial Intermediaries. Orders will be priced at the appropriate price next computed after it is received by a Financial Intermediary and accepted by the Fund. A Financial Intermediary may hold Shares in an omnibus account in the Financial Intermediary’s name or the Financial Intermediary may maintain individual ownership records. The Fund may pay the Financial Intermediary for maintaining individual ownership records as well as providing other shareholder services. Financial Intermediaries may charge fees for the services they provide in connection with processing your transaction orders or maintaining your account with them. Investors should check with their Financial Intermediary to determine if they are subject to these fees. Financial Intermediaries are responsible for placing orders correctly and promptly with the Fund, forwarding payment promptly. While Class I and Class IS Shares do not impose a front-end
sales load, if you purchase Class I or Class IS Shares through certain Financial Intermediaries, they may directly charge you transaction or other fees in such amount as they may determine. Please consult your Financial Intermediary for additional information.
Preferred Shares and Other Securities
The Declaration of Trust provides that the Board may, subject to the Fund’s investment policies and restrictions and the requirements of the 1940 Act, authorize and cause the Fund to issue securities of the Fund other than Shares (including preferred shares, debt securities or other senior securities), by action of the Board without the approval of Shareholders. The Board may determine the terms, rights, preferences, privileges, limitations and restrictions of such securities as the Board sees fit.
Preferred shares could be issued with rights and preferences that would adversely affect Shareholders. Preferred shares could also be used as an anti-takeover device. Every issuance of preferred shares will be required to comply with the requirements of the 1940 Act. The 1940 Act requires, among other things, that (i) immediately after issuance of preferred shares and before any distribution is made with respect to the shares and before any purchase of shares is made, the aggregate involuntary liquidation preference of such preferred shares together with the aggregate involuntary liquidation preference or aggregate value of all other senior securities must not exceed an amount equal to 50% of the Fund’s total assets after deducting the amount of such distribution or purchase price, as the case may be; and (ii) the holders of preferred shares, if any are issued, must be entitled as a class to elect two Trustees at all times and to elect a majority of the Trustees if distributions on such preferred shares are in arrears by two years or more. Certain matters under the 1940 Act require the separate vote of the holders of any issued and outstanding preferred shares.
Outstanding Securities
The following table sets forth information about the Fund’s outstanding Shares as of August 1, 2025.

	Amount Authorized	Amount Held by the Fund for its Own Account	Amount Outstanding
Class A Shares	Unlimited	0	0
Class D Shares	Unlimited	0	0
Class I Shares	Unlimited	0	10,000,000
Class IS Shares	Unlimited	0	0
Limitation on Liability of Trustees and Officers; Indemnification and Advance of Expenses
Pursuant to the Declaration of Trust, Trustees and officers of the Fund will not be subject in such capacity to any personal liability to the Fund or Shareholders, unless the liability arises from willful misfeasance, lack of good faith or gross negligence in the performance of their duties, or reckless disregard of their obligations and duties under the Agreement involved in the conduct of their office.
Except as otherwise provided in the Declaration of Trust, the Fund will indemnify and hold harmless any current or former Trustee or officer of the Fund against any liabilities and expenses (including reasonable attorneys’ fees relating to the defense or disposition of any action, suit or proceeding with which such person is involved or threatened), while and with respect to acting in the capacity of a Trustee or officer of the Fund, except with respect to matters in which such person did not act in good faith in the reasonable belief that his or her action was in the best interest of the Fund, or in the case of a criminal proceeding, matters for which such person had reasonable cause to believe that his or her conduct was unlawful. In accordance with the 1940 Act, the Fund will not indemnify any Trustee or officer for any liability to which such person would be subject by reason of his or her willful misfeasance, lack of good faith or gross negligence in the performance of his or her duties, or reckless disregard of his or her obligations and duties involved in the conduct of such person’s office. The Fund will provide indemnification to Trustees and officers prior to a final determination regarding entitlement to indemnification as described in the Declaration of Trust.
The Investment Management Agreement and the
Sub-Advisory
Agreement provide that, in the absence of breach of fiduciary duty with respect to receipt of compensation for services (in which case any award of damages shall be limited to the period and the amount set forth in Section 36(b)(3) of the 1940 Act), willful misfeasance, bad faith or gross negligence in the performance of its duties, or reckless disregard of its obligations and duties under the applicable agreement, the Adviser or the
Sub-Adviser,
as the case may be, is not liable for any error of judgment or mistake of law or for any loss the Fund suffers.

Pursuant to the Declaration of Trust, the Fund will advance the expenses of defending any action for which indemnification is sought if the Fund receives a written undertaking by the indemnitee which provides that the indemnitee will reimburse the Fund unless it is subsequently determined that the indemnitee is entitled to such indemnification.
Number of Trustees; Appointment of Trustees; Vacancies; Removal
The Declaration of Trust provides that the number of Trustees shall be fixed from time to time by the Trustees, provided, however, that the number of Trustees shall in no event be less than two. As set forth in the Declaration of Trust, a Trustee’s term of office shall continue until his or her death, resignation, removal, incompetence, or other incapacity to perform the duties of the office of a Trustee. Subject to the provisions of the 1940 Act, individuals may be appointed by the Trustees at any time to fill vacancies on the Board by the appointment of such persons by a majority of the Trustees then in office. Each Trustee shall hold office until his or her successor shall have been appointed pursuant to the Declaration of Trust. To the extent that the 1940 Act requires that Trustees be elected by Shareholders, any such Trustees will be elected by a plurality of all Shares voted at a meeting of Shareholders at which a quorum is present.
The Declaration of Trust provides that any Trustee may be removed (provided that after the removal the aggregate number of Trustees is not less than the minimum required by the Declaration of Trust) from office with cause only by action taken by a majority of the remaining Trustees (or, in the case of an Independent Trustee, only by action taken by a majority of the remaining Independent Trustees).
Action by Shareholders
The Declaration of Trust provides that Shareholder action can be taken at a meeting of Shareholders or by written consent in lieu of a meeting. Subject to the 1940 Act, the Declaration of Trust or a resolution of the Board specifying a greater or lesser vote requirement, the affirmative vote of a majority of Shares present in person or represented by proxy at a meeting and entitled to vote on the subject matter shall be the act of the Shareholders with respect to any matter submitted to a vote of the Shareholders.
Amendment of Declaration of Trust and Bylaws
Subject to the provisions of the 1940 Act, pursuant to the Declaration of Trust, the Board may make certain amendments to the Declaration of Trust without any vote of Shareholders. Pursuant to the Declaration of Trust and the Fund’s Bylaws, the Board has the exclusive power to amend or repeal the Fund’s Bylaws or adopt new Bylaws at any time.
No Appraisal Rights
In certain extraordinary transactions, some jurisdictions provide the right to dissenting Shareholders to demand and receive the fair value of their Shares, subject to certain procedures and requirements set forth in such jurisdiction’s statutes. Those rights are commonly referred to as appraisal rights. The Declaration of Trust provides that Shares shall not entitle Shareholders to appraisal rights.
Waiver of Jury Trial
The Declaration of Trust provides that each Trustee, officer, Shareholder and Person beneficially owning an interest in the Fund (whether through a broker, dealer, bank, trust company or clearing corporation or an agent of any of the foregoing or otherwise), to the fullest extent permitted by law, including Section 3804(e) of the Delaware Statutory Trust Act, irrevocably waives any and all right to trial by jury in any such claim, suit, action or proceeding.

Exclusive Jurisdiction
The Declaration of Trust provides that each Trustee, officer, Shareholder and Person beneficially owning an interest in the Fund (whether through a broker, dealer, bank, trust company or clearing corporation or an agent of any of the foregoing or otherwise), to the fullest extent permitted by law, including Section 3804(e) of the Delaware Statutory Trust Act, irrevocably agrees that any claims, suits, actions or proceedings arising out of or relating in any way to the Fund or its business and affairs, the Statutory Trust Act, the Declaration of Trust or the Fund’s Bylaws or asserting a claim governed by the internal affairs (or similar) doctrine shall be exclusively brought in the Court of Chancery of the State of Delaware or, if such court does not have subject matter jurisdiction thereof, any other court in the State of Delaware with subject matter jurisdiction. In submitting to the jurisdiction of the courts of Delaware, a Trustee, officer, Shareholder or Person beneficially owning an interest in the Funds may have to bring suit in an inconvenient and less favorable forum. This provision shall not apply to claims arising under federal or state securities laws.
Conflict with Applicable Laws and Regulations
The Declaration of Trust provides that if and to the extent that any provision of the Declaration of Trust conflicts with any provision of the 1940 Act, the provisions under the Code applicable to the Fund as a RIC or other applicable laws and regulations, the conflicting provision shall be deemed never to have constituted a part of the Declaration of Trust; provided, however, that such determination shall not affect any of the remaining provisions of the Declaration of Trust or affect the validity of any action taken or omitted to be taken prior to such determination.

PURCHASE OF SHARES
You may buy or request that the Fund repurchase Shares through your Financial Intermediary. Because an investment in our Shares involves many considerations, your Financial Intermediary may help you with this decision. Due to the illiquid nature of the Fund’s investments, Shares are only suitable as a long-term investment. Because there is no public market for Shares, Shareholders may have difficulty selling their Shares.
Acceptance and Timing of Purchase Orders
A purchase order received by the Fund or a Financial Intermediary prior to the close of trading on the NYSE, on a day the Fund is open for business, together with payment will be effected at that day’s NAV. An order received after the close of the NYSE will be effected at the NAV determined on the next business day. However, orders received by certain retirement plans and other Financial Intermediaries on a business day prior to the close of trading on the NYSE and communicated to the Fund or its designee prior to such time as agreed upon by the Fund and such retirement plan or other Financial Intermediary will be effected at the NAV determined on the business day the order was received by the retirement plan or other Financial Intermediary. The Fund is “open for business” on each day the NYSE is open for trading, which excludes the following holidays: New Year’s Day, Martin Luther King, Jr. Day, Presidents’ Day, Good Friday, Memorial Day, Juneteenth National Independence Day, Independence Day, Labor Day, Thanksgiving Day and Christmas Day. If the NYSE is closed due to weather or other extenuating circumstances on a day it would typically be open for business, the Fund reserves the right to treat such day as a business day and accept purchase orders in accordance with applicable law. The Fund reserves the right to close if the primary trading markets of the Fund’s portfolio instruments are closed and the Fund’s management believes that there is not an adequate market to meet purchase requests. On any business day when the Securities Industry and Financial Markets Association recommends that the securities markets close trading early, the Fund may close trading early. Purchase orders will be accepted only on days which the Fund is open for business.
Financial Intermediaries also may impose terms and conditions on investor accounts and investments in the Fund that are in addition to the terms and conditions set forth in this Prospectus (including requirements as to the timing of a subscription and required documentation). Such terms and conditions are not imposed by the Fund, the Distributor, or any other service provider of the Fund. Any terms and conditions imposed by a Financial Intermediary, or operational limitations applicable to such parties, may affect or limit an investor’s ability to purchase Shares, or otherwise transact business with the Fund. Investors should direct any questions regarding terms and conditions applicable to their accounts or relevant operational limitations to their Financial Intermediary.
The Fund and the Distributor each reserves the right, in its sole discretion, to accept or reject any order for purchase of Fund Shares. The sale of Shares may be suspended during any period in which the NYSE is closed other than weekends or holidays; when trading on the NYSE is restricted or during an emergency which makes it impracticable for the Fund to dispose of its securities or to determine fairly the value of its net assets, or during any other period as permitted by the SEC for the protection of investors.
Shares purchased by a fiduciary or custodial account will be registered in the name of the fiduciary account and not in the name of the beneficiary. If you place an order to buy Shares and your payment is not received and collected, your purchase may be canceled and you could be liable for any losses or fees incurred.
Purchase Price
Shares are sold at the NAV per Share, as described in “Determination of Net Asset Value,” plus any applicable sales load. Each class of Shares may have a different NAV per Share because shareholder servicing and/or distribution fees differ with respect to each class.

If you participate in our DRP, the cash distributions attributable to the class of Shares that you purchase will be automatically invested in additional Shares of the same class. The purchase price for Shares purchased under our DRP will be equal to the NAV per Share for such Shares on the date the distribution is paid.
The Fund’s NAV may vary significantly from one day to the next. The Fund’s daily NAV per share will be available on the Fund’s website at
h
.
t
.
t
.
p
.
s://www.lincolnfinancial.com/public/general/privatemarketfunds/funds
. Information contained on the Fund’s website is not incorporated by reference into this Prospectus, and you should not consider such information to be part of this Prospectus.
In contrast to securities traded on an exchange or OTC, where the price often fluctuates as a result of, among other things, the supply and demand of securities in the trading market, the Fund’s NAV will be calculated daily using the Fund’s valuation methodology, and the price at which the Fund sells new Shares and repurchases outstanding Shares will therefore not change depending on the level of demand by investors or the volume of requests for repurchases.
Class A Shares and Class D Shares
Investors purchasing Class A and Class D Shares may be charged a sales load based on the amount of their investment in the Fund. The sales load payable by each investor depends upon the amount invested by such investor in the Fund, but may range from 0.00% to 3.00% (for Class A Shares), or from 0.00% to 3.50% (for Class D Shares). A reallowance to participating broker-dealers may be made by the Distributor from the sales load paid by each investor.
You may be able to buy Class A or Class D Shares without a sales load (
i.e.,
“load-waived”) when you are:

•	reinvesting dividends or distributions;

•	purchasing Shares through a Financial Intermediary that has a special arrangement with the Fund; or

•	participating in an investment advisory or agency commission program under which you pay a fee to an investment adviser or other firm for portfolio management or brokerage services; or

•
any current or retired trustee of the Fund, or any associated trust, person, or profit sharing or other benefit plan of such current or retired trustee; any employee of the Distributor or its affiliates; an employee of an entity with a selling group agreement with the Distributor; or any member of the immediate family of a person qualifying here including a spouse, child, stepchild, parent, stepparent, sibling, grandchild and grandparent, in each case including in-law
and adoptive relationships.

The following sales loads apply to your purchases of Class A and Class D Shares of the Fund:

Amount Invested	Class A Sales Load (% of Offering Price)	Class A Sales Load (% of Amount Invested)	Class D Sales Load (% of Offering Price)	Class D Sales Load (% of Amount Invested)	Dealer Reallowance (% of Offering Price)*
Under 250,000	3.00%	3.09%	3.50%	3.63%	3.00% (Class A) / 3.50% (Class D)
250,000–499,999	2.00%	2.04%	2.50%	2.56%	2.00% (Class A) / 2.50% (Class D)
500,000–999,999	1.00%	1.01%	1.50%	1.52%	1.00% (Class A) / 1.50% (Class D)
1,000,000 and above	0.00%	0.00%	1.00%	1.01%	0.00% (Class A) / 1.00% (Class D)

*	Gross dealer concession paid to participating broker-dealers.

Reduced Sales Loads for Class A and Class D Purchases
As the table above shows, the larger your investment, the lower your initial sales load on Class A and Class D Shares. Each investment threshold that qualifies for a lower sales load is known as a “breakpoint.” You may be able to qualify for a breakpoint on the basis of a single purchase or by aggregating the amounts of more than one purchase in the following ways:
Rights of Accumulation

•
You may combine the value, at the current public offering price, of Class A, Class D, Class I, and Class IS Shares of the Fund already owned with a new purchase of Class A or Class D Shares of the Fund to reduce the sales load on the new purchase. The sales load for the new Class A and Class D Shares will be figured at the rate in the table above that applies to the combined value of your current and new investment.

•
To obtain any of the breakpoint discounts described above, you must notify your Financial Intermediary at the time you purchase Class A or Class D Shares of each eligible account you or a member of your immediate family maintains. If you do not let your Financial Intermediary know of all of the holdings or planned purchases that make you eligible for a reduction, you may not receive a discount to which you are otherwise entitled. It is solely your Financial Intermediary’s responsibility to ensure that you receive discounts for which you are eligible, and the Fund and Distributor are not responsible for your Financial Intermediary’s failure to apply the eligible discount to your purchase and account. You may be asked by the Fund or your Financial Intermediary for account statements and other records to verify your discount eligibility, including, where applicable, records for accounts opened with a different Financial Intermediary and records of accounts established by members of your immediate family.

Letter of Intent

•
You may reduce the sales load you pay on the purchase of Class A or Class D Shares by making investments pursuant to a Letter of Intent (an “LOI”). Under an LOI, you may purchase additional Class A or Class D Shares of the Fund over a
13-month
period and pay the same sales load as if you had purchased all the Class A or Class D Shares at once. Your individual purchases will be made at the applicable sales load based on the amount you intend to invest over a
13-month
period. In addition, the market value of any current holdings in the Fund (as described and calculated under “—
Rights of Accumulation
” above) are eligible to be aggregated as of the start of the
13-month
period and will be credited toward satisfying the LOI, but the reduced LOI sales load rate will only apply to purchases made on or after the commencement date of the LOI. The
13-month
LOI period commences with your first purchase of Class A or Class D Shares at the reduced LOI sales load rate, and this first purchase also acknowledges acceptance of the terms of the LOI. The initial investment must meet the minimum initial purchase requirements for Class A or Class D Shares. Purchases resulting from the reinvestment of distributions do not apply towards the fulfillment of the LOI.

•
In all instances, it is the investor’s responsibility to notify their Financial Intermediary of any current holdings in the Fund that should be counted towards the sales load reduction (and provide account statements and other records, as needed, for verification purposes) and any subsequent purchases that should be counted towards fulfillment of the LOI.

TAX ASPECTS
The following is a general summary of certain material U.S. federal income tax considerations applicable to the Fund and an investment in the Fund. The discussion below provides general tax information related to an investment in the Fund, but does not purport to be a complete description of the U.S. federal income tax consequences of an investment in the Fund and does not address any state, local,
non-U.S.
or other tax consequences. It is based on the Code and U.S. Treasury regulations thereunder and administrative pronouncements, all as of the date hereof, any of which is subject to change, possibly with retroactive effect. In addition, it does not describe all of the tax consequences that may be relevant in light of a Shareholder’s particular circumstances, including (but not limited to) alternative minimum tax consequences and tax consequences applicable to Shareholders subject to special tax rules, such as certain financial institutions; dealers or traders in securities who use a mark-to-market
method of tax accounting; persons holding Shares as part of a hedging transaction, wash sale, conversion transaction or integrated transaction or persons entering into a constructive sale with respect to Shares; entities classified as partnerships or other pass-through entities for U.S. federal income tax purposes; insurance companies; U.S. Shareholders (as defined below) whose functional currency is not the U.S. dollar; or
tax-exempt
entities, including “individual retirement accounts” or “Roth IRAs.” Unless otherwise noted, the following discussion applies only to a Shareholder that holds Shares as a capital asset and is a U.S. Shareholder. A “U.S. Shareholder” generally is a beneficial owner of Shares who is for U.S. federal income tax purposes:

•	an individual who is a citizen or resident of the United States;

•	a corporation, or other entity taxable as a corporation, created or organized in or under the laws of the United States, any state thereof or the District of Columbia;

•	an estate the income of which is subject to U.S. federal income taxation regardless of its source; or

•
a trust if it (a) is subject to the primary supervision of a court within the United States and one or more U.S. persons have the authority to control all substantial decisions of the trust or (b) has a valid election in effect under applicable U.S. Treasury regulations to be treated as a U.S. person.

If a partnership (including an entity treated as a partnership for U.S. federal income tax purposes) holds Shares, the tax treatment of a partner in the partnership will generally depend upon the status of the partner and the activities of the partnership. A prospective Shareholder that is a partner in a partnership holding Shares should consult the Shareholder’s personal advisors with respect to the purchase, ownership and disposition of Shares.
The discussion set forth herein does not constitute tax advice. Tax laws are complex and often change, and Shareholders should consult their tax advisors about the U.S. federal, state, local or
non-U.S.
tax consequences of an investment in the Fund.
Taxation of the Fund
The Fund intends to elect to be treated for U.S. federal income tax purposes, and intends to qualify annually, as a RIC under Subchapter M of the Code. As a RIC, the Fund generally will not be subject to corporate-level U.S. federal income taxes on any ordinary income or capital gains that it distributes as dividends to Shareholders. To qualify as a RIC in any tax year, the Fund must, among other things, satisfy both a source of income test and asset diversification tests. The Fund will qualify as a RIC if (i) at least 90% of the Fund’s gross income for such tax year consists of dividends; interest; payments with respect to certain securities loans; gains from the sale or other disposition of Shares, securities or foreign currencies; other income (including, but not limited to, gains from options, futures or forward contracts) derived with respect to its business of investing in such Shares, securities or currencies; and net income derived from interests in “qualified publicly-traded partnerships” (such income, “Qualifying RIC Income”); and (ii) the Fund’s holdings are diversified so that, at the end of each quarter of such tax year, (a) at least 50% of the value of the Fund’s total assets is represented by cash and cash equivalents, securities of other RICs, U.S. government securities and other securities, with such other securities limited, in respect of any one issuer, to an amount not greater than 5% of the value of the Fund’s total assets and not greater than 10% of the outstanding voting securities of such issuer and (b) not more than 25% of the value of the Fund’s total assets is invested (x) in securities (other than U.S. government securities or securities of other RICs) of any one issuer or of two or more issuers that the Fund controls and that are engaged in the same, similar or related trades or businesses or (y) in the securities of one or more “qualified publicly-traded partnerships.” The Fund’s share of income derived from a partnership other than a “qualified publicly-traded partnership” will be treated as Qualifying RIC Income only to the extent that such income would have constituted Qualifying RIC Income if derived directly by the Fund. A “qualified publicly-traded partnership” is generally defined as an entity that is treated as a partnership for U.S. federal income tax purposes if (1) interests in such entity are traded on an established securities market or are readily tradable on a secondary market or the substantial equivalent thereof and (2) less than 90% of its gross income for the relevant tax year consists of Qualifying RIC Income. The Code provides that the Treasury Department may by regulation exclude from Qualifying RIC Income foreign currency gains that are not directly related to the RIC’s principal business of investing in shares or securities (or options and futures with respect to shares or securities). The Fund anticipates that, in general, its foreign currency gains will be directly related to its principal business of investing in shares and securities.
In addition, to maintain RIC tax treatment, the Fund must distribute on a timely basis with respect to each tax year dividends of an amount at least equal to 90% of the sum of its “investment company taxable income” and its net tax-exempt
interest income, determined without regard to any deduction for dividends paid, to Shareholders (the “90% distribution requirement”). If the Fund qualifies as a RIC and satisfies the 90% distribution requirement, the Fund generally will not be subject to U.S. federal income tax on its “investment company taxable income” and net capital gains (that is, the excess of net long-term capital gains over net short-term capital losses) that it distributes as dividends to Shareholders (including amounts that are reinvested pursuant to the DRP). In general, a RIC’s “investment company taxable income” for any tax year is its taxable income, determined without regard to net capital gains and with certain other adjustments. The Fund intends to distribute all or substantially all of its “investment company taxable income,” net tax-exempt
interest income (if any) and net capital gains on an annual basis. Any taxable income, including any net capital gains that the Fund does not distribute in a timely manner, will be subject to U.S. federal income tax at regular corporate rates.
If the Fund retains any net capital gains for reinvestment, it may elect to treat such capital gains as having been distributed to Shareholders. If the Fund makes such an election, each Shareholder will be required to report its share of such undistributed net capital gains attributed to the Fund as long-term capital gain and will be entitled to claim its share of the U.S. federal income taxes paid by the Fund on such undistributed net capital gains as a credit against its own U.S. federal income tax liability, if any, and to claim a refund on a properly-filed U.S. federal income tax return to the extent that the credit exceeds such liability. In addition, each Shareholder will be entitled to increase the adjusted tax basis of its Shares by the difference between its share of such undistributed net capital gain and the related credit. There can be no assurance that the Fund will make this election if it retains all or a portion of its net capital gain for a tax year.
As a RIC, the Fund will be subject to a nondeductible 4% federal excise tax on certain undistributed amounts for each calendar year (the “4% excise tax”). To avoid the 4% excise tax, the Fund must distribute in respect of each calendar year dividends of an amount at least equal to the sum of (1) 98% of its ordinary taxable income (taking into account certain deferrals and elections) for the calendar year, (2) 98.2% of its capital gain net income (adjusted for certain ordinary losses) generally for the one-year
period ending on October 31 of the calendar year and (3) any ordinary income and capital gains for previous calendar years that were not distributed during those calendar years. For purposes of determining whether the Fund has met this distribution requirement, the Fund will be deemed to have distributed any income or gains previously subject to U.S. federal income tax. Furthermore, any distribution declared by the Fund in October, November or December of any calendar year, payable to Shareholders, of record on a specified date in such a month and actually paid during January of the following calendar year, will be treated for tax purposes as if it had been paid on December 31 of the calendar year in which the distribution was declared. The Fund generally intends to avoid the imposition of the 4% excise tax, but there can be no assurance in this regard.

If the Fund fails to qualify as a RIC or fails to satisfy the 90% distribution requirement in respect of any tax year, the Fund would be subject to U.S. federal income tax at regular corporate rates on its taxable income, including its net capital gains, even if such income were distributed, and all distributions out of earnings and profits would be taxed as ordinary dividend income. Such distributions generally would be eligible for the dividends-received deduction in the case of certain corporate Shareholders and may be eligible to be qualified dividend income in the case of certain non-corporate
Shareholders. In addition, the Fund could be required to recognize unrealized gains, pay taxes and make distributions (any of which could be subject to interest charges) before re-qualifying
for taxation as a RIC. If the Fund fails to satisfy either the income test or asset diversification test described above, in certain cases, however, the Fund may be able to avoid losing its status as a RIC by timely providing notice of such failure to the IRS, curing such failure and possibly paying an additional tax or penalty.
Some of the investments that the Fund is expected to make, such as investments in debt instruments having market discount and/or treated as issued with original issue discount (“OID”), may cause the Fund to recognize income or gain for U.S. federal income tax purposes prior to the receipt of any corresponding cash or other property. As a result, the Fund may have difficulty meeting the 90% distribution requirement necessary to maintain RIC tax treatment. Because this income will be included in the Fund’s investment company taxable income for the tax year it is accrued, the Fund may be required to make a distribution to Shareholders to meet the distribution requirements described above, even though the Fund will not have received any corresponding cash or property. The Fund may be required to borrow money, dispose of other securities or forgo new investment opportunities for this purpose.
There may be uncertainty as to the appropriate treatment of certain of the Fund’s investments for U.S. federal income tax purposes. In particular, the Fund expects to invest a portion of its net assets in below investment grade instruments. U.S. federal income tax rules with respect to such instruments are not entirely clear about issues such as whether and to what extent the Fund should recognize interest, OID or market discount, when and to what extent deductions may be taken for bad debts or worthless instruments, how payments received on obligations in default should be allocated between principal and income and whether exchanges of debt obligations in a bankruptcy or workout context are taxable. These and other issues will be addressed by the Fund, to the extent necessary, in connection with the Fund’s general intention to distribute sufficient income to qualify for and maintain its treatment as a RIC for U.S. federal income tax purposes, and to minimize the risk that it becomes subject to U.S. federal income or excise tax.
Income received by the Fund from sources outside the United States may be subject to withholding and other taxes imposed by such countries, thereby reducing income available to the Fund. Tax conventions between certain countries and the United States may reduce or eliminate such taxes. The Fund generally intends to conduct its investment activities to minimize the impact of foreign taxation, but there is no guarantee that the Fund will be successful in this regard. If more than 50% of the value of the Fund’s total assets at the close of its tax year consists of securities of foreign corporations, the Fund will be eligible to elect to “pass-through” to the Fund the foreign source amount of income deemed earned and the respective amount of foreign taxes paid by the Fund. If at least 50% of the value of the Fund’s total assets at the close of each quarter of its tax year is represented by interests in other RICs, the Fund may elect to “pass-through” to Shareholders the foreign source amount of income deemed earned and the respective amount of foreign taxes paid or deemed paid by the Fund. If the Fund so elects, each Shareholder would be required to include in gross income, even though not actually received, each Shareholder’s pro rata
share of the foreign taxes paid or deemed paid by the Fund, but would be treated as having paid its pro rata
share of such foreign taxes and would therefore be allowed to either deduct such amount in computing taxable income or use such amount (subject to various limitations) as a foreign tax credit against federal income tax (but not both).
The Fund may invest in shares of foreign companies that are classified under the Code as passive foreign investment companies (“PFICs”). In general, a foreign company is considered a PFIC if at least 50% of its assets constitute investment-type assets or 75% or more of its gross income is investment-type income. In general under the PFIC rules, an “excess distribution” received with respect to PFIC shares is treated as having been realized ratably over the period during which the Fund held the PFIC shares. The Fund generally will be subject to tax on the portion, if any, of the excess distribution that is allocated to the Fund’s holding period in prior tax years (and an interest factor will be added to the tax, as if the tax had actually been payable in such prior tax years) even though the Fund distributes the corresponding income to Shareholders. Excess distributions include any gain from the sale of PFIC shares as well as certain distributions from a PFIC. All excess distributions are taxable as ordinary income.
The Fund may be eligible to elect alternative tax treatment with respect to PFIC shares. Under one such election (
i.e.
, a “QEF” election), the Fund generally would be required to include in its gross income its share of the earnings of a PFIC on a current basis, regardless of whether any distributions are received from the PFIC. If this election is made, the special rules, discussed above, relating to the taxation of excess distributions, would not apply. Alternatively, the Fund may be able to elect to mark its PFIC shares to market, resulting in any unrealized gains at the Fund’s tax year end being treated as though they were recognized and reported as ordinary income. Any mark-to-market
losses and any loss from an actual disposition of the PFIC’s shares would be deductible as ordinary losses to the extent of any net mark-to-market
gains included in income in prior tax years with respect to shares in the same PFIC.
Because the application of the PFIC rules may affect, among other things, the character of gains, the amount of gain or loss and the timing of the recognition of income, gain or loss with respect to PFIC shares, as well as subject the Fund itself to tax on certain income from PFIC shares, the amount that must be distributed to Fund Shareholders, and which will be recognized by Fund Shareholders as ordinary income or long-term capital gain, may be increased or decreased substantially as compared to a fund that did not invest in PFIC shares. Note that distributions from a PFIC are not eligible for the reduced rate of tax on distributions of “qualified dividend income” as discussed below.
Some of the CLOs in which the Fund may invest may be PFICs, which are generally subject to the tax consequences described above. Investment in certain equity interests of CLOs that are subject to treatment as PFICs for U.S. federal income tax purposes may cause the Fund to recognize income in a tax year in excess of the Fund’s distributions from such CLOs, PFICs and the Fund’s proceeds from sales or other dispositions of equity interests in other CLOs and other PFICs during that tax year. As a result, the Fund generally would be required to distribute such income to satisfy the distribution requirements applicable to RICs.
If the Fund holds more than 10% of the interests treated as equity for U.S. federal income tax purposes in a foreign corporation that is treated as a controlled foreign corporation (“CFC”), including equity tranche investments and certain debt tranche investments in a CLO treated as a CFC, the Fund may be treated as receiving a deemed distribution (taxable as ordinary income) each tax year from such foreign corporation of an amount equal to the Fund’s pro rata
share of the foreign corporation’s earnings for such tax year (including both ordinary earnings and capital gains), whether or not the corporation makes an actual distribution to the Fund during such tax year. This deemed distribution is required to be included in the income of certain U.S. shareholders of a CFC, such as the Fund, regardless of whether a U.S. shareholder has made a QEF election with respect to such CFC. The Fund is generally required to distribute such income in order to satisfy the distribution requirements applicable to RICs, even to the extent the Fund’s income from a CFC exceeds the distributions from the CFC and the Fund’s proceeds from the sales or other dispositions of CFC stock during that tax year. In general, a foreign corporation will be treated as a CFC for U.S. federal income tax purposes if more than 50% of the shares of the foreign corporation, measured by reference to combined voting power or value, is owned (directly, indirectly or by attribution) by U.S. Shareholders. A “U.S. Shareholder,” for this purpose, is any U.S. person that possesses (actually or constructively) 10% or more of the combined voting power or value of all classes of shares of a corporation.
The functional currency of the Fund, for U.S. federal income tax purposes, is the U.S. dollar. Gains or losses attributable to fluctuations in foreign currency exchange rates that occur between the time a Fund accrues interest income or other receivables or accrues expenses or other liabilities denominated in a foreign currency and the time the Fund actually collects such receivables or pays such liabilities generally are respectively characterized as ordinary income or ordinary loss for U.S. federal income tax purposes. Similarly, on the sale of other disposition of certain investments, including debt securities, certain forward contracts, as well as other derivative financial instruments, denominated in a foreign currency, gains or losses attributable to fluctuations in the value of foreign currency between the date of acquisition of the security or contract and the date of disposition also are generally treated as ordinary gain or loss. These gains and losses, referred to under the Code as “section 988” gains and losses, may increase or decrease the amount of the Fund’s investment company taxable income subject to distribution to Fund Shareholders as ordinary income. For example, fluctuations in exchange rates may increase the amount of income that the Fund must distribute to qualify for tax treatment as a RIC and to prevent application of an excise tax on undistributed income. Alternatively, fluctuations in exchange rates may decrease or eliminate income available for distribution. If section 988 losses exceed other investment company taxable income during a tax year, the Fund would not be able to distribute amounts considered dividends for U.S. federal income tax purposes, and any distributions during a tax year made by the Fund before such losses were recognized would be re-characterized
as a return of capital to Fund Shareholders for U.S. federal income tax purposes, rather than as ordinary dividend income, and would reduce each Fund Shareholder’s tax basis in Fund Shares.
If the Fund utilizes leverage through the issuance of preferred shares or borrowings, it will be prohibited from declaring a distribution or dividend if it would fail the applicable asset coverage test(s) under the 1940 Act after the payment of such distribution or dividend. In addition, certain covenants in credit facilities or indentures may impose greater restrictions on the Fund’s ability to declare and pay dividends on Fund Shares. Limits on the Fund’s ability to pay dividends on Fund Shares may prevent the Fund from meeting the distribution requirements described above and, as a result, may affect the Fund’s ability to be subject to tax as a RIC or subject the Fund to the 4% excise tax. The Fund endeavors to avoid restrictions on its ability to make distribution payments. If the Fund is precluded from making distributions on Fund Shares because of any applicable asset coverage requirements, the terms of preferred Shares (if any) may provide that any amounts so precluded from being distributed, but required to be distributed by the Fund to enable the Fund to satisfy the distribution requirements that would enable the Fund to be subject to tax as a RIC, will be paid to the holders of preferred Shares as a special distribution. This distribution can be expected to decrease the amount that holders of preferred Shares would be entitled to receive upon redemption or liquidation of such preferred shares.
Certain of the Fund’s investments are expected to be subject to special U.S. federal income tax provisions that may, among other things, (1) disallow, suspend or otherwise limit the allowance of certain losses or deductions, (2) convert lower-taxed long-term capital gains into higher-taxed short-term capital gains or ordinary income, (3) convert an ordinary loss or a deduction into a capital loss, the deductibility of which is more limited, (4) adversely affect when a purchase or sale of Shares or securities is deemed to occur, (5) adversely alter the intended characterization of certain complex financial transactions, (6) cause the Fund to recognize income or gain without a corresponding receipt of cash, (7) treat dividends that would otherwise constitute qualified dividend income as non-qualified
dividend income, (8) treat dividends that would otherwise be eligible for the corporate dividends received deduction as ineligible for such treatment and (9) produce income that will not constitute Qualifying RIC Income. The application of these rules could cause the Fund to be subject to U.S. federal income tax or the 4% excise tax and, under certain circumstances, could affect the Fund’s status as a RIC. The Fund monitors its investments and may make certain tax elections to mitigate the effect of these provisions.
The remainder of this discussion assumes that the Fund has qualified for and maintained its treatment as a RIC for U.S. federal income tax purposes and has satisfied the distribution requirements described above.
Taxation of U.S. Shareholders
Distributions
Distributions of the Fund’s ordinary income and net short-term capital gains will, except as described below with respect to distributions of “qualified dividend income,” generally be taxable to Shareholders as ordinary income to the extent such distributions are paid out of the Fund’s current or accumulated earnings and profits, as determined for U.S. federal income tax purposes. Distributions (or deemed distributions, as described above), if any, of net capital gains will be taxable as long-term capital gains, regardless of the length of time a Shareholder has owned Shares. The ultimate tax characterization of the Fund’s distributions made in a tax year cannot be determined until after the end of the tax year. As a result, the Fund may make total distributions during a tax year in an amount that exceeds the current and accumulated earnings and profits of the Fund. A distribution of an amount in excess of the Fund’s current and accumulated earnings and profits will be treated by a Shareholder as a return of capital that will be applied against and reduce the Shareholder’s tax basis in its Shares. To the extent that the amount of any such distribution exceeds the Shareholder’s tax basis in its Shares, the excess will be treated as gain from a sale or exchange of Shares. Distributions will be treated in the manner described above regardless of whether such distributions are paid in cash or invested in additional Shares. Generally, for U.S. federal income tax purposes, a Shareholder receiving Shares under the DRP will be treated as having received a distribution equal to the fair market value of such Shares on the date the Shares are credited to the Shareholder’s account.
A return of capital to Shareholders is a return of a portion of their original investment in the Fund, thereby reducing the tax basis of their investment. As a result of such reduction in tax basis, Shareholders may be subject to tax in connection with the sale of Fund Shares, even if such Shares are sold at a loss relative to the Shareholder’s original investment.
It is expected that a substantial portion of the Fund’s income will consist of ordinary income. For example, interest and OID derived by the Fund will be characterized as ordinary income for U.S. federal income tax purposes. In addition, gain derived by the Fund from the disposition of debt instruments with “market discount” (generally, securities with a fixed maturity date of more than one year from the date of issuance acquired by the Fund at a price below the lesser of their stated redemption price at maturity or accreted value, in the case of securities with OID) will be characterized as ordinary income for U.S. federal income tax purposes to the extent of the market discount that has accrued, as determined for U.S. federal income tax purposes, at the time of such disposition, unless the Fund makes an election to accrue market discount on a current basis. In addition, certain of the Fund’s investments will be subject to other special U.S. federal income tax provisions that may affect the character, increase the amount and/or accelerate the timing of distributions to Shareholders.
Distributions made by the Fund to a corporate Shareholder will qualify for the dividends-received deduction only to the extent that the distributions consist of qualifying dividends received by the Fund. In addition, any portion of the Fund’s dividends otherwise qualifying for the dividends-received deduction will be disallowed or reduced if the corporate Shareholder fails to satisfy certain requirements, including a holding period requirement, with respect to its Shares. Distributions of “qualified dividend income” to an individual or other non-corporate
Shareholder will be treated as “qualified dividend income” to such Shareholder and generally will be taxed at long-term capital gain rates, provided the Shareholder satisfies the applicable holding period and other requirements. “Qualified dividend income” generally includes dividends from domestic corporations and dividends from foreign corporations that meet certain specified criteria. Given the Fund’s investment strategy, it is not expected that a significant portion of the distributions made by the Fund will be eligible for the dividends-received deduction or the reduced rates applicable to “qualified dividend income.”
Certain distributions reported by the Fund as Section 163(j) interest dividends may be treated as interest income by Shareholders for purposes of the tax rules applicable to interest expense limitations under Section 163(j) of the Code. Such treatment by Shareholders is generally subject to holding period requirements and other potential limitations, although the holding period requirements are generally not applicable to dividends declared by money market funds and certain other funds that declare dividends daily and pay such dividends on a monthly or more frequent basis. The amount that the Fund is eligible to report as a Section 163(j) dividend for a tax year is generally limited to the excess of the Fund’s business interest income over the sum of the Fund’s (i) business interest expense and (ii) other deductions properly allocable to the Fund’s business interest income.

If a person acquires Shares shortly before the record date of a distribution, the price of the Shares may include the value of the distribution, and the person will be subject to tax on the distribution even though economically it may represent a return of the person’s investment in such Shares.
Distributions paid by the Fund generally will be treated as received by a Shareholder at the time the distribution is made. However, the Fund may, under certain circumstances, elect to treat a distribution that is paid during the following tax year as if it had been paid during the tax year in which the income or gains supporting the distribution was earned. If the Fund makes such an election, the Shareholder will still be treated as receiving the distribution in the tax year in which the distribution is received. In this instance, however, any distribution declared by the Fund in October, November, or December of any calendar year, payable to Shareholders of record on a specified date in such a month and actually paid during January of the following calendar year, will be treated for tax purposes as if it had been received by Shareholders on December 31 of the calendar year in which the distribution was declared.
The IRS currently requires that a RIC that has two or more classes of stock allocate to each such class proportionate amounts of each type of its income (such as ordinary income and capital gains) based upon the percentage of total dividends paid to each class for the tax year. Accordingly, if the Fund issues preferred Shares, the Fund intends each year to allocate capital gain dividends, if any, between its common Shares and preferred Shares in proportion to the total dividends paid to each class with respect to such tax year.
Shareholders will be notified annually, as promptly as practicable after the end of each calendar year, as to the U.S. federal tax status of distributions, and Shareholders receiving distributions in the form of additional Shares will receive a report as to the NAV of those Shares. In addition, the federal tax status of each year’s distributions generally will be reported to the IRS, including the amount of distributions, if any, eligible for the preferential maximum rate generally applicable to long-term capital gains.
Distributions may also be subject to additional state, local and foreign taxes depending on a U.S. Shareholder’s particular situation.
Sale or Exchange of Shares
The repurchase or transfer of Shares may result in a taxable gain or loss to the tendering Shareholder. Different tax consequences may apply for tendering and non-tendering
Shareholders in connection with a repurchase offer. For example, if a Shareholder does not tender all of his or her Shares, such repurchase may not be treated as a sale or exchange for U.S. federal income tax purposes, and may result in deemed distributions to non-tendering
Shareholders. On the other hand, Shareholders holding Shares as capital assets who tender all of their Shares (including Shares deemed owned by Shareholders under constructive ownership rules) will be treated as having sold their Shares and generally will recognize capital gain or loss. The amount of the gain or loss will be equal to the difference between the amount received for the Shares and the Shareholder’s adjusted tax basis in the relevant Shares. Such gain or loss generally will be a long-term capital gain or loss if the Shareholder has held such Shares as capital assets for more than one year. Otherwise, the gain or loss will be treated as short-term capital gain or loss.
Losses realized by a Shareholder on the sale or exchange of Shares held as capital assets for six months or less will be treated as long-term capital losses to the extent of any distribution of long-term capital gains received (or deemed received, as discussed above) with respect to such Shares. In addition, no loss will be allowed on a sale or other disposition of Shares if the Shareholder acquires (including through reinvestment of distributions or otherwise) Shares, or enters into a contract or option to acquire Shares, within 30 days before or after any disposition of such Shares at a loss. In such a case, the basis of the Shares acquired will be adjusted to reflect the disallowed loss. Under current law, net capital gains recognized by non-corporate
Shareholders are generally subject to U.S. federal income tax at lower rates than the rates applicable to ordinary income.

Non-corporate
Shareholders currently are generally subject to a maximum federal income tax rate of either 15% or 20% (depending on whether the Shareholder’s income exceeds certain threshold amounts) on their net capital gain (
i.e.
, the excess of realized net long-term capital gains over realized net short-term capital losses), including any long-term capital gain derived from an investment in Shares. Such rate is lower than the maximum rate on ordinary income currently payable by individuals. Corporate U.S. Shareholders currently are subject to U.S. federal income tax on net capital gain at the maximum 21% rate also applied to ordinary income.
Non-corporate
Shareholders with net capital losses for a tax year (
i.e.
, capital losses in excess of capital gains) generally may deduct up to $3,000 of such losses against their ordinary income each tax year. Any net capital losses of a non-corporate
Shareholder in excess of $3,000 generally may be carried forward and used in subsequent tax years as provided in the Code. Corporate Shareholders generally may not deduct any net capital losses for a tax year, but may carry back such losses for three tax years or carry forward such losses for five tax years.
Reporting of adjusted cost basis information is required for covered securities, which generally include shares of a RIC acquired after January 1, 2012, to the IRS and to taxpayers. Shareholders should contact their Financial Intermediaries with respect to reporting of cost basis and available elections for their accounts.
Medicare Tax
An additional 3.8% Medicare tax is imposed on certain net investment income (including ordinary dividends and capital gain distributions received from the Fund and net gains from redemptions or other taxable dispositions of Shares) of U.S. individuals, estates and trusts to the extent that such person’s “modified adjusted gross income” (in the case of an individual) or “adjusted gross income” (in the case of an estate or trust) exceeds certain threshold amounts. U.S. persons that are individuals, estates or trusts are urged to consult their tax advisors regarding the applicability of this tax to their income and gains in respect of their investment in the Fund.
Tax Shelter Reporting Regulations
Under U.S. Treasury regulations, if a Shareholder recognizes losses with respect to Shares of $2 million or more for an individual Shareholder or $10 million or more for a corporate Shareholder, the Shareholder must file with the IRS a disclosure statement on IRS Form 8886. Direct Shareholders of portfolio securities are in many cases excepted from this reporting requirement, but under current guidance, shareholders of a RIC are not excepted. Future guidance may extend the current exception from this reporting requirement to shareholders of most or all RICs. The fact that a loss is reportable under these regulations does not affect the legal determination of whether the taxpayer’s treatment of the loss is proper. Shareholders should consult their tax advisors to determine the applicability of these regulations in light of their individual circumstances.
Backup Withholding and Information Reporting
Information returns will be filed with the IRS in connection with payments on Shares and the proceeds from a sale or other disposition of Shares. A Shareholder will be subject to backup withholding on all such payments if it fails to provide the payor with its correct taxpayer identification number (generally, in the case of a U.S. resident Shareholder, on an IRS Form
W-9)
and to make required certifications or otherwise establish an exemption from backup withholding. Corporate Shareholders and certain other Shareholders generally are exempt from backup withholding. Backup withholding is not an additional tax. Any amounts withheld as backup withholding may be credited against the applicable Shareholder’s U.S. federal income tax liability, provided the required information is timely furnished to the IRS.
Taxation of
Tax-Exempt
Shareholders
A Shareholder that is a
tax-exempt
organization for U.S. federal income tax purposes and therefore generally exempt from U.S. federal income taxation may nevertheless be subject to taxation to the extent that it is considered to derive unrelated business taxable income (“UBTI”). The direct conduct by a tax-exempt

Shareholder of the activities that the Fund proposes to conduct could give rise to UBTI. However, a RIC is a corporation for U.S. federal income tax purposes and its business activities generally will not be attributed to its shareholders for purposes of determining their treatment under current law. Therefore, a tax-exempt
Shareholder should not be subject to U.S. federal income taxation solely as a result of such Shareholder’s direct or indirect ownership of the Shares and receipt of distributions with respect to such equity (regardless of whether we incur indebtedness). Moreover, under current law, if the Fund incurs indebtedness, such indebtedness will not be attributed to a tax-exempt
Shareholder. Therefore, a
tax-exempt
Shareholder should not be treated as earning income from “debt-financed property” and distributions paid by the Fund should not be treated as “unrelated debt-financed income” solely as a result of indebtedness that it incurs. Certain tax-exempt
private universities are subject to an additional 1.4% excise tax on their “net investment income,” including income from interest, dividends, and capital gains. Proposals periodically are made to change the treatment of “blocker” investment vehicles interposed between tax-exempt
investors and
non-qualifying
investments. In the event that any such proposals were to be adopted and applied to RICs, the treatment of dividends payable to tax-exempt
investors could be adversely affected. In addition, special rules would apply if the Fund were to invest in certain real estate mortgage investment conduits or taxable mortgage pools, which the Fund does not currently plan to do, that could result in a tax-exempt
Shareholder recognizing income that would be treated as UBTI.
Taxation of
Non-U.S.
Shareholders
Whether an investment in the Fund is appropriate for a
non-U.S.
Shareholder (as defined below) will depend upon that investor’s particular circumstances. An investment in the Fund by a
non-U.S.
Shareholder may have adverse tax consequences.
Non-U.S.
Shareholders should consult their tax advisors before investing in Shares.
The U.S. federal income taxation of a Shareholder that is a nonresident alien individual, a foreign trust or estate or a foreign corporation, as defined for U.S. federal income tax purposes (a
“non-U.S.
Shareholder”), depends on whether the income that the Shareholder derives from the Fund is “effectively connected” with a U.S. trade or business carried on by the Shareholder.
If the income that a
non-U.S.
Shareholder derives from the Fund is not “effectively connected” with a U.S. trade or business carried on by such
non-U.S.
Shareholder, distributions of “investment company taxable income” will generally be subject to a U.S. federal withholding tax at the then-current rate (or a lower rate provided under an applicable treaty). Alternatively, if the income that a
non-U.S.
Shareholder derives from the Fund is effectively connected with a U.S. trade or business of the
non-U.S.
Shareholder, the Fund will not be required to withhold U.S. federal tax if the
non-U.S.
Shareholder complies with applicable certification and disclosure requirements, although such income will be subject to U.S. federal income tax in the manner described below and at the rates applicable to U.S. residents. Backup withholding will not, however, be applied to payments that have been subject to the respective rate of withholding tax applicable to
non-U.S.
Shareholders.
A
non-U.S.
Shareholder whose income from the Fund is not “effectively connected” with a U.S. trade or business will generally be exempt from U.S. federal income tax on capital gains distributions, any amounts retained by the Fund that are designated as undistributed capital gains and any gains realized upon the sale or exchange of Shares. If, however, such a
non-U.S.
Shareholder is a nonresident alien individual and is physically present in the United States for 183 days or more during the tax year and meets certain other requirements such capital gains distributions, undistributed capital gains and gains from the sale or exchange of Shares will be subject to the applicable U.S. tax rate.
Furthermore, properly reported distributions by the Fund and received by
non-U.S.
Shareholders are generally exempt from U.S. federal withholding tax when they (a) are paid by the Fund in respect of the Fund’s “qualified net interest income” (
i.e.,
the Fund’s U.S. source interest income, subject to certain exceptions, reduced by expenses that are allocable to such income), or (b) are paid by the Fund in connection with the Fund’s “qualified short-term capital gains” (generally, the excess of the Fund’s net short-term capital gains over the Fund’s long-term capital losses for such tax year). However, depending on the circumstances, the Fund may report all, some or none of the Fund’s potentially eligible distributions as derived from such qualified net interest income or from such qualified short-term capital gains, and a portion of such distributions (
e.g.,
derived from interest from
non-U.S.
sources or any foreign currency gains) would be ineligible for this potential exemption from withholding. Moreover, in the case of Shares held through an intermediary, the intermediary may have withheld amounts even if the Fund reported all or a portion of a distribution as exempt from U.S. federal withholding tax. To qualify for this exemption from withholding, a
non-U.S.
Shareholder must comply with applicable certification requirements relating to its
non-U.S.
tax residency status (including, in general, furnishing an IRS Form
W-8BEN,
IRS Form
W-8BEN-E,
IRS Form
W-8ECI,
IRS Form
W-8IMY
or IRS Form
W-8EXP,
or an acceptable substitute or successor form). Thus, an investment in the Shares by a
non-U.S.
Shareholder may have adverse tax consequences as compared to a direct investment in the assets in which the Fund will invest.
If the income from the Fund is “effectively connected” with a U.S. trade or business carried on by a
non-U.S.
Shareholder, any distributions of “investment company taxable income,” capital gains distributions, amounts retained by the Fund that are designated as undistributed capital gains and any gains realized upon the sale or exchange of Shares will be subject to U.S. income tax, on a net income basis, in the same manner, and at the graduated rates applicable to, U.S. persons. If such a
non-U.S.
Shareholder is a corporation, it may also be subject to the U.S. branch profits tax.
A
non-U.S.
Shareholder other than a corporation may be subject to backup withholding on net capital gains distributions that are otherwise exempt from withholding tax or on distributions that would otherwise be taxable at a reduced treaty rate if such Shareholder does not certify its
non-U.S.
status under penalties of perjury or otherwise establish an exemption.
If the Fund distributes net capital gains in the form of deemed rather than actual distributions, a
non-U.S.
Shareholder will be entitled to a U.S. federal income tax credit or tax refund equal to the Shareholder’s allocable share of the tax the Fund pays on the capital gains deemed to have been distributed. To obtain the refund, the
non-U.S.
Shareholder must obtain a U.S. taxpayer identification number and file a federal income tax return even if the
non-U.S.
Shareholder would not otherwise be required to obtain a U.S. taxpayer identification number or file a federal income tax return.
Under the Foreign Account Tax Compliance Act provisions of the Code, the Fund is required to withhold U.S. tax (at the applicable rate) on payments of taxable dividends made to certain
non-U.S.
entities that fail to comply (or be deemed compliant) with extensive reporting and withholding requirements in the Code designed to inform the U.S. Department of the Treasury of U.S.-owned foreign investment accounts. Shareholders may be requested to provide additional information to the Fund to enable the Fund to determine whether withholding is required.
The tax consequences to a
non-U.S.
Shareholder entitled to claim the benefits of an applicable tax treaty may differ from those described herein.
Non-U.S.
Shareholders are advised to consult their tax advisors with respect to the particular tax consequences to them of an investment in the Fund, including the potential application of the U.S. estate tax.
Other Taxes
Shareholders may be subject to state, local and
non-U.S.
taxes applicable to their investment in the Fund. In those states or localities, entity-level tax treatment and the treatment of distributions made to Shareholders under those jurisdictions’ tax laws may differ from the treatment under the Code. Accordingly, an investment in Shares may have tax consequences for Shareholders that are different from those of a direct investment in the Fund’s portfolio investments. Shareholders are advised to consult their tax advisors with respect to the particular tax consequences to them of an investment in the Fund.

ERISA CONSIDERATIONS
Employee benefit plans and other plans subject to ERISA or the Code, including corporate savings and 401(k) plans, IRAs and Keogh Plans (each, an “ERISA Plan”) may purchase Shares. ERISA imposes certain general and specific responsibilities on persons who are fiduciaries with respect to an ERISA Plan, including prudence, diversification, prohibited transactions and other standards. Because the Fund is registered as an investment company under the 1940 Act, the underlying assets of the Fund will not be considered to be “plan assets” of any ERISA Plan investing in the Fund for purposes of the fiduciary responsibility and prohibited transaction rules under Title I of ERISA or Section 4975 of the Code. Thus, neither the Fund nor the Advisers will be a fiduciary within the meaning of ERISA or Section 4975 of the Code with respect to the assets of any ERISA Plan that becomes a Shareholder, solely as a result of the ERISA Plan’s investment in the Fund.
The provisions of ERISA are subject to extensive and continuing administrative and judicial interpretation and review. The discussion of ERISA contained herein is, of necessity, general and may be affected by future publication of regulations and rulings. Potential investors should consult their legal advisors regarding the consequences under ERISA of an investment in the Fund through an ERISA Plan.
ANTI-TAKEOVER PROVISIONS IN THE DECLARATION OF TRUST
The Declaration of Trust includes provisions that could have the effect of limiting the ability of other entities or persons to acquire control of the Fund or to change the composition of the Board. These provisions may have the effect of discouraging attempts to acquire control of the Fund, which attempts could have the effect of increasing the expenses of the Fund and interfering with the normal operation of the Fund. The Trustees are elected for indefinite terms and do not stand for reelection. A Trustee may be removed from office with cause only by action taken by a majority of the remaining Trustees (or, in the case of an Independent Trustee, only by action taken by a majority of the remaining Independent Trustees). The Declaration of Trust does not contain any other specific inhibiting provisions that would operate only with respect to an extraordinary transaction such as a merger, reorganization, tender offer or sale or transfer of substantially all of the Fund’s assets. The Fund may be dissolved only upon approval of not less than a majority of the Trustees or, to the extent provided under those circumstances described in this Prospectus, by the vote of the majority of the outstanding Shares. To convert the Fund to an open-end
investment company, the Declaration of Trust requires the favorable vote of a majority of the continuing trustees followed by the favorable vote of the holders of at least 75% of the outstanding Shares of each affected class or series of Shares of the Fund, voting separately as a class or series, unless such amendment has been approved by at least a majority of the continuing trustees, in which case “a majority of the outstanding voting securities” (as defined in the 1940 Act) of the Fund shall be required. We believe that the benefits of these provisions outweigh the potential disadvantages of discouraging any such acquisition proposals because, among other things, the negotiation of such proposals may improve their terms. The Board has considered these anti-takeover provisions, including provisions with respect to the Board and the shareholder voting requirements described above, which voting requirements are greater than the minimum requirements under Delaware law or the 1940 Act, and determined that these anti-takeover provisions are in the best interests of Shareholders. Reference should be made to the Declaration of Trust on file with the SEC for the full text of these provisions.

PLAN OF DISTRIBUTION
Lincoln Financial Distributors, Inc., located at 130 N. Radnor-Chester Road Rd., PA 19087, serves as the Fund’s principal underwriter, within the meaning of the 1940 Act, and acts as the distributor of the Fund’s Shares on a best efforts basis, subject to various conditions. The Fund’s Shares are offered for sale through the Distributor at a price equal to the then-current NAV per Share plus, in the case of Class A and Class D Shares, the applicable sales load. The Distributor intends to enter into agreements with Financial Intermediaries for the sale and servicing of the Fund’s Shares. While Class I and Class IS Shares do not impose a front-end
sales load, if you purchase Class I or Class IS Shares through certain Financial Intermediaries, they may directly charge you transaction or other fees in such amount as they may determine. Please consult your Financial Intermediaries for additional information. In reliance on Rule 415 under the Securities Act of 1933, as amended, the Fund intends to offer an unlimited number of Shares, on a continual basis, through the Distributor. The Distributor is not required to sell any specific number or dollar amount of the Fund’s Shares but will use its best efforts to solicit orders for the purchase of the Shares from Financial Intermediaries. Shares of the Fund will not be listed on any securities exchange and the Distributor will not act as a market maker in Fund Shares.
The Advisers or their affiliates, in the Advisers’ discretion and from their own resources, may pay Additional Compensation to Financial Intermediaries in connection with the sale of Fund Shares. In return for the Additional Compensation, the Fund may receive certain marketing advantages including access to a Financial Intermediary’s registered representatives, placement on a list of investment options offered by a Financial Intermediary, or the ability to assist in training and educating a Financial Intermediary. The Additional Compensation may differ among Financial Intermediaries in amount or in the manner of calculation: payments of Additional Compensation may be fixed dollar amounts, or based on the aggregate value of outstanding Shares held by Shareholders introduced by the Financial Intermediary, or determined in some other manner. The receipt of Additional Compensation by a selling Financial Intermediary may create potential conflicts of interest between an investor and its Financial Intermediary who is recommending the Fund over other potential investments. Additionally, the Fund has adopted a “Distribution and Servicing Plan” with respect to its Class A and Class D Shares under which the Fund compensates financial industry professionals for distribution-related expenses, if applicable, and providing ongoing services in respect of Shareholders to whom they have distributed Shares of the Fund. See “
Distribution Expenses
.”
Purchasing Shares
Class A, Class D, Class I, and Class IS Shares of the Fund may be purchased through Financial Intermediaries offering such Shares. The Fund accepts initial and additional purchases of Shares on each day that the NYSE is open for business. Orders will be priced based on the Fund’s NAV next computed (at the close of regular trading (generally 4:00 p.m. Eastern Time) on a day that the NYSE is open for business) after such orders are received by a Financial Intermediary and accepted by the Fund. Financial Intermediaries are responsible for placing orders correctly and promptly with the Fund, forwarding payment promptly. A Financial Intermediary may hold Shares in an omnibus account in the Financial Intermediary’s name or the Financial Intermediary may maintain individual ownership records. Financial Intermediaries may charge fees for the services they provide in connection with processing your transaction orders and maintaining your account with them. Investors should check with their Financial Intermediary to determine if they are subject to these fees.
While Class I and Class IS Shares are not subject to a
front-end
sales load, if you purchase Class I or Class IS Shares through certain Financial Intermediaries, such Financial Intermediaries may directly charge you transaction or other fees in such amount as they may determine. Please consult your Financial Intermediary for additional information. Investors in Class A, Class D, Class I, or Class IS Shares may be subject to additional purchase deadlines set by their Financial Intermediary. Financial Intermediaries who miss Fund deadlines on behalf of their clients on any day may have their purchases delayed until the next day that the Fund accepts purchases orders.

If an investment is made through an IRA, Keogh plan or 401(k) plan, an approved trustee must process and forward the subscription to the Fund. In such case, the Fund will send the confirmation and notice of its acceptance to the trustee.
Purchase Terms
The minimum initial investment with respect to Class A and Class D Shares is $2,500 for all accounts. With respect to Class I Shares, the minimum initial investment is $1,000,000 for all accounts. The minimum initial investment with respect to Class IS Shares is $25,000 for all accounts. For all share classes, subsequent investments may be made with at least $500, except for purchases made pursuant to the Fund’s DRP or as otherwise permitted by the Fund. The Fund reserves the right to waive the investment minimums. The minimum initial investment is waived for certain individuals, such as any current or retired trustee of the Fund, or any associated trust, person, or profit sharing or other benefit plan of such current or retired trustee; any employee of the Distributor or its affiliates; an employee of an entity with a selling group agreement with the Distributor; or any member of the immediate family of a person qualifying here including a spouse, child, stepchild, parent, stepparent, sibling, grandchild and grandparent, in each case including in-law and adoptive relationships. The Fund may permit a Financial Intermediary to waive the minimum initial investment for Class I Shares in the following situations: broker-dealers purchasing Shares for clients in broker-sponsored discretionary fee-based
advisory programs; Financial Intermediaries with clients of a registered investment adviser (RIA) who have entered into an agreement to offer Class I Shares through a no-load
program or investment platform; and certain other situations deemed appropriate by the Fund.
The Fund’s Shares are offered for sale through the Distributor at NAV plus, in the case of Class A and Class D Shares, the applicable sales load. The price of the Shares during the Fund’s continuous offering will fluctuate over time with the NAV of the Shares. Investors purchasing Class A Shares may be charged a sales load of up to 3.00% of their purchase, as described herein. Investors purchasing Class D Shares may be charged a sales load of up to 3.50% of their purchase, as described herein. A reallowance to participating broker-dealers may be made by the Distributor from the sales load paid by each investor. While Class I and Class IS Shares do not impose a front-end
sales load, if you purchase Class I or Class IS Shares through certain Financial Intermediaries, such Financial Intermediaries may directly charge you transaction or other fees in such amount as they may determine. Please consult your Financial Intermediary for additional information.
Class A, Class D, Class I, and Class IS Shareholders who tender for repurchase Shares that they have held for less than one year after purchase, as of the time of repurchase, will be subject to the Early Repurchase Fee of 2.00% of the NAV of Shares repurchased. See “
Share Repurchase Program
.”
Rights of Accumulation
You may combine the value, at the current public offering price, of Class A, Class D, Class I, and Class IS Shares of the Fund already owned with a new purchase of Class A or Class D Shares of the Fund to reduce the sales load on the new purchase. For the purposes of determining the applicable reduced sales load, the right of accumulation allows you to include prior purchases of Class A, Class D, Class I, and Class IS Shares of the Fund as part of your current investment. To qualify for this option, you must be either:

•	an individual;

•	an individual and spouse purchasing Shares for your own account or trust or custodial accounts for your minor children; or

•
a fiduciary purchasing Shares for any one trust, estate or fiduciary account, including employee benefit plans created under Sections 401, 403 or 457 of the Code, including related plans of the same employer.

If you plan to rely on this right of accumulation, you must notify your Financial Intermediary at the time you purchase Class A or Class D Shares of each eligible account you or a member of your immediate family maintains. If you do not let your Financial Intermediary know of all of the holdings or planned purchases that make you eligible for a reduction, you may not receive a discount to which you are otherwise entitled. It is solely your Financial Intermediary’s responsibility to ensure that you receive discounts for which you are eligible, and the Fund and Distributor are not responsible for your Financial Intermediary’s failure to apply the eligible discount to your purchase and account. You may be asked by the Fund or your Financial Intermediary for account statements and other records to verify your discount eligibility, including, where applicable, records for accounts opened with a different Financial Intermediary and records of accounts established by members of your immediate family.
Exchanging Shares
Exchanges from one class of Shares to another class of Shares are generally not permitted. Upon request, the Fund may, in its discretion, permit a current Shareholder to exchange his or her Shares to another class of Shares in a non-taxable
transaction; provided that such Shareholder meets the requirements of the new Share class.
Share Class Considerations
When selecting a Share class, you should consider, among other things, the following:

•	which Share classes are available to you;

•	how much you intend to invest;

•	how long you expect to own the Shares; and

•	total costs and expenses associated with purchasing and holding a particular Share class, including any applicable sales load.
Each investor’s financial considerations are different. You should speak with your Financial Intermediary to help you decide which Share class is best for you based on your particular circumstances. Not all Financial Intermediaries offer all classes of Shares. If your Financial Intermediary offers more than one class of Shares, you should carefully consider which class of Shares to purchase and should address any questions you may have with your Financial Intermediary before investing.
Distribution Expenses
The Fund has adopted a “Distribution and Servicing Plan” with respect to its Class A and Class D Shares under which the Fund compensates financial industry professionals for distribution-related expenses, if applicable, and providing ongoing services in respect of Shareholders to whom they have distributed Shares of the Fund. Such services may include, but are not limited to, receiving, aggregating and processing Shareholder orders, furnishing Shareholder sub-accounting,
providing and maintaining elective shareholder services such as check writing and wire transfer services, providing and maintaining pre-authorized
investment plans, communicating periodically with Shareholders, and providing such other similar services as may reasonably be requested to the extent permitted by law. Under the Distribution and Servicing Plan, the Fund, with respect to Class A and Class D Shares, will incur expenses on an annual basis not exceeding 0.75% of its aggregate NAV as of the beginning of the first calendar day of each applicable month, payable monthly in arrears. The currently effective fee rates for Class A and Class D Shares are 0.60% and 0.25%, respectively. Because these expenses are paid out of the Fund’s assets on an ongoing basis, over time, these expenses will increase the cost of your investment in Class A and Class D Shares.
The Distribution and Servicing Plan operates in a manner consistent with Rule
12b-1
under the 1940 Act, which regulates the manner in which an
open-end
investment company may directly or indirectly bear the expenses of distributing its shares. Although the Fund is not an open-end
investment company, it has undertaken to comply with the terms of Rule
12b-1
as a condition of an exemptive order under the 1940 Act which permits it to have asset-based distribution fees.

Shareholder Services Fee
Class A, Class D, and Class IS Shares may charge a
non-distribution
related Shareholder servicing fee of up to 0.25% per year (the “Shareholder Services Fee”) under its Administrative Services Agreement with The Lincoln National Life Insurance Company. The Fund may use these fees, in respect of the relevant class, to compensate Financial Intermediaries or financial institutions for Shareholder services-related expenses, if applicable, and providing ongoing services in respect of clients with whom they have distributed Shares of the Fund. Such services include responding to operational inquiries from Shareholders; processing purchase, redemption and exchange orders with the Fund’s transfer agent; providing Shareholders with automatic investment services, including investments in Funds; and such other information and liaison services as the Fund or the Adviser may reasonably request.

DISTRIBUTIONS
The Fund intends to make a distribution each quarter to its Shareholders of the net investment income of the Fund after payment of Fund operating expenses. The dividend rate may be modified by the Board from time to time.
To the extent that any portion of the Fund’s quarterly distributions are considered a return of capital to Shareholders, such portion would not be considered dividends for U.S. federal income tax purposes, and would represent a return of the amounts that such Shareholders invested. Although such return of capital distributions are not currently taxable to Shareholders, such distributions will have the effect of lowering a Shareholder’s tax basis in such Shares, and could result in a higher tax liability when the Shares are sold, even if they have not increased in value, or in fact, have lost value. The Fund’s final distribution for each tax year is expected to include any remaining investment company taxable income and net tax-exempt
income (if any) undistributed during the tax year, as well as any undistributed net capital gain realized during the tax year. If the total distributions made in any tax year exceed investment company taxable income, net tax-exempt
income and net capital gain, such excess distributed amount would be treated as ordinary dividend income to the extent of the Fund’s current and accumulated earnings and profits. This distribution policy, may, under certain circumstances, have adverse consequences to the Fund and its Shareholders because it may result in a return of capital resulting in less of a Shareholder’s assets being invested in the Fund and, over time, increase the Fund’s expense ratio. The distribution policy also may cause the Fund to sell securities at a time it would not otherwise do so to manage the distribution of income and gain. The initial distribution will be declared on a date determined by the Board.
Each year, a statement on Form
1099-DIV
identifying the sources of the distributions (
i.e.
, paid from ordinary income, paid from net capital gains on the sale of securities, and/or a return of capital, which is a nontaxable distribution) will be furnished to Shareholders subject to IRS reporting. Fund ordinary distributions may exceed the Fund’s earnings, especially during the period before the Fund has substantially invested the proceeds from this offering. To the extent that the Fund pays distributions that constitute a return of capital for U.S. federal income tax purposes, it will lower an investor’s tax basis in his or her Shares. A return of capital generally is a return of an investor’s investment rather than a return of earnings or gains derived from the Fund’s investment activities. There can be no assurance that the Fund will be able to pay distributions at a specific rate or at all.
As discussed in the “Tax Aspects” section, to qualify for and maintain RIC tax treatment, the Fund is required to distribute on a timely basis with respect to each tax year dividends for U.S. federal income tax purposes of an amount at least equal to the sum of 90% of “investment company taxable income” and net tax-exempt
interest income, determined without regard to any deduction for dividends paid, for such tax year. To avoid certain excise taxes imposed on RICs, the Fund is required to distribute in respect of each calendar year dividends of an amount at least equal to the sum of (1) 98% of ordinary income (taking into account certain deferrals and elections) for the calendar year, (2) 98.2% of capital gain net income (adjusted for certain ordinary losses) generally for the one-year
period ending on October 31 of the calendar year and (3) any ordinary income and capital gain net income for previous calendar years that were not distributed during such calendar years and on which the Fund paid no U.S. federal income tax. The Fund can offer no assurance that it will achieve results that will permit the payment of any cash distributions. If the Fund issues senior securities, the Fund will be prohibited from making distributions if doing so causes it to fail to maintain the asset coverage ratios stipulated by the 1940 Act or if distributions are limited by the terms of any of the Fund’s borrowings. Any such limitations would adversely impact the Fund’s ability to make distributions to Shareholders.
Dividend Reinvestment Plan
The Fund will operate under the DRP administered by the Transfer Agent. Pursuant to the DRP, the Fund’s income dividends or capital gains or other distributions (each, a “Distribution” and collectively, “Distributions”), net of any applicable U.S. withholding tax, are reinvested in the same class of Shares of the Fund.

Shareholders automatically participate in the DRP, unless and until an election is made to withdraw from the DRP on behalf of such participating Shareholder. A Shareholder who does not wish to have Distributions automatically reinvested may terminate participation in the DRP by written instructions to that effect to the Transfer Agent. Shareholders who elect not to participate in the DRP will receive all distributions in cash paid to the Shareholder of record (or, if the Shares are held in street or other nominee name, then to such nominee). Such written instructions must be received by the Transfer Agent thirty (30) days prior to the record date of the Distribution or the Shareholder will receive such Distribution in Shares through the DRP. Under the DRP, the Fund’s Distributions to Shareholders are automatically reinvested in full and fractional Shares as described below.
When the Fund declares a Distribution, the Transfer Agent, on the Shareholder’s behalf, will receive additional authorized Shares from the Fund either newly issued or repurchased from Shareholders by the Fund. The number of Shares to be received when Distributions are reinvested will be determined by dividing the amount of the Distribution by the Fund’s NAV per share.
The Transfer Agent will maintain all Shareholder accounts and furnish written confirmations of all transactions in the accounts, including information needed by Shareholders for personal and tax records. The Transfer Agent will hold Shares in the account of the Shareholders in non-certificated
form in the name of the Shareholder participating in the DRP (each, a “participant”), and each Shareholder’s proxy, if any, will include those Shares purchased pursuant to the DRP. Each participant, nevertheless, has the right to request certificates for whole and fractional Shares owned. The Fund will issue certificates in its sole discretion. The Transfer Agent will distribute all proxy solicitation materials, if any, to participating Shareholders.
In the case of Shareholders, such as banks, brokers or nominees, that hold Shares for others who are beneficial owners participating under the DRP, the Transfer Agent will administer the DRP on the basis of the number of Shares certified from time to time by the record Shareholder as representing the total amount of Shares registered in the Shareholder’s name and held for the account of beneficial owners participating under the DRP.
Neither the Transfer Agent nor the Fund shall have any responsibility or liability beyond the exercise of ordinary care for any action taken or omitted pursuant to the DRP, nor shall they have any duties, responsibilities or liabilities except such as expressly set forth herein. Neither shall they be liable hereunder for any act done in good faith or for any good faith omissions to act, including, without limitation, failure to terminate a participant’s account prior to receipt of written notice of his or her death or with respect to prices at which Shares are purchased or sold for the participants account and the terms on which such purchases and sales are made, subject to applicable provisions of the federal securities laws.
The automatic reinvestment of Dividends will not relieve participants of any federal, state or local income tax that may be payable (or required to be withheld) on such Dividends. See “
Tax Aspects
.”
The Fund reserves the right to amend or terminate the DRP upon 30 days’ notice to Shareholders. There is no direct service charge to participants with regard to purchases under the DRP; however, the Fund reserves the right to amend the DRP to include a service charge payable by the participants.

FISCAL YEAR; REPORTS
For accounting purposes, the Fund’s fiscal year and tax year are expected to end on March 31 and October 31, respectively. As soon as practicable after the end of each calendar year, a statement on Form
1099-DIV
identifying the sources of the distributions paid by the Fund to Shareholders for tax purposes will be furnished to Shareholders subject to IRS reporting. In addition, the Fund will prepare and transmit to Shareholders an unaudited semi-annual and an audited annual report within 60 days after the close of the period for which the report is being made, or as otherwise required by the 1940 Act.

INQUIRIES
Inquiries concerning the Fund and the Shares should be directed to:
Lincoln Bain Capital Total Credit Fund
150 N. Radnor-Chester Road
Radnor, PA 19087
855-456-0067

Investors should rely only on the information contained in this Prospectus. No dealer, salesperson or other individual has been authorized to give any information or to make any representations that are not contained in this Prospectus. If any such information or statements are given or made, investors should not rely upon such information or representations. This Prospectus does not constitute an offer to sell any securities other than those to which this Prospectus relates, or an offer to sell to, or a solicitation of an offer to buy from, any person in any jurisdiction where such an offer or solicitation would be unlawful. This Prospectus speaks as of the date set forth below. Investors should not assume that the delivery of this Prospectus or that any sale made pursuant to this Prospectus implies that the information contained in this Prospectus will remain fully accurate and correct as of any time subsequent to the date of this Prospectus.
LINCOLN BAIN CAPITAL TOTAL CREDIT FUND
SHARES OF BENEFICIAL INTEREST

PROSPECTUS

September
 15,
2025

LINCOLN BAIN CAPITAL TOTAL CREDIT FUND

SHARES OF BENEFICIAL INTEREST

Class A Shares

Class D Shares

Class I Shares

Class IS Shares

Statement of Additional Information

September 15, 2025

Lincoln Bain Capital Total Credit Fund (the “Fund”) is a newly organized Delaware statutory trust that is registered under the Investment Company Act of 1940, as amended (the “1940 Act”), as a non-diversified, closed-end management investment company that is operated as an interval fund. The Fund’s investment objective is to seek high risk-adjusted returns across various market cycles with a focus on current income. There can be no assurance that the Fund will achieve its investment objective.

This Statement of Additional Information (this “Statement of Additional Information”) is not a prospectus and is authorized for distribution to prospective investors only if preceded or accompanied by the Fund’s Prospectus. This Statement of Additional Information should be read in conjunction with the Fund’s Prospectus, a copy of which may be obtained upon request and without charge by writing to the Fund at Lincoln Bain Capital Total Credit Fund, 150 N. Radnor-Chester Road, Radnor, PA 190871, by calling toll-free 855-456-0067 or by accessing the Fund’s website at h.t.t.p.s://www.lincolnfinancial.com/public/general/privatemarketfunds/funds. The information on the website is not incorporated by reference into this Statement of Additional Information and investors should not consider it a part of this Statement of Additional Information. The Prospectus, and other information about the Fund, are also available on the U.S. Securities and Exchange Commission’s (the “SEC”) website at h.t.t.p://www.sec.gov. The address of the SEC’s website is provided solely for the information of prospective investors and is not intended to be an active link.

Capitalized terms used but not defined in this Statement of Additional Information have the meanings ascribed to them in the Fund’s Prospectus.

INVESTMENT OBJECTIVE, POLICIES AND RISKS

The following disclosure supplements the disclosure set forth under the caption “Types of Investments and Related Risks” in the Fund’s Prospectus and does not, by itself, present a complete or accurate explanation of the matters disclosed therein. Prospective investors must refer also to “Types of Investments and Related Risks” in the Fund’s Prospectus for a complete presentation of the matters disclosed below.

Rights Offerings and Warrants to Purchase

The Fund may participate in rights offerings and may purchase warrants, which are privileges issued by corporations enabling the owners to subscribe for and purchase a specified number of shares of the corporation at a specified price during a specified period of time. Subscription rights normally have a short life span to expiration. The purchase of rights or warrants involves the risk that the Fund could lose the purchase value of a right or warrant if the right to subscribe for additional shares is not exercised prior to the rights’ or warrants’ expiration. Also, the purchase of rights and/or warrants involves the risk that the effective price paid for the right and/or warrant added to the subscription price of the related security may exceed the value of the related security’s market price such as when there is no movement in the level of the underlying security.

Equity Securities

In addition to common stock, the Fund may invest in other equity securities, such as depositary receipts.

Depositary Receipts. The Fund may hold investments in sponsored and unsponsored American depositary receipts (“ADRs”), European depositary receipts (“EDRs”), global depositary receipts (“GDRs”) and other similar global instruments. ADRs typically are issued by a U.S. bank or trust company and evidence ownership of underlying securities issued by a non-U.S. corporation. EDRs, which are sometimes referred to as continental depositary receipts, are receipts issued in Europe, typically by non-U.S. banks and trust companies, that evidence ownership of either non-U.S. or domestic underlying securities. GDRs are depositary receipts structured like global debt issues to facilitate trading on an international basis. Unsponsored ADR, EDR and GDR programs are organized independently and without the cooperation of the issuer of the underlying securities. As a result, available information concerning the issuer may not be as current as for sponsored ADRs, EDRs and GDRs, and the prices of unsponsored ADRs, EDRs and GDRs may be more volatile than if such instruments were sponsored by the issuer. Investments in ADRs, EDRs and GDRs present the additional investment considerations of non-U.S. securities.

Cash Equivalents and Short-Term Debt Securities

For temporary defensive purposes, the Fund may invest up to 100% of its assets in cash equivalents and short-term debt securities. Short-term debt securities are defined to include, without limitation, the following:

(1) U.S. government securities, including bills, notes and bonds differing as to maturity and rates of interest that are either issued or guaranteed by the U.S. Treasury or by U.S. government agencies or instrumentalities. U.S. government securities include securities issued by: (a) the Federal Housing Administration, Farmers Home Administration, Export-Import Bank of the United States, Small Business Administration and Government National Mortgage Association, the securities of which are supported by the full faith and credit of the United States; (b) the Federal Home Loan Banks, Federal Intermediate Credit Banks and Tennessee Valley Authority, the securities of which are supported by the right of the agency to borrow from the U.S. Treasury; (c) the Federal National Mortgage Association, the securities of which are supported by the discretionary authority of the U.S. government to purchase certain obligations of the agency or instrumentality; and (d) the Student Loan Marketing Association, the securities of which are supported only by its credit. While the U.S. government provides financial support to such U.S. government-sponsored agencies or instrumentalities, no assurance can be given that it always will do so since it is not so obligated by law. The U.S. government, its agencies and instrumentalities do not guarantee the market value of their securities. Consequently, the value of such securities may fluctuate. The economic crisis in the United States during 2008 and 2009 negatively impacted government-sponsored entities. As the real estate market deteriorated through declining home prices and increasing foreclosure, government-sponsored entities, which back the majority of U.S. mortgages, experienced extreme volatility, and in some cases, a lack of liquidity. Lincoln Financial Investments Corporation (the “Adviser” or “Lincoln”), the Fund’s investment advisor, and BCSF Advisors, LP (“Bain” or the “Sub-Adviser”), the Fund’s investment sub-advisor, will monitor developments and seek to manage the Fund’s portfolio in a manner consistent with achieving the Fund’s investment objective; but there can be no assurance that they will be successful in doing so.

(2) Certificates of deposit issued against funds deposited in a bank or a savings and loan association. Such certificates are for a definite period of time, earn a specified rate of return and are normally negotiable. The issuer of a certificate of deposit agrees to pay the amount deposited plus interest to the bearer of the certificate on the date specified thereon. Certificates of deposit purchased by the Fund may not be fully insured by the Federal Deposit Insurance Corporation.

(3) Repurchase agreements, which involve purchases of debt securities. At the time the Fund purchases securities pursuant to a repurchase agreement, it simultaneously agrees to resell and redeliver such securities to the seller, who also simultaneously agrees to buy back the securities at a fixed price and time. This assures a predetermined yield for the Fund during its holding period, since the resale price is always greater than the purchase price and reflects an agreed-upon market rate. Such actions afford an opportunity for the Fund to invest temporarily available cash. The Fund may enter into repurchase agreements only with respect to obligations of the U.S. government, its agencies or instrumentalities; certificates of deposit; or bankers’ acceptances in which the Fund may invest. Repurchase agreements may be considered loans to the seller, collateralized by the underlying securities. The risk to the Fund is limited to the ability of the seller to pay the agreed-upon sum on the repurchase date; in the event of default, the repurchase agreement provides that the Fund is entitled to sell the underlying collateral. If the value of the collateral declines after the agreement is entered into, and if the seller defaults under a repurchase agreement when the value of the underlying collateral is less than the repurchase price, the Fund could incur a loss of both principal and interest. The Advisers will monitor the value of the collateral at the time the action is entered into and at all times during the term of the repurchase agreement. The Advisers will do so in an effort to determine that the value of the collateral always equals or exceeds the agreed-upon repurchase price to be paid to the Fund. If the seller were to be subject to a federal bankruptcy proceeding, the ability of the Fund to liquidate the collateral could be delayed or impaired because of certain provisions of the bankruptcy laws.

(4) Commercial paper, which consists of short-term unsecured promissory notes, including variable rate master demand notes issued by corporations to finance their current operations. Master demand notes are direct lending arrangements between the Fund and a corporation. There is no secondary market for such notes. However, they are redeemable by the Fund at any time. The Advisers will consider the financial condition of the corporation (e.g., earning power, cash flow and other liquidity ratios) and will continuously monitor the corporation’s ability to meet all of its financial obligations because the Fund’s liquidity might be impaired if the corporation were unable to pay principal and interest on demand. Investments in commercial paper will be limited to commercial paper rated in the highest categories by a major rating agency and which mature within one year of the date of purchase or carry a variable or floating rate of interest.

Other Fund Strategies

Short Sales

The Fund may engage in short sales of securities. A short sale is a transaction in which the Fund sells a security it does not own as a means of attractive financing for purchasing other assets or in anticipation that the market price of that security will decline. The Fund may make short sales for financing, for risk management, to maintain portfolio flexibility or to enhance income or gain.

When the Fund makes a short sale, it must borrow the security sold short and deliver it to the broker-dealer through which it made the short sale as collateral for its obligation to deliver the security upon conclusion of the sale. The Fund may have to pay a fee to borrow particular securities and is often obligated to pay over any payments received on such borrowed securities.

The Fund’s obligation to replace the borrowed security may be secured by collateral deposited with the broker-dealer, usually cash, U.S. government securities or other liquid securities. The Fund may also be required to designate on its books and records similar collateral with its custodian to the extent, if any, necessary so that the aggregate collateral value is at all times at least equal to the current market value of the security sold short. Depending on arrangements made with the broker-dealer from which it borrowed the security regarding payment over of any payments received by the Fund on such security, the Fund may not receive any payments (including interest) on its collateral deposited with such broker-dealer.

Short selling involves a number of risks. If a security sold short increases in price, the Fund may have to cover its short position at a higher price than the short sale price, resulting in a loss. The Fund may, but is not expected to, have substantial short positions and may engage in short sales where it does not own or have the immediate right to acquire the security sold short, and as such must borrow those securities to make delivery to the buyer under the short sale transaction. The Fund may not be able to borrow a security that it needs to deliver or it may not be able to close out a short position at an acceptable price and may have to sell related long positions earlier than it had expected. Thus, the Fund may not be able to successfully implement any short sale strategy it employs due to limited availability of desired securities or for other reasons. Also, there is the risk that the counterparty to a short sale may fail to honor its contractual terms, causing a loss to the Fund.

Until the Fund replaces a security borrowed in connection with a short sale, it may be required to maintain a segregated account of cash or liquid assets with a broker or custodian to cover the Fund’s short position.

Generally, securities held in a segregated account cannot be sold unless they are replaced with other liquid assets. The Fund’s ability to access the pledged collateral may also be impaired in the event the broker becomes bankrupt, insolvent, or otherwise fails to comply with the terms of the contract. In such instances, the Fund may not be able to substitute or sell the pledged collateral and may experience significant delays in obtaining any recovery in a bankruptcy or other reorganization proceeding.

In times of unusual or adverse market, economic, regulatory or political conditions, the Fund may not be able, fully or partially, to implement its short selling strategy. Periods of unusual or adverse market, economic, regulatory or political conditions generally may exist for as long as six months and, in some cases, much longer.

Derivatives

General Limitations on Futures and Options Transactions. The Fund has filed a notice of eligibility for exclusion from the definition of the term “commodity pool operator” with the U.S. Commodity Futures Trading Commission (the “CFTC”) and the National Futures Association, which regulate trading in the futures markets. Pursuant to CFTC Regulation 4.5, the Fund is not subject to regulation as a commodity pool under the Commodity Exchange Act (the “CEA”).

Various exchanges and regulatory authorities have undertaken reviews of options and futures trading in light of market volatility. Among the possible actions that have been presented are proposals to adopt new or more stringent daily price fluctuation limits for futures and options transactions and proposals to increase the margin requirements for various types of futures transactions.

Options. The Fund may purchase put and call options on currencies or securities. A put option gives the purchaser the right to compel the writer of the option to purchase from the option holder an underlying currency or security or its equivalent at a specified price at any time during the option period. In contrast, a call option gives the purchaser the right to buy the underlying currency or security covered by the option or its equivalent from the writer of the option at the stated exercise price.

As a holder of a put option, the Fund will have the right to sell the currencies or securities underlying the option and as the holder of a call option, the Fund will have the right to purchase the currencies or securities underlying the option, in each case at their exercise price at any time prior to the option’s expiration date. The Fund may seek to terminate its option positions prior to their expiration by entering into closing transactions. The ability of the Fund to enter into a closing sale transaction depends on the existence of a liquid secondary market. There can be no assurance that a closing purchase or sale transaction can be effected when the Fund so desires.

Index Options. The Fund may sell index put and call options from time to time. The purchaser of an index put option has the right to any depreciation in the value of the index below the exercise price of the option on or before the expiration date. The purchaser of an index call option has the right to any appreciation in the value of the index over the exercise price of the option on or before the expiration date. Because the exercise of index options is settled in cash, sellers of index call options, such as the Fund, cannot provide in advance for their potential settlement obligations by acquiring and holding the underlying securities. The Fund will lose money if it is required to pay the purchaser of an index option the difference between the cash value of the index on which the option was written and the exercise price and such difference is greater than the premium received by the Fund for writing the option. The value of index options written by the Fund, which will be priced daily, will be affected by changes in the value of and dividend rates of the underlying common stocks in the respective index, changes in the actual or perceived volatility of the stock market and the remaining time to the options’ expiration. The value of the index options also may be adversely affected if the market for the index options becomes less liquid or smaller. Distributions paid by the Fund may be derived in part from the net index option premiums it receives from selling index put and call options, less the cost of paying settlement amounts to purchasers of the options that exercise their options. Net index option premiums can vary widely over the short-term and long-term.

Certain Considerations Regarding Options. The hours of trading for options may not conform to the hours during which the underlying securities are traded. To the extent that the options markets close before the markets for the underlying securities, significant price and rate movements can take place in the underlying markets that cannot be reflected in the options markets. The purchase of options is a highly specialized activity which involves investment techniques and risks different from those associated with ordinary portfolio securities transactions. The purchase of options involves the risk that the premium and transaction costs paid by the Fund in purchasing an option will be lost as a result of unanticipated movements in prices of the securities on which the option is based. Imperfect correlation between the options and securities markets may detract from the effectiveness of attempted hedging. Options transactions may result in significantly higher transaction costs and portfolio turnover for the Fund.

Some, but not all, of the Fund’s derivative instruments may be traded and listed on an exchange. There is no assurance that a liquid secondary market on an options exchange will exist for any particular option at any particular time, and for some options no secondary market on an exchange or elsewhere may exist. If the Fund is unable to effect a closing sale transaction with respect to options on securities that it has purchased, it would have to exercise the option to realize any profit and would incur transaction costs upon the purchase and sale of the underlying securities.

Futures Contracts. The Fund may enter into securities-related futures contracts, including security futures contracts, as an anticipatory hedge. The Fund’s derivative investments may include sales of futures as an offset against the effect of expected declines in securities prices and purchases of futures as an offset against the effect of expected increases in securities prices. The Fund does not enter into futures contracts which are prohibited under the CEA and will, to the extent required by regulatory authorities, enter only into futures contracts that are traded on exchanges and are standardized as to maturity date and underlying financial instrument. A security futures contract is a legally binding agreement between two parties to purchase or sell in the future a specific quantity of a security or of the component securities of a narrow-based security index, at a certain price. A person who buys a security futures contract enters into a contract to purchase an underlying security and is said to be “long” the contract. A person who sells a security futures contract enters into a contract to sell the underlying security and is said to be “short” the contract. The price at which the contract trades (the “contract price”) is determined by relative buying and selling interest on a regulated exchange.

Transaction costs are incurred when a futures contract is bought or sold and margin deposits must be maintained. To enter into a security futures contract, the Fund must deposit funds with its custodian in the name of the futures commodities merchant equal to a specified percentage of the current market value of the contract as a performance bond. Moreover, all security futures contracts are marked-to-market at least daily, usually after the close of trading. At that time, the account of each buyer and seller reflects the amount of any gain or loss on the security futures contract based on the contract price established at the end of the day for settlement purposes.

An open position, either a long or short position, is closed or liquidated by entering into an offsetting transaction (i.e., an equal and opposite transaction to the one that opened the position) prior to the contract expiration. Traditionally, most futures contracts are liquidated prior to expiration through an offsetting transaction and, thus, holders do not incur a settlement obligation. If the offsetting purchase price is less than the original sale price, a gain will be realized; if it is more, a loss will be realized. Conversely, if the offsetting sale price is more than the original purchase price, a gain will be realized; if it is less, a loss will be realized. The transaction costs must also be included in these calculations. However, there can be no assurance that the Fund will be able to enter into an offsetting transaction with respect to a particular futures contract at a particular time. If the Fund is not able to enter into an offsetting transaction, the Fund will continue to be required to maintain the margin deposits on the futures contract and the Fund may not be able to realize a gain in the value of its future position or prevent losses from mounting. This inability to liquidate could occur, for example, if trading is halted due to unusual trading activity in either the security futures contract or the underlying security; if trading is halted due to recent news events involving the issuer of the underlying security; if systems failures occur on an exchange or at the firm carrying the position; or, if the position is on an illiquid market. Even if the Fund can liquidate its position, it may be forced to do so at a price that involves a large loss.

Under certain market conditions, it may also be difficult or impossible to manage the risk from open security futures positions by entering into an equivalent but opposite position in another contract month, on another market, or in the underlying security. This inability to take positions to limit the risk could occur, for example, if trading is halted across markets due to unusual trading activity in the security futures contract or the underlying security or due to recent news events involving the issuer of the underlying security.

There can be no assurance that a liquid market will exist at a time when the Fund seeks to close out a futures contract position. The Fund would continue to be required to meet margin requirements until the position is closed, possibly resulting in a decline in the Fund’s NAV. In addition, many of the contracts discussed above are relatively new instruments without a significant trading history. As a result, there can be no assurance that an active secondary market will develop or continue to exist.

Futures positions also may be illiquid because certain commodity exchanges limit fluctuations in certain futures contract prices during a single day by regulations referred to as “daily price fluctuation limits” or “daily limits.” Under such daily limits, during a single trading day no trades may be executed at prices beyond the daily limits. Once the price of a particular futures contract has increased or decreased by an amount equal to the daily limit, positions in that contract can neither be entered into nor liquidated unless traders are willing to effect trades at or within the limit. Futures prices have occasionally moved beyond the daily limits for several consecutive days with little or no trading. Over-the-counter instruments generally are not as liquid as instruments traded on recognized exchanges. These constraints could prevent the Fund from promptly liquidating unfavorable positions and subject the Fund to substantial losses.

Security futures contracts that are not liquidated prior to expiration must be settled in accordance with the terms of the contract. Depending on the terms of the contract, some security futures contracts are settled by physical delivery of the underlying security. At the expiration of a security futures contract that is settled through physical delivery, a person who is long the contract must pay the final settlement price set by the regulated exchange or the clearing organization and take delivery of the underlying securities.

Conversely, a person who is short the contract must make delivery of the underlying securities in exchange for the final settlement price. Settlement with physical delivery may involve additional costs.

Depending on the terms of the contract, other security futures contracts are settled through cash settlement. In this case, the underlying security is not delivered. Instead, any positions in such security futures contracts that are open at the end of the last trading day are settled through a final cash payment based on a final settlement price determined by the exchange or clearing organization. Once this payment is made, neither party has any further obligations on the contract.

As noted above, margin is the amount of funds that must be deposited by the Fund to initiate futures trading and to maintain the Fund’s open positions in futures contracts. A margin deposit is intended to ensure the Fund’s performance of the futures contract. The margin required for a particular futures contract is set by the exchange on which the futures contract is traded and may be significantly modified from time to time by the exchange during the term of the futures contract.

If the price of an open futures contract changes (by increase in the case of a sale or by decrease in the case of a purchase) so that the loss on the futures contract reaches a point at which the margin on deposit does not satisfy margin requirements, the broker will require an increase in the margin. However, if the value of a position increases because of favorable price changes in the futures contract so that the margin deposit exceeds the required margin, the broker will pay the excess to the Fund. In computing daily NAV, the Fund marks to market the current value of its open futures contracts. The Fund expects to earn interest income on its margin deposits.

Because of the low margin deposits required, futures contracts trading involves an extremely high degree of leverage. As a result, a relatively small price movement in a futures contract may result in an immediate and substantial loss or gain to the investor. For example, if at the time of purchase 10% of the value of the futures contract is deposited as margin, a subsequent 10% decrease in the value of the futures contract would result in a total loss of the margin deposit, before any deduction for the transaction costs, if the account were then closed out. A 15% decrease would result in a loss equal to 150% of the original margin deposit, before any deduction for the transaction costs, if the account were then closed out. Thus, a purchase or sale of a futures contract may result in losses in excess of the amount initially invested in the futures contract. However, the Fund would presumably have sustained comparable losses if, instead of the futures contract, it had invested in the underlying financial instrument and sold it after the decline.

In addition to the foregoing, imperfect correlation between futures contracts and the underlying securities may prevent the Fund from achieving the intended hedge or expose the Fund to risk of loss. Under certain market conditions, the prices of security futures contracts may not maintain their customary or anticipated relationships to the prices of the underlying security or index. These pricing disparities could occur, for example, when the market for the security futures contract is illiquid, when the primary market for the underlying security is closed, or when the reporting of transactions in the underlying security has been delayed.

In addition, the value of a position in security futures contracts could be affected if trading is halted in either the security futures contract or the underlying security. In certain circumstances, regulated exchanges are required by law to halt trading in security futures contracts. For example, trading on a particular security futures contract must be halted if trading is halted on the listed market for the underlying security as a result of pending news, regulatory concerns or market volatility. Similarly, trading of a security futures contract on a narrow-based security index must be halted under circumstances where trading is halted on securities accounting for at least

50% of the market capitalization of the index. In addition, regulated exchanges are required to halt trading in all security futures contracts for a specified period of time when the Dow Jones Industrial Average experiences one-day declines of 10%, 20% and 30%. The regulated exchanges may also have discretion under their rules to halt trading in other circumstances, such as when the exchange determines that the halt would be advisable in maintaining a fair and orderly market.

A trading halt, either by a regulated exchange that trades security futures or an exchange trading the underlying security or instrument, could prevent the Fund from liquidating a position in security futures contracts in a timely manner, which could expose the Fund to a loss.

Each regulated exchange trading a security futures contract may also open and close for trading at different times than other regulated exchanges trading security futures contracts or markets trading the underlying security or securities. Trading in security futures contracts prior to the opening or after the close of the primary market for the underlying security may be less liquid than trading during regular market hours.

Swap Agreements. The Fund may enter into swap agreements, including, but not limited to foreign exchange swaps and credit default swaps. In a standard “swap” transaction, two parties agree to exchange the returns, differentials in rates of return or some other amount earned or realized on the “notional amount” of predetermined investments or instruments, which may be adjusted for an interest factor.

In a foreign exchange swap, two parties agree to exchange two different currencies on a specific date at a fixed rate, and an agreement for the reverse exchange of those two currencies at a later date and at a fixed rate. Foreign exchange swaps were exempted from the definition of “swaps” by the U.S. Treasury and are therefore not subject to many rules under the CEA that apply to swaps, including the mandatory clearing requirement. They are also not considered “commodity interests” for purposes of CEA Swap Agreements. The Fund may enter into swap agreements, including, but not limited to foreign exchange swaps and credit default swaps. In a standard “swap” transaction, two parties agree to exchange the returns, differentials in rates of return or some other amount earned or realized on the “notional amount” of predetermined investments or instruments, which may be adjusted for an interest factor.

In a foreign exchange swap, two parties agree to exchange two different currencies on a specific date at a fixed rate, and an agreement for the reverse exchange of those two currencies at a later date and at a fixed rate. Foreign exchange swaps were exempted from the definition of “swaps” by the U.S. Treasury and are therefore not subject to many rules under the CEA that apply to swaps, including the mandatory clearing requirement. They are also not considered “commodity interests” for purposes of CEA regulations and exclusions, discussed above. However, foreign exchange swaps nevertheless remain subject to the CFTC’s trade reporting requirements, enhanced anti-evasion authority, and strengthened business conduct standards.

In a credit default swap, one party agrees to either buy or sell protection against a defined credit event of an issuer or a basket of securities or exchange traded funds. Credit default swap transactions are typically individually negotiated and structured. The Fund may enter into credit default swap transaction to create long or short exposure to domestic or foreign corporate debt securities or sovereign debt securities.

The Fund may buy a credit default swap (buy credit protection). In this transaction the Fund makes a stream of payments based on a fixed interest rate (the premium) over the life of the swap in exchange for a counterparty (the seller) taking on the risk of default of a referenced debt obligation (the “Reference Obligation”). If a credit event occurs for the Reference Obligation, the Fund would cease making premium payments and it would deliver defaulted bonds to the seller. In return, the seller would pay the notional value of the Reference Obligation to the Fund. Alternatively, the two counterparties may agree to cash settlement in which the seller delivers to the Fund (buyer) the difference between the market value and the notional value of the Reference Obligation. If no event of default occurs, the Fund pays the fixed premium to the seller for the life of the contract, and no other exchange occurs.

Alternatively, the Fund may sell a credit default swap (sell credit protection). In this transaction, the Fund will receive premium payments from the buyer in exchange for taking the risk of default of the Reference Obligation. If a credit event occurs for the Reference Obligation, the buyer would cease to make premium payments to the Fund and deliver the Reference Obligation to the Fund. In return, the Fund would pay the notional value of the Reference Obligation to the buyer. Alternatively, the two counterparties may agree to cash settlement in which the Fund would pay the buyer the difference between the market value and the notional value of the Reference Obligation. If no event of default occurs, the Fund receives the premium payments over the life of the contract, and no other exchange occurs.

The Fund may also enter into swaps on an index, including credit default index swaps (“CDX”), which are swaps on an index of credit default swaps. For example, a commercial mortgage-backed index (“CMBX”) is a type of CDX made up of 25 tranches of commercial mortgage-backed securities rather than credit default swaps. Unlike other CDX contracts where credit events are intended to capture an event of default, CMBX involves a pay-as-you-go settlement process designed to capture non-default events that affect the cash flow of the reference obligation. Pay-as-you-go settlement involves ongoing, two-way payments over the life of a contract between the buyer and the seller of protection and is designed to closely mirror the cash flow of a portfolio of cash commercial mortgage-backed securities.

Some swaps are structured to include exposure to a variety of different types of investments or market factors, such as interest rates, commodity prices, non-U.S. currency rates, mortgage securities, corporate borrowing rates, security prices, indexes or inflation rates. Swap agreements may be negotiated bilaterally and traded OTC between two parties or, in some instances, must be transacted through a futures commission merchant and cleared through a clearinghouse that serves as a central counterparty. Certain risks are reduced (but not eliminated) if a fund invests in cleared swaps. Certain standardized swaps, including certain credit default swaps, are subject to mandatory clearing, and more are expected to be in the future. The counterparty risk for cleared derivatives is generally lower than for uncleared derivatives, but cleared contracts are not risk-free.

Swap agreements may increase or decrease the overall volatility of the Fund’s investments and the price of Fund Shares. The performance of swap agreements may be affected by a change in the specific interest rate, currency or other factors that determine the amounts of payments due to and from the Fund. If a swap agreement calls for payments by the Fund, the Fund must be prepared to make such payments when due. In addition, if the counterparty’s creditworthiness declines, the value of a swap agreement would likely decline, potentially resulting in losses. Credit default swaps can also result in losses if the creditworthiness of an issuer or a basket of securities is not accurately evaluated.

Generally, swap agreements have fixed maturity dates that are agreed upon by the parties to the swap. The agreement can be terminated before the maturity date only under limited circumstances, such as default by or insolvency of one of the parties and can be transferred by a party only with the prior written consent of the other party. The Fund may be able to eliminate its exposure under a swap agreement either by assignment or other disposition, or by entering into an offsetting swap agreement with the same party or a similarly creditworthy party. If the counterparty is unable to meet its obligations under the contract, declares bankruptcy, defaults or becomes insolvent, the Fund may not be able to recover the money it expected to receive under the contract.

A swap agreement can be a form of leverage, which can magnify the Fund’s gains or losses. To reduce the risk associated with leveraging, the Fund will segregate assets equal to the full notional value of the swap agreements, unless future SEC staff guidance permits asset segregation to a lesser extent.

The use of swap agreements, including but not limited to the types of swaps strategies specified herein, is a highly specialized activity which involves investment techniques and risks different from those associated with ordinary portfolio securities transactions. If a counterparty’s creditworthiness declines, the value of the swap would likely decline. Moreover, there is no guarantee that the Fund could eliminate its exposure under an outstanding swap agreement by entering into an offsetting swap agreement with the same or another party. The use of swaps can also cause the Fund to be subject to additional regulatory requirements, which may generate additional Fund expenses.

The Fund monitors any swaps with a view towards ensuring that the Fund remains in compliance with all applicable regulatory, investment and tax requirements.

Equity Swaps. In a typical equity swap, one party agrees to pay another party the return on a security, security index or basket of securities in return for a specified interest rate. By entering into an equity index swap, the index receiver can gain exposure to securities making up the index of securities without actually purchasing those securities. Equity index swaps involve not only the risk associated with investment in the securities represented in the index, but also the risk that the performance of such securities, including dividends, will not exceed the interest that the Fund will be committed to pay under the swap.

Reverse Repurchase Agreements

Significant Risk Transfer Securities. Significant risk transfer (“SRT”) securities, or other similar synthetic instruments, typically enable a bank, other financial institution or issuer to transfer the credit risk associated with a pool of underlying obligations (or “reference assets”) to investors such as the Fund and are subject to, among other risks, the credit risks associated with the applicable reference assets. In connection with an investment in SRT securities or other similar synthetic instruments, the Fund has a contractual relationship only with the counterparty of such synthetic instrument, and not with the reference obligor of the reference asset. Accordingly, the Fund will generally have no right to directly enforce compliance by the reference obligor with the terms of the reference asset nor will the Fund have any rights of setoff against the reference obligor or rights with respect to the reference asset. The Fund will not directly benefit from the collateral supporting the reference asset and will not have the benefit of the remedies that would normally be available to a holder of such reference asset. In addition, in the event of the insolvency of the counterparty, the Fund may be treated as a general creditor of such counterparty and will not have any claim with respect to the reference asset. SRT transactions are typically linked to a first-loss or mezzanine tranche of a larger portfolio; accordingly, an exposure to that portfolio would be leveraged.

The Fund or its portfolio companies may utilize regulatory capital trades by taking on the risks associated with potential bank losses in exchange for a fee. After engaging in such a trade, in the event of a default, the Fund or its portfolio companies could lose some or all of its investments. The risk remains the same even if the bank involved in the relevant trade is insured.

Credit Linked Notes. The Fund may invest in credit linked notes (“CLNs”). A CLN is a security structured and issued by an issuer, which may be a bank, broker or special purpose vehicle. If a CLN is issued by a special purpose vehicle, the special purpose vehicle will typically be collateralized by AAA-rated securities, but some CLNs are not collateralized. The performance and payment of principal and interest is tied to that of a reference obligation which may be a particular security, basket of securities, credit default swap, basket of credit default swaps, or index. The reference obligation may be denominated in foreign currencies. Risks of CLNs include those risks associated with the underlying reference obligation including, but not limited to, market risk, interest rate risk, credit risk, default risk and foreign currency risk. In the case of a CLN created with credit default swaps, the structure will be “funded” such that the par amount of the security will represent the maximum loss that could be incurred on the investment and no leverage is introduced. An investor in a CLN also bears counterparty risk or the risk that the issuer of the CLN will default or become bankrupt and not make timely payments of principal and interest on the structured security. Should the issuer default or declare bankruptcy, the CLN holder may not receive any compensation. In return for these risks, the CLN holder receives a higher yield. As with most derivative instruments, valuation of a CLN may be difficult due to the complexity of the security.

Structured Products Risk. The Fund may invest its assets in structured products, including the rated debt tranches of collateralized loan obligations (“CLOs”), floating rate mortgage-backed securities and credit linked notes.

Holders of structured products bear risks of the underlying investments, index or reference obligation and are subject to counterparty risk.

Private Investment Funds Risk. The Fund may invest in private investment funds that are not registered as investment companies. As a result, the Fund as an investor in these funds would not have the benefit of certain protections afforded to investors in registered investment companies. The Fund may not have the same amount of information about the identity, value, or performance of the private investment funds’ investments as such private investment funds’ managers. Investments in private investment funds generally will be illiquid and generally may not be transferred without the consent of the fund. The Fund may be unable to liquidate its investment in a private investment fund when desired (and may incur losses as a result), or may be required to sell such investment regardless of whether it desires to do so. Upon its withdrawal of all or a portion of its interest in a private investment fund, the Fund may receive securities that are illiquid or difficult to value. The Fund may not be able to withdraw from a private investment fund except at certain designated times, thereby limiting the ability of the Fund to withdraw assets from the

The Fund may enter into reverse repurchase agreements with respect to its portfolio investments subject to the investment restrictions set forth herein. Reverse repurchase agreements involve the sale of securities held by the Fund with an agreement by the Fund to repurchase the securities at an agreed upon price, date and interest payment. At the time the Fund enters into a reverse repurchase agreement. The use by the Fund of reverse repurchase agreements involves many of the same risks of leverage since the proceeds derived from such reverse repurchase agreements may be invested in additional securities. Reverse repurchase agreements involve the risk that the market value of the securities acquired in connection with the reverse repurchase agreement may decline below the price of the securities the Fund has sold but is obligated to repurchase. Also, reverse repurchase agreements involve the risk that the market value of the securities retained in lieu of sale by the Fund in connection with the reverse repurchase agreement may decline in price.

If the buyer of securities under a reverse repurchase agreement files for bankruptcy or becomes insolvent, such buyer or its trustee or receiver may receive an extension of time to determine whether to enforce the Fund’s obligation to repurchase the securities, and the Fund’s use of the proceeds of the reverse repurchase agreement may effectively be restricted pending such decision. Also, the Fund would bear the risk of loss to the extent that the proceeds of the reverse repurchase agreement are less than the value of the securities subject to such agreement.

Securities Lending

To the extent permitted by the 1940 Act, the Fund may make secured loans of its marginable securities to brokers, dealers and other financial institutions; provided, however, that the value of such loaned securities may not exceed one-third of the Fund’s total asset value, including collateral received in respect of such loans. The risks in lending portfolio securities, as with other extensions of credit, consist of possible delay in recovery of the securities or possible loss of rights in the collateral should the borrower fail financially. However, such loans will be made only to broker-dealers and other financial institutions that are believed by the Advisers to be of relatively high credit standing. Loans of securities are made to broker-dealers pursuant to agreements requiring that such loans be continuously secured by collateral consisting of U.S. government securities, cash or cash equivalents (negotiable certificates of deposit, bankers’ acceptances or letters of credit) maintained on a daily mark-to-market basis in an amount at least equal at all times to the market value of the securities lent. The borrower pays to the Fund, as the lender, an amount equal to any dividends or interest received on the securities lent. The collateral must have a market value at least equal to 100% of the market value of the loaned securities at all times during the duration of the loan. The Fund invests the cash collateral received in accordance with its investment objective, subject to the Fund’s agreement with the borrower of the securities. In the case of cash collateral, the Fund typically pays a rebate to the borrower. The reinvestment of cash collateral will result in a form of effective leverage for the Fund. Although voting rights or rights to consent with respect to the loaned securities pass to the borrower, the Fund, as the lender, retains the right to call the loans and obtain the return of the securities loaned at any time on reasonable notice, and it will do so in order that the securities may be voted by the Fund if the holders of such securities are asked to vote upon or consent to matters materially affecting the Fund’s investment. The Fund may also call such loans to sell the securities involved. When engaged in securities lending, the Fund’s performance will continue to reflect changes in the value of the securities loaned and will also reflect the receipt of interest through investment of cash collateral by the Fund in permissible investments.

Involuntary Repurchases and Mandatory Redemptions

The Fund, consistent with the requirements of the Fund’s Agreement and Declaration of Trust, the provisions of the 1940 Act and rules thereunder, including Rule 23c-2, has the right to repurchase or redeem Shares of a Shareholder or any person acquiring Shares from or through a Shareholder under certain circumstances, including:

•

ownership of Shares by a Shareholder or other person will cause the Fund to be in violation of, or subject the Fund to additional registration or regulation under, the securities, commodities or other laws of the U.S. or any other relevant jurisdiction;

•

continued ownership of such Shares may be harmful or injurious to the business or reputation of the Fund or the Advisers, or may subject the Fund or any Shareholder to an undue risk of adverse tax or other fiscal consequences;

•	any of the representations and warranties made by a Shareholder in connection with the acquisition of Shares was not true when made or has ceased to be true; or

•	it would be in the best interests of the Fund to repurchase or redeem Shares (any such repurchases or redemptions will be conducted consistent with Rule 23c-2 under the 1940 Act).

FUNDAMENTAL POLICIES

The Fund’s fundamental policies, which may only be changed by the affirmative vote of a majority of the outstanding voting securities of the Fund, are listed below. For the purposes of this Statement of Additional Information, “majority of the outstanding voting securities of the Fund” means the lesser of: (i) of 67% of the shares represented at a meeting at which more than 50% of the outstanding shares are represented or (ii) more than 50% of the outstanding shares. The other policies and investment restrictions are not fundamental polices of the Fund and may be changed by the Board without shareholder approval and on prior notice to shareholders of the Fund. If a percentage restriction set forth below is adhered to at the time a transaction is effected, later changes in percentage resulting from any cause other than actions by the Fund will not be considered a violation.

FUNDAMENTAL INVESTMENT RESTRICTIONS

The Fund may not:

(1)

Purchase or sell commodities or contracts related to commodities except to the extent permitted by (i) the 1940 Act, or interpretations or modifications by the SEC, SEC staff or other authority with appropriate jurisdiction, or (ii) exemptive or other relief or permission from the SEC, SEC staff or other authority.;

(2)	Issue senior securities or borrow money except as permitted by Section 18 of the 1940 Act or otherwise as permitted by applicable law, interpretations or modifications thereof, or exemptive relief;

(3)	Underwrite securities of other issuers, except insofar as the Fund may be deemed an underwriter under the Securities Act in selling its own securities or portfolio securities;

(4)

Make loans to other persons, except that (i) the Fund will not be deemed to be making a loan to the extent that the Fund makes debt investments in accordance with its stated investment strategies; (ii) the Fund may take short positions in any security or financial instrument; (iii) the Fund may lend its portfolio securities in an amount not in excess of 33 1/3% of its total assets, taken at market value, provided that such loans shall be made in accordance with applicable law; and (iv) as otherwise permitted by the 1940 Act, or interpretations or modifications by the SEC, SEC staff or other authority with appropriate jurisdiction, or exemptive or other relief or permission from the SEC, SEC staff or other authority.

(5)

Invest more than 25% of its total assets (taken at market value at the time of each investment) in issuers in any one industry; provided that securities issued or guaranteed by the U.S. Government or its agencies or instrumentalities and tax-exempt securities of governments or their political subdivisions will not be considered to represent an industry (other than those securities backed only by the assets and revenues of non-governmental users with respect to which the Fund will not invest 25% or more of the value of its total assets (taken at market value at the time of each investment) in securities backed by the same source of revenue. The Fund determines industries by reference to the Global Industry Classification Standard as it may be amended from time to time. For purposes of this restriction, an investment in a CLO, collateralized bond obligation, CDO or a swap or other derivative will be considered to be an investment in the industry (if any) of the underlying or reference security, instrument or asset;

(6)

Purchase or sell real estate. This policy does not preclude the Fund from investing in securities or other instruments secured by real estate or interests therein or in securities or other instruments of companies that invest in real estate, and the Fund may receive and hold real estate as a result of corporate actions or defaults on securities or other instruments secured by real estate.

The Fund will treat with respect to participation interests both the financial intermediary and the borrower as “issuers” for purposes of fundamental investment restriction (5).

In addition, the Fund has adopted a fundamental policy that it will make quarterly repurchase offers pursuant to Rule 23c-3 under the 1940 Act, as such rule may be amended from time to time, for between 5% and 25% of the Shares outstanding at NAV, unless suspended or postponed in accordance with regulatory requirements, and each Repurchase Pricing Date shall occur no later than the 14th calendar day after the Repurchase Request Deadline, or the next business day if the 14th calendar day is not a business day. The Fund will repurchase Shares that are tendered by the Repurchase Request Deadline, which the Fund’s Board will establish in accordance with Rule 23c-3 for each repurchase offer, but such Repurchase Request Deadline may be revised by the Fund’s officers, in their sole discretion, based on factors such as market conditions, the level of the Fund’s assets and Shareholder servicing considerations provided that the Board is notified of this change and the reasons for it.

The fundamental investment limitations set forth above restrict the ability of the Fund to engage in certain practices and purchase securities and other instruments other than as permitted by, or consistent with, applicable law, including the 1940 Act. Relevant limitations of the 1940 Act as they presently exist are described below. These limitations are based either on the 1940 Act itself, the rules or regulations thereunder or applicable orders of the SEC. In addition, interpretations and guidance provided by the SEC staff may be taken into account to determine if a certain practice or the purchase of securities or other instruments is permitted by the 1940 Act, the rules or regulations thereunder or applicable orders of the SEC. As a result, the foregoing fundamental investment policies may be interpreted differently over time as the statute, rules, regulations or orders (or, if applicable, interpretations) that relate to the meaning and effect of these policies change, and no vote of Shareholders, as applicable, will be required or sought.

NON-FUNDAMENTAL INVESTMENT RESTRICTIONS

The Fund is also subject to the following non-fundamental restrictions and policies, which may be changed by the Board without the approval of the holders of a majority of the outstanding voting securities of the Fund. The Fund may not:

(1)	Change or alter the Fund’s investment objective or 80% policy;

(2)	Purchase securities of other investment companies, except to the extent that such purchases are permitted by applicable law, including any exemptive orders issued by the SEC; and

(3)

Purchase any securities on margin except as may be necessary in connection with transactions described in the Fund’s prospectus and under “Investment Objective, Policies and Risks” above and except that the Fund may obtain such short-term credit as may be necessary for the clearance of purchases and sales of portfolio investments (the deposit or payment by the Fund of initial or variation margin in connection with swaps, forward contracts and financial futures contracts and options thereon is not considered the purchase of a security on margin).

Compliance with any policy or limitation of the Fund that is expressed as a percentage of assets is determined at the time of purchase of portfolio securities. The policy will not be violated if these limitations are exceeded because of changes in the market value or investment rating of the Fund’s assets or if a borrower distributes equity securities incident to the purchase or ownership of a portfolio investment or in connection with a reorganization of a borrower. The Fund interprets its policies with respect to borrowing and lending to permit such activities as may be lawful for the Fund, to the full extent permitted by the 1940 Act or by exemption from the provisions therefrom pursuant to an exemptive order of the SEC.

MANAGEMENT OF THE FUND

The Fund’s business and affairs are overseen by the Board. The Board currently consists of four members, three of whom are not “interested persons” of the Fund as defined in Section 2(a)(19) of the 1940 Act. The Fund refers to these individuals as its independent trustees. The Board annually elects the Fund’s officers, who serve at the discretion of the Board. The Board maintains an audit committee, a nominating and governance committee and an independent trustees committee and may establish additional committees from time to time as necessary.

Board of Trustees and Officers

Trustees

Information regarding the members of the Board is set forth below. The Trustees have been divided into two groups—Interested Trustees and Independent Trustees. As set forth in the Fund’s Agreement and Declaration of Trust, each Trustee’s term of office shall continue until his or her death, resignation, removal, bankruptcy, adjudicated incompetence or other incapacity to perform the duties of the office of a Trustee.

Name, address and age	Position(s) Held with the Fund	Term of Office and Length of Time Served	Principal Occupation(s) During Past 5 Years	Number of Portfolios in Fund Complex Overseen by Trustee(1)	Other Board Membership Held by Trustee during Past Five Years
Interested Trustee(2)
Jayson R. Bronchetti 150 N. Radnor-Chester Road Radnor, PA 19087 YOB: 1979	President and Chair	Indefinite Length—Since Inception	Director and President, Lincoln Financial Investments Corporation; Executive Vice President, Chief Investment Officer of The Lincoln National Life Insurance Company; Formerly: Director, Senior Vice President, and Head of Funds Management.	117	Lincoln Financial Investments Corporation; CITRS, Inc.
Independent Trustees
Thomas A. Leonard 1301 S. Harrison Street, Fort Wayne, IN 46802 YOB: 1949	Trustee	Indefinite Length—Since Inception	Retired	4	Lincoln Partners Group Royalty Fund since 2025 (1 portfolio); Lincoln Funds Trust since 2024 (2 portfolios); Copeland Capital Trust since 2010 (3 portfolios); Lincoln Variable Insurance Products Trust (113 portfolios)—retired 2024

Joseph P. LaRocque 1301 S. Harrison Street, Fort Wayne, IN 46802 YOB: 1967	Trustee	Indefinite Length—Since Inception	Founder, Lighthouse Tax Advisors; Independent Director, Self-Employed; Partner, Towson Tax & Consulting; Managing Director, Legg Mason Global Asset Mgmt.	4	Lincoln Partners Group Royalty Fund since 2025 (1 portfolio); Lincoln Funds Trust since 2024 (2 portfolios); Director, Franklin Templeton Luxembourg Funds; Director, Columbia Threadneedle Investments EMEA APAC.

Name, address and age	Position(s) Held with the Fund	Term of Office and Length of Time Served	Principal Occupation(s) During Past 5 Years	Number of Portfolios in Fund Complex Overseen by Trustee(1)	Other Board Membership Held by Trustee during Past Five Years
Thomas P. Sholes 1301 S. Harrison Street, Fort Wayne, IN 46802 YOB: 1964	Trustee	Indefinite Length—Since Inception	Managing Member, Veritas Consulting Solutions; Managing Director, BNY Mellon Pershing; Adjunct Faculty, Naumann University.	4	Lincoln Partners Group Royalty Fund since 2025 (1 portfolio); Lincoln Funds Trust since 2025 (2 portfolios)

(1)

The term “Fund Complex” means two or more registered investment companies that share the same investment advisor or have an investment advisor that is an affiliated person of the investment advisor of any of the other registered investment companies or hold themselves out to investors as related companies for the purpose of investment and investor services. The Fund Complex consists of the Fund, the Lincoln Partners Group Royalty Fund, the 113 series of the Lincoln Variable Insurance Products Trust, and the 2 series of the Lincoln Funds Trust.

(2)

“Interested person,” as defined in the 1940 Act, of the Fund. Mr. Bronchetti is an interested person of the Fund because he is a Director and Officer of Lincoln Financial Investments Corporation, the investment adviser to the Fund, and an officer of The Lincoln National Life Insurance Company, the parent company of the Fund’s investment adviser.

Officers

The preceding table gives information about Mr. Bronchetti, who is the President of the Fund. The following table sets forth each other officer’s name, age, position with the Fund and date first appointed to that position, and principal occupation(s) during the past five years. Each officer serves until his or her successor is chosen and qualified or until his or her resignation or removal by the Board of Trustees.

Name, address(1) and age	Position(s) Held with the Fund	Term of Office and Length of Time Served	Principal Occupation(s) During Past 5 Years
Matthew L. Arnold YOB: 1967	Vice President	Indefinite Length—Since Inception	Vice President, Lincoln National Corporation

Matthew T. Berger YOB: 1982	Vice President	Indefinite Length—Since Inception	Vice President, The Lincoln National Life Insurance Company; Formerly: Assistant Vice President, The Lincoln National Life Insurance Company.

Jayson R. Bronchetti YOB: 1979	President	Indefinite Length—Since Inception	Director and President, Lincoln Financial Investments Corporation; Executive Vice President, Chief Investment Officer of The Lincoln National Life Insurance Company; Formerly: Director, Senior Vice President and Head of Funds Management.

Name, address(1) and age	Position(s) Held with the Fund	Term of Office and Length of Time Served	Principal Occupation(s) During Past 5 Years

Samuel K. Goldstein YOB: 1976	Vice President and Secretary	Indefinite Length—Since Inception	Vice President and Assistant Secretary, Lincoln Financial Investments Corporation; Vice President, The Lincoln National Life Insurance Company; Vice President, Lincoln Life & Annuity Company of New York; Vice President, Lincoln National Corporation.

James J. Hoffmayer YOB: 1973	Vice President, Treasurer, and Chief Accounting Officer	Indefinite Length—Since Inception	Vice President and Treasurer, Lincoln Financial Investments; Vice President and Director of Separate Account Operations and Mutual Fund Administration, The Lincoln National Life Insurance Company; Formerly: Assistant Vice President, Lincoln Financial Investments; Managing Director, SEI; Treasurer and Chief Financial Officer, SEI Family of Mutual Funds.

Ronald A. Holinsky YOB: 1970	Senior Vice President, Assistant Secretary, and Chief Legal Officer	Indefinite Length—Since Inception	Senior Vice President and Chief Counsel, Investment Management, The Lincoln National Life Insurance Company; Senior Vice President, Secretary, and Chief Legal Officer, Lincoln Financial Investments Corporation; Formerly: Vice President and Chief Counsel— Funds Management, The Lincoln National Life Insurance Company; Vice President, Chief Compliance Officer and Assistant General Counsel, Lincoln National Corporation; Vice

Name, address(1) and age	Position(s) Held with the Fund	Term of Office and Length of Time Served	Principal Occupation(s) During Past 5 Years
President, Secretary, and Chief Legal Officer, Lincoln Financial Investments Corporation.

Michael C. Hoppe YOB: 1988	Vice President	Indefinite Length—Since Inception	Vice President, Lincoln Financial Investments Corporation; Formerly: Assistant Vice President, Lincoln Financial Investments Corporation.

Yun (Maria) Ma YOB: 1978	Vice President	Indefinite Length—Since Inception	Vice President, Lincoln Financial Investments Corporation; Formerly: Assistant Vice President, Lincoln Financial Investments Corporation.

Jennifer M. Matthews YOB: 1976	Vice President	Indefinite Length—Since Inception	Vice President, Lincoln Financial Investments Corporation; Vice President, The Lincoln National Life Insurance Company.

Colleen E. O’ Leary YOB: 1984	Vice President	Indefinite Length—Since Inception	Vice President, The Lincoln National Life Insurance Company; Formerly: Assistant Vice President, The Lincoln National Life Insurance Company.

Benjamin A. Richer YOB: 1984	Senior Vice President	Indefinite Length—Since Inception	Senior Vice President and Head of Funds Management, Lincoln Financial Investments Corporation; Senior Vice President, Lincoln National Corporation; Senior Vice President, The Lincoln National Life Insurance Company; Senior Vice President, Lincoln Life & Annuity Company of New York; Formerly: Director of Asset Strategies, Nationwide Fund Advisors.

Name, address(1) and age	Position(s) Held with the Fund	Term of Office and Length of Time Served	Principal Occupation(s) During Past 5 Years

Jay T. Shearon YOB: 1972	Vice President	Indefinite Length—Since Inception	Assistant Vice President, Lincoln Financial Investments Corporation, Lincoln Life & Annuity Company of New York, The Lincoln National Life Insurance Company; Formerly: Assistant Vice President, Lincoln Variable Insurance Products Trust.

Indefinite Length—Since Inception

John (Jack) A. Weston YOB: 1959	Vice President and Chief Compliance Officer	Indefinite Length—Since Inception	Vice President and Chief Compliance Officer, Lincoln Financial Investments Corporation; Vice President, The Lincoln National Life Insurance Company.

Amber Williams YOB: 1979	Senior Vice President	Indefinite Length—Since Inception	Senior Vice President and Head of Client Investment Strategies, Lincoln Financial Investments Corporation; Senior Vice President, Lincoln Life & Annuity Company of New York; Senior Vice President, Lincoln National Corporation; Senior Vice President, The Lincoln National Life Insurance Company; Formerly, Head of Product Management, Nationwide Investment Management Group.

Yajun (Alex) Zeng YOB: 1982	Vice President	Indefinite Length—Since Inception	Vice President and Managing Director, Lincoln Financial Investments Corporation; Vice President, The Lincoln National Life Insurance Company.

(1)	The address of each officer is care of the Secretary of the Fund at Lincoln Bain Capital Total Credit Fund, 150 N. Radnor-Chester Road, Radnor, PA 19087.

Biographical Information and Discussion of Experience and Qualifications, etc.

Trustees

The following is a summary of the experience, qualifications, attributes and skills of each Trustee that support the conclusion, as of the date of this Statement of Additional Information, that each Trustee should serve as a Trustee of the Fund.

Interested Trustee

Jayson R. Bronchetti. Mr. Bronchetti has served as Chair and Trustee of the Fund since its inception. Mr. Bronchetti also serves as Chair and President of Lincoln Financial Investments Corporation, the Lincoln Funds Trust, and the Lincoln Variable Insurance Products Trust. Mr. Bronchetti serves as Executive Vice President, Chief Investment Officer, and Head of Hedging and Sustainability for Lincoln Financial, the ultimate parent company of the Adviser. Mr. Bronchetti joined Lincoln Financial in 2013. Mr. Bronchetti previously served as Executive Director of Debt Capital Markets for J.P. Morgan. He has also held positions in private equity, fixed income asset management, credit research, and trading with Macquarie Investments and Bank of America. He is a founding Chapter Executive of the Chartered Alternative Investment Analyst (“CAIA”) Society of Philadelphia and has served as a board member on several private equity owned companies and charitable foundations. Mr. Bronchetti received a bachelor’s degree in finance, with a minor in economics, from Miami University in Oxford, Ohio. He is also a graduate of the Executive Development Program at the Wharton School of the University of Pennsylvania. Mr. Bronchetti is a member of the CFA Society of Philadelphia, and holds Series 7, Series 79, and Series 63 securities licenses.

Independent Trustees

Thomas A. Leonard. Mr. Leonard has served as a Trustee of the Fund since its inception. Mr. Leonard also serves as a Trustee of the Lincoln Funds Trust since 2024. Mr. Leonard retired from Pricewaterhouse Coopers, LLP in 2008, where he had served as Financial Services Industry Leader in the firm’s Philadelphia office from 2000-2008 and from 1982-2008 as a Partner providing services to clients predominately in the asset management business with a focus on global fund complexes and insurance company retail and variable funds. Mr. Leonard is currently a board member of Copeland Capital Trust, Lincoln Funds Trust and Lincoln Partners Group Royalty Fund and was previously a board member of the Lincoln Variable Insurance Products Trust, AlphaOne Capital, and WT Mutual Fund. Since 2012, Mr. Leonard has served as a financial consultant to the FundVantage Trust. Mr. Leonard holds a B.S. in accounting from LaSalle University. Through his experience, Mr. Leonard provides the Board with accounting, auditing and financial services industry experience.

Joseph P. LaRocque. Mr. LaRocque has served as Trustee of the Fund since its inception. Mr. LaRocque is a Certified Public Accountant and is the founder of Lighthouse Tax Advisors, a boutique US tax consulting firm. Mr. LaRocque also serves as a board member of Lincoln Funds Trust, Lincoln Partners Group Royalty Fund and several UCITS funds. Previously, Mr. LaRocque held various senior roles at Legg Mason Global Asset Management, including heading the organization’s international product development and non-US distribution organizations and holding senior business roles. Prior to that, Mr. LaRocque was a Senior Manager in PricewaterhouseCoopers audit practice. Mr. LaRocque holds a bachelor’s degree and MBA from Southern New Hampshire University. Through his experience, Mr. LaRocque provides the Board with accounting, auditing and financial services industry experience.

Thomas P. Sholes. Mr. Sholes has served as a Trustee of the Fund since its inception. Mr. Sholes also serves as a trustee of Lincoln Funds Trust and Lincoln Partners Group Royalty Fund. Mr. Sholes is the founder of Veritas Consulting Solutions which provides strategic advisory services to financial institutions and technology firms. Previously, Mr. Sholes held leadership roles at BNY Mellon Pershing (2010-2024), including Chief Strategy Officer/Head of Global Strategy and Product Management, Chairman and President of Lockwood Advisors and as a member of the BNY Mellon Pershing executive committee. Prior to that Mr. Sholes held several senior positions with financial services firms including PNC Global Investment Servicing and Federated Investors, Inc. Mr. Sholes also serves as a member of the Investment Committee for the Archdiocese of Philadelphia. Mr. Sholes holds an MBA from Carnegie Mellon University and a bachelor’s degree in finance from Pennsylvania State University. Mr. Sholes will provide the Board with product management, strategy and financial services industry experience.

Board Structure and Role of the Board in Risk Oversight

The 1940 Act requires that at least 40% of the Trustees be independent trustees. Certain exemptive rules promulgated under the 1940 Act require that a majority of the trustees be independent trustees. Currently, three of the four Trustees are Independent Trustees. The Independent Trustees exercise their informed business judgment to appoint an individual of their choosing to serve as Chair of the Board, regardless of whether the trustee happens to be independent or a member of management. The Board has determined that its leadership structure, in which the Chair of the Board is an interested person of the Fund, is appropriate because the Independent Trustees believe that an interested Chair has a personal and professional stake in the quality and continuity of services provided by management to the Fund. The Independent Trustees have determined that they can act independently and effectively without having an Independent Trustee serve as Chair and that a key factor for assuring that they are in a position to do so is for the Trustees who are independent of management to constitute a majority of the Board.

The Board has a Lead Independent Trustee that serves as the primary liaison between Trust management and the independent Trustees. The Lead Independent Trustee is selected by the Independent Trustees and serves until a successor is selected. Mr. Leonard currently serves as the Lead Independent Trustee.

Generally, the Board acts by majority vote of all the Trustees, including a majority vote of the Independent Trustees if required by applicable law. The Board establishes the policies and reviews and approves contracts and their continuance. The Board regularly requests and/or receives reports from the investment adviser, the Trust’s other service providers and the Trust’s Chief Compliance Officer. The Board has established three standing committees and has delegated certain responsibilities to those committees. The Board and its committees meet periodically throughout the year to oversee the Trust’s activities, review the Fund’s expenses, oversee compliance with regulatory requirements, and review investment performance. The Independent Trustees are represented by independent legal counsel at Board meetings.

The Board expects to perform its risk oversight function primarily through (a) its three standing committees, which report to the entire Board and are comprised solely of Independent Trustees and (b) monitoring by the Fund’s Chief Compliance Officer in accordance with the Fund’s compliance policies and procedures.

Committees of the Board

The Board has established an audit committee, a nominating and governance committee and an independent trustees committee. The Fund does not have a compensation committee because its officers do not receive any direct compensation from the Fund.

Audit Committee. The members of the audit committee are Thomas A. Leonard, Joseph P. LaRocque, and Thomas P. Sholes, each of whom is independent for purposes of the 1940 Act. Mr. LaRocque serves as chair of the audit committee. The audit committee is responsible for approving the Fund’s independent accountants, reviewing with the Fund’s independent accountants the plans and results of the audit engagement, approving professional services provided by the Fund’s independent accountants, reviewing the independence of the Fund’s independent accountants and reviewing the adequacy of the Fund’s internal accounting controls.

Nominating and Governance Committee. The members of the nominating and governance committee are Thomas A. Leonard, Joseph P. LaRocque, and Thomas P. Sholes, each of whom is independent for purposes of the 1940 Act. Mr. Leonard serves as chair of the nominating and governance committee. The nominating and governance committee is responsible for selecting, researching and nominating Trustees for election by the Fund’s Shareholders, selecting nominees to fill vacancies on the Board or a committee of the Board Trustees, developing and recommending to the Board a set of corporate governance principles and overseeing the evaluation of the Board and its committees.

The nominating and governance committee may consider recommendations for nomination of individuals for election as trustees from Shareholders (which include the biographical information and the qualifications of the proposed nominee) to the Secretary of the Fund, as the nominating and governance committee deems appropriate.

Independent Trustees Committee. The members of the independent trustees committee are Thomas A. Leonard, Joseph P. LaRocque and Thomas P. Sholes, each of whom is independent for purposes of the 1940 Act. Thomas P. Sholes serves as chair of the independent trustees committee. The independent trustees committee is responsible for reviewing and making certain findings in respect of co-investment transactions pursuant to exemptive relief received from the SEC.

Trustee Beneficial Ownership of Shares

The following table sets forth the dollar range of Shares beneficially owned by each Trustee as of December 31, 2024.

Name of Trustee	Dollar Range of Equity Securities in the Fund(1),(2),(3)	Aggregate Dollar Range of Equity Securities in All Registered Investment Companies Overseen by Director in Family of Investment Companies(4)
Interested Trustee
Jayson R. Bronchetti	None	None
Independent Trustees
Thomas A. Leonard	None	None
Joseph P. LaRocque	None	None
Thomas P. Sholes	None	None

(1)	Dollar ranges are as follows: None, $1–$10,000, $10,001–$50,000, $50,001–$100,000, or Over $100,000.
(2)	Beneficial ownership determined in accordance with Rule 16a-1(a)(2) under the Securities Exchange Act of 1934, as amended.
(3)	As of the date of this Statement of Additional Information, the Fund had not commenced operations, and therefore the Trustees and Officers of the Fund did not own any shares of the Fund.
(4)

The Family of Investment Companies is defined as any two or more registered investment companies that (a) share the same investment advisor or principal underwriter; and (b) hold themselves out to investors as related companies for purposes of investment and investor services.

Compensation of Trustees

The Independent Trustees are paid an annual retainer of $75,000. The Lead Independent Trustee is paid an additional annual fee of $10,000 and the Chair of the Audit Committee is paid an additional annual fee of $5,000. All Trustees are reimbursed for their reasonable out-of-pocket expenses. The Trustees do not receive any pension or retirement benefits from the Fund.

The following table shows information regarding the estimated compensation to be earned by the Trustees, none of whom is an employee of the Fund, for services as a Trustee for the fiscal year ended March 31, 2026. The

Trustee who is an “interested person,” as defined in the 1940 Act, of the Fund and the Fund’s officers does not receive compensation from the Fund.

Name of Trustee	Aggregate Compensation from the Fund	Aggregate Compensation from the Fund Complex(1)
Interested Trustee
Jayson R. Bronchetti	None	None
Independent Trustees
Thomas A. Leonard	$85,000	$170,000
Joseph P. LaRocque	$80,000	$160,000
Thomas P. Sholes	$75,000	$150,000

(1)	The Fund Complex consists of the Fund, the Lincoln Partners Group Royalty Fund, 113 series of the Lincoln Variable Insurance Products Trust, and 2 series of the Lincoln Funds Trust.

Shareholder Communications

Shareholders may send communications to the Board. Shareholders should send communications intended for the Board by addressing the communication directly to the Board (or individual Trustees) and/or otherwise clearly indicating in the salutation that the communication is for the Board (or individual Trustees) and by sending the communication to the Fund’s office at 150 N. Radnor-Chester Road, Radnor, PA 19087. Other Shareholder communications received by the Fund not directly addressed and sent to the Board will be reviewed and generally responded to by management, and will be forwarded to the Board only at management’s discretion based upon the matters contained therein.

Codes of Ethics

The Fund, the Advisers and Lincoln Financial Distributors, Inc., the Fund’s principal underwriter and distributor of the Fund’s Shares, have each adopted a code of ethics pursuant to Rule 17j-1 under the 1940 Act that establishes procedures for personal investments and restricts certain personal securities transactions. Personnel subject to these codes may invest in securities for their personal investment accounts, including securities that may be purchased or held by the Fund, so long as such investments are made in accordance with the applicable code’s requirements. The codes of ethics are included as exhibits to the registration statement of which this Statement of Additional Information forms a part. The codes of ethics are available on the EDGAR database on the SEC’s website at h.t.t.p://www.sec.gov. Shareholders may also obtain copies of each code of ethics, after paying a duplicating fee, by electronic request at the following e-mail address: publicinfo@sec.gov.

The Adviser and Sub-Adviser

Lincoln, an investment advisor registered with the SEC under the Advisers Act, serves as the Adviser. Bain, an investment advisor registered with the SEC under the Advisers Act, serves as Sub-Adviser.

The Sub-Adviser is primarily responsible for the Fund’s investment strategy and the day-to-day management of the Fund’s assets. For more information regarding the Adviser and Sub-Adviser, see “The Adviser,” “The Sub-Adviser,” and “Management of the Fund” in the Prospectus.

The Investment Management Agreement was approved by the Board and became effective on February 28, 2025. The Sub-Advisory Agreement was approved by the Board and became effective on March 4, 2025. Following an initial two-year term, the Investment Management Agreement and Sub-Advisory Agreement will each continue in effect for successive periods of twelve months, provided that each continuance is specifically approved at least annually by both (1) the vote of a majority of the Board or the vote of a majority of the outstanding securities of the Fund entitled to vote and (2) by the vote of a majority of the Independent Trustees, cast in person at a meeting called for the purpose of voting on such approval. In addition, the Investment Management Agreement and Sub-Advisory Agreement have termination provisions that allow the parties to terminate the agreement without penalty. The Investment Management Agreement and Sub-Advisory Agreement may be terminated at any time, without penalty, by the applicable Adviser or Sub-Adviser upon 60 days’ notice to the other party or parties thereto. If the Sub-Advisory Agreement is not continued by the Board or is terminated by the Board or the Adviser, the Investment Management Agreement shall be terminated at the time the Sub-Advisory Agreement is terminated.

Portfolio Management

Other Accounts Managed by Portfolio Managers

The Fund’s Portfolio Managers primarily responsible for the day-to-day management of the Fund also manages other registered investment companies, other pooled investment vehicles and other accounts, as indicated below. The following table identifies, as of March 31, 2025: (i) the number of other registered investment companies, other pooled investment vehicles and other accounts managed by the Portfolio Manager; (ii) the total assets of such companies, vehicles and accounts; and (iii) the number and total assets of such companies, vehicles and accounts that are subject to an advisory fee based on performance.

	Number of Accounts	Assets of Accounts (in billions)	Number of Accounts Subject to a Performance Fee	Assets Subject to a Performance Fee (in billions)
BCSF Advisors, LP
Nate Whittier
Registered Investment Companies	1	$1,069	0	$0
Other Pooled Investment Vehicles	7	$1,363	4	$708
Other Accounts	26	$8,025	6	$3,325
John Wright
Registered Investment Companies	0	$0	0	$0
Other Pooled Investment Vehicles	4	$535	2	$533
Other Accounts	13	$1,976	1	$462
Michael A. Ewald
Registered Investment Companies	2	$3,424	2	$3,424
Other Pooled Investment Vehicles	13	$3,259	12	$2,821
Other Accounts	28	$9,339	16	$5,585

Compensation of Portfolio Managers

Portfolio managers are compensated with an annual salary and a discretionary year-end annual bonus, the amount of which is based on a multitude of quantitative and qualitative factors and are benchmarked against peers and local markets. Portfolio managers of the Sub-Adviser are also eligible to receive long-term incentive awards based on the performance of certain managed investment products for investment professionals. Depending on seniority within the firm, portfolio managers also may be eligible to receive performance fees from funds that they manage that vest over time. Performance fees can make up a significant portion of a portfolio manager’s overall compensation, and primarily are based on the investment performance of the funds managed by the portfolio manager. This compensation structure aligns a portfolio manager’s and investors’ long-term interests.

Securities Ownership of Portfolio Managers

The following table shows the dollar range of equity securities in the Fund beneficially owned by the Fund’s Portfolio Managers as of August 15, 2025.

Name	Aggregate Dollar Range of Equity Securities in the Fund(1), (2)
Nate Whittier	None
John Wright	None
Michael A. Ewald	None

(1)	Dollar ranges are as follows: None, $1–$10,000, $10,001–$50,000, $50,001–$100,000, $100,001–$500,000, $500,001–$1,000,000 or Over $1,000,000.
(2)	As of August 15, 2025, the Fund had not commenced operations, and therefore the Fund’s Portfolio Managers did not own any shares of the Fund.

PORTFOLIO TRANSACTIONS

The Sub-Adviser does not expect to execute transactions through any particular broker or dealer but seeks to obtain the best net results for the Fund, taking into account such factors as price (including the applicable brokerage commission or dealer spread), size of order, difficulty of execution, operations facilities of the firm, and the firm’s risk and skill in positioning blocks of securities.

While the Sub-Adviser generally seeks reasonably competitive trade execution costs, the Fund will not necessarily pay the lowest spread or commission available. Subject to applicable legal requirements, the Sub-Adviser may select a broker based partly upon brokerage or research services provided to the Sub-Adviser and the Fund and any other clients. In return for such services, the Fund may pay a higher commission than other brokers would charge if the Sub-Adviser determines in good faith that such commission is reasonable in relation to the services provided.

PROXY VOTING POLICY AND PROXY VOTING RECORD

The Fund has delegated its proxy voting responsibility to the Sub-Adviser. The proxy voting policies and procedures of the Sub-Adviser are set forth below. The guidelines are reviewed periodically by the Sub-Adviser and the Independent Trustees and, accordingly, are subject to change.

It is the policy of the Fund to delegate the responsibility for voting proxies relating to portfolio securities held by the Fund to the Fund’s Sub-Adviser as a part of the Sub-Adviser’s general management of the Fund’s portfolio, subject to the continuing oversight of the Board. The Board has delegated such responsibility to the Sub-Adviser, and directs the Sub-Adviser to vote proxies relating to portfolio securities held by the Fund consistent with the proxy voting policies and procedures. The Sub-Adviser may retain one or more vendors to review, monitor and recommend how to vote proxies in a manner consistent with their respective proxy voting policies and procedures, to ensure that such proxies are voted on a timely basis and to provide reporting and/or record retention services in connection with proxy voting for the Fund.

The right to vote a proxy with respect to portfolio securities held by the Fund is an asset of the Fund. The Sub-Adviser, to which authority to vote on behalf of the Fund is delegated, acts as a fiduciary of the Fund and must vote proxies in a manner consistent with the best interest of the Fund and its Shareholders. In discharging this fiduciary duty, the Sub-Adviser must maintain and adhere to its policies and procedures for addressing conflicts of interest and must vote proxies in a manner substantially consistent with its policies, procedures and guidelines, as presented to the Board.

The Fund shall file an annual report of each proxy voted with respect to portfolio securities of the Fund during the twelve-month period ended June 30 on Form N-PX not later than August 31 of each year. Information on how the Fund voted proxies relating to portfolio securities during the most recent twelve-month period ended June 30 will be available (1) without charge, upon request, by calling 855-456-0067; (2) on the Fund’s website at h.t.t.p.s://www.lincolnfinancial.com/public/general/privatemarketfunds/funds; and (3) on the SEC’s website at w.w.w.sec.gov.

CONTROL PERSONS AND PRINCIPAL HOLDERS OF SECURITIES

Except as noted below, no persons owned of record or beneficially 5% or more of the outstanding Shares of the Fund as of August 15, 2025.

An affiliate of each of the Adviser and the Sub-Adviser have provided the initial investment in the Fund. For so long as such affiliate of the Adviser or the Sub-Adviser, as the case may be, has a greater than 25% interest in the Fund, it may be deemed to be a “control person” of the Fund for purposes of the 1940 Act.

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

An independent registered public accounting firm for the Fund performs an annual audit of the Fund’s financial statements. The Board has engaged Ernst & Young LLP, located at One Commerce Square, Suite 700, 2005 Market Street, Philadelphia, PA 19103, to serve as the Fund’s independent registered public accounting firm.

LEGAL COUNSEL

The Board has engaged Dechert LLP, located at 1095 Avenue of the Americas, New York, New York 10036 to serve as the Fund’s legal counsel.

ADDITIONAL INFORMATION

A Registration Statement on Form N-2, including amendments thereto, relating to the Shares offered hereby, has been filed by the Fund with the SEC. The Prospectus and this Statement of Additional Information do not contain all of the information set forth in the Registration Statement, including any exhibits and schedules thereto. For further information with respect to the Fund and the Shares offered hereby, reference is made to the Registration Statement. A copy of the Registration Statement may be reviewed on the EDGAR database on the SEC’s website at h.t.t.p://www.sec.gov. Prospective investors can also request copies of these materials, upon payment of a duplicating fee, by electronic request at the SEC’s e-mail address (publicinfo@sec.gov).

FINANCIAL STATEMENTS

The audited financial statements for the Fund’s most recent fiscal year ended March 31, 2025, including the notes thereto and the reports of Ernst & Young LLP thereon, are incorporated by reference to the Fund’s Form N-CSR filed on June 5, 2025.

The following unaudited financial statements are for the period ended June 30, 2025.

Lincoln Bain Capital Total Credit Fund

STATEMENT OF ASSETS AND LIABILITIES (Unaudited)

June 30, 2025
Assets:
Investments, at fair value (cost of $100,909,190)	$101,027,849
Cash and cash equivalents	357,882
Dividends and interest receivable	1,257,084
Expense reimbursement receivable from the Adviser	407,414
Receivable for principal repayments	18,123
Deferred offering costs	6,961

Total assets	103,075,313

Liabilities:
Organization costs payable to adviser and affiliates	352,023
Incentive fees payable	277,095
Management fee payable	83,715
Payable for fund accounting fee	57,055
Professional fees payable	37,397
Directors’ fees payable	37,166
Payable for custodian fees	9,781
Offering costs payable	2,398
Other accrued expenses payable	83,807

Total liabilities	940,437

Net assets	$102,134,876

Components of Net Assets at June 30, 2025:
Shares of beneficial interest (unlimited authorization at $0.001 par value)—Class I	10,000
Paid-in capital in excess of par	99,990,000
Distributable earnings	2,134,876

$102,134,876

Class I Shares issued and outstanding (unlimited number of shares authorized)	10,000,000

Lincoln Bain Capital Total Credit Fund

STATEMENT OF OPERATIONS (Unaudited)

For the period from April 1, 2025 to June 30, 2025
Investment income:
Interest	$2,349,962
Expenses:
Incentive fees	277,095
Management fees	252,192
Accounting and administration expenses	46,124
Professional fees	37,397
Directors’ fees	17,229
Custodian fees	7,479
Offering costs expense	2,575
Other expenses	210

640,301
Plus: Recoupment of prior expenses reimbursed by the Adviser	141,177

Total operating expenses	781,478
Net investment income	1,568,484

Net realized and unrealized gain:
Net realized gain (loss) from investments	25,303
Net change in unrealized appreciation (depreciation) on investments	58,190

Net realized and unrealized gain	83,493

Net increase in net assets resulting from operations	$1,651,977

Lincoln Bain Capital Total Credit Fund

SCHEDULE OF INVESTMENTS (Unaudited)

June 30, 2025

Investments(1)	Industry	Footnotes	Reference Rate and Spread	Interest Rate(2)	Maturity Date	Par Amount/ Unit	Cost(3)	Fair Value	% of Net Assets
Loan Agreements (First-Lien)—57.7%
Delayed Drawn Term Loan
Acuity Eyecare Holdings LLC	Healthcare & Pharmaceuticals	(4)	S+ 5.75%	10.19%	3/27/2027	$2,060,765	$2,060,765	$2,060,765	2.0%
Acuity Eyecare Holdings LLC	Healthcare & Pharmaceuticals	(4)	S+ 5.75%	10.20%	3/27/2027	2,058,637	2,058,637	2,058,637	2.0%
Acuity Eyecare Holdings LLC	Healthcare & Pharmaceuticals	(4)(5)(6)	S+ 5.61%	10.50%	3/27/2027	366,814	366,814	366,814	0.4%
Congress Buyer Inc.	Finance	(4)	S+ 5.50%	9.90%	6/30/2029	1,043,870	1,043,870	1,043,870	1.0%
DTIQ Technologies Inc.	Services: Business	(4)(5)(6)			9/30/2029	—	(12,228)	(11,265)	0.0%
Easy Ice, LLC	Services: Business	(4)(5)(6)	S+ 5.35%	9.70%	10/30/2030	188,972	181,943	175,539	0.2%
Govineer Solutions LLC	High Tech Industries	(4)(5)(6)			10/7/2030	—	(6,897)	(7,313)	0.0%
Margaux Acquisition Inc.	Insurance	(4)	S+ 4.75%	9.20%	12/19/2025	797,901	797,901	797,901	0.8%
Margaux Acquisition Inc.	Insurance		S+ 4.75%	9.20%	12/19/2025	328,161	328,161	320,815	0.3%
TVG Shelby Buyer Inc.	Healthcare & Pharmaceuticals	(4)(5)(6)	S+ 5.50%	9.80%	3/27/2028	522,192	522,192	522,192	0.5%

							7,341,158	7,327,955	7.2%
Revolver
AMI Buyer Inc.	High Tech Industries	(4)(5)(6)	S+ 5.00%	8.90%	10/17/2031	3,583	(965)	(1,194)	0.0%
Atlas US Finco In	High Tech Industries	(4)(5)(6)			12/9/2028	—	—	—	0.0%
Congress Buyer Inc.	Finance	(4)(5)(6)			6/30/2029	—	—	—	0.0%
Crow River Buyer Inc.	Services: Business	(4)(5)(6)			1/31/2029	—	—	—	0.0%
DTIQ Technologies Inc.	Services: Business	(4)(5)(6)			9/30/2029	—	(9,167)	(8,445)	0.0%
Easy Ice, LLC	Services: Business	(4)(5)(6)			10/30/2030	—	(6,342)	(6,720)	0.0%
Govineer Solutions LLC	High Tech Industries	(4)(5)(6)	S+ 5.00%	9.31%	10/7/2030	162,500	157,903	157,625	0.1%
Margaux Acquisition Inc.	Insurance	(5)(6)	S+ 5.50%	9.95%	12/19/2025	—	—	(18,902)	0.0%
Saturn Purchaser Corp.	Aerospace & Defense	(4)(5)(6)			7/22/2030	—	—	—	0.0%
TVG Shelby Buyer Inc.	Healthcare & Pharmaceuticals	(4)(5)(6)			3/27/2028	—	—	—	0.0%

							141,429	122,364	0.1%
Term Loan
Acuity Eyecare Holdings LLC	Healthcare & Pharmaceuticals	(4)	S+ 5.75%	10.20%	3/27/2027	404,955	404,955	404,955	0.4%
Allo Holdco Borrower LLC	Telecommunications	(4)(7)	S+ 7.50%	15.50%	4/16/2032	5,028,889	4,953,889	4,953,456	4.8%
AMI Buyer Inc	High Tech Industries	(4)	S+ 5.00%	8.90%	10/17/2031	4,352,093	4,321,020	4,319,452	4.2%
Atlas US Finco In	High Tech Industries	(4)	S+ 5.00%	9.27%	12/9/2029	4,365,010	4,365,010	4,365,010	4.3%
Congress Buyer Inc	Finance	(4)	S+ 5.50%	9.90%	6/30/2029	3,200,670	3,200,670	3,200,670	3.1%
Crow River Buyer Inc.	Services: Business	(4)	S+ 6.00%	10.28%	1/31/2029	3,981,000	3,981,000	3,981,000	3.9%
DTIQ Technologies Inc.	Services: Business	(4)	S+ 7.50%	11.83%	9/30/2029	3,667,524	3,607,670	3,612,511	3.5%
Easy Ice, LLC	Services: Business	(4)	S+ 5.40%	9.68%	10/30/2030	3,637,689	3,586,096	3,583,123	3.5%
Ergotron Acquisition LLC	Consumer Goods: Durable	(4)	S+ 5.00%	9.33%	7/6/2028	4,972,145	4,972,144	4,972,145	4.9%
Govineer Solutions LLC	High Tech Industries	(4)	S+ 5.00%	9.30%	10/7/2030	3,375,000	3,351,127	3,349,688	3.3%

Investments(1)	Industry	Footnotes	Reference Rate and Spread	Interest Rate(2)	Maturity Date	Par Amount/ Unit	Cost(3)	Fair Value	% of Net Assets
Margaux Acquisition Inc.	Insurance	(4)	S+ 4.75%	9.20%	12/19/2025	2,457,447	2,457,447	2,457,447	2.4%
Margaux Acquisition Inc.	Insurance		S+ 4.75%	9.20%	12/19/2025	291,238	291,238	284,718	0.3%
Margaux Acquisition Inc.	Insurance	(4)	S+ 4.75%	9.20%	12/19/2025	809,907	809,907	809,907	0.8%
Primeflight Acquisition LLC	Transportation: Consumer	(4)	S+ 5.50%	9.78%	5/1/2029	3,968,751	3,968,751	3,968,751	3.9%
Primeflight Acquisition LLC	Transportation: Consumer	(4)	S+ 5.50%	9.80%	5/1/2029	1,005,881	1,005,881	1,005,881	1.0%
Saturn Purchaser Corp.	Aerospace & Defense	(4)	S+ 4.75%	9.15%	7/22/2030	4,305,760	4,305,760	4,305,760	4.2%
TVG Shelby Buyer Inc.	Healthcare & Pharmaceuticals	(4)	S+ 5.50%	10.30%	3/27/2028	1,973,035	1,973,035	1,973,035	1.9%

							51,555,600	51,547,509	50.4%
Loan Agreements (First-Lien) Total—57.7%							$59,038,187	$58,997,828	57.7%

Money Market Fund—17.9%
State Street Institutional U.S. Government Money Market Fund Premier Class		(8)		4.27%	12/31/2030	$18,249,368	$18,249,368	$18,249,368	17.9%

Money Market Fund Total—17.9%							$18,249,368	$18,249,368	17.9%

Non-Agency Asset-Backed Securities—23.3%
American Money Management Corp
Series 2022-27A, Class SUB	Finance	(9)	S+ 0.00%	0.00%	1/20/2037	$1,000,000	$976,295	$963,951	0.9%
American Money Management Corp
Series 2023-26A, Class ER	Finance		S+ 6.50%	10.76%	4/15/2036	2,000,000	2,000,000	2,023,094	2.0%
Anchorage Credit Funding Ltd.
Series 2021-13A, Class SUB	Finance	(9)	S+ 0.00%	0.00%	7/27/2039	2,500,000	1,534,012	1,569,694	1.5%
Annisa CLO Ltd.
Series 2016-2A, Class ERR	Finance		S+ 6.93%	11.20%	7/20/2031	2,000,000	2,007,282	1,989,352	1.9%
Apidos CLO Ltd.
Series 2015-20A, Class DR	Finance		S+ 5.96%	10.22%	7/16/2031	2,000,000	2,024,429	1,997,480	2.0%
Apidos CLO Ltd.
Series 2018-29A, Class D	Finance		S+ 6.00%	10.32%	7/25/2038	2,000,000	2,000,000	2,020,390	2.0%
Assurant CLO II Ltd.
Series 2018-2A, Class E	Finance		S+ 5.86%	10.13%	4/20/2031	400,000	400,000	398,051	0.4%
Battalion CLO XXI Ltd.
Series 2021-21A, Class D	Finance		S+ 3.56%	7.82%	7/15/2034	250,000	229,033	244,210	0.2%
CBAM CLO Management
Series 2019-10A, Class E	Finance		S+ 7.26%	11.53%	4/20/2032	2,000,000	2,000,000	2,000,620	2.0%
Canyon Capital CLO Ltd.
Series 2021-4A, Class E	Finance		S+ 6.56%	10.82%	10/15/2034	350,000	351,575	350,149	0.3%
Cedar Funding Ltd.
Series 2024-18A, Class E	Finance		S+ 6.65%	10.93%	4/23/2037	250,000	253,965	253,216	0.3%
Columbia Cent CLO 30 Ltd.
Series 2020-30A, Class D	Finance		S+ 4.10%	8.37%	1/20/2034	325,000	297,762	316,038	0.3%
Deutsche Bank AG
Series 2025-2A, Class CLN	Finance	(4)	S+ 7.25%	11.57%	1/21/2035	700,000	700,000	700,000	0.7%

Investments(1)	Industry	Footnotes	Reference Rate and Spread	Interest Rate(2)	Maturity Date	Par Amount/ Unit	Cost(3)	Fair Value	% of Net Assets
Greenwood Park CLO, Ltd.
Series 2018-1A, Class E	Finance		S+ 5.21%	9.47%	4/15/2031	250,000	247,813	249,754	0.2%
Jamestown CLO XII Ltd.
Series 2019-1A, Class D	Finance		S+ 7.26%	11.53%	4/20/2032	2,000,000	1,947,597	1,987,568	1.9%
LCM Ltd.
Series 34A, Class D	Finance		S+ 3.61%	7.88%	10/20/2034	275,000	251,923	264,351	0.3%
Madison Park Funding XXXVIII Ltd.
Series 2021-38A, Class E	Finance		S+ 6.26%	10.54%	7/17/2034	2,000,000	1,983,200	2,004,654	2.0%
Neuberger Berman CLO Ltd.
Series 2023-53A, Class SUB	Finance	(9)	S+ 0.00%	0.00%	10/24/2037	1,000,000	847,317	828,290	0.8%
Symphony CLO Ltd.
Series 2021-29A, Class E	Finance		S+ 6.51%	10.77%	1/15/2034	1,100,000	1,079,782	1,084,862	1.1%
Venture 31 CLO Ltd.
Series 2018-31A, Class D	Finance		S+ 3.08%	7.35%	4/20/2031	2,200,000	2,002,000	2,041,406	2.0%
Venture 38 CLO Ltd.
Series 2019-38A, Class E	Finance		S+ 7.23%	11.51%	7/30/2032	750,000	487,650	493,523	0.5%

Non-Agency Asset-Backed Securities Total—23.3%							$23,621,635	$23,780,653	23.3%

Total Investments—98.9%							$100,909,190	$101,027,849	98.9%

(1)

Unless otherwise indicated, all loan investments held by the Fund are denominated in U.S. dollars. All loan investments are income producing unless otherwise indicated. Certain portfolio fund investments may be subject to contractual restrictions on sales. The total par amount is presented for loan investments.

(2)

Variable rate loans to the portfolio companies bear interest at a rate that is determined by reference to SOFR including SOFR adjustment, if any, (“S”) at the borrower’s option which generally resets periodically. S loans are typically indexed to 12 month, 6 month, 3 month or 1 month S rates. For each such loan, the Fund has provided the interest rate in effect on the date presented.

(3)

The cost represents the original cost adjusted for the amortization of discounts and premiums, as applicable, on loan investments using the effective interest method in accordance with accounting principles generally accepted in the United States of America (“U.S. GAAP”).

(4)	Investment valued using unobservable inputs (Level 3).
(5)

The Fund has an unfunded commitment to fund delayed draw and/or revolving senior secured loans. The interest rate for the unfunded portion will be determined at the time of funding. Position or portion thereof is an unfunded loan commitment, and no interest is being earned on the unfunded portion.

(6)	Represents an unfunded loan commitment. The negative cost and/or fair value, if applicable, is due to the discount received in excess of the principal amount of the unfunded commitment.
(7)	Interest or dividend is paid-in-kind, when applicable.
(8)	The rate shown is the annualized seven-day yield as of June 30, 2025.
(9)

Equity tranche. These notes receive excess distributions, if any, once all other senior obligations are satisfied in the CLO structure. CLO tranches are generally issued at a discount and have no contractual principal and interest payments.